As filed with the Securities and Exchange Commission on January 28, 2013
Registration Nos. 333-179941 and 333-179941-01

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Post-Effective Amendment No. 1
to
Form S-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Prosper Funding LLC	Prosper Marketplace, Inc.
(Exact name of registrant as specified in its charter)	(Exact name of registrant as specified in its charter)

45-4526070	73-1733867
(I.R.S. Employer Identification Number)	(I.R.S. Employer Identification Number)

Delaware
(State or other jurisdiction of incorporation or organization)

6199
(Primary Standard Industrial Classification Code Number)

111 Sutter Street, 22nd Floor
San Francisco, CA  94104
(415) 593-5400
 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Sachin Adarkar, Esq.
Secretary
111 Sutter Street, 22nd Floor
San Francisco, CA  94104
(415) 593-5400
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Keir D. Gumbs, Esq.
Covington & Burling LLP
1201 Pennsylvania Avenue, NW
Washington, DC 20004
(202) 662-6000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

          Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 under the Securities Exchange Act of 1934. (Check one):

Large Accelerated Filer ☐	Accelerated Filer ☐	Non-accelerated Filer ☐	Smaller Reporting Company ☒

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered	Amount to be Registered		Proposed Maximum Aggregate Offering Price per Unit		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
Borrower Payment Dependent Notes	$500,000,000		100%		$500,000,000	(1)	$57,300	(2)
PMI Management Rights (3)	N/A	(3)	N/A	(3)	N/A	(3)	N/A	(3)

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(f)(2) of the rules and regulations under the Securities Act of 1933, as amended.
(2) Previously paid.
(3) Each Borrower Payment Dependent Note will be issued with a PMI Management Right that is attached to and will not be separable from the Borrower Payment Dependent Note.  No separate consideration is being paid for or value assigned to the PMI Management Rights and accordingly, no additional registration fee is being paid herewith.

The Registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed.  Prosper Funding LLC and Prosper Marketplace, Inc. may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED January 28, 2013

PROSPER FUNDING LLC
$500,000,000 Borrower Payment Dependent Notes

PROSPER MARKETPLACE, INC.
PMI Management Rights

This is a public offering to lender members of Prosper Funding LLC of up to $500,000,000 in principal amount of Borrower Payment Dependent Notes, or “Notes.”  Each Note will come attached with a PMI Management Right issued by Prosper Marketplace, Inc.  Prosper Funding LLC will be the sole issuer of the Notes and Prosper Marketplace, Inc. will be the sole issuer of the PMI Management Rights.

Each series of Notes will be dependent for payment on payments Prosper Funding LLC receives on a specific borrower loan described in a listing posted on its peer-to-peer online credit platform, which is referred to in this prospectus as the “platform.”  All listings on the platform are posted by individual consumer borrower members of Prosper Funding LLC requesting individual consumer loans, which are referred to in this prospectus as “borrower loans.”  In addition, each listing will be described in a prospectus supplement.

Important terms of the Notes include the following, each of which is described in detail in this prospectus:

•
The Notes are special, limited obligations of Prosper Funding LLC only and are not obligations of its parent company, Prosper Marketplace, Inc. or of the borrowers under the corresponding borrower loans.

•
Prosper Funding LLC’s obligation to make payments on a Note will be limited to an amount equal to the Note holder’s pro rata share of amounts Prosper Funding LLC receives with respect to the corresponding borrower loan, net of any servicing fees.  Neither Prosper Funding LLC nor Prosper Marketplace, Inc. guarantees payment of the Notes or the corresponding borrower loans.

•
The Notes will bear interest from the date of issuance, have a fixed rate, be payable monthly and have an initial maturity of one, three or five years from issuance.  Prosper Funding LLC may add additional Note terms from time to time.

•	A Note holder’s recourse will be extremely limited in the event that borrower information is inaccurate for any reason.

Important terms of the PMI Management Rights include the following, each of which is described in detail in this prospectus:

•	The PMI Management Rights will not be separable from the Notes offered on the platform and will not be assigned a value separate from the Notes.

•
The PMI Management Rights are “investment contracts” issued by Prosper Marketplace, Inc. directly to Note holders.  The phrase “investment contract” is a concept under federal securities law that refers to an arrangement where investors invest money in a common enterprise with the expectation of profits, primarily from the efforts of others.  Here, the “investment contracts” that Prosper Marketplace, Inc. is registering as PMI Management Rights arise from the services that Prosper Marketplace, Inc. has provided and will provide, as described in the Administration Agreement, the Indenture, the Lender Registration Agreement, and in this prospectus, which services include, but are not limited to:

•	the existence and operation of the platform;
•	verification of borrower information;
•	evaluation and validation of the Prosper Score and Prosper Rating;
•	remitting borrower payments; and
•	collecting on delinquent accounts.

•
Investors who purchase PMI Management Rights will have rights under the federal securities laws as a purchaser of a registered security.  Investors will have limited contractual rights, collectively through the indenture trustee, to enforce Prosper Marketplace Inc.’s contractual obligations under the Administration Agreement.  Such contractual rights exist under state law and will not, in any way, affect the rights of investors under the federal securities laws.

•
Prosper Marketplace, Inc.'s obligations to provide services under the Administration Agreement may be terminated by Prosper Marketplace, Inc. or by Prosper Funding LLC under certain circumstances described in this prospectus. For more information, see “Summary of Indenture, Form of Notes, PMI Management Rights and Administration Agreement—Administration Agreement—Indenture Trustee as Third-Party Beneficiary.” Termination of the Administration Agreement would not affect the rights of holders of previously-issued PMI Management Rights under the federal securities laws.

Prosper Funding LLC will offer the Notes to its lender members at 100% of their principal amount.

The Notes and PMI Management Rights will be issued in electronic form only and will not be listed on any securities exchange.  The Notes and PMI Management Rights will not be transferable except through the Folio Investing Note Trader platform, or the “Note Trader Platform,” operated and maintained by FOLIOfn Investments, Inc., a registered broker-dealer.  There can be no assurance, however, that a market for Notes will develop on the Note Trader platform.  Therefore, note purchasers must be prepared to hold their Notes and PMI Management Rights to maturity.

Prosper Funding LLC is an “emerging growth company” as defined in the Jumpstart Our Business Startups Act (“JOBS Act”).

This offering is highly speculative and the Notes involve a high degree of risk.  Investing in the Notes should be considered only by persons who can afford the loss of their entire investment.  See “Risk Factors” on page 12.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

The date of this prospectus is _____, 2013

i

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 of Prosper Funding LLC and Prosper Marketplace, Inc. is being filed to incorporate by reference information relating to Prosper Funding LLC’s acquisition of substantially all of the assets of Prosper Marketplace, Inc. and related transactions.  The relevant information and agreements were filed in a Current Report on Form 8-K on January 28, 2013.  The following sections of this Post-Effective Amendment No. 1 are being updated and, where appropriate, are replaced in their entirety by the relevant information contained in the Form 8-K filed on January 28, 2013:

•	Summary of Indenture, Form of Notes and Administration Agreement
•	Management—Prosper Marketplace, Inc.
•	Executive Compensation—Prosper Marketplace, Inc.
•	Principal Securityholders—Prosper Marketplace, Inc.
•	Recent Sale of Unregistered Securities—Prosper Marketplace, Inc.

All of the information that is being incorporated by reference will be included in the final prospectus, which will be filed within two days of the first use of such prospectus.

ABOUT THIS PROSPECTUS

This prospectus describes Prosper Funding LLC’s offering of Borrower Payment Dependent Notes, or “Notes.”  In addition, a PMI Management Right issued by Prosper Marketplace, Inc. is attached to each Note issued by Prosper Funding LLC.  Such PMI Management Right will not be separable from the Note to which it is attached and will not be assigned any value separate from such Note.  This prospectus is part of a registration statement filed with the Securities and Exchange Commission, which is referred to herein as the “SEC.” This prospectus, and the registration statement of which it forms a part, speak only as of the date of this prospectus.   Prosper Funding LLC and Prosper Marketplace, Inc. will supplement this registration statement from time to time as described below.

Unless the context otherwise requires, this prospectus shall refer to Prosper Funding LLC as “Prosper Funding” and to Prosper Marketplace, Inc. as “PMI.”  For the purposes of this registration statement, the Notes and the PMI Management Rights will be collectively referred to as “the Securities.”

The offering described in this prospectus is a continuous offering pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”).  The Securities are offered continuously and sales of the Securities through the platform occur on a daily basis.  When Prosper Funding posts a loan request on the platform, that posting constitutes an offer by Prosper Funding to sell the series of Notes corresponding to that request.  As used in this prospectus, a “loan listing” or a “listing” shall refer to a posted loan request.  Prosper Funding and PMI prepare regular supplements to this prospectus, which are called “listing reports.”  In each listing report, Prosper Funding and PMI provide information about the most recent loan listings posted on the platform and the series’ of Notes that correspond to those listings.  Prosper Funding and PMI will also regularly file prospectus supplements that are called “sales reports,” describing the bidding history, funding, interest rate and maturity date for each series of Notes sold through the platform.  These prospectus supplements will provide information about the Notes that will correspond to the information contained in the corresponding borrower listings.  These listing and sales reports will also be posted on Prosper Funding’s website.

Prosper Funding and PMI will prepare prospectus supplements to update this prospectus for other purposes, such as to disclose changes to the terms of the offering of the Notes, provide quarterly updates of financial and other information included in this prospectus and disclose other material developments.  These prospectus supplements will be filed with the SEC pursuant to Rule 424(b) and will be posted on Prosper Funding’s website.  When required by SEC rules, such as when there is a “fundamental change” in the offering or the information contained in this prospectus, or when an annual update of financial information is required by the Securities Act or SEC rules, Prosper Funding and PMI will file post-effective amendments to the registration statement of which this prospectus forms a part, which will include either a prospectus supplement or an entirely new prospectus to replace this prospectus.  Prosper Funding and PMI currently anticipate that post-effective amendments will be required, among other times, when there are changes to the material terms of the Notes.

The Securities are not available for offer and sale to residents of every state.  Prosper Funding’s website will indicate the states where residents may purchase the Securities.  Prosper Funding will post on its website any special suitability standards or other conditions applicable to purchases of the Securities in certain states that are not otherwise set forth in this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

Prosper Funding and PMI have filed a registration statement on Form S-1 with the SEC in connection with this offering.  In addition, Prosper Funding and PMI are required to file annual, quarterly and current reports and other information with the SEC.  You may read and copy the registration statement and any other documents Prosper Funding or PMI has filed at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C.  20549.  Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room.  Prosper Funding and PMI’s SEC filings are also available to the public at the SEC’s Internet site at http://www.sec.gov.

This prospectus is part of the registration statement and does not contain all of the information included in the registration statement and the exhibits, schedules and amendments to the registration statement.  Some items are omitted in accordance with the rules and regulations of the SEC.  For further information with respect to Prosper Funding, PMI and the Securities, please refer to the registration statement and to the exhibits and schedules to the registration statement filed as part of the registration statement.  Whenever a reference is made in this prospectus to any of Prosper Funding or PMI’s contracts or other documents, the reference may not be complete and, for a copy of the contract or document, you should refer to the exhibits that are a part of the registration statement.

PMI “incorporates” into this prospectus information it filed with the SEC in its Annual Report on Form 10-K/A (“Annual Report”) for the fiscal year ended December 31, 2011 filed on November 14, 2012, its Quarterly Report on Form 10-Q for the period ended September 30, 2012 filed on November 7, 2012 (“Quarterly Report”), its Current Reports on Form 8-K filed on March 7, 2012, March 15, 2012, June 25, 2012, December 18, 2012, December 20, 2012, December 28, 2012, January 22, 2013 and January 28, 2013 (“Current Reports”). This means that Prosper Funding and PMI disclose important information to you by referring you to PMI’s Annual Report for the fiscal year ended December 31, 2011, its Quarterly Report for the period ended September 30, 2012 and its Current Reports on Form 8-K filed on March 7, 2012, March 15, 2012, June 25, 2012, December 18, 2012, December 20, 2012, December 28, 2012, January 22, 2013 and January 28, 2013, which are available at www.prosper.com. The information incorporated by reference is considered to be part of this prospectus. Information contained in this prospectus automatically updates and supersedes previously filed information.

You may request a copy of PMI’s Annual Report, Quarterly Report and its Current Reports, which will be provided to you at no cost, by writing, telephoning or emailing PMI. Requests should be directed to Customer Support, 111 Sutter St, 22nd Floor, San Francisco, CA 94104; telephone number (415) 593-5400; or emailed to support@prosper.com. In addition, PMI’s Annual Reports and Quarterly Reports are available at www.prosper.com.

v

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. You should read the following summary together with the more detailed information appearing in this prospectus, including the financial statements and related notes, and the risk factors beginning on page 12, before deciding whether to purchase the Notes.

Prosper Funding operates a peer-to-peer online credit platform, which this prospectus refers to as the “platform,” that enables Prosper Funding’s borrower members to borrow money and its lender members to purchase Borrower Payment Dependent Notes, or Notes, issued by Prosper Funding, the proceeds of which facilitate the funding of the loans made to borrower members. The peer-to-peer lending industry is a very innovative and unique industry, and the application of federal and state laws in areas such as securities and consumer finance to Prosper Funding’s business is still evolving.  Prosper Funding is a wholly-owned subsidiary of PMI.

Prospective investors should note that Prosper Funding is an “emerging growth company” under the federal securities laws and will therefore be subject to reduced public company reporting requirements.

About the Platform

PMI developed the platform and owned the proprietary technology that makes operation of the platform possible.  In connection with this offering, PMI will transfer ownership of the platform, including all of the rights related to the operation of the platform, to Prosper Funding.

PMI and WebBank expect to enter into a Loan Account Program Agreement, pursuant to which PMI, as agent of WebBank, manages the operation of the platform in connection with the submission of loan applications by potential borrowers, the making of related loans by WebBank and the funding of such loans by WebBank.  Prosper Funding and PMI expect to enter into an Administration Agreement, pursuant to which PMI has agreed to manage all other aspects of the platform on behalf of Prosper Funding.  Prior to the commencement of this offering, PMI operated the platform, facilitated the origination of loans by WebBank through the platform and issued and sold notes corresponding to those loans.  Borrower loans originated and notes issued and sold through the platform prior to the commencement of this offering are referred to as “PMI Borrower Loans” and “PMI Notes,” respectively.  The PMI Notes are not offered pursuant to this prospectus.

Loan Listings.    A loan listing, or a listing, is a request by a Prosper Funding borrower member for a borrower loan in a specified amount that is posted on the platform by the borrower member.  A borrower member who posts a loan listing is referred to as an “applicant” and an applicant who obtains a loan through the platform as a “borrower.”  PMI adds to each listing additional information, including the desired loan amount, interest rate and corresponding yield percentage, the minimum amount of total bids required for the loan to fund, the Prosper Rating and estimated loss rate for the listing, the applicant’s debt-to-income ratio, certain credit information from the applicant’s credit report, the applicant’s numerical credit score range, and the applicant’s self-reported annual income range, occupation and employment status.  Neither Prosper Funding nor PMI guarantees payment of the Notes or the corresponding borrower loans.

The Prosper Rating is a proprietary credit rating that PMI assigns to each listing.  The Prosper Rating is a letter that indicates the level of risk associated with a listing and corresponds to an estimated average annualized loss rate range for the listing.  There are currently seven Prosper Ratings, represented by seven letter scores, but this, as well as the loss ranges associated with each, may change over time as the marketplace dictates.  The estimated loss rate for each listing is based on two scores: a consumer reporting agency score and an in-house custom score calculated using the historical performance of previous borrower loans with similar characteristics.  PMI will use these two scores to determine an estimated loss rate for each listing, which correlates to a Prosper Rating.  This rating system allows for consistency when assigning ratings to listings.  See “About the Platform – Risk Management” for more information.

Bidding on Listings.    A bid on a listing is a lender member’s commitment to purchase a Note in the principal amount of the lender member’s bid that will be dependent for payment on the payments Prosper Funding receives on the borrower loan described in the listing.    After a listing is posted, lender members can place bids on that listing until the listing has received bids totaling the requested loan amount.  Currently, a bid may be between $25 and the full amount of the requested loan.  A lender member who wishes to bid on a listing must have funds in the amount of the bid in his lender member account at the time the bid is made.  See “About the Platform—Structure of Lender Member Accounts and Treatment of Lender Member Balances” for more information.  Once a bid is placed, it is irrevocable, and the amount of the bid may not be withdrawn from the lender member’s account, unless the bidding period expires without the listing having received enough bids to be funded.    Once the listing has received bids totaling the requested loan amount, no further bids can be placed.  The maximum length of the bidding period is 14 days.  If the listing does not receive bids equal to or exceeding the minimum amount required for the listing to fund by the close of the fourteenth day after the listing is posted, the listing will terminate and the requested loan will not be funded.

Borrower Loans.    If at the end of the bidding period the listing has received bids equal to or exceeding the minimum amount required to fund, a loan will be made to the applicant in an amount equal to the total amount of all winning bids.  All borrower loans are unsecured obligations of individual borrower members with a fixed interest rate set by PMI and a loan term currently set at one, three or five years, although Prosper Funding may expand the range of available loan terms in the future to between three months and seven years.  The minimum and maximum principal amounts for borrower loans are currently $2,000 and $25,000, respectively, but in the future Prosper Funding may permit borrowers to request loans in principal amounts between $500 and $35,000.  All borrower loans are funded by WebBank, a Federal Deposit Insurance Corporation (“FDIC”) insured, Utah-chartered industrial bank.  After funding a borrower loan, WebBank sells and assigns the loan to Prosper Funding, without recourse to WebBank, in exchange for the principal amount of the borrower loan.  WebBank has no obligation to Note holders.

For all borrower loans, PMI verifies the applicant’s identity against data from consumer reporting agencies and other identity and anti-fraud verification databases.  Loan listings can be posted without PMI obtaining any documentation of the applicant’s ability to afford the loan.  In some instances, PMI verifies the income or employment information provided by applicants in listings.  This verification is normally done after the listing has been created but before the loan is funded, and therefore the results of the verification process are not reflected in the loan listings.  If it is unable to verify material information with respect to an applicant or listing, PMI will cancel or refuse to post the listing or cancel any or all commitments against the listing.  PMI may also delay funding of a borrower loan in order to verify the accuracy of information provided by an applicant in connection with the listing, or to determine whether there are any irregularities with respect to the listing.  If PMI identifies material misstatements or inaccuracies in the listing or in other information provided by the applicant, it will cancel the listing or related loan.  See “About the Platform—Borrower Identity and Financial Information Verification.”

The Notes. Prosper Funding issues and sells a series of Notes for each borrower loan that is funded on the platform.  The Notes are sold to the lender members who successfully bid on the corresponding loan listing in the principal amounts of their respective bids.  Each series of Notes is dependent for payment on payments Prosper Funding receives on the corresponding borrower loan.  Prosper Funding uses the proceeds of each series of Notes to purchase the corresponding borrower loan from WebBank.

Prosper Funding will pay each Note holder principal and interest on the Note in an amount equal to each such Note’s pro rata portion of the principal and interest payments, if any, that Prosper Funding receives on the corresponding borrower loan, net of Prosper Funding’s servicing fee, which is currently set at 1% per annum of the outstanding principal balance of the corresponding loan prior to applying the current payment.  Prosper Funding may in the future increase the servicing fee to a percentage that is greater than 1% but less than or equal to 3% per annum.  Any change to Prosper Funding’s servicing fee will only apply to Notes offered and sold after the date of the change.  Prosper Funding will pay Note holders any other amounts it receives on the corresponding borrower loans, including late fees and prepayments, subject to its servicing fee, except that it will not pay Note holders any non-sufficient funds fees for failed borrower payments that it receives.  In addition, the funds available for payment on the Notes will be reduced by the amount of any attorneys’ fees or collection fees a third-party servicer or collection agency imposes in connection with collection efforts related to the corresponding borrower loan.  Notwithstanding the foregoing, no payments will be made on any Note after its final maturity date.  See “The Offering—Final maturity date/Extension of maturity date.”

Under the Indenture, if a “Repurchase Event” occurs with respect to a Note, Prosper Funding will, at its sole option, either repurchase the Note from the holder or indemnify the holder of the Note for any losses resulting from nonpayment of the Note or from any claim, demand or defense arising as a result of such Repurchase Event.  A “Repurchase Event” occurs with respect to a Note if (i) a Prosper Rating different from the Prosper Rating actually calculated by Prosper Funding was included in the listing for the corresponding borrower loan and the interest of the holder in the Note is materially and adversely affected, (ii) a Prosper Rating different from the Prosper Rating that should have appeared was included in the listing for the corresponding borrower loan because either Prosper Funding inaccurately input data into, or inaccurately applied, the formula for determining the Prosper Rating and, as a result, the interest of the holder in the Note is materially and adversely affected, or (iii) the corresponding borrower loan was obtained as a result of verifiable identify theft on the part of the purported borrower member and a material payment default under the corresponding borrower loan has occurred.

Under Prosper Funding’s lender member registration agreement, Prosper Funding represents and warrants  that (i) if a lender member uses an automated bidding tool or order execution service offered by Prosper Funding, such as Quick Invest, Auto Quick Invest or Premier, to identify Notes for purchase, each Note purchased will conform to the investment criteria provided by the lender member through such tool or service, and (b) each Note that a lender member purchases from Prosper Funding will be in the principal amount of the bid such lender member placed and will correspond to the borrower loan on which such lender member bid.  If Prosper Funding breaches either of these representations and warranties and, as a result, the Note sold to a lender member is materially different from the Note that would have been sold had the breach not occurred or if the lender member would not have purchased the Note at all absent such breach, Prosper Funding will, at its sole option, either indemnify the lender member from any losses resulting from such breach, repurchase the Note or cure the breach, if the breach is susceptible to cure.  If Prosper Funding breaches any of its other representations and warranties in the lender member registration agreement and such breach materially and adversely affects a lender member’s interest in a Note, Prosper Funding will, at its sole option, either indemnify the lender member, repurchase the affected Note from such lender member or cure the breach.  If Prosper Funding repurchases any Notes, PMI will concurrently repurchase the related PMI Management Right for zero consideration. For more information about Prosper Funding’s repurchase and indemnification obligations under the indenture and the lender member registration agreements, see “About the Platform—Note Repurchase and Indemnification Obligations.”

PMI Management Rights. The PMI Management Rights are “investment contracts” issued by PMI directly to Note holders.  The phrase “investment contract” is a concept under federal securities law that refers to an arrangement where investors invest money in a common enterprise with the expectation of profits, primarily from the efforts of others.  Here, the “investment contracts” that PMI is registering as PMI Management Rights arise from the services that PMI has provided and will provide, as described in the Administration Agreement, the Indenture, the Lender Registration Agreement, and in this prospectus, which services include, but are not limited to:
●	the existence and operation of the platform;
●	verification of borrower information;
●	evaluation and validation of the Prosper Score and Prosper Rating;
●	remitting borrower payments; and
●	collecting on delinquent accounts.

Investors who purchase PMI Management Rights will have rights under the federal securities laws as a purchaser of a registered security. Investors will have limited contractual rights, collectively through the indenture trustee, to enforce PMI’s contractual obligations under the Administration Agreement.  Such contractual rights exist under state law and will not, in any way, affect the rights of investors under the federal securities laws.
The PMI Management Rights arise from the services that PMI will provide to Prosper Funding under the Administration Agreement as described in this prospectus.  Pursuant to the Administration Agreement, PMI will provide three kinds of services to Prosper Funding: (i) PMI will manage the operation of the platform itself (credit policy revisions, systems maintenance, etc.) (the “Loan Platform Administration Services”); (ii) PMI will provide back-office services to Prosper Funding (maintaining  books and records, making periodic regulatory filings, performing limited cash management functions, etc.) (the “Corporate Administration Services”); and (iii) PMI will service the loans and notes originated through the platform (the “Loan and Note Servicing Services”).  Holders of PMI Management Rights will have a limited contractual ability, collectively through the indenture trustee, to enforce PMI’s obligations under the Administration Agreement.  However, holders of PMI Management Rights also have rights under the federal securities laws that are not limited, contractually or otherwise.  PMI's obligations to provide services under the Administration Agreement may be terminated by PMI or by Prosper Funding under certain circumstances described in this prospectus. For more information, see “Summary of Indenture, Form of Notes, PMI Management Rights and Administration Agreement—PMI Management Rights.”

Termination of the Administration Agreement would not affect the rights of holders of previously issued PMI Management Rights under the federal securities laws.  If Prosper Funding or PMI were to terminate PMI’s obligations to provide services under the Administration Agreement, PMI would cease to issue new PMI Management Rights.  Prosper Funding has entered into a back-up servicing agreement with a loan servicing company who is willing and able to transition loan and Note servicing responsibilities from PMI, but it is unlikely that the back-up servicer would be able to perform functions other than servicing the outstanding borrower loans and Notes.  Therefore, Prosper Funding might have to suspend the facilitation of new borrower loans and the issuance of new Notes until it could find another party or parties that could perform the services PMI had been performing under the Administration Agreement.  Prosper Funding believes it could find another party or parties to perform such services, but the search could take time.  For more information, see “Risk Factors—Risks Related to Prosper Funding and PMI, the Platform and Prosper Funding and PMI’s Ability to Service the Notes.”
The PMI Management Rights will be attached to the Notes, will not be separable from the Notes and will not be assigned a value separate from the Notes.

Servicing and Loan Platform Administration.    Prosper Funding is responsible for servicing the borrower loans and Notes.  Following its purchase of borrower loans and sale of Notes corresponding to the borrower loans, Prosper Funding begins servicing the borrower loans and Notes.  Borrower loans that become more than 30 days past-due are referred to a third party collection agency for collection. See “About the Platform – Loan Servicing and Collection.”

Prosper Funding expects to enter into an Administration Agreement with PMI, pursuant to which Prosper Funding has engaged PMI to assist it in servicing the borrower loans, managing the platform, and in performing other duties.  Pursuant to the Administration Agreement, PMI will provide a variety of administrative and management services, including, but not limited to, supervision of:

•	the management, maintenance and operation of the platform;

•	the issuance, sale and payment of the Notes;

•	Prosper Funding’s purchase of borrower loans;

•	the operation of www.prosper.com;

•	Prosper Funding’s compliance with applicable federal and state laws (including consumer protection laws, state lender licensing requirements and securities registration requirements);

•	the applicant verification and eligibility processes;

•	the posting of listings on the platform; and

•	the assignment of a Prosper Rating and an interest rate to each listing.

See “About the Platform,” “Summary of Indenture, Form of Notes and Administration Agreement—Administration Agreement” and “Information About Prosper Marketplace, Inc.” for more information.

Quick Invest.  The platform includes a loan search tool, Quick Invest, that makes it easier for lender members to identify Notes that meet their investment criteria.  A lender member using Quick Invest is asked to indicate (i) the Prosper Rating or Ratings she wishes to use as search criteria, (ii) the total amount she wishes to invest and (iii) the amount she wishes to invest per Note.  If she wishes to search for Notes using criteria other than, or in addition to, Prosper Rating, she can use one or more of several dozen additional search criteria, such as loan amount, debt-to-income ratio and credit score.  The only criteria a lender member cannot specify in Quick Invest are the listing description and the monthly payment amount.  Quick Invest then compiles a basket of Notes for her consideration that meet her search criteria.  If the pool of Notes that meet her criteria exceeds the total amount she wishes to invest, Quick Invest selects Notes from the pool based on how far the listings corresponding to the Notes have progressed through the loan verification process,   i.e.  , Notes from the pool that correspond to listings for which PMI has completed the verification process will be selected first.  If the pool of Notes that meet the lender member’s specified criteria and for which PMI has completed verification still exceeds the amount she wishes to invest, Quick Invest selects Notes from that pool based on the principle of first in, first out,   i.e.  ,  the Notes from the pool with the corresponding listings that were posted earliest will be selected first.  If the pool of Notes that meet the lender member’s criteria exceeds the amount she wishes to invest, but the subset of that pool for which PMI has completed loan verification does not equal the amount she wishes to invest, Quick Invest selects all of the Notes that correspond to listings for which PMI has completed loan verification and makes up the difference by selecting Notes from the remaining pool on a first in, first out basis.  If the lender member’s search criteria include multiple Prosper Ratings, Quick Invest divides the lender’s basket into equal portions, one portion representing each Prosper Rating selected.  To the extent available Notes with these Prosper Ratings are insufficient to fill the lender member’s order, the lender member is advised of this shortfall and given an opportunity either to reduce the size of her order or to modify her search criteria to make her search more expansive.  The Auto Quick Invest feature allows lender members (i) to have Quick Invest searches run on their designated criteria automatically each time new listings are posted on the platform, and (ii) to have bids placed automatically on any Notes identified by each such search.  See “About the Platform—How to Bid to Purchase Notes—Quick Invest.”

PMI’s historical financial results and much of the discussion in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” reflects the structure of the lending platform and PMI’s operations prior to July 13, 2009. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in PMI’s Annual Report for the fiscal year ended December 31, 2011, pages 73-83, which is incorporated by reference in this prospectus.

Corporate Information

Prosper Marketplace, Inc.  PMI was incorporated in the State of Delaware in March 2005.  Its principal executive offices are located at 111 Sutter Street, 22nd Floor, San Francisco, California 94104.  Its telephone number at this location is (415) 593-5400.

Prosper Funding LLC.  PMI formed Prosper Funding LLC in the State of Delaware in February 2012.  Prosper Funding’s principal executive offices are located at 111 Sutter Street, 22nd Floor, San Francisco, California 94104.  Its telephone number at this location is (415) 593-5479.  Its website address is   www.prosper.com.    The information contained on its website is not incorporated by reference into this prospectus.

Prosper Funding has been organized and will be operated in a manner that is intended (i) to minimize the likelihood that it will become subject to bankruptcy proceedings, and (ii) to minimize the likelihood that it would be substantively consolidated with PMI, and thus have its assets subject to claims by PMI’s creditors, if PMI files for bankruptcy.  This is achieved by placing certain restrictions on Prosper Funding’s activities, including its transactions with PMI, and implementing certain formalities designed to expressly reinforce Prosper Funding’s status as a distinct corporate entity from PMI. See “Information About Prosper Funding LLC.”

THE OFFERING

Borrower Payment Dependent Notes

Issuer	Prosper Funding LLC

Securities offered	Borrower Payment Dependent Notes, or “Notes,” issued in series, with each series dependent for payment on payments Prosper Funding receives on a specific corresponding borrower loan.

Offering price	100% of the principal amount of each Note.

Initial maturity date
Maturities are for one, three or five years and match the maturity date of the corresponding borrower loan.  Prosper Funding may in the future extend the range of available loan terms to between three months and seven years, at which time the Notes will have terms between three months and seven years.

Final maturity date / Extension of maturity date
The final maturity date of each Note is the date that is one year after the initial maturity date. Each Note will mature on the initial maturity date, unless any principal or interest payments in respect of the corresponding borrower loan remain due and payable to Prosper Funding upon the initial maturity date, in which case the maturity of the Note will be automatically extended to the final maturity date.  Each Note will mature on its final maturity date, even if principal or interest payments in respect of the corresponding borrower loan remain due and payable.  Prosper Funding will have no further obligation to make payments on the Notes after the final maturity date even if it receives payments on the corresponding borrower loan after such date.

Interest rate
Each series of Notes will have a stated, fixed interest rate equal to the loan yield percentage specified in the related loan listing as determined by Prosper Funding, which is the interest rate for the corresponding borrower loan, net of servicing fees.

Setting interest rate for Notes
Interest rates vary among the Notes, but each series of Notes will have the same interest rate. PMI, on behalf of Prosper Funding, sets the interest rates for borrower loans based on Prosper Ratings, as well as additional factors such as loan terms, group affiliations, the economic environment and competitive conditions.  The interest rate on each Note is equal to the interest rate on the corresponding borrower loan, net of servicing fees. See “About the Platform—Setting Interest Rates.”

Payments on the Notes
Prosper Funding will pay principal and interest on any Note a lender member purchases in an amount equal to the lender member’s   pro rata   portion of the principal and interest payments, if any, Prosper Funding receives on the corresponding borrower loan, net of servicing fees and other charges.  See “The Offering—Servicing Fees and Other Charges.” Each Note will provide for monthly payments over a term equal to the corresponding borrower loan. The payment dates for the Notes will fall on the sixth business day after the due date for each installment of principal and interest on the corresponding borrower loan, although interest will be deemed to accrue thereon only through each corresponding loan payment date. See “Summary of Indenture, Form of Notes and Administration Agreement—Indenture and Form of Notes” for more information.

Borrower loans
Lender members will designate Prosper Funding to apply the proceeds from the sale of each series of Notes to the purchase of the corresponding borrower loan from WebBank.  Each borrower loan is a fully amortizing consumer loan made by WebBank to an individual borrower member.  Borrower loans currently have a term of one, three or five years, but Prosper Funding may in the future extend the range of available loan terms to between three months and seven years.   Borrower members may request loans within specified minimum and maximum principal amounts (currently between $2,000 and $25,000, but which may increase to between $500 and $35,000), which are subject to change from time to time.  WebBank subsequently sells and assigns the borrower loans to Prosper Funding without recourse in exchange for the principal amount of the borrower loan.  Borrower loans provide for monthly payments over the term equal thereof and are unsecured and unsubordinated.  Borrower loans may be repaid at any time by the borrowers without prepayment penalty.  PMI verifies each applicant’s identity against data from consumer reporting agencies and other identity and anti-fraud verification databases.  Loan listings can be posted without PMI obtaining any documentation of the applicant’s ability to afford the loan.  PMI sometimes verifies the income or employment information provided by applicants.  This verification is normally done after the listing has been created but before the loan has funded, and therefore the results of the verification are not reflected in the listings.  See “About the Platform—Borrower Identity and Financial Information Verification” for more information.

Borrower members are able to use the loan proceeds for any purpose other than (i) buying, carrying or trading in securities or buying or carrying any part of an investment contract security or (ii) paying for postsecondary educational expenses (  i.e.  , tuition, fees, required equipment or supplies, or room and board) at a college/university/vocational school, as the term “postsecondary educational expenses is defined in Bureau of Consumer Finance Protection Regulation Z, 12 C.F.R. § 1026.46(b)(3), and they warrant and represent that they will not use the proceeds for any such purposes.

Security interest—ranking
The Notes will not be contractually senior or contractually subordinated to other indebtedness, if any, that Prosper Funding incurs.  All Notes will be special, limited obligations of Prosper Funding.  Prosper Funding was formed by PMI so that, in the event of PMI’s bankruptcy, the borrower loans that Prosper Funding owns should be shielded from claims by PMI’s creditors, thereby protecting the interests of Note holders in those borrower loans and the proceeds thereof.  This is achieved by placing certain restrictions on Prosper Funding’s activities, including restrictions in Prosper Funding’s organizational documents on its ability to incur additional indebtedness, and by implementing certain formalities designed to expressly reinforce its status as a distinct corporate entity from PMI. Nevertheless, the Notes themselves do not restrict Prosper Funding’s incurrence of other indebtedness or the grant or imposition of liens or security interests on Prosper Funding’s assets, and holders of the Notes do not themselves have a direct security interest in the corresponding borrower loan or the proceeds of that loan.  Accordingly, in the event of a bankruptcy or similar proceeding of Prosper Funding, the relative rights of a holder of a Note may be uncertain. To further limit the risk of Prosper Funding’s insolvency, Prosper Funding has therefore granted the indenture trustee, for the benefit of the Note holders, a security interest in the borrower loans, the payments and proceeds that Prosper Funding receives on the borrower loans, the bank account in which the borrower loan payments are deposited and the FBO account.  The indenture trustee may exercise its legal rights to the collateral only if an event of default has occurred under the Amended and Restated Borrower Payment Dependent Notes Indenture for the Notes (the “indenture”), which would include Prosper Funding’s becoming subject to a bankruptcy or similar proceeding.  Only the indenture trustee, not the holders of the Notes, has a security interest in the above collateral.  If the indenture trustee were to exercise its legal rights to the collateral, the indenture provides that amounts collected on a particular borrower loan (minus allowable fees and expenses) are to be applied to amounts due and owing on the corresponding Note.  There can be no assurance, however, that the indenture trustee, or ultimately the Note holders, would realize any amounts from the collateral.  See “Risk Factors—Risks Related to Prosper Funding and PMI, the Platform and Prosper Funding’s Ability to Service the Notes” for more information.

Servicing fees and other charges
Prosper Funding subtracts a servicing fee from every loan payment it receives.  The amount of the servicing fee deducted from a particular payment is equal to (a) the product obtained by multiplying the applicable annual servicing fee rate by a fraction, the numerator of which is equal to the number of days since the borrower’s last payment (or, if applicable, since the date on which the relevant loan was funded) and the denominator of which is 365, multiplied by (b) the outstanding principal balance of the loan prior to applying the current payment.  The servicing fee rate is currently set at 1% per annum of the outstanding principal balance of the corresponding loan prior to applying the current payment, but Prosper Funding may increase that in the future to a rate greater than 1% but less than or equal to 3% per annum.  Any change to the servicing fee will only apply to Notes offered and sold after the date of the change.  Listings set forth the applicable servicing fee.  Because servicing fees reduce the effective yield to lenders, the yield percentage displayed in each listing is net of servicing fees.

Prosper Funding will retain any non-sufficient funds fees charged to a borrower’s account to cover its administrative expenses.  If a borrower loan enters collection, the collection agency will charge a collection fee of between 17% and 40% of any amounts that are obtained, in addition to any legal fees incurred in the collection effort.  The collection fee will vary depending on the collection agency used.  The collection fees charged by the various collection agencies can be accessed through hyperlinks found on the bidding page on the platform.  These fees will correspondingly reduce the amounts of any payments that Note holders receive on the corresponding Notes and are not reflected in the yield percentage displayed in listings.

Prosper Funding will pay lender members any late fees it receives on borrower loans.

Use of proceeds	Prosper Funding will use the proceeds of each series of Notes to purchase the corresponding borrower loan.

Electronic form and transferability
The Notes will be issued in electronic form only and will not be listed on any securities exchange.  The Notes will not be transferable except through the Folio Investing Note Trader platform operated and maintained by FOLIOfn Investments, Inc., a registered broker-dealer. There can be no assurance that a market for the Notes will develop on the Note Trader platform and, therefore, lender members must be prepared to hold their Notes to maturity.  See “About the Platform—Note Trader Platform” for more information.

U.S. federal income tax consequences
Although the matter is not free from doubt, Prosper Funding intends to treat the Notes as its debt instruments that have original issue discount (“OID”) for U.S. federal income tax purposes. Accordingly, if you hold a Note, you will be required to include OID currently as ordinary interest income for U.S. federal income tax purposes (which may be in advance of interest payments on the Note) if the Note has a maturity date of more than one year, regardless of your regular method of tax accounting.  If the Note has a maturity of one year or less, (1) if you are a cash-method taxpayer, in general, you will not have to include OID currently in income on your Note unless you elect to do so, and (2) if you are an accrual-method taxpayer, in general, you will have to include OID currently in income on your Note.  You should consult your own tax advisor regarding the U.S. federal, state, local and non-U.S. tax consequences of the purchase, ownership, and disposition of the Notes (including any possible differing treatments of the Notes). See “Material U.S. Federal Income Tax Considerations” for more information.

Financial suitability	To purchase the Securities, lender members located in Alaska, Idaho, Missouri, Nevada, New Hampshire, Virginia or Washington must meet one or more of the following suitability requirements:

	a.	(i) You must have an annual gross income of at least $70,000; (ii) your net worth must be at least $70,000 (exclusive of home, home furnishings and automobiles); and (iii) the total amount of Securities you purchase cannot exceed 10% of your net worth (exclusive of home, home furnishings and automobiles); or

b.
(i) Your net worth must be at least $250,000 (exclusive of home, home furnishings and automobiles); and (ii) the total amount of Securities you purchase cannot exceed 10% of your net worth (exclusive of home, home furnishings and automobiles).

Lender members that are residents of California must meet one or more of the following suitability requirements:

	a.	(i) You must have had an annual gross income of at least $85,000 during the last tax year; (ii) you must have a good faith belief that your annual gross income for the current tax year will be at least $85,000; and (iii) the total amount of Securities you purchase cannot exceed 10% of your net worth; or

	b.	(i) Your net worth must be at least $200,000; and (ii) the total amount of Securities you purchase cannot exceed 10% of your net worth; or

	c.	(i) Your net investment in Securities cannot exceed $2,500; and (ii) the total amount of Securities you purchase cannot exceed 10% of your net worth.

The Maine Office of Securities recommends that an investor’s aggregate investment in this offering and similar offerings not exceed 10% of the investor’s liquid net worth.  For this purpose, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.

For purposes of these suitability requirements, you and your spouse are considered to be a single person.  In addition, the following definitions apply:

"annual gross income" means the total amount of money you earn each year, before deducting any amounts for taxes, insurance, retirement contributions or any other payments or expenses;

"net worth" means the total value of all your assets, minus the total value of all your liabilities. The value of an asset is equal to the price at which you could reasonably expect to sell it. In calculating your net worth, you should only include assets that are liquid, meaning assets that consist of cash or something that could be quickly and easily converted into cash, such as a publicly-traded stock. You shouldn't include any illiquid assets, such as homes, home furnishings or cars;

"net investment" means the principal amount of Securities purchased, minus principal payments received on the Securities.

Lender members should be aware that Prosper Funding may apply more restrictive financial suitability standards or maximum investment limits to residents of certain states.  If established, before making commitments to purchase Securities each lender member will be required to represent and warrant that he or she meets these minimum financial suitability standards and maximum investment limits.  See “Financial Suitability Requirements” for more information.

PMI MANAGEMENT RIGHTS

Issuer	Prosper Marketplace, Inc.

Securities offered
PMI Management Rights issued by PMI and attached to the Notes offered on the platform. The PMI Management Rights are “investment contracts” issued by PMI directly to Note holders.  The phrase “investment contract” is a concept under federal securities law that refers to an arrangement where investors invest money in a common enterprise with the expectation of profits, primarily from the efforts of others.  Here, the “investment contracts” that PMI is registering as PMI Management Rights arise from the services that PMI has provided and will provide, as described in the Administration Agreement, the Indenture, the Lender Registration Agreement, and in this prospectus, which services include, but are not limited to:

●	the existence and operation of the platform;
●	verification of borrower information;
●	evaluation and validation of the Prosper Score and Prosper Rating;
●	remitting borrower payments; and
●	collecting on delinquent accounts.

Offering price	No separate consideration will be paid for the PMI Management Rights and such securities will not be separable from the Notes.

Use of proceeds	PMI will not receive any proceeds from the issuance of the PMI Management Rights.

Electronic form and transferability	The PMI Management Rights will be issued in electronic form only.

Enforceability
Investors who purchase PMI Management Rights will have rights under the federal securities laws as a purchaser of a registered security. Investors will have limited contractual rights, collectively through the indenture trustee, to enforce PMI’s contractual obligations under the Administration Agreement.  Such contractual rights exist under state law and will not, in any way, affect the rights of investors under the federal securities laws.  PMI's obligations to provide services under the Administration Agreement may be terminated by PMI or by Prosper Funding under certain circumstances described in this prospectus. For more information, see “Summary of Indenture, Form of Notes, PMI Management Rights and Administration Agreement—Administration Agreement—Indenture Trustee as Third-Party Beneficiary.”

U.S. federal income tax consequences	PMI expects that the purchase, sale and holding of the PMI Management Rights will not have any U.S. federal income tax consequences.

Financial suitability	See “The Offering—Borrower Payment Dependent Notes—Financial Suitability.”

The following diagram illustrates the basic structure of the platform for a single series of Notes.  This graphic does not demonstrate many details of the platform, including the effect of prepayments, late payments, late fees or collection fees.  See “About the Platform” on page 40 for more information.

FORWARD-LOOKING STATEMENTS

This prospectus includes forward-looking statements.  Forward-looking statements include all statements that do not relate solely to historical or current facts, and can generally be identified by the use of words such as “may,” “believe,” “will,” “expect,” “project,” “estimate,” “intend,” “anticipate,” “plan,” “continue” or similar expressions. In particular, information appearing under “About the Platform,” “Risk Factors” or “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in this prospectus, as well as the information appearing under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in PMI’s Annual Report for the fiscal year ended December 31, 2011, pages 73 to 83, which are incorporated by reference in this prospectus, includes forward-looking statements.  Forward-looking statements inherently involve many risks and uncertainties that could cause actual results to differ materially from those projected in these statements.  Where, in any forward-looking statement, Prosper Funding or PMI expresses an expectation or belief as to future results or events, such expectation or belief is based on the current plans and expectations of Prosper Funding and PMI’s respective managements and is expressed in good faith and believed to have a reasonable basis, but there can be no assurance that the expectation or belief will result or be achieved or accomplished.  The following include some but not all of the factors that could cause actual results or events to differ materially from those anticipated:

•	the performance of the Notes, which, in addition to being speculative investments, are special, limited obligations that are not guaranteed or insured;

•	Prosper Funding’s ability to make payments on the Notes, including in the event that borrowers fail to make payments on the corresponding loans;

•	the reliability of the information about borrowers that is supplied by borrowers;

•
Prosper Funding and PMI’s ability to service the loans, and their ability or the ability of a third party debt collector to pursue collection against any borrower, including in the event of fraud or identity theft;

•	credit risks posed by the creditworthiness of borrowers, the lack of a maximum debt-to-income ratio for borrowers, and the effectiveness of the credit rating systems;

•	actions by some borrowers to defraud lender members and risks associated with identity theft;

•	Prosper Funding and PMI’s limited operational history and lack of significant historical performance data about borrower performance;

•	the impact of current economic conditions on the performance of the Notes and loss rates of the Notes;

•	payments by borrowers on the loans in light of the facts that the loans do not impose restrictions on additional borrower debt and do not include cross-default provisions;

•	Prosper Funding and PMI’s compliance with applicable local, state and federal law, including the Investment Advisers Act of 1940, the Investment Company Act of 1940 and other laws;

•	potential efforts by state regulators or litigants to characterize Prosper Funding or PMI, rather than WebBank, as the lender of the borrower loans;

•	the application of federal and state bankruptcy and insolvency laws to borrowers, Prosper Funding and PMI;

•	the impact of borrower delinquencies, defaults and prepayments on the returns on the Notes;

•	the lack of a public trading market for the Notes and any inability to resell the Notes on the Note Trader platform;

•	the federal income tax treatment of an investment in the Securities;

•
Prosper Funding and PMI’s ability to prevent security breaches, disruptions in service, and comparable events that could compromise the personal and confidential information held on their data systems, reduce the attractiveness of the platform or adversely impact their ability to service loans;

•	the resolution of pending litigation involving PMI, including any state or federal securities litigation; and

•	Prosper Funding’s ability to compete successfully in the peer-to-peer and consumer lending industry.

There may be other factors that may cause actual results to differ materially from the forward-looking statements.  Prosper Funding and PMI can give no assurances that any of the events anticipated by the forward-looking statements will occur or, if any of them does occur, what impact they will have on Prosper Funding or PMI’s results of operations and financial conditions.  You should carefully read the factors described in the “Risk Factors” section of this prospectus for a description of certain risks that could, among other things, cause Prosper Funding and PMI’s actual results to differ from these forward-looking statements.

All forward-looking statements speak only as of the date of this prospectus and are expressly qualified in their entirety by the cautionary statements included in this prospectus.  Prosper Funding and PMI undertake no obligation to update or revise forward-looking statements that may be made to reflect events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events, other than as required by law.

RISK FACTORS

The Securities involve a high degree of risk.  You should carefully consider the risks described below before making a decision to invest in the Securities.  If any of the following risks actually occurs, you might lose all or part of your investment in the Securities.  In addition to the disclosures below, please read carefully the sections entitled “Item 1A. Risk Factors” beginning on page 48 of PMI’s Annual Report on Form 10-K/A for the fiscal year ended December 31, 2011 previously filed with the SEC and incorporated by reference into this prospectus, and the sections entitled “Item 1A. Risk Factors” included in any subsequent Annual or Quarterly Report that may be incorporated by reference into this prospectus. Before making an investment decision, you should carefully consider these risks. The risks and uncertainties described are not the only ones facing Prosper Funding and PMI.  Additional risks and uncertainties not presently known or that Prosper Funding and PMI currently deem immaterial may also affect Prosper Funding and PMI’s respective business operations.

RISKS RELATED TO BORROWER DEFAULT

The Notes are risky and speculative investments for suitable investors only.

You should be aware that the Notes offered through the platform are risky and speculative investments.  The Notes are special, limited obligations of Prosper Funding and depend entirely for payment on Prosper Funding’s receipt of payments under the corresponding borrower loans.  Notes are suitable only for lender members of adequate financial means.  If you cannot afford to lose the entire amount of your investment in the Notes you purchase, you should not invest in the Notes.

Payments on the Notes depend entirely on payments Prosper Funding receives on corresponding borrower loans.  If a borrower fails to make any payments on the corresponding borrower loan related to your Note, payments on your Note will be correspondingly reduced.

Prosper Funding will only make payments pro rata on a series of Notes after it receives a borrower’s payment on the corresponding borrower loan, net of servicing fees.  Prosper Funding also will retain from the funds received from the relevant borrower and otherwise available for payment on the Notes any non-sufficient funds fees and the amounts of any attorneys’ fees or collection fees a third-party servicer or collection agency imposes in connection with collection efforts.  Under the terms of the Notes, if Prosper Funding does not receive any or all payments on the corresponding borrower loan, payments on your Note will be correspondingly reduced in whole or in part.  If the relevant borrower does not make a payment on a specific monthly loan payment date, no payment will be made on your Note on the corresponding succeeding Note payment date.

Information supplied by applicants may be inaccurate or intentionally false.  Information regarding income and employment is not verified in many cases.

Applicants supply a variety of information regarding the purpose of the loan, income, occupation, and employment status that is included in borrower listings.  Neither Prosper Funding nor PMI verifies the majority of this information, which may be incomplete, inaccurate or intentionally false.  Applicants may misrepresent their intentions for the use of borrower loan proceeds.  Neither Prosper Funding nor WebBank, nor PMI as agent of either of them, verifies any statements by applicants as to how loan proceeds are to be used nor confirms after loan funding how loan proceeds were used.  All listings are posted on the platform without Prosper Funding or PMI verifying the information provided by the applicant, including the borrower’s stated income, employment status or occupation.  Lender members should not rely on an applicant’s self-reported information such as income, employment status, or occupation in making investment decisions.  In the cases in which PMI selects applicants for income and employment verification, the verification is normally done after the listing has been created but prior to the time the borrower loan is funded.  From the period from July 14, 2009 to September 30, 2012, PMI verified employment and/or income on approximately 42% of the PMI Borrower Loans originated through the platform on a unit basis (14,369 out of 34,042) and approximately 65% of originations on a dollar basis ($147,598,201 out of $228,420,210).  PMI selected these listings based on the same combination of factors it will use in selecting Prosper Funding listings for additional verification, including amount of loan requested, Prosper Rating, debt-to-income ratio and stated income.  Listings do not disclose the identity of applicants, and lender members have no ability to obtain or verify applicant information either before or after they purchase a Note.  If an applicant supplies false, misleading or inaccurate information, you may lose part or all of the purchase price you pay for a Note.  Under Prosper Funding’s Administration Agreement with PMI, PMI is required to perform borrower identity and financial information verification services for Prosper Funding in the manner and to the extent contemplated in this prospectus.  See “About the Platform—Borrower Identity and Financial Information Verification” for more information.  The number or percentage of applicants whose income and employment information is verified by PMI in relation to listings made after the date hereof may differ from the historical information supplied above.  No assurance is made that such information will be verified with respect to any particular applicant or borrower.  Neither the indenture trustee nor holders of any Notes will have any contractual or other relationship with any borrower that would enable the indenture trustee or such holder to make any claim against such borrower for fraud or breach of any representation or warranty in relation to any false, incomplete or misleading information supplied by such borrower in relation to the relevant loan or Note.

The borrower loans are not secured by any collateral or guaranteed or insured by any third party, and you must rely on Prosper Funding or a third-party collection agency to pursue collection against any borrower.

Borrower loans are unsecured obligations of borrower members.  They are not secured by any collateral, and they are not guaranteed or insured by Prosper Funding, PMI or any third party or backed by any governmental authority in any way.  Prosper Funding and its designated third-party collection agencies will, therefore, be limited in their ability to collect on borrower loans.  Moreover, borrower loans are obligations of borrowers to Prosper Funding as successor to WebBank, not obligations to the holders of Notes.  Holders of the Notes will have no recourse to the borrowers and no ability to pursue borrowers to collect payments under borrower loans.  Holders of the Notes may look only to Prosper Funding for payment of the Notes.  Furthermore, if a borrower fails to make any payments on the borrower loan, the holders of the Notes corresponding to that borrower loan will not receive any payments on their Notes.  The holders of such Notes will not be able to pursue collection against the borrower and will not be able to obtain the identity of the borrower in order to contact the borrower about the defaulted borrower loan.

Some of the borrowers on the platform have “subprime” credit ratings, are considered higher than average credit risks, and may present a high risk of loan delinquency or default.

A “subprime” credit rating is traditionally defined as a FICO score below 640.  Although Prosper Funding uses Experian’s Scorex PLUS credit score, not FICO, and thus cannot precisely identify which of the borrowers on the platform meet the traditional definition of “subprime,” there may be borrowers on the platform who have “subprime” credit ratings.  Most of these borrowers are people who have had difficulty obtaining loans from other sources, including banks and other financial institutions, on favorable terms, or on any terms at all, due to credit problems, limited credit histories, adverse financial circumstances, or high debt-to-income ratios, but who have successfully borrowed through the platform on at least one prior occasion.   Based on the historical performance of such second-time borrowers on the platform, Prosper Funding believes the risk profile of such loans is superior to that of loans made by traditional consumer finance lenders to borrowers who have “subprime” credit ratings.  Nevertheless, acquiring Notes that are dependent on payments Prosper Funding receives on the corresponding borrower loans of such borrowers may present a high risk of loan delinquency or default.  See “About the Platform—Risk Management—  Credit Score  ” for more information.

Prior to the commencement of this offering, PMI operated the platform, facilitated the origination of loans by WebBank through the platform and issued and sold notes corresponding to those loans.  Borrower loans originated and notes issued and sold by PMI are referred to as “PMI Borrower Loans” and “PMI Notes,” respectively.  From July 13, 2009 to September 30, 2012 PMI facilitated 34,042 PMI Borrower Loans with an average original principal amount of $6,672 and an aggregate original principal amount of $227,112,997 on the platform.  As of September 30, 2012, of these 34,042 PMI Borrower Loans, 69.1% were current or had not reached their first billing cycle, 20.7% were paid in full, 2.0% were 1- 30 days past due, 2.1% were more than 30 days past due, and 6.1% had defaulted (a PMI Borrower Loan is considered to have defaulted when it is more than 120 days past due or has been discharged in bankruptcy).  In addition, of these 34,042 PMI Borrower Loans:

•	4,037, or 12%, have been more than 15 days past due on at least one occasion;

•	3,256, or 10%, have been more than 30 days past due on at least one occasion;

•	2,654, or 8%, have been more than 60 days past due on at least one occasion;

There can be no assurance that historical loss rates for PMI Borrower Loans will be indicative of future loss rates or the likelihood of the delinquency or default on Prosper Funding’s borrower loans. See “About the Platform—Historical Performance of PMI Borrower Loans” and “Risk Factors—Risks Relating to Prosper Funding and PMI, the Platform and Prosper Funding’s Ability to Service the Notes” for more information.

There is a lower minimum credit score threshold for certain borrowers who have previously obtained a loan through the platform.  A borrower whose credit score has declined, but who satisfies the lower credit score threshold, may present a greater risk of loan delinquency or default than a borrower with a higher credit score.

The minimum credit score required for an applicant to post a listing is 640, except for applicants who (i) previously obtained a borrower loan or a PMI Borrower Loan and paid off the loan in full, or (ii) are seeking a second loan while their first loan is still outstanding, and such loan is current and has not been more than thirty days past due at any time during the preceding twelve months.  The minimum score required for any such second-time borrower is 600.  A borrower who initially possessed a credit score of 640 or greater, but whose credit score has declined below 640, may present a greater risk of loan delinquency or default than a borrower whose credit score has not declined, even if the borrower whose credit score declined previously paid off a loan through the platform and maintains a credit score above 600.

There is no maximum debt-to-income ratio for applicants.

There is no maximum debt-to-income ratio (or “DTI”) for applicants who post listings on the platform.  DTI is a measurement of a borrower’s ability to take on additional debt.  Because there is no maximum DTI for applicants, borrower loans may have a higher risk of default than would otherwise be the case if there were a maximum DTI.

The credit information of an applicant may be inaccurate or may not accurately reflect the applicant’s creditworthiness, which may cause you to lose all or part of the price you paid for a Note.

PMI obtains applicant credit information from consumer reporting agencies, and assigns Prosper Ratings to listings based in part on the applicant’s credit score.  A credit score that forms a part of the Prosper Rating assigned to a listing may not reflect the applicant’s actual creditworthiness because the credit score may be based on outdated, incomplete or inaccurate consumer reporting data.  Similarly, the credit data taken from the applicant’s credit report and displayed in listings may also be based on outdated, incomplete or inaccurate consumer reporting data.  Neither Prosper Funding nor PMI verifies the information obtained from the applicant’s credit report.   Moreover, lender members do not, and will not, have access to financial statements of applicants or to other detailed financial information about applicants.

The Prosper Rating may not accurately set forth the risks of investing in the Notes and no assurances can be provided that actual loss rates for the Notes will come within the expected loss rates indicated by the Prosper Rating.

If Prosper Funding includes in a listing a Prosper Rating that is different from the Prosper Rating calculated by Prosper Funding or calculates the Prosper Rating for a listing incorrectly, and such error materially and adversely affects a holder's interest in the related Note, Prosper Funding will  indemnify the holder or repurchase the Note.  Prosper Funding will not, however, have any indemnity or repurchase obligation under the Indenture, the Notes, the Lender Registration Agreement or any other agreement associated with the platform as a result of any other inaccuracy with respect to a listing’s Prosper Score or Prosper Rating.  For example, the Prosper Rating for a listing could be inaccurate because the applicant’s credit report contained incorrect information.  Similarly, the Prosper Rating does not reflect the substantial risk associated with the facts that (i) neither Prosper Funding nor PMI verifies much of the applicant information on which the Prosper Rating is based and (ii) much of such information is provided directly by the applicants themselves, who remain anonymous to potential Note purchasers.  In addition, the Prosper Rating does not reflect Prosper Funding’s credit risk as a debtor (such credit risk exists even though, as the debtor on the Notes, Prosper Funding’s only obligation is to pay to the Note holders their   pro rata   shares of collections received on the related borrower loans net of applicable fees).  If Prosper Funding repurchases any Notes, PMI will concurrently repurchase the related PMI Management Right for zero consideration.  Prosper Funding’s repurchase obligations under the Indenture, the Notes, the Lender Registration Agreement or any other agreement associated with the platform, and PMI’s concurrent repurchase of the related PMI Management Rights, do not affect your rights under federal or state securities laws.  A Prosper Rating is not a recommendation by Prosper Funding or PMI to buy, sell or hold a Note.  In addition, no assurances can be provided that actual loss rates for the Notes will fall within the expected loss rates indicated by the Prosper Rating. The interest rates on the Notes might not adequately compensate Note purchasers for these additional risks. See “About the Platform—Note Repurchase and Indemnification Obligations” for more information.

Investors who use the Quick Invest tool may face additional risk of funding loans that have been erroneously selected by Quick Invest.

Since it was first implemented by PMI in July 2011, the Quick Invest tool has experienced errors that affected 6,043 Notes out of the 1,073,183 Notes purchased.  Of the affected lenders and Notes, 600 lenders and 2,053 Notes were affected by the erroneous selection by Quick Invest of all possible search criteria; 28 lenders and 2,517 Notes were affected by the erroneous use of inactive searches to purchase Notes; 23 lenders and 96 Notes were affected by an error that resulted in a search identifying every listing’s Prosper Score as a 10 (the best rating), regardless of the actual Prosper Score; 160 lenders and 1,209 Notes were affected by an error that resulted in lenders who had multiple searches with overlapping criteria bidding on the same listing more than once even though the lender had also selected an option that was supposed to preclude them from investing in the same listing more than once; and 42 lenders and 168 Notes were affected by a server failure that resulted in Quick Invest bidding on the same listing more than once.

In the event of any errors in Quick Invest that cause a lender to purchase a Note from Prosper Funding that such lender would not otherwise have purchased or that differs materially from the Note such lender would have purchased had there been no error, Prosper Funding will either repurchase the Note, indemnify the lender against losses suffered on that Note or cure such error.

Some borrowers may use the platform to defraud lender members, which could adversely affect your ability to recoup your investment.

PMI uses identity and fraud checks with external databases to authenticate each borrower’s identity. There is a risk, however, that these checks could fail and fraud may occur.  In addition, applicants may misrepresent their intentions regarding loan purpose or other information contained in listings, and neither Prosper Funding nor PMI verifies the majority of this information.  While Prosper Funding will indemnify you or repurchase Notes in limited circumstances (including,   e.g.  , a material payment default on the borrower loan resulting from verifiable identity theft), it is not obligated to indemnify you or repurchase a Note from you if your investment is not realized in whole or in part due to fraud (other than verifiable identity theft) in connection with a loan listing, or due to false or inaccurate statements or omissions of fact in a listing, whether in credit data, a borrower member’s representations, user recommendations, group affiliations or similar indicia of borrower intent and ability to repay the borrower loan.  If Prosper Funding repurchases a Note, the repurchase price will be equal to the Note’s outstanding principal balance and will not include accrued interest.  If Prosper Funding repurchases any Notes, PMI will concurrently repurchase the related PMI Management Rights for zero consideration.  See “About the Platform—Note Repurchase and Indemnification Obligations” for more information.

The fact that Prosper Funding has the exclusive right and ability to investigate claims of identity theft in the origination of loans creates a significant conflict of interest between Prosper Funding and the lender members.

Prosper Funding has the exclusive right to investigate claims of identity theft and determine, in its sole discretion, whether verifiable identity theft has occurred.  Verifiable identity theft triggers an obligation by Prosper Funding to either repurchase the related Notes or indemnify the applicable Note holders.  As Prosper Funding is the sole entity with the ability to investigate and determine verifiable identity theft, which triggers its repurchase or indemnification obligation, a conflict of interest exists.  Lender members rely solely on Prosper Funding to investigate incidents that might require it to indemnify them or repurchase a loan.  The denial of a claim under Prosper Funding’s identity theft guarantee would save Prosper Funding from its indemnification or repurchase obligation.  See “About the Platform—Note Repurchase and Indemnification Obligations” for more information.

Prosper Funding does not have significant historical performance data about performance on the borrower loans.  Loss rates on the borrower loans may increase and prior to investing you should consider the risk of non-payment and default.

Prosper Funding is in the early stages of its development and has a limited operating history.  It did not offer borrower loans through the platform prior to this offering.  PMI began offering PMI Borrower Loans through the platform in February of 2006, but the performance of PMI Borrower Loans may not be indicative of the future performance of Prosper Funding’s borrower loans.  Due to Prosper Funding’s limited operational history, it does not have significant historical data regarding the performance of the borrower loans, and it does not yet know what the long-term loan loss experience will be.  The estimated loss rates displayed on Prosper Funding’s website and used to determine the Prosper Rating have been developed from PMI’s loss histories on PMI Borrower Loans.   Accordingly, borrower loans originated on the platform may default more often than similar PMI Borrower Loans have defaulted in the past, which increases the risk of investing in the Notes.

If payments on the corresponding borrower loans relating to your Notes become more than 30 days overdue, it is likely you will not receive the full principal and interest payments that you expect to receive on your Notes, and you may not recover your original purchase price.

If a borrower fails to make a required payment on a borrower loan within 30 days of the due date, PMI will pursue reasonable collection efforts in respect of the borrower loan.  Referral of a delinquent borrower loan to a collection agency within five (5) business days after it becomes thirty days past due will be considered reasonable collection efforts.

If PMI refers a borrower loan to a collection agency, it will not have any other obligation to attempt to collect that borrower loan.  PMI also may handle collection efforts in respect of a delinquent borrower loan directly as servicer of the loans pursuant to the Administration Agreement.  If payment amounts on a delinquent borrower loan are received from a borrower more than 30 days after their due date, and the loan has been referred to an outside collection agency, that collection agency will retain a percentage of that payment as a fee before any principal or interest becomes payable to you.  Collection fees range from 17% to 40% of recovered amounts, in addition to any legal fees incurred in the collection effort.

For some non-performing borrower loans, PMI may not be able to recover any of the unpaid loan balance and, as a result, a lender member who has purchased a corresponding Note may receive little, if any, of the unpaid principal and interest payable under the Note.  You must rely on the collection efforts of PMI or the applicable collection agency to which such borrower loans are referred.  You are not permitted to attempt to collect payments on the borrower loans in any manner.

On average, through September 30, 2012, Note holders have received $327, net of collection fees, on loans that were both funded through the platform since July 13, 2009 and sent to a collection agency.  A total of 1,757 loans funded through the platform from July 13, 2009 through September 30, 2012 have been charged off with no recovery.  Of those 1,757 loans, 75% had been referred to a collection agency.

Loss rates on the borrower loans may increase as a result of economic conditions beyond Prosper Funding or PMI’s control and beyond the control of the borrower member.

Borrower loan loss rates may be significantly affected by economic downturns or general economic conditions beyond Prosper Funding or PMI’s control and beyond the control of individual borrowers.  In particular, loss rates on borrower loans may increase due to factors such as prevailing interest rates, the rate of unemployment, the level of consumer confidence, residential real estate values, the value of the U.S. dollar, energy prices, changes in consumer spending, the number of personal bankruptcies, disruptions in the credit markets and other factors.

In the unlikely event that Prosper Funding receives payments on the borrower loans relating to your Notes after the final maturity date, you will not receive payments on your Notes after maturity.

Each Note will mature on the initial maturity date, unless any principal or interest payments in respect of the corresponding borrower loan remain due and payable to Prosper Funding upon the initial maturity date, in which case the maturity of the Note will be automatically extended to the final maturity date.  If there are any amounts under the corresponding borrower loan still due and owing to Prosper Funding on the final maturity date, Prosper Funding will have no further obligation to make payments on the related Notes, even if it receives payments on the corresponding borrower loan after such date.

The borrower loans do not restrict borrowers from incurring additional unsecured or secured debt, nor do they impose any financial restrictions on borrowers during the term of the borrower loan, which may impair your ability to receive the full principal and interest payments that you expect to receive on a Note.

If a borrower incurs additional debt after the date of the borrower loan, the additional debt may impair the ability of that borrower to make payments on his or her borrower loan and your ability to receive the principal and interest payments that you expect to receive on a corresponding Note.  In addition, the additional debt may adversely affect the borrower’s creditworthiness generally, and could result in the financial distress, insolvency, or bankruptcy of the borrower.  To the extent that the borrower has or incurs other indebtedness and cannot pay all of his or her indebtedness, the borrower may choose to make payments to other creditors, rather than to Prosper Funding.

To the extent borrowers incur other indebtedness that is secured, such as a mortgage, a home equity line or an auto loan, the ability of the secured creditors to exercise remedies against the assets of the borrower may impair the borrower’s ability to repay the borrower loan on which your Note is dependent for payment.  Borrowers may also choose to repay obligations under secured indebtedness or other unsecured indebtedness before repaying borrower loans because there is no collateral securing the borrower loans.  A lender member will not be notified if a borrower incurs additional debt after the date a loan listing is posted.

A borrower may request that his or her bank “chargeback” a payment on a borrower loan upon which a Note is dependent for payment and request a refund on that payment, resulting in a delinquency on the payment and a possible negative cash balance in your lender member account.

A borrower chargeback is a process by which a borrower who has made a payment on a borrower loan has his or her bank cancel the payment or request a refund of that payment.  Prosper Funding withholds payments to lender members up to six business days after a related borrower payment is initiated.  If the chargeback occurs between six and 60 days after the initiation of payment, you must rely on Prosper Funding to contest the chargeback if it deems it appropriate.  If a borrower successfully processes a chargeback between six and 60 days after initiation of payment, such payment will be deducted from your lender member account, and if you have withdrawn funds in the interim, a negative cash balance may result.  Amounts received on borrower loans corresponding to your Notes payments and deposited into your lender member account are subject to set-off against any negative balance or shortfall in your lender member account. In 2011, 367 borrower payments in the aggregate amount of approximately $73,000 were subject to chargebacks, which resulted in such payments being deducted from the accounts of the corresponding Note holders.  See “About the Platform—Structure of Lender Member Accounts and Treatment of Lender Member Balances” for more information.

Peer-to-peer lending is a new lending method and the platform has a limited operating history.  Borrowers may not view or treat their obligations to Prosper Funding as having the same significance as loans from traditional lending sources, such as bank loans.

The investment return on the Notes depends on borrowers fulfilling their payment obligations in a timely and complete manner under the corresponding borrower loan.  Borrowers may not view peer-to-peer lending obligations originated on the platform as having the same significance as other credit obligations arising under more traditional circumstances, such as loans from banks or other commercial financial institutions.  If a borrower neglects his or her payment obligations on a borrower loan upon which payment of your Note is dependent or chooses not to repay his or her borrower loan entirely, you may not be able to recover any portion of your investment in a Note.

The platform may fail to comply with applicable law, which could limit Prosper Funding and PMI’s ability to collect on borrower loans.

The borrower loans are subject to federal and state consumer protection laws.  The platform may not always be, and the equivalent platform previously operated by PMI may not always have been, in compliance with these laws.  Failure to comply with the laws and regulatory requirements applicable to the platform may, among other things, limit Prosper Funding’s, PMI’s or a collection agency’s ability to collect all or part of the principal of or interest on borrower loans.  See “Government Regulation—Regulation and Consumer Protection Laws” for more information.

PMI regularly reviews the requirements of these laws and take measures aimed at ensuring that the borrower loans originated on the platform meet the requirements of all applicable laws.  However, determining compliance with all applicable laws is a complex matter and it is possible that PMI’s determination may be inaccurate or incorrect.  Also, changes in law, either due to court decisions, regulatory interpretations or rulings, or new legislation, may adversely affect the collectability of a borrower loan.

In general, the borrower loans do not contain any cross-default or similar provisions.  If a borrower defaults on any of his or her other debt obligations, Prosper Funding and PMI’s ability to collect on the borrower loan on which your Notes are dependent for payment may be substantially impaired.

The borrower loans do not contain cross-default provisions.  A cross-default provision makes a default under certain debt of a borrower an automatic default on other debt of that borrower.  Because the borrower loans do not contain cross-default provisions, a borrower’s loan will not be placed automatically in default upon that borrower’s default on any of the borrower’s other debt obligations.  If a borrower defaults on debt obligations owed to a third party and continues to satisfy the payment obligations under the borrower loan, the third party may seize the borrower’s assets or pursue other legal action against the borrower before the borrower defaults on the borrower loan.

Borrowers may seek the protection of debtor relief under federal bankruptcy or state insolvency laws, which may result in the nonpayment of your Notes.

Borrowers may seek protection under federal bankruptcy law or similar laws.  If a borrower files for bankruptcy (or becomes the subject of an involuntary petition), a stay will go into effect that will automatically put any pending collection actions on the borrower loan on hold and prevent further collection action absent bankruptcy court approval.  If Prosper Funding receives notice that a borrower has filed for protection under the federal bankruptcy laws, or has become the subject of an involuntary bankruptcy petition, it will put the borrower’s loan account into “bankruptcy status.” When this occurs, Prosper Funding terminates automatic monthly ACH debits on borrower loans and neither Prosper Funding nor PMI will undertake collection activity without bankruptcy court approval.  Whether any payment will ultimately be made or received on a borrower loan after a bankruptcy status is declared depends on the borrower’s particular financial situation.  In most cases, however, unsecured creditors such as Prosper Funding receive nothing, or only a fraction of their outstanding debt.  See “About the Platform—Loan Servicing and Collection” for more information.

Federal law entitles borrowers who enter active military service to an interest rate cap and certain other rights that may inhibit the ability to collect on loans and reduce the amount of interest paid on the corresponding Notes.

Federal law provides borrowers on active military service with rights that may delay or impair Prosper Funding and PMI’s ability to collect on a borrower loan corresponding to your Note.  The Servicemembers Civil Relief Act, or “SCRA,” requires that the interest rate on preexisting debts, such as borrower loans, be set at no more than 6% while the qualified service member or reservist is on active duty.  A holder of a Note that is dependent on such a borrower loan for payment will not receive the difference between 6% and the original stated interest rate for the borrower loan during any such period.  The SCRA law also permits courts to stay proceedings and execution of judgments against service members and reservists on active duty, which may delay recovery on any borrower loans in default, and, accordingly, payments on the corresponding Notes.  If there are any amounts under such a borrower loan still due and owing to Prosper Funding after the final maturity of the corresponding Notes, Prosper Funding will have no further obligation to make payments on the Notes, even if it receives payments on the borrower loan after the final maturity of the Notes.  Prosper Funding and PMI do not take military service into account in assigning a Prosper Rating to loan listings.  In addition, as part of the borrower registration process, neither Prosper Funding nor PMI requests borrower members to confirm if they are qualified service members or reservists within the meaning of the SCRA.  See “Government Regulation—Regulation and Consumer Protection Laws—Servicemembers Civil Relief Act” for more information.

Since July 14, 2009, only six loans, with an aggregate principal amount of $34,500, funded through the platform have been subject to the SCRA.

The death of a borrower may substantially impair your ability to recoup the full purchase price of Notes or to receive the interest payments that you expect to receive on the Notes.

If a borrower dies while his or her loan is still outstanding, generally, PMI will seek to work with the executor of the borrower’s estate to obtain repayment of the loan.  However, the borrower’s estate may not contain sufficient assets to repay the loan, or the related executor or trustee may prioritize repayment of other creditors.  In addition, if a borrower dies near the end of the term of his or her loan, it is unlikely that any further payments will be made on the corresponding Notes, because the time required for the probate of the borrower’s estate will probably extend beyond the final maturity date of the Notes.

RISKS INHERENT IN INVESTING IN THE NOTES

The Notes are special, limited obligations of Prosper Funding only and are not directly secured by any collateral or guaranteed or insured by PMI or any third party.

The Notes will not represent an obligation of borrowers, PMI or any other party except Prosper Funding, and are special, limited obligations of Prosper Funding.  The Notes are not guaranteed or insured by PMI, any governmental agency or instrumentality or any third party.  Although Prosper Funding has granted the indenture trustee, for the benefit of the Note holders, a security interest in the borrower loans, the payments and proceeds that Prosper Funding receives on the borrower loans, the bank account in which the borrower loan payments are deposited and the FBO account, the Note holders do not themselves have a direct security interest in the borrower loans or the right to payment thereunder.  If an event of default under the indenture were to occur, the Note holders would be dependent on the indenture trustee’s ability to realize on the collateral and make payments on the Notes in the manner contemplated by the indenture.  In addition, although Prosper Funding will take all actions that it believes are required under applicable law to perfect the security interest of the indenture trustee in the collateral, if its analysis of the required actions is incorrect or if it fails timely to take any required action, the indenture trustee’s security interest may not be effective and holders of the Notes could be required to share the collateral (and any proceeds thereof) with Prosper Funding’s other creditors, or, if a bankruptcy court were to order the substantive consolidation of PMI and Prosper Funding (as described below), PMI’s creditors.

Prosper Funding is not obligated to indemnify a Note holder or repurchase any Notes except in limited circumstances.

Prosper Funding is only obligated to repurchase Notes or indemnify holders of Notes in limited circumstances.  These circumstances include if (i) a material payment default under the corresponding borrower loan occurs as a result of verifiable identify theft or (ii) Prosper Funding includes a Prosper Rating in a listing that is different from the Prosper Rating calculated by Prosper Funding or calculates the Prosper Rating incorrectly.  Prosper Funding is not required to repurchase Notes or indemnify holders of Notes, however, if the holder’s investment is not realized in whole or in part due to fraud other than identity theft, or due to other false or inaccurate statements or omissions of fact in a listing, whether in credit data, borrower representations, user recommendations, group affiliations or similar indicia of borrower intent and ability to repay the loan.  Nor is Prosper Funding under any obligation to repurchase a Note or indemnify any holder of Notes if a correctly-determined Prosper Rating fails to accurately predict the actual losses on a borrower loan.

Prosper Funding might incur indemnification and repurchase obligations that exceed its projections, in which case it may not have sufficient capital to meet its indemnification and repurchase obligations.

Before Prosper Funding commences this offering, PMI will make an additional cash contribution to Prosper Funding of between $3 million and $6 million, which Prosper Funding believes will be sufficient to meet its reasonably anticipated indemnification and repurchase obligations during the first six months of operations.  After Prosper Funding’s first six months of operations, it believes its fee income will be sufficient to cover such obligations.  In determining its expected capital needs with respect to indemnification and repurchase obligations, Prosper Funding reviewed the history of such obligations incurred by PMI.  From the inception of the platform in November 2005 through September 30, 2012, approximately $406 million of loans were originated through the platform and PMI repurchased approximately $594,000, or 0.15%, of corresponding PMI Notes.  As of September 30, 2012, approximately $114,005 in loans receivable were indemnified.  Prosper Funding believes this approach to estimating its future repurchase and indemnification obligations gives it a reasonable basis to conclude that it will be adequately capitalized to meet such obligations.  Nonetheless, there can be no assurance that if it is obligated to repurchase a Note or indemnify a Note holder, that it will be able to meet its repurchase or indemnification obligation.  If Prosper Funding is unable to meet its indemnification and repurchase obligations, you may lose all of your investment in the Note.

If you decide to invest through the platform and concentrate your investment in a single Note, you may increase your risk of borrower defaults.

Your expected return on your investment in the Notes depends on the performance of the borrowers under the corresponding borrower loans.  There are a wide range of Prosper Ratings and listings on the platform and Prosper Funding expects some borrowers to default on their loans.  If you decide to invest through the platform and concentrate your investment in a single Note, your entire return will depend on the performance of a single borrower loan.  For example, if you plan to purchase $200 of Notes, and choose to invest the entire $200 in a single Note instead of in eight $25 Notes corresponding to the borrower loans of eight different borrowers, your entire $200 investment will depend on the performance of a single borrower loan.  It may be desirable to diversify your portfolio in order to reduce the risk that you could lose your entire investment due to a single default, or a small number of defaults.  However, diversification does not eliminate the risk that you may lose some, or all, of your investment in the Notes.

The platform allows a borrower member to prepay a borrower loan at any time without penalty.  Borrower loan prepayments will extinguish or limit your ability to receive additional interest payments on a Note.

Borrower loan prepayment occurs when a borrower decides to pay some or all of the principal amount on a borrower loan earlier than originally scheduled.  Borrowers may decide to prepay all or a portion of the remaining principal amount due under a borrower loan at any time without penalty.  In the event of a prepayment of the entire remaining unpaid principal amount of a borrower loan on which your Notes are dependent for payment, you will receive your share of such prepayment but further interest will not accrue on such borrower loan or on your Note after the date on which the payment is made.  If the borrower prepays a portion of the remaining unpaid principal balance, the term of the borrower loan will not change, but interest will cease to accrue on the prepaid portion, and you will not receive all of the interest payments that you originally expected to receive on your Notes.  In addition, you may not be able to find a similar rate of return on another investment at the time at which the borrower loan is prepaid.  Prepayments are subject to Prosper Funding’s servicing fee, even if the prepayment occurs immediately after issuance of your Note.

Prevailing interest rates may change during the term of your Notes.  If this occurs, you may receive less value from your purchase of the Note in comparison to other ways you may invest your money.  Additionally, borrowers may prepay their borrower loans due to changes in interest rates, and you may not be able to redeploy the amounts you receive from prepayments in a way that offers you the return you expected to receive from the Notes.

The borrower loans on which the Notes are dependent for payment bear fixed, not floating, rates of interest.  If prevailing interest rates increase, the interest rates on Notes you purchase might be less than the rate of return you could earn if you invested the purchase price in a different investment.

PMI may not set appropriate interest rates for borrower loans.

If PMI sets interest rates for borrower loans too low, lender members may not be compensated appropriately for the level of risk that they are assuming in purchasing a Note, while setting the interest rate too high may increase the risk of non-payment.  In either case, failure to set rates appropriately may adversely impact the ability of lender members to receive returns on their Notes that are commensurate with the risks they have assumed in acquiring such Notes.

The PMI Management Rights attached to the Notes will not comprise collateral for the Notes nor generate any funds that will be payable to the holders of Notes.

There are no payment obligations on the part of PMI or any third party under or in relation to the PMI Management Rights that are in any way related to borrower obligations in relation to the loans or in any way related to Prosper Funding’s payment obligations in relation to the Notes.  The PMI Management Rights attached to the Notes will not comprise collateral for the Notes nor guarantees of any loans or Notes, nor generate any funds or proceeds that will be payable to Prosper Funding, the indenture trustee or holders of Notes in relation to any loans or Notes.  Holders of Notes will have no recourse to PMI or its assets in relation to payments on loans or Notes.  If Prosper Funding repurchases any Notes, PMI will concurrently repurchase the related PMI Management Right for zero consideration.  Prosper Funding’s repurchase obligations under the Indenture, the Notes, the Lender Registration Agreement or any other agreement associated with the platform, and PMI’s concurrent repurchase of the related PMI Management Rights, do not affect your rights under federal or state securities laws.

Holders of the PMI Management Rights, collectively through the indenture trustee, will have a limited contractual ability to enforce PMI’s obligations under the Administration Agreement.  As a result, you will have a limited contractual ability to require that PMI perform its obligations under the Administration Agreement.

Pursuant to the Administration Agreement, PMI will provide three kinds of services to Prosper Funding: (i) Loan Platform Administration Services (managing the operation of the platform); (ii) Corporate Administration Services (providing back-office services to Prosper Funding, such as maintaining books and records, making periodic regulatory filings, performing limited cash management functions, etc.); and (iii) Loan and Note Servicing Services (servicing the loans and notes originated through the platform). Holders of PMI Management Rights will not have the contractual right, individually, to enforce PMI’s obligations under the Administration Agreement. Holders representing at least 25% of the outstanding Notes offered hereby, collectively, will have the contractual right to cause the indenture trustee to take action as a third-party beneficiary of the Administration Agreement to enforce PMI’s platform administration and corporate administration obligations under the Administration Agreement.  Holders representing at least 25% of the combined total of the outstanding Notes offered hereby and the PMI Notes, collectively, will have the contractual right to cause the indenture trustee to take action as a third-party beneficiary of the Administration Agreement to enforce PMI’s loan servicing obligations under the Administration Agreement.  All such collective contractual rights are subject to certain conditions set forth in the indenture. Those conditions include, for example, that the holders indemnify the trustee for taking such action. If PMI fails to adequately perform Loan and Note Servicing Services under the Administration Agreement, and if Prosper Funding is unable to timely replace PMI as the servicer of the Notes, your ability to receive principal and interest payments on your Notes may be substantially impaired, even if your portfolio of Notes is well diversified and the loans are paying on schedule.  In addition, although Prosper Funding has a back-up provider in place for PMI as Loan and Note Servicer under the Administration Agreement, Prosper Funding does not have a back-up provider for the Loan Platform Administration Services or the Corporate Administration Services that PMI is obligated to provide.  The failure of PMI to adequately perform those services could adversely affect your ability to benefit from those services. PMI's obligations to provide services under the Administration Agreement may be terminated by PMI or by Prosper Funding under certain circumstances described in this prospectus.

Notwithstanding the limitations on the ability of holders of PMI Management Rights to contractually enforce PMI’s obligations under the Administration Agreement, holders of PMI Management Rights will have rights under the federal securities laws that are not limited, contractually or otherwise.

The Securities will not be listed on any securities exchange, will not be transferable except through the Note Trader platform, and can be held only by Prosper Funding’s lender members.  You should be prepared to hold the Securities you purchase until they mature.

The Securities will not be listed on any securities exchange.  All Securities must be held by Prosper Funding’s lender members.  The Securities will not be transferable except through the Note Trader platform and there can be no assurance that a market for Securities will continue to develop on the Note Trader platform, or that the Note Trader platform will continue in operation.  Therefore, lender members must be prepared to hold their Securities to maturity.  See “About the Platform—Note Trader Platform” for more information.

If the Note Trader platform fails to develop, or if the Note Trader platform develops but you cannot find a purchaser for the Notes that you wish to sell, you will be forced to hold the Notes for their remaining term.

Prosper Funding and PMI cannot guarantee that the Note Trader platform will continue to develop.  A Note offered for sale on the Note Trader platform must be purchased in its entirety by a single lender member, and Notes with a high outstanding principal balance may be more difficult to sell due to the smaller number of lender members with the ability to purchase such Notes.

If you choose to post your Notes for sale on the Note Trader platform, you may not realize the expected return on your investment due to changes in the creditworthiness of the borrower under the corresponding borrower loan.

The ability to sell your Note on the Note Trader platform does not guarantee that you will be able to find a lender member willing to buy the Note at a price acceptable to you, or at all.  If the borrower becomes delinquent in payments under the corresponding borrower loan upon which your Note is dependent for payment, your ability to sell the Note on the Note Trader platform will be substantially impaired.  You may have to offer the Note for sale at a substantial discount, and there is no guarantee that you will receive the expected value of the Note or any value at all.  Additionally, lender members may be less willing to bid for and purchase your Note if prevailing interest rates have changed or other investing activities have proven more attractive while you have held the Note.

You do not earn interest on funds held in your lender member account.

Your lender member account represents an interest in a pooled bank account that does not earn interest.  See “About the Platform—Structure of Lender Member Accounts and Treatment of Lender Member Balances” for more information.

The U.S. federal income tax consequences of an investment in the Notes are uncertain.

There are no statutory provisions, regulations, published rulings or judicial decisions that directly address the characterization of the Notes or instruments similar to the Notes for U.S. federal income tax purposes.  However, although the matter is not free from doubt because payments on the Notes are dependent on payments on the corresponding borrower loan, Prosper Funding intends to treat the Notes as its debt instruments that have original issue discount (“OID”) for U.S. federal income tax purposes.  Where required, Prosper Funding intends to file information returns with the IRS in accordance with such treatment unless there is a change or clarification in the law, by regulation or otherwise, that would require a different characterization of the Notes.  You should be aware, however, that the U.S. Internal Revenue Service (“IRS”) is not bound by Prosper Funding’s characterization of the Notes and the IRS or a court may take a different position with respect to the Notes’ proper characterization.  For example, the IRS could determine that, in substance, each lender member owns a proportionate interest in the corresponding loan for U.S. federal income tax purposes or, for example, the IRS could instead treat the Notes as a different financial instrument (including an equity interest or a derivative financial instrument).  Any different characterization could significantly affect the amount, timing, and character of income, gain or loss recognized in respect of a Note.  For example, if the Notes are treated as Prosper Funding’s equity, (1) Prosper Funding would be subject to U.S. federal income tax on income, including interest, accrued on the corresponding loans but would not be entitled to deduct interest or OID on the Notes, and (2) payments on the Notes would be treated by the holder for U.S. federal income tax purposes as dividends (that may be ineligible for reduced rates of U.S. federal income taxation or the dividends-received deduction) to the extent of Prosper Funding’s earnings and profits as computed for U.S. federal income tax purposes.    A different characterization may significantly reduce the amount available to pay interest on the Notes.  You are strongly advised to consult your own tax advisor regarding the U.S. federal, state, local and non-U.S. tax consequences of the purchase, ownership, and disposition of the Notes (including any possible differing treatments of the Notes).

Prosper Funding’s ability to pay principal and interest on a Note may be affected by its ability to match the timing of its income and deductions for U.S. federal income tax purposes.

You should be aware that Prosper Funding’s ability to pay principal and interest on a Note may be affected by its ability, for U.S. federal income tax purposes, to match the timing of income it receives from a corresponding loan that it holds and the timing of deductions that it may be entitled to in respect of payments made on the Notes that it issues.  For example, if the Notes are treated as contingent payment debt instruments for U.S. federal income tax purposes but the corresponding borrower loans are not, there could be a potential mismatch in the timing of Prosper Funding’s income and deductions for U.S. federal income tax purposes, and Prosper Funding’s resulting tax liabilities could affect its ability to make payments on the Notes.

Participation in the funding of loans could be viewed as creating a conflict of interest.

As is the practice with other peer-to peer lending companies, including Prosper Funding and PMI’s competitor, LendingClub, from time to time, Prosper Funding or PMI may fund portions of qualified loan requests on the platform and hold any Notes purchased as a result of such funding for its own individual account.  Even though Prosper Funding and PMI will participate in loans on the platform under the same terms and conditions and through the use of the same information that is made available to other potential lenders on the platform, such participation may be perceived as involving a conflict of interest.  For example, Prosper Funding or PMI’s funding of a loan may cause the loan to fund, and in some cases, fund faster, than it would fund in the absence of Prosper Funding or PMI’s participation, which could benefit Prosper Funding to the extent that it ensures that Prosper Funding generates the revenue associated with the loan.

As of September 30, 2012, PMI had purchased PMI notes in the aggregate amount of approximately $147,000.  In addition, as of September 30, 2012, PMI’s executive officers, directors, affiliates and 5% shareholders had purchased PMI notes in the aggregate amount of $5,144,981.  The PMI notes were obtained on terms and conditions that were not more favorable than those obtained by other lender members of PMI.  Of the total aggregate amount of PMI notes purchased by PMI’s executive officers, directors and affiliates as of September 30, 2012, approximately 5% of principal has been charged off, compared to approximately 14% of principal charged off for all loans originated as of September 30, 2012.

RISKS RELATED TO PROSPER FUNDING AND PMI, THE PLATFORM AND PROSPER FUNDING AND PMI’S ABILITY TO SERVICE THE NOTES

Arrangements for back-up servicing are limited.  If PMI fails to maintain operations or the Administration Agreement is rejected or terminated (in bankruptcy or otherwise), you may experience a delay and increased cost in respect of your expected principal and interest payments on your Notes, and Prosper Funding may be unable to collect and process repayments from borrowers.

If PMI were to become subject to a bankruptcy proceeding, PMI may have the right to assume or reject the Administration Agreement between Prosper Funding and PMI (or the loan servicing provisions thereof) because a bankruptcy court may disallow termination of the Administration Agreement (or the loan servicing provisions thereof).  If PMI elected to continue to perform under the Administration Agreement (or the loan servicing provisions thereof) without expressly assuming it or elected to assume the Administration Agreement (or the loan servicing provisions thereof), PMI would continue to perform its servicing obligations with respect to the borrower loans and the Notes.  If PMI were to continue as servicer during the pendency of its bankruptcy proceeding, depending on the facts and circumstances at the time, Prosper Funding would determine whether the creation of new borrower loans would continue to be facilitated and new Notes issued through the platform.  If PMI elected to reject the Administration Agreement (or the loan servicing provisions thereof), or if PMI was in default in performing its obligations thereunder, and PMI was unable to cure such default, the loan servicing provisions of the Administration Agreement (and likely also the other provisions thereof) would be terminated.  If the loan servicing provisions of the Administration Agreement are terminated for any reason, Prosper Funding would attempt to transfer the loan servicing obligations on the borrower loans and Notes to a third party pursuant to its contractual agreements with lender members.

Prosper Funding and PMI have entered into back-up servicing agreements with a loan servicing company who is willing and able to transition servicing responsibilities from PMI.  There can be no assurance, however, that this back-up servicer will be able to adequately perform the servicing of the outstanding borrower loans.  If this back-up servicer assumes the servicing of the borrower loans, the back-up servicer may impose additional servicing fees, reducing the amounts available for payments on the Notes.  Additionally, transferring these servicing obligations to the back-up servicer, particularly if such transfer is made when PMI is in bankruptcy and already defaulting in performance of its obligations under the Administration Agreement, may result in delays in the processing of collections on borrower loans and information with respect to amounts owed on borrower loans or, if the platform becomes inoperable, may prevent the back-up servicer from servicing the borrower loans and making principal and interest payments on the Notes.  If the back-up servicer is not able to service the borrower loans effectively, your ability to receive principal and interest payments on your Notes may be substantially impaired, even if your portfolio of Notes is well diversified and the corresponding borrower loans are paying on schedule.

In addition, it is unlikely that the back-up servicer would be able to perform functions other than servicing the outstanding borrower loans and Notes.  For instance, the back-up servicer likely would not be able to facilitate the creation of new loans through the platform, manage Prosper Funding’s marketing efforts or maintain the relationship with FOLIOfn Investments, Inc. necessary to ensure continued operation of the Note Trader Platform.  Prosper Funding believes that it could find one or more other parties who could perform these and any other functions necessary to fully operate the platform in the absence of PMI.  However, it could take some time to find another such party or parties who could perform the necessary functions and it could take such party or parties additional time to become comfortable with the operation of the platform.

Moreover, PMI owns and is not transferring to Prosper Funding ownership of the computer hardware that it currently uses to host and maintain the website or agreements with third parties relating to the hosting and maintenance of the website.  Although PMI’s retention of such hardware and agreements should not bear on a bankruptcy court’s analysis of the legal separateness of PMI and Prosper Funding (or their respective assets and liabilities), the cessation of or substantial reduction of the day-to-day operations of PMI (because of or during its bankruptcy or otherwise) would materially impair and delay the ability of Prosper Funding or a back-up service provider to retrieve data and information in the possession of PMI and to operate the platform or elements thereof relevant to loan and Note servicing.

Any such delay or impairment that did not affect existing Note holders, because Prosper Funding or its back-up servicer proves able to continue servicing outstanding loans and Notes, could nonetheless delay Prosper Funding’s ability to facilitate the creation of new loans and issue new Notes through the platform, which could adversely affect Prosper Funding’s finances and customer relationships.

Although Prosper Funding has been organized in a manner that is intended to minimize the likelihood that it will become subject to a bankruptcy proceeding, if this were to occur, the rights of the holders of the Notes could be uncertain, and payments on the Notes may be limited, suspended or stopped. The recovery, if any, of a holder on a Note may therefore be substantially delayed and substantially less than the principal and interest due and to become due on the Note.

Although Prosper Funding has been organized and will be operated in a manner that is intended to minimize the likelihood that it will become subject to a bankruptcy or similar proceeding, if this were to occur, the recovery, if any, of a holder of a Note may be substantially delayed in time (for example, due to the imposition of a stay on payments by the bankruptcy court) and may be substantially less in amount than the principal and interest due and to become due on the Note even if a Note holder’s portfolio of Notes is well diversified and the loans are paying on schedule.  For example, Prosper Funding has structured its limited liability company agreement, and agreed to covenants in the indenture, that limit its activities in a manner that is intended to limit the possibility that it would voluntarily file for or could be required to file for bankruptcy.  Among other things, Prosper Funding must receive the affirmative vote of its independent board members to file for bankruptcy.  There is no guarantee, however, that its fee income from license fees and loan servicing fees will be sufficient to fund its contingent and other liabilities described above or that it will not enter into transactions that cause it to face solvency issues that ultimately could cause it to file for bankruptcy.  Further, although Prosper Funding has granted the indenture trustee, for the benefit of the Note holders, a security interest in all of the borrower loans, all payments and proceeds it receives on the corresponding borrower loans and in the bank account in which the borrower loan payments are deposited, the holders of the Notes would still be subject to the following risks associated with Prosper Funding’s insolvency, bankruptcy or a similar proceeding.

If Prosper Funding becomes subject to a bankruptcy or similar proceeding, borrowers may delay payments or cease making payments at all  .

Borrowers may delay or suspend making payments to Prosper Funding because of the uncertainties occasioned by its becoming subject to a bankruptcy or similar proceeding, even if the borrowers have no legal right to do so, and such delay would reduce, at least for a time, the funds that might otherwise be available to pay the Notes corresponding to those borrower loans.  In addition, the commencement of the bankruptcy or similar proceeding may, as a matter of law, prevent Prosper Funding from making regular payments on the Notes, even if the funds to make such payments are available.  Because the indenture trustee would be required to enforce its security interest in the borrower loans in a bankruptcy or similar proceeding, the indenture trustee’s ability to make payments under the Notes would be delayed, which may effectively reduce the value of any recovery that a holder of a Note may receive (and no such recovery can be assured) by the time any recovery is available.

If Prosper Funding becomes subject to a bankruptcy or similar proceeding, interest accruing upon and following such bankruptcy or similar proceeding may not be paid  .

In a bankruptcy or similar proceeding for Prosper Funding, interest accruing on the Notes during the proceedings may not be part of the allowed claim of a holder of a Note.  If the holder of a Note receives a recovery on the Note (and no such recovery can be assured), any such recovery may be based on, and limited to, the claim of the holder of the Note for principal and for interest accrued up to the date of the bankruptcy or similar proceeding, but not thereafter.  Because a bankruptcy or similar proceeding may take months or years to complete, a claim based on principal and on interest only up to the start of the bankruptcy or similar proceeding may be substantially less than a claim based on principal and on interest through the end of the bankruptcy or similar proceeding.

If Prosper Funding becomes subject to a bankruptcy or similar proceeding a holder of a Note may not have any priority right to payment from the corresponding borrower loan, may not have any right to payment from funds in the deposit account, and may not have any ability to access funds in the account maintained for the benefit of lender members.

If Prosper Funding failed to perfect the security interest properly, you may be required to share the proceeds of the borrower loan upon which your Note is dependent for payment with its other creditors, including holders of other Notes or PMI Notes.  To the extent that proceeds of the corresponding borrower loan would be shared with Prosper Funding’s other creditors, any secured or priority rights of such other creditors may cause the proceeds to be distributed to such other creditors before any distribution is made to you on your Note.

If a payment is made on a borrower loan corresponding to a Note before Prosper Funding’s bankruptcy or similar proceeding is commenced, and those funds are held in the deposit account Prosper Funding maintains with Wells Fargo Bank, N.A. to collect borrower payments and have not been used by Prosper Funding to make payments on the Note as of the date the bankruptcy or similar proceeding is commenced, there can be no assurance that Prosper Funding will or will be able to use such funds to make payments on the Note.  Other creditors of Prosper Funding (including holders of other Notes or of PMI Notes) may be deemed to have rights to such funds or interests in the deposit account and monies credited thereto that are equal to or greater than the rights of the holder of the Note.  See “About the Platform—Loan Servicing and Collections” for more information.

Prosper Funding maintains a pooled account at Wells Fargo Bank, N.A. to hold the funds of lender members.  This account is titled “Prosper Funding LLC for the benefit of its lender members” and is referred to as the “FBO account.”  Although Prosper Funding believes that amounts funded by lender members into the FBO account should not be subject to claims of its creditors other than the lender members for whose benefit the funds are held, the legal title to the FBO account, and the attendant right to administer the FBO account would be property of Prosper Funding’s bankruptcy estate.  As a result, if Prosper Funding were to file for bankruptcy protection, the legal right to administer the funds in the FBO account would vest with the bankruptcy trustee or debtor in possession.  In that case, while neither Prosper Funding nor its creditors should be able to reach those funds, the indenture trustee or the lender members may have to seek a bankruptcy court order lifting the automatic stay and permitting them to withdraw their funds.  Lender members may suffer delays in accessing their funds in the FBO account as a result.  Moreover, United States Bankruptcy Courts have broad powers at law and in equity and, if Prosper Funding has failed to properly segregate or handle lender members’ funds, a bankruptcy court could determine that some or all of such funds were beneficially owned by Prosper Funding and therefore that they became available to Prosper Funding’s creditors generally.  See “About the Platform—Loan Servicing and Collections” and “About the Platform—Structure of Lender Member Accounts and Treatment of Lender Member Balances” for more information.

In a bankruptcy or similar proceeding for Prosper Funding, the holder of a Note may be delayed or prevented from enforcing Prosper Funding’s repurchase obligations.

In a bankruptcy or similar proceeding for Prosper Funding, any right of a holder of a Note to require Prosper Funding to repurchase the Note under the circumstances set forth in the lender registration agreement might not be enforceable, and such holder’s claim for such repurchase may be treated less favorably than a general unsecured obligation of Prosper Funding.  For a discussion of the restrictions Prosper Funding has imposed upon itself and the formalities it has adopted under its organizational documents to minimize the likelihood of its becoming subject to a bankruptcy or similar proceeding, see “Information about Prosper Funding LLC.”

Although Prosper Funding has been organized in a manner that is intended to prevent it from being substantively consolidated with PMI in the event of PMI’s bankruptcy, if Prosper Funding were substantively consolidated in this manner, the rights of the holders of the Notes could be uncertain, and payments on the Notes may be limited, suspended or stopped.  The recovery, if any, of a holder on a Note may therefore be substantially delayed and substantially less than the principal and interest due and to become due on the Note.

Although Prosper Funding has been organized and will be operated in a manner that is intended to prevent it from being substantively consolidated with PMI in the event of PMI’s bankruptcy, if PMI became subject to a bankruptcy or similar proceeding and Prosper Funding were substantively consolidated with PMI, the risks described in the immediately preceding risk factors regarding (i) payment delays, (ii) uncollectability of interest accrued during the bankruptcy proceeding, (iii) being subordinated to the interests of Prosper Funding’s other creditors, and (iv) the indenture trustee’s inability to access funds in the deposit account or the FBO account would all be present and, in addition, the same considerations would apply in relation to the claims of creditors of PMI, including that such creditors of PMI may be determined to have perfected security interests or unsecured claims that take precedence over or are at least equal in priority to those of creditors of Prosper Funding (including holders of Notes).

In addition, in a bankruptcy or similar proceeding of PMI, (1) the implementation of back-up servicing arrangements may be delayed or prevented, and (2) PMI’s ability to transfer its servicing obligations to a back-up servicer or its other corporate and platform administration services and marketing services to third parties may be limited and subject to the approval of the bankruptcy court or other presiding authority.  The bankruptcy process may delay or prevent the implementation of back-up servicing, which may impair the collection of borrower loans to the detriment of holders of the Notes.

For a discussion of the restrictions Prosper Funding has imposed upon itself and the formalities it has adopted under its organizational documents and agreed to in the indenture to prevent its being substantively consolidated with PMI in the event of PMI’s bankruptcy, see “Information about Prosper Funding LLC.”

PMI owns and is not transferring to Prosper Funding ownership of the computer hardware that it currently uses to host and maintain the website or agreements with third parties relating to the hosting and maintenance of the website.  Although PMI’s retention of such hardware and agreements should not bear on a bankruptcy court’s analysis of the legal separateness of PMI and Prosper Funding (or their respective assets and liabilities), the cessation of or substantial reduction of the day-to-day operations of PMI (because of or during its bankruptcy or otherwise) would materially impair and delay the ability of Prosper Funding or a back-up service provider to retrieve data and information in the possession of PMI and to operate the platform or elements thereof relevant to loan and Note servicing.

PMI, in its capacity as servicer, has the authority to waive or modify the terms of a borrower loan without the consent of the Note holders.

Pursuant to the Administration Agreement, PMI is obligated to use commercially reasonable efforts to service and collect the borrower loans in accordance with industry standards.  Subject to that obligation, the Administration Agreement grants PMI the authority to waive or modify any non-material term of a borrower loan or consent to the postponement of strict compliance with any such term or in any manner grant a non-material indulgence to any borrower.  In addition, if a borrower loan is in default, or PMI determines default is reasonably foreseeable, or PMI determines such action is consistent with its servicing obligation, the Administration Agreement grants PMI the authority to waive or modify a material term of a borrower loan, to accept payment of an amount less than the principal balance in final satisfaction of a loan and to grant any indulgence to a borrower,   provided   that PMI has reasonably and prudently determined that such action will not be materially adverse to the interests of the relevant Note holders.  If PMI approves a modification to the terms of any borrower loan it must promptly notify the corresponding Note holders by e-mail of the material terms of such modification and the effect such modification will have on their Notes.

PMI faces a contingent liability for securities law violations in respect of PMI Borrower Loans sold to its lender members from inception until October 16, 2008.  This contingent liability may impair its ability to perform its obligations under the Administration Agreement.

PMI Borrower Loans sold to PMI’s lender members through PMI’s platform from November 2005 until October 16, 2008 may be viewed as involving an offering of securities that was not registered or qualified under federal or state securities laws.

In November of 2008, the SEC instituted cease and desist proceedings, pursuant to Section 8A of the Securities Act, against PMI.  In connection with such proceedings, PMI agreed to a settlement with the SEC and consented to the entry of a Cease and Desist order, in which PMI neither admitted nor denied liability, which was approved by the SEC on November 20, 2008.  The Cease and Desist order included a finding that PMI violated the registration requirements of the Securities Act, and required that PMI cease and desist from committing or causing any violations or any future violations.

On April 21, 2009, PMI and the North American Securities Administrators Association (“NASAA”) reached agreement on the terms of a model consent order between PMI and the states in which PMI offered notes for sale prior to November 2008. The consent order involves payment by PMI of up to an aggregate of $1.0 million in penalties, which have been allocated among the states based on PMI’s loan sale transaction volume in each state prior to November 2008.  A state that enters into a consent order receives its portion of the $1 million in exchange for its agreement to terminate, or refrain from initiating, any investigation of PMI’s note sale activities prior to November 2008.  Penalties are paid promptly after a state enters into a consent order.  NASAA has recommended that each state enter into a consent order.  However, no state is obliged to do so, and there is no deadline by which  a state must make its decision.  PMI is not required to pay any portion of the penalty to those states that do not elect to enter into a consent order.  If a state does not enter into a consent order, it is free pursue its own remedies against PMI, subject to any applicable statute of limitations.  As of September 30, 2012, PMI had entered into consent orders with 33 states and has paid an aggregate of $436,717 in penalties to those states.

As of September 30, 2011 and September 30, 2012, PMI had accrued approximately $277,000 and $277,000, respectively, in connection with the contingent liability associated with the states that have not entered into consent orders, in accordance with ASC Topic 450, Contingencies.  The methodology applied to estimate the accrual was to divide the $1,000,000 maximum fee pro-rata by state using PMI’s originations from inception through November 2008.  A weighting was then applied by state to each state that has not entered into a consent order to assign a likelihood that the penalty will be claimed.  In estimating the probability of a claim being made by a state, PMI considered factors such as the standard terms of the consent order; whether the state ever gave any indication of concern regarding the sale of  promissory notes through PMI’s prior platform; the probability of a state electing not to enter into a consent order in order to pursue its own litigation against PMI; whether the penalty is sufficient to compensate a state for the cost of processing the consent order; and finally the impact that current economic conditions have had on state governments.  PMI will continue to evaluate this accrual and related assumptions as new information becomes known.

On November 26, 2008, plaintiffs, Christian Hellum, William Barnwell and David Booth, individually and on behalf of all other plaintiffs similarly situated, filed a class action lawsuit against PMI, and certain of its executive officers and directors in the Superior Court of California, County of San Francisco, California.  The suit was brought on behalf of all loan note purchasers on PMI’s online lending platform from January 1, 2006 through October 14, 2008.  The lawsuit alleges that PMI offered and sold unqualified and unregistered securities in violation of the California and federal securities laws.  The lawsuit seeks class certification, damages and the right of rescission against PMI and the other named defendants, as well as treble damages against PMI and the award of attorneys’ fees, experts’ fees and costs, and pre-judgment and post-judgment interest.

On February 25, 2011, the plaintiffs filed a Third Amended Complaint, which removed David Booth as a plaintiff and added Brian Russom and Michael Del Greco as plaintiffs.  The new plaintiffs are representing the same putative class and prosecuting the same claims as the previously named plaintiffs.  On January 26, 2012, the court issued a tentative ruling granting the plaintiffs’ motion for class certification.

PMI’s insurance carrier with respect to the class action lawsuit, Greenwich Insurance Company (“Greenwich”), denied coverage.  On August 21, 2009, PMI filed suit against Greenwich in the Superior Court of California, County of San Francisco, California.  The lawsuit sought a declaration that PMI was entitled to coverage under its policy with Greenwich for losses arising out of the class action lawsuit as well as damages and the award of attorneys’ fees and pre-judgment and post-judgment interest.

On January 26, 2011, the court issued a final statement of decision finding that Greenwich had a duty to defend the class action lawsuit, and requiring that Greenwich pay PMI's past and future defense costs in the class action suit up to $2 million.  Greenwich subsequently made payments to PMI in the amount of $2 million to reimburse PMI for the defense costs it had incurred in the class action suit. On July 1, 2011, PMI and Greenwich entered into a Stipulated Order of Judgment pursuant to which PMI agreed to dismiss its remaining claims against Greenwich.  On August 12, 2011, Greenwich filed a notice of appeal of the court's decision regarding Greenwich’s duty to defend up to $2 million.  On July 16, 2012, the California Court of Appeal affirmed the trial court’s decision. On October 22, 2012 Greenwich made an additional payment of $142,585 to PMI for pre-judgment interest. As a result, Greenwich has now satisfied its obligations with respect to PMI’s defense costs for the Hellum suit.

PMI intends to vigorously defend the class action lawsuit.  PMI cannot, however, presently determine or estimate the final outcome of the lawsuit, and there can be no assurance that it will be finally resolved in PMI’s favor.  If the class action lawsuit is not resolved in PMI’s favor, PMI might be obliged to pay damages, and might be subject to such equitable relief as a court may determine.

As a result of PMI’s prior operations, a lender member who holds a loan originated on the platform prior to October 15, 2008 may be entitled to rescind her purchase and be paid the unpaid principal amount of her borrower loan, plus statutory interest.  PMI has not recorded an accrued loss contingency in respect of this contingent liability, although it intends to continue to monitor the situation.  Generally, the federal statute of limitations for noncompliance with the requirement to register securities under the Securities Act is one year from the violation; however, the statute of limitations periods under state laws may extend for a longer period of time.  Under the Administration Agreement, PMI is generally responsible for overseeing the operation of the platform on Prosper Funding’s behalf.  See “Summary of Indenture, Form of Notes and Administration Agreement—Administration Agreement.”  If a significant number of PMI’s former lender members sought rescission, or if the class action securities lawsuit is successful, PMI’s ability to perform its obligations under the Administration Agreement may be adversely affected and, in such event, Prosper Funding’s ability to continue to make payments on the Notes could be materially impaired.

PMI has incurred operating losses since inception and anticipates that it will continue to incur net losses through at least December 31, 2012  .

PMI has incurred operating losses since its inception and anticipates that it will continue to incur net losses for a number of years as it grows its business.  For the nine months ended September 30, 2012 and 2011 PMI had negative cash flows from operations of $11.7 million and $6.7 million, respectively.  Additionally, from its inception through September 30, 2012, PMI had an accumulated deficit of $72.4 million.

PMI has financed its operations to date primarily with proceeds from the sale of equity securities.  At September 30, 2012, PMI had approximately $8.0 million in unrestricted cash and cash equivalents and short term investments.  PMI is dependent upon raising additional capital or debt financing to fund its current operating plan.  PMI’s failure to obtain sufficient debt and equity financings and, ultimately, to achieve profitable operations and positive cash flow from operations could adversely affect its ability to perform its obligations under the Administration Agreement and, in such event, Prosper Funding’s ability to continue to make payments on the Notes could be materially impaired.

Prosper Funding and PMI both have limited operating histories.  As online companies in the early stages of development, Prosper Funding and PMI face increased risks, uncertainties, expenses and difficulties.

As the number of borrowers, lender members and borrower loans originated on the platform increases, PMI will need to increase its facilities, personnel and infrastructure in order to accommodate the anticipated greater obligations on it under the Administration Agreement as the result of the anticipated greater servicing obligations and demands on the platform.  PMI must constantly add new hardware and update its software and the platform, expand customer support services, and add new employees to maintain the operations of the platform as well as to satisfy its servicing obligations on the borrower loans and the Notes and its other obligations under the Administration Agreement.  If PMI is unable to increase the capacity of the platform and maintain the necessary infrastructure to perform its duties under the Administration Agreement, Prosper Funding, or one or more other third-party service providers engaged by Prosper Funding, will have to perform the duties otherwise performed by PMI, and you may experience delays in receipt of payments on your Notes and periodic downtime of the platform.

Prosper Funding is a new company and has no independent operating history.

Prosper Funding is a newly formed limited purpose vehicle with no independent operating history.  Before Prosper Funding commences this offering, PMI will make an additional cash contribution to Prosper Funding of between $3 million and $6 million, which Prosper Funding believes will be sufficient to meet its reasonably anticipated obligations during the first six months of operations, including its indemnification and repurchase obligations.  Under the Administration Agreement, Prosper Funding is entitled to receive a license fee from PMI for granting PMI a non-exclusive, worldwide license to access and use the platform.  The license fee is payable on the last business day of each month and shall equal the product of $150.00 and the number of borrower listings posted on the platform on any given month, provided that on the last business day of each calendar year during the term of the license on or after 2013, PMI shall also pay Prosper Funding an additional amount equal to zero or the difference, if positive, between $2,500,000 and the aggregate amounts paid through such date in respect of such monthly license fee amounts already paid through such date during such calendar year.  In addition, Prosper Funding will earn servicing fees in relation to the servicing of the borrower loans and Notes that it will retain from collections on the borrower loans.  The licensing fees and servicing fees received by Prosper Funding are projected to substantially exceed the fees it will pay to PMI for services rendered by PMI under the Administration Agreement and its other current obligations pursuant to its agreements with other third parties.  After Prosper Funding’s first six months of operations, it believes this fee income will be sufficient to cover its reasonably anticipated obligations.  While Prosper Funding believes that it will be adequately capitalized to meet its foreseeable obligations, and that its fee income will be sufficient to meet its ongoing operating costs, its financial resources will be limited and could prove to be insufficient.  In addition, Prosper Funding has no employees and will rely on PMI, as servicer, or other third-party service providers, to perform most of its day-to-day operations.  While Prosper Funding generally expects the platform to present the same risks it presented when PMI operated the platform, the lack of Prosper Funding’s own employees, its limited operating history, and capitalization that is less than that of PMI could make it more difficult for Prosper Funding to operate at a level that will be sustainable.  Absent the services to be provided to Prosper Funding by PMI pursuant to the Administration Agreement, Prosper Funding’s risk management process, ability to predict loss rates and the general operation of the platform would have a thinner margin for error than does PMI.    See “Summary of Indenture, Form of Notes and Administration Agreement—Administration Agreement” for more information.

The market in which Prosper Funding participates is competitive and, if it does not compete effectively, its operating results could be harmed.

The consumer lending market is competitive and rapidly changing.  With the introduction of new technologies and the influx of new entrants, Prosper Funding expects competition to persist and intensify in the future, which could harm Prosper Funding’s ability to increase volume on the platform.

Prosper Funding’s principal competitors include major banking institutions, credit unions, credit card issuers and other consumer finance companies, as well as other peer-to-peer lending platforms, including LendingClub.  Competition could result in reduced volumes, reduced fees or the failure of the platform to achieve or maintain more widespread market acceptance, any of which could harm Prosper Funding’s business.  In addition, in the future Prosper Funding may experience new competition from more established Internet companies, such as eBay Inc., Google Inc., or Yahoo! Inc., possessing large, existing customer bases, substantial financial resources and established distribution channels.  If any of these companies or any major financial institution decided to enter the peer-to-peer lending business, acquire one of Prosper Funding’s existing competitors or form a strategic alliance with one of Prosper Funding’s competitors, Prosper Funding’s ability to compete effectively could be significantly compromised and its operating results could be harmed.

Most of Prosper Funding’s current or potential competitors have significantly more financial, technical, marketing and other resources than Prosper Funding does and may be able to devote greater resources to the development, promotion, sale and support of their platforms and distribution channels.  Prosper Funding’s potential competitors may also have longer operating histories, more extensive customer bases, greater brand recognition and broader customer relationships than Prosper Funding has.  These competitors may be better able to develop new products, to respond quickly to new technologies and to undertake more extensive marketing campaigns.  Prosper Funding’s industry is driven by constant innovation.  If Prosper Funding is unable to compete with such companies and meet the need for innovation, the use of the platform could stagnate or substantially decline.

If Prosper Funding fails to promote and maintain its brand in a cost-effective manner, it may lose market share and its revenue may decrease.

To succeed, Prosper Funding must increase transaction volumes on the platform by attracting a large number of borrowers and lender members in a cost-effective manner, many of whom have not previously participated in peer-to-peer lending.  If Prosper Funding is not able to attract qualified borrowers and sufficient lender members purchase commitments, it will not be able to increase its transaction volumes.  Prosper Funding believes that developing and maintaining awareness of its brand in a cost-effective manner is critical to achieving widespread acceptance of the platform and attracting new borrower and lender members.  Furthermore, it believes that the importance of brand recognition will increase as competition in the peer-to-peer lending industry increases.  Successful promotion of its brand will depend largely on the effectiveness of marketing efforts and the member experience on the platform.  These brand promotion activities may not yield increased revenues.  If Prosper Funding fails to successfully promote and maintain its brand, it may lose its existing members to competitors or be unable to attract new members, which would cause its revenue to decrease and may impair its ability to maintain the platform.

Prosper Funding and PMI are subject to extensive federal, state and local regulation that could adversely impact their ability to service the borrower loans.

Prosper Funding and PMI are subject to extensive federal, state and local regulation, non-compliance with which could have a negative impact on their ability to service the Notes, provide a trading market for the Notes, or maintain the platform.

Additionally, PMI holds lending licenses, collections licenses or similar authorizations in 18 states, all of which have the authority to supervise and examine PMI’s activities.  Because Prosper Funding currently relies on PMI, pursuant to the Administration Agreement, to oversee the operation of the platform on its behalf, if PMI does not comply with applicable laws, PMI could lose one or more of these licenses or authorizations, which may have an adverse effect on Prosper Funding’s ability to continue to perform its servicing obligations or maintain the platform.  See “Government Regulation—Regulation and Consumer Protection Laws” for more information.

The Federal Fair Debt Collection Practices Act and similar state debt collection laws regulate debt collection practices by “debt collectors” and prohibit debt collectors from engaging in certain practices in collecting, and attempting to collect, outstanding consumer loans.  While Prosper Funding obligates the collection agencies it uses to comply with applicable law in collecting borrower loans (and PMI has sought and will seek to comply with such law when it undertakes direct collection activity in relation to borrower loans and PMI Borrower Loans), it is possible that improper collection practices may occur that could adversely affect the collectability of particular borrower loans originated through the platform or could result in financial penalties or operating restrictions being imposed on Prosper Funding or PMI that adversely affect their ability to operate or perform their respective payment and other obligations.

The proprietary technology that makes operation of the platform possible is not protected by any patents.  It may be difficult and costly for Prosper Funding to protect its intellectual property rights in relation thereto, or to continue to develop or obtain new technologies, which could adversely affect its ability to operate competitively.

PMI developed the platform and owned the proprietary technology that makes operation of the platform possible.  Such proprietary technology consists of proprietary technologies, processes, know-how ,  and other information that may not be patentable.  One example of this kind of technology is the Prosper Rating system that has been developed by PMI and will be transferred to PFL.  In connection with this offering, PMI will transfer ownership of the platform, including the proprietary technology and all of the rights related to the operation of the platform, to Prosper Funding.  Prosper Funding’s ability to maintain the platform depends, in part, upon this proprietary technology.  Both Prosper Funding and PMI intend to vigorously protect proprietary interests in such technology.  Despite their best efforts, however, Prosper Funding or PMI may not protect the proprietary technology effectively, which would allow competitors to duplicate their products and adversely affect Prosper Funding and PMI’s ability to compete.  A third party may attempt to reverse engineer or otherwise obtain and use the proprietary technology without Prosper Funding’s consent.  In addition, the platform may infringe upon claims of third-party patents and Prosper Funding or PMI may face intellectual property challenges from such other parties.  Prosper Funding or PMI may not be successful in defending against any such challenges or in obtaining licenses to avoid or resolve any intellectual property disputes.  Furthermore, the technology may become obsolete, and there is no guarantee that Prosper Funding will be able to successfully develop, obtain or use new technologies to adapt the platform to compete with other peer-to-peer lending platforms.  If Prosper Funding cannot protect the proprietary technology embodied in and used by the platform from intellectual property challenges, or if the platform becomes obsolete, its ability to maintain the platform and perform its servicing obligations could be adversely affected and, in such event, its ability to continue to make payments on the Notes could be materially impaired.

Prosper Funding relies on a third-party commercial bank to process transactions.  If Prosper Funding is unable to continue utilizing these services, its business and ability to service the Notes may be adversely affected.

Because Prosper Funding is not a bank, it cannot belong to or directly access the Automated Clearing House (ACH) payment network.  As a result, it currently relies on an FDIC-insured depository institution to process its transactions.  If Prosper Funding cannot continue to obtain such services from this institution or elsewhere, or if it cannot transition to another processor quickly, its ability to process payments will suffer and your ability to receive principal and interest payments on the Notes will be delayed or impaired.

If the security of Prosper Funding’s lender members’ and borrower members’ confidential information stored in Prosper Funding or PMI’s systems is breached or otherwise subjected to unauthorized access, your secure information may be stolen, Prosper Funding and PMI’s reputations may be harmed, and they may be exposed to liability.

As with any entity with a significant Internet presence, Prosper Funding, PMI and the third party that Prosper Funding uses for website hosting occasionally have experienced cyber-attacks, attempts to breach their systems and other similar incidents, none of which have been successful.  The platform stores Prosper Funding’s lender members’ and borrower members’ bank information and other personally-identifiable sensitive data.  Any accidental or willful security breaches or other unauthorized access could cause your secure information to be stolen and used for criminal purposes.  Security breaches or unauthorized access to secure information could also expose Prosper Funding or PMI to liability related to the loss of the information, time-consuming and expensive litigation and negative publicity.  If security measures are breached because of third-party action, employee error, malfeasance or otherwise, or if design flaws in the relevant software are exposed and exploited, and, as a result, a third party or disaffected employee obtains unauthorized access to any lender members’ or borrower members’ data, Prosper Funding’s relationships with its members will be severely damaged, and it (or PMI) could incur significant liability.  Because techniques used to obtain unauthorized access or to sabotage systems change frequently and generally are not recognized until they are launched against a target, Prosper Funding, PMI and Prosper Funding’s third-party hosting facilities may be unable to anticipate these techniques or to implement adequate preventative measures.  In addition, many states have enacted laws requiring companies to notify individuals of data security breaches involving their personal data.  These mandatory disclosures regarding a security breach are costly to implement and often lead to widespread negative publicity, which may cause Prosper Funding’s members to lose confidence in the effectiveness of its and PMI’s data security measures.  Any security breach, whether actual or perceived, would harm Prosper Funding and PMI’s reputations, and Prosper Funding could lose members.

Any significant disruption in service on the platform or in PMI’s computer systems could adversely affect PMI’s ability to perform its obligations under the Administration Agreement.

PMI’s ability to perform its obligations under the Administration Agreement could be materially and adversely affected by events outside of its control.  The satisfactory performance, reliability and availability of PMI’s technology and its underlying network infrastructure are important to Prosper Funding and PMI’s respective operations, level of customer service, reputation and ability to attract new members and retain existing members.  PMI’s system hardware is hosted in a hosting facility located in San Francisco, California, owned and operated by Digital Realty Trust.  PMI also maintains an off-site backup system located in Las Vegas, Nevada.  Digital Realty Trust does not guarantee that access to the platform or to PMI’s own systems will be uninterrupted, error-free or secure.  The operation of the platform and PMI’s operation of its own systems depend on Digital Realty Trust’s ability to protect the relevant systems in Digital Realty Trust’s facilities against damage or interruption from natural disasters, power or telecommunications failures, air quality, temperature, humidity or other environmental concerns, computer viruses or other attempts to harm them, criminal acts and similar events.  If PMI’s arrangement with Digital Realty Trust is terminated, or there is a lapse of service or damage to Digital Realty Trust’s facilities, PMI could experience interruptions in providing its services under the Administration Agreement, Prosper Funding could experience interruptions in the operations of the platform, and both could experience delays and additional expense in arranging new facilities.  Any interruptions or delays in PMI’s performance of its services or in the functioning of and accessibility of the platform, whether as a result of Digital Realty Trust or other third-party error, PMI’s error, natural disasters or security breaches, whether accidental or willful, could harm Prosper Funding’s relationships with its members and its reputation.  Additionally, in the event of damage or interruption, PMI’s insurance policies may not be sufficient for PMI to adequately compensate Prosper Funding for any losses that it may incur.  PMI’s disaster recovery plan has not been tested under actual disaster conditions, and PMI may not have sufficient capacity to recover all data and services in the event of an outage at the Digital Realty Trust facility.  These factors could prevent PMI from processing or posting payments on the borrower loans or the Notes, damage Prosper Funding’s brand and reputation, divert the attention of PMI’s employees, reduce Prosper Funding’s revenue, subject PMI or Prosper Funding to liability and cause members to abandon the platform, any of which could adversely affect PMI and Prosper Funding’s respective businesses, financial condition and results of operations.

The platform may be vulnerable to computer viruses, physical or electronic break-ins and similar disruptions.

The platform may be vulnerable to computer viruses, physical or electronic break-ins and similar disruptions.  If a “hacker” were able to infiltrate the platform, you would be subject to the increased risk of fraud or borrower identity theft and may experience losses on, or delays in the recoupment of amounts owed on, a fraudulently induced purchase of a Note.  Additionally, if a hacker were able to access Prosper Funding or PMI’s secure files, he or she might be able to gain access to your personal information.  While Prosper Funding and PMI have taken steps to prevent such activity from affecting the platform, if they are unable to prevent such activity, the value of your investment in the Notes could be adversely affected.

Competition for PMI’s employees is intense, and PMI may not be able to attract and retain the highly skilled employees it needs to perform under the Administration Agreement.

Competition for highly skilled technical and financial personnel is extremely intense.  PMI may not be able to hire and retain these personnel at compensation levels consistent with its existing compensation and salary structure.  Many of the companies with which PMI competes for experienced employees have greater resources than PMI has and may be able to offer more attractive terms of employment.

In addition, PMI invests significant time and expense in training its employees, which increases their value to competitors who may seek to recruit them.  If PMI fails to retain its employees, it could incur significant expenses in hiring and training their replacements and the quality of its services and its ability to serve borrowers and lender members could diminish, resulting in a material adverse effect on its ability to perform its obligations under the Administration Agreement and, in such event, Prosper Funding’s ability to continue to make payments on the Notes could be materially impaired.

PMI’s growth could strain its personnel resources and infrastructure, and if PMI is unable to implement appropriate controls and procedures to manage its growth, this may adversely affect its ability to perform under the Administration Agreement.

PMI’s growth in headcount and operations since its inception has placed, and will continue to place, to the extent that PMI is able to sustain such growth, a significant strain on its management and its administrative, operational and financial reporting infrastructure.

PMI’s success will depend in part on the ability of its senior management effectively to manage the growth it achieves.  To do so, PMI must continue to hire, train and manage new employees as needed.  If PMI’s new hires perform poorly, or if PMI is unsuccessful in hiring, training, managing and integrating new employees, or if PMI is not successful in retaining its existing employees, its ability to perform under the Administration Agreement may be impaired.  To manage the expected growth of PMI’s operations and personnel, PMI will need to continue to improve its operational and financial controls and update its reporting procedures and systems.  The addition of new employees and the system development that PMI anticipates will be necessary to manage its growth will increase PMI’s cost base, which will make it more difficult for PMI to offset any future revenue shortfalls by reducing expenses in the short term.  If PMI fails to successfully manage its growth, it will be unable to execute its business plan and its ability to perform under the Administration Agreement may be impaired.

Purchasers of Notes will have no control over Prosper Funding or PMI and will not be able to influence their corporate matters.

Prosper Funding is not offering and will not offer equity interests in its company.  Lender members who purchase Notes offered through the platform will have no equity interest in Prosper Funding or in PMI and no ability to vote on or influence their decisions.  As a result, PMI, which owns all of Prosper Funding’s outstanding equity interests, will continue to have sole control over Prosper Funding’s governance matters, subject to the presence of Prosper Funding’s independent directors, whose consent will be required before Prosper Funding can take certain extraordinary actions, and subject to the limitations specified in Prosper Funding’s organizational documents and the indenture.  See “Information About Prosper Funding LLC.”

Individuals who make misrepresentations or omissions in violation of the securities laws of the State of Washington when posting comments on the platform may be subject to sellers’ liability under the Securities Act of Washington.

Prosper Funding permits its members and loan applicants to post certain comments on the platform.  Individuals who make misrepresentations or omissions in violation of section 21.20.010 of the Securities Act of Washington when posting such comments may be subject to sellers’ liability under the Securities Act of Washington.  Neither Prosper Funding nor PMI monitors the comments posted on the platform for statements that might violate the securities laws of the State of Washington.

Events beyond Prosper Funding and PMI’s control may damage their ability to maintain adequate records, maintain the platform or perform the servicing obligations.  If such events result in a system failure, your ability to receive principal and interest payments on the Notes would be substantially harmed.

If a catastrophic event resulted in a platform outage and physical data loss, Prosper Funding’s ability (and PMI’s ability as servicer under the Administration Agreement) to perform its servicing obligations would be materially and adversely affected.  Such events include, but are not limited to, fires, earthquakes, terrorist attacks, natural disasters, computer viruses and telecommunications failures.  In addition, PMI is responsible for storing back-up records related to the operation of the platform in offsite facilities located in San Francisco, California and Las Vegas, Nevada.  If PMI’s electronic data storage and back-up data storage system are affected by such events, Prosper Funding’s ability (and PMI’s ability as servicer under the Administration Agreement) to perform its servicing obligations could be materially and adversely affected.  In the event of any platform outage or physical data loss described in this paragraph, Prosper Funding cannot guarantee that you would be able to recoup your investment in the Notes.

Prosper Funding is an “emerging growth company” under the JOBS Act of 2012, and it cannot be certain if the reduced reporting requirements applicable to emerging growth companies will make the Notes less attractive to investors.

Prosper Funding is an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and, as such, it is eligible for certain exemptions from reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of section 404 of the Sarbanes-Oxley Act and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.  Prosper Funding will remain an emerging growth company until the earliest of: (i) the first fiscal year after it has revenue in excess of $1 billion; (ii) the beginning of the sixth fiscal year after its first registered sale of common equity securities in an initial public offering; (iii) the date upon which it has issued in excess of $1 billion of non-convertible debt during the previous three-year period; or (iv) the date on which it would be deemed a “large accelerated filer” under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  Prosper Funding cannot predict if investors will find the Notes less attractive because it may rely on these exemptions.

Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. However, Prosper Funding has elected to “opt out” of this extended transition period, and as a result, it will comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-”emerging growth companies.” Its decision to opt out of the extended transition period is irrevocable.

RISKS RELATING TO COMPLIANCE AND REGULATION

The platform represents a novel approach to borrowing and lending that may fail to comply with federal and state securities laws, borrower protection laws, such as state lending laws, federal consumer protection laws, such as the Truth in Lending Act, the Equal Credit Opportunity Act, the Fair Credit Reporting Act and the Fair Debt Collection Practices Act, and the state counterparts to such consumer protection laws.  Borrowers may dispute the enforceability of their obligations under borrower or consumer protection laws after collection actions have commenced, or otherwise seek damages under these laws.  Lenders may attempt to rescind their Note purchases under securities laws.  Compliance with such regulatory regimes is also costly and burdensome.

The platform represents a novel program that must comply with regulatory regimes applicable to consumer credit transactions as well as with regulatory regimes applicable to securities transactions.  The novelty of the platform means compliance with various aspects of such laws is untested.  Certain state laws generally regulate interest rates and other charges and require certain disclosures, and also require licensing for certain activities.  In addition, other state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of borrower loans on the platform.  The platform is also subject to other laws, such as:

•	the Federal Truth-in-Lending Act and Regulation Z promulgated thereunder, which require certain disclosures to borrowers regarding the terms of their loans;

•
the Federal Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination in the extension of credit on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act;

•	the Federal Fair Credit Reporting Act, which regulates the use and reporting of information related to each applicant’s credit history;

•
the Federal Fair Debt Collection Practices Act, which regulates debt collection practices by “debt collectors” and prohibits debt collectors from engaging in certain practices in collecting, and attempting to collect, outstanding consumer loans;

•	state counterparts to the above consumer protection laws; and

•	state and federal securities laws, which require that any non-exempt offers and sales of the Securities be registered.

Prosper Funding and PMI may not always be in compliance with these laws.   Borrowers may make counterclaims regarding the enforceability of their obligations under borrower or consumer protection laws after collection actions have commenced, or otherwise seek damages under these laws.  Lenders may attempt to rescind their Note purchases under securities laws, and Prosper Funding or PMI’s failure to comply with such laws could also result in civil or criminal liability.  For example, in 2010 and 2011 PMI failed to timely renew its applications to offer and sell its borrower payment dependent notes in several states, resulting in $75,800 in penalties in five states, and the repurchase of $21,900 of Notes from Florida residents pursuant to a rescission offer.  Compliance with these requirements is also costly, time-consuming and limits operational flexibility.  See “Government Regulation  —  Regulation and Consumer Protection Laws” for more information.

Noncompliance with laws and regulations may impair PMI’s ability to facilitate the origination of or service borrower loans.

Generally, failure to comply with applicable laws and regulatory requirements may, among other things, limit Prosper Funding’s, PMI’s or a collection agency’s ability to collect all or part of the principal amount of or interest on the borrower loans on which the Notes are dependent for payment.  In addition, non-compliance could subject Prosper Funding or PMI to damages, revocation of required licenses, class action lawsuits, administrative enforcement actions, and civil and criminal liability, which may harm Prosper Funding’s business and ability to maintain the platform and may result in borrowers rescinding their borrower loans.

Where applicable, Prosper Funding and PMI seek to comply with state lending, servicing and similar statutes.  In all U.S. jurisdictions with licensing or other requirements that Prosper Funding and PMI believe may be applicable to the platform, Prosper Funding and PMI have obtained any necessary licenses or comply with the relevant requirements.  Nevertheless, if Prosper Funding or PMI are found to not comply with applicable laws, Prosper Funding or PMI could lose one or more of their licenses or face other sanctions, which may have an adverse effect on PMI’s ability to continue to facilitate the origination of borrower loans through the platform, and on Prosper Funding or PMI’s ability to perform servicing obligations or make the platform available to borrowers in particular states, which may impair your ability to receive the payments of principal and interest on your Notes that you expect to receive.  See “Government Regulation—Regulation and Consumer Protection Laws—State and Federal Laws and Regulations” for more information.

Prosper Funding relies on its agreement with WebBank, pursuant to which WebBank originates loans to qualified borrower members on a uniform basis throughout the United States and sells and assigns those loans to Prosper Funding.  If Prosper Funding’s relationship with WebBank were to end, it may need to rely on individual state lending licenses to originate borrower loans.

Borrower loan requests take the form of an application to WebBank submitted through the platform.  WebBank currently makes all loans to borrowers through the platform, which allows the platform to be available to borrowers on a uniform basis throughout the United States.  If Prosper Funding’s relationship with WebBank were to end or if WebBank were to cease operations, Prosper Funding may need to rely on individual state lending licenses to originate borrower loans.  Because Prosper Funding does not currently possess state lending licenses in any U.S. state, it might be forced to limit the rates of interest charged on borrower loans in some states and it might not be able to originate loans in some states altogether.  It also may face increased costs and compliance burdens if its agreement with WebBank is terminated.

Several lawsuits have sought to recharacterize certain loan marketers and other originators as lenders.  If litigation or a regulatory enforcement action on similar theories were successful against Prosper Funding or PMI, borrower loans originated through the platform could be subject to state consumer protection laws and licensing requirements in a greater number of states.

Several lawsuits have brought under scrutiny the association between high-interest “payday loan” marketers and out-of-state banks.  These lawsuits assert that payday loan marketers use out-of-state lenders in order to evade the consumer protection laws imposed by the states where they do business.  Such litigation has sought to recharacterize the loan marketer as the lender for purposes of state consumer protection law restrictions.  Similar civil actions have been brought in the context of gift cards.  Prosper Funding and PMI believe that their activities are distinguishable from the activities involved in these cases.

Nevertheless, if Prosper Funding or PMI were recharacterized as the lender of borrower loans, such a recharacterization could render those loans voidable or unenforceable in whole or in part.  In addition, Prosper Funding and PMI could be subject to claims by borrowers, as well as enforcement actions by regulators.  Even if Prosper Funding and PMI were not required to cease doing business with residents of certain states or to change their business practices to comply with applicable laws and regulations, they could be required to register or obtain licenses or regulatory approvals that could impose a substantial cost on them.  To date, no actions have been taken or threatened against Prosper Funding or PMI on the theory that either has engaged in unauthorized lending.  However, such actions could have a material adverse effect on Prosper Funding or PMI’s businesses.

As Internet commerce develops, federal and state governments may draft and propose new laws to regulate Internet commerce, which may negatively affect Prosper Funding and PMI’s businesses.

As Internet commerce continues to evolve, increasing regulation by federal and state governments becomes more likely.  Prosper Funding and PMI’s businesses could be negatively affected by the application of existing laws and regulations or the enactment of new laws applicable to peer-to-peer lending.  The cost to comply with such laws or regulations could be significant and would increase Prosper Funding and PMI’s operating expenses, and Prosper Funding and PMI may be unable to pass along those costs to Prosper Funding’s members in the form of increased fees.  In addition, federal and state governmental or regulatory agencies may decide to impose taxes on services provided over the Internet.  These taxes could discourage the use of the Internet as a means of consumer lending, which would adversely affect the viability of the platform.

If Prosper Funding or PMI is required to register under the Investment Company Act, their ability to conduct business could be materially adversely affected.

The Investment Company Act of 1940, or the “Investment Company Act,” contains substantive legal requirements that regulate the manner in which “investment companies” are permitted to conduct their business activities.  Prosper Funding and PMI believe PMI has conducted its business, and Prosper Funding intends to conduct its business, in a manner that does not result in being characterized as an investment company.  If, however, Prosper Funding is deemed to be an investment company under the Investment Company Act, it may be required to institute burdensome compliance requirements and its activities may be restricted, which would materially adversely affect its business, financial condition and results of operations.  Any determination that PMI is an investment company under the Investment Company Act similarly could impair its ability to perform its obligations under the Administration Agreement and thereby impair Prosper Funding’s ability to make payments on the Notes.  If Prosper Funding or PMI were deemed to be an investment company, Prosper Funding or PMI may also attempt to seek exemptive relief from the SEC, which could impose significant costs and delays on their businesses.

If Prosper Funding or PMI is required to register under the Investment Advisers Act, their ability to conduct business could be materially adversely affected.

The Investment Advisers Act of 1940, or the “Investment Advisers Act,” contains substantive legal requirements that regulate the manner in which “investment advisers” are permitted to conduct their business activities.  Prosper Funding believes that its business consists of providing a platform for peer-to-peer lending for which investment adviser registration and regulation do not apply under applicable federal or state law, and does not believe that it is required to register as an investment adviser with either the SEC or any of the various states. The SEC or a state securities regulator could reach a different conclusion, however.   Registration as an investment adviser could adversely affect Prosper Funding’s method of operation and revenues. For example, the Investment Advisers Act requires that an investment adviser act in a fiduciary capacity for its clients.  Among other things, this fiduciary obligation requires that an investment adviser manage a client’s portfolio in the best interests of the client, have a reasonable basis for its recommendations, fully disclose to its client any material conflicts of interest that may affect its conduct and seek best execution for transactions undertaken on behalf of its client.  It could be difficult for Prosper Funding to comply with this obligation without meaningful changes to its business operations, and there is no guarantee that it could do so successfully.  If Prosper Funding were ever deemed to be in non-compliance with applicable investment adviser regulations, it could be subject to various penalties, including administrative or judicial proceedings that might result in censure, fine, civil penalties (including treble damages in the case of insider trading violations), the issuance of cease-and-desist orders or other adverse consequences.  Similarly, any determination by regulators that PMI must register as an investment adviser could materially adversely affect PMI and impair its ability to continue to administer the platform on Prosper Funding’s behalf.

PMI’s previous administration of an automated bidding plan system and the administration of Quick Invest by PMI under its previous offering and by Prosper Funding under this offering, could create additional liability for PMI or Prosper Funding and such liability could be material.

PMI’s former automated plan system allowed lender members to create their own automated bidding plans.  By creating such a plan, a lender member could have bids placed automatically on her behalf on loan listings that met loan criteria selected by her. In creating an automated bidding plan, the member could design those criteria herself, use a group of model criteria selected by PMI, or customize one of those groups of model criteria as she saw fit.   Each automated bidding plan consisted of a group of loan criteria, such as loan amount, minimum yield percentage, Prosper Rating, income and employment characteristics, group affiliations and debt-to-income ratio. That group of criteria was divided into sub-groups, each of which were referred to as a “slice.”  The specific loans on which the lender member bid through her automated bidding plan were determined by the criteria in each of her plan slices.  If a loan listing was posted that satisfied all of the criteria in any one of her plan slices, a bid would automatically be placed on the listing on her behalf.

On July 6, 2011, PMI replaced the former automated plan system with a new loan search tool, Quick Invest.  Under Quick Invest, lender members are no longer able to create automated plans and instead identify Notes that meet their investment criteria.  A lender using Quick Invest is asked to indicate (i) the Prosper Rating or Ratings she wishes to use as search criteria, (ii) the total amount she wishes to invest and (iii) the amount she wishes to invest per Note. Quick Invest then compiles a basket of Notes for her consideration that meet her search criteria.  If the pool of Notes that meet her criteria exceeds the total amount she wishes to invest, Quick Invest selects Notes from the pool based on how far the listings corresponding to the Notes have progressed through the loan verification process, i.e., Notes from the pool that correspond to listings for which the loan verification process has been completed will be selected first.  If the pool of Notes that meet the lender member’s criteria and for which the loan verification process has been completed still exceeds the amount she wishes to invest, Quick Invest selects Notes from that pool based on the principle of first in, first out, i.e.,  the Notes from the pool with the corresponding listings that were posted on the website earliest will be selected first. If the member’s search criteria include multiple Prosper Ratings, Quick Invest divides her basket into equal portions, one portion representing each Prosper Rating selected. To the extent available Notes with these Prosper Ratings are insufficient to fill the lender’s order, the lender is advised of this shortfall and given an opportunity either to reduce the size of her order or to modify her search criteria to make her search more expansive.  The Auto Quick Invest feature allows lender members (i) to have Quick Invest searches run on their designated criteria automatically each time new listings are posted on the platform, and (ii) to place bids on any Notes identified by each such search. See “About the Platform—How to Bid to Purchase Notes—Quick Invest.”

Since the Notes purchased through an automated plan or Quick Invest are the same as Notes purchased manually, they present the same risks of non-payment as all Notes that may be purchased through the platform.  For example, there is a risk that a loan identified through an automated plan or Quick Invest may become delinquent or default, and the estimated return and estimated loss for that loan individually, or the estimated loss or return for the plan or the basket of Notes selected by Quick Invest as a whole, may not accurately reflect the actual return or loss on such loan.  If this were to occur, a lender who purchased a note from PMI through an automated plan or Quick Invest could pursue a claim against PMI  in connection with its representations regarding the performance of the loans bid upon through the plan or Quick Invest, and a lender who purchases a Note from Prosper Funding through an automated plan or Quick Invest could pursue a claim against Prosper Funding in connection with its representations regarding the performance of the loans bid upon through the plan or Quick Invest.  An investor could pursue such a claim under various antifraud theories under federal and state securities law.  In addition, the SEC or an investor may take the position that the plans created pursuant to the automated bidding plan model involved the offer and sale of a separate security.  Since PMI did not register the automated bidding plans as separate securities, such a claim, if successful, could give investors who invested in notes through such plans a rescission right under state or federal law and possibly subject PMI to civil fines or criminal penalties under federal or state law.  If such a theory were sustained, PMI could be liable for sales through automated bidding plans that took place prior to July 6, 2011. To date, no actions have been taken or threatened against PMI on this theory.  However, such actions could have a material adverse effect on PMI’s business.

Prosper Funding and PMI may face liability under state and federal securities law for statements in this prospectus and in other communications that could be deemed to be an offer to the extent that such statements are deemed to be false or misleading.

Loan listings and other borrower information available on Prosper Funding’s website as well as in sales and listing reports are statements made in connection with the purchase and sale of securities that are subject to the antifraud provisions of the Exchange Act and the Securities Act.  In general, these liability provisions provide a purchaser of the Securities with a right to bring a claim against Prosper Funding or PMI for damages arising from any untrue statement of material fact or failure to state a material fact necessary to make any statements made not misleading.  Even though Prosper Funding and PMI have advised you of what they believe to be the material risks associated with an investment in the Securities, the SEC or a court could determine that they have not advised you of all of the material facts regarding an investment in the Securities, which could give you the right to rescind your investment and obtain damages, and could subject Prosper Funding and PMI to civil fines or criminal penalties in addition to any such rescission rights or damages.

The activities of Prosper Funding and PMI in connection with the offer and sale of securities on the platform could result in potential violations of federal securities law and result in material liability to Prosper Funding and PMI.

Prosper Funding and PMI’s respective businesses are subject to federal and state securities laws that may limit the kinds of activities in which Prosper Funding and PMI may engage and the manner in which they engage in such activities.  For example, changes to the manner in which Prosper Funding offers and sells Notes or other securities on the platform could be viewed by the SEC or a state securities regulator as involving the creation or sale of new, unregistered securities.  In such circumstances, the failure to register such securities could subject Prosper Funding and PMI to liability and the amount of such liability could be meaningful.  In addition, PMI previously entered into a settlement with the SEC and consented to the entry of a Cease and Desist order that requires PMI to cease and desist from committing or causing any violations or any future violations of the securities laws.  Failure to comply with that order could result in material civil or criminal liability, which could materially adversely affect PMI’s business and this offering.

USE OF PROCEEDS

Prosper Funding will use the proceeds of each series of Notes to facilitate the funding of the related borrower loan through the platform designated by the lender members purchasing such series of Notes.  Prosper Funding will use the proceeds of each series of Notes to purchase the corresponding borrower loan from WebBank.  See “About the Platform” for more information.

PMI will not receive any consideration for issuance of the PMI Management Rights that accompany each Note.

PLAN OF DISTRIBUTION

Prosper Funding will offer the Notes to lender members at 100% of their principal amount.  The Notes will be offered only by Prosper Funding through www.prosper.com.  See “About the Platform” and “About Prosper Funding LLC” for more information.  The PMI Management Rights offered by PMI will accompany each Note offered on the platform.

FINANCIAL SUITABILITY REQUIREMENTS

The Securities are highly risky and speculative.  Investing in the Securities should be considered only by persons who can afford the loss of their entire investment.  The platform currently allows lender members to bid as little as $25 and as much as the full amount of any particular listing, up to an aggregate amount of $5,000,000 for individuals and $50,000,000 for institutions.

To purchase Securities, lender members located in Alaska, Idaho, Missouri, Nevada, New Hampshire, Virginia or Washington must meet one or more of the following suitability requirements:

a.
(i) You must have an annual gross income of at least $70,000; (ii) your net worth must be at least $70,000 (exclusive of home, home furnishings and automobiles); and (iii) the total amount of Securities you purchase cannot exceed 10% of your net worth (exclusive of home, home furnishings and automobiles); or

b.
(i) Your net worth must be at least $250,000 (exclusive of home, home furnishings and automobiles); and (ii) the total amount of Securities you purchase cannot exceed 10% of your net worth (exclusive of home, home furnishings and automobiles).

Lender members that are residents of California must meet one or more of the following suitability requirements:

a.
(i) You must have had an annual gross income of at least $85,000 during the last tax year; (ii) you must have a good faith belief that your annual gross income for the current tax year will be at least $85,000;  and  (iii) the total amount of Securities you purchase cannot exceed 10% of your net worth; or

b.	(i) Your net worth must be at least $200,000; and (ii) the total amount of Securities you purchase cannot exceed 10% of your net worth; or

c.	(i) Your net investment in Securities cannot exceed $2,500; and (ii) the total amount of Securities you purchase cannot exceed 10% of your net worth.

The Maine Office of Securities recommends that an investor’s aggregate investment in this offering and similar offerings not exceed 10% of the investor’s liquid net worth.  For this purpose, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.

For purposes of the suitability requirements described above, you and your spouse are considered to be a single person.  In addition, the following definitions apply:

"annual gross income" means the total amount of money you earn each year, before deducting any amounts for taxes, insurance, retirement contributions or any other payments or expenses;

"net worth" means the total value of all your assets, minus the total value of all your liabilities. The value of an asset is equal to the price at which you could reasonably expect to sell it. In calculating your net worth, you should only include assets that are liquid, meaning assets that consist of cash or something that could be quickly and easily converted into cash, such as a publicly-traded stock. You shouldn't include any illiquid assets, such as homes, home furnishings or cars;

"net investment" means the principal amount of Securities purchased, minus principal payments received on the Securities.

Prosper Funding and PMI intend to register the offer and sale of the Securities in all 50 states as well as the District of Columbia.  As part of this process, Prosper Funding and PMI expect that states in addition to those referenced above will impose minimum financial suitability standards and maximum investment limits for lender members who reside in such states.  Should this occur, Prosper Funding and PMI will set forth these requirements in a supplement to this prospectus.  Under the lender registration agreement, lender members are required to represent and warrant that they satisfy the applicable minimum financial suitability standards and maximum investment limits of the state in which they reside.  Lender members who fail to satisfy any such requirements will not be permitted to purchase the Securities.

ABOUT THE PLATFORM

Overview

Prosper Funding operates a peer-to-peer online credit platform, which this prospectus refers to as the “platform,” that enables its borrower members to borrow money and its lender members to purchase Borrower Payment Dependent Notes, or Notes, issued by Prosper Funding, the proceeds of which facilitate the funding of the loans made to borrower members. Prosper Funding is a wholly-owned subsidiary of PMI.

PMI developed the platform and owned the proprietary technology that makes operation of the platform possible.  In connection with this offering, PMI will transfer ownership of the platform, including all of the rights related to the operation of the platform, to Prosper Funding.  PMI and WebBank expect to enter into a Loan Account Program Agreement, pursuant to which PMI, as agent of WebBank, manages the operation of the platform in connection with the submission of loan applications by potential borrowers, the making of related loans by WebBank and the funding of such loans by WebBank.  Prosper Funding and PMI expect to enter into an Administration Agreement, pursuant to which PMI has agreed to manage all other aspects of the platform on behalf of Prosper Funding.  Prior to the commencement of this offering, PMI operated the platform, facilitated the origination of loans by WebBank through the platform and issued and sold notes corresponding to those loans.  This prospectus refers to borrower loans originated and notes issued and sold through the platform prior to the commencement of this offering as “PMI Borrower Loans” and “PMI Notes,” respectively.  The PMI Notes are not offered pursuant to this prospectus.

The platform was designed to allow people to lend money to other people in an open transparent marketplace. Prosper Funding and PMI believe peer-to-peer lending represents a new model of consumer lending, where individuals can earn the interest spread of a traditional consumer lender but must also assume the credit risk of a traditional lender.  It is people that are the drivers of credit formation in peer-to-peer lending, not institutions.

Prosper Funding and PMI believe peer-to-peer lending presents an enormous opportunity to create a more transparent form of consumer lending.  Key drivers of peer-to-peer lending include:

•	The possibility of lower rates and better terms for borrowers compared to traditional sources of consumer credit, such as credit cards;

•	A new asset class for investors with the possibility of attractive risk-adjusted returns that are not directly correlated to the performance of the stock market;

•
An opportunity to combine social networking with financial services in a manner that allows users that help fund loans to feel they are directly helping other people while also potentially earning attractive returns; and

•	Growing acceptance of the Internet as an efficient and convenient forum for consumer transactions.

How the Platform Works

The platform is an online marketplace that matches individuals who wish to obtain consumer loans (“borrower members”) with those who are willing to help fund those loans (“lender members”).  A borrower member who wishes to obtain a loan through the platform must post a loan listing, or listing, on the platform.  Lender members can review all the loan listings on the platform and make a commitment towards any listing they wish to help fund.  A commitment is a commitment to purchase a promissory note, or “Note,” from Prosper Funding, the payments on which will be dependent on the payments Prosper Funding receives on the loan requested in the listing.  If a listing receives enough lender member commitments to be funded, WebBank, an FDIC-insured, Utah industrial bank, will originate the loan requested and then sell it to Prosper Funding and, at the same time, Prosper Funding will sell a Note to each lender member that made a commitment towards the loan in the principal amount of that commitment.  A borrower member who posts a loan listing is referred to as an “applicant” and an applicant who obtains a loan through the platform is referred to as a “borrower.”

In order to post a listing, an applicant must first complete a loan application.  PMI then obtains a credit report on the applicant and uses data from that report as well as data supplied by the applicant to assign a risk grade to the listing, which is called a “Prosper Rating.”  The listing is then posted on the platform.  The format for listings is shown below.  The images are not from actual listings, but rather depict hypothetical listings created for purposes of illustration in this prospectus.  Each listing includes the Prosper Rating, selected items from the applicant’s credit report, intended use of the potential loan, plus information regarding any previous loans obtained by the applicant through the platform.

Lender members can bid on listings in amounts ranging from the entire loan amount requested to as little as $25.  Thus, it is typical to have multiple lender members bid on a single listing.  As the listing is funded, the listing will show the amount of commitments made towards that potential loan by lender members.

One unique aspect of peer-to-peer lending is that it allows lender members who are friends and family of an applicant to bid on that applicant’s listing.  Friends and family bids can signal that a stronger social bond exists that could influence repayment rates.  Friends and family can also vouch for the applicant’s character.  These bids are also shown on the listing page for all lender members to review, as shown below.1

1 Neither Prosper Funding nor PMI verifies claims by a lender member that he is a friend or family member of an applicant.

The registration, processing and payment systems are automated and electronic.  Prosper Funding has no physical branches, no deposit-taking and interest payment activities and limited loan underwriting activities.  Prosper Funding’s website provides detailed information about the platform, including detailed fee information, the full text of the member legal agreements, help pages and white papers.  In addition to the customer support materials available on the website, Prosper Funding makes additional customer support available to members by email and phone (which services are currently handled by PMI as servicer pursuant to the Administration Agreement).  Its customer support team is currently located at its headquarters in San Francisco, California.

PMI will attract lender members and borrowers to www.prosper.com through a variety of sources, including referrals from other parties (such as online communities, social networks and marketers), search engine results and online and offline advertising.  Prosper Funding is not dependent on any one source of traffic to its website.  In September 2012, the website received approximately 389,574 unique visitors.

Prosper Funding generates revenue by charging lender members ongoing servicing fees on the Notes they have purchased, and from licensing fees paid by PMI for Prosper Funding’s licensing of the platform to PMI.  PMI generates revenue by collecting fees from Prosper Funding under the Administration Agreement and by collecting origination fees from WebBank as compensation for its loan origination activities on WebBank’s behalf.

Platform Participants, Registration Requirements and Minimum Credit Criteria

All platform participants must register with Prosper Funding and agree to the platform’s rules and terms of use, including consent to receipt of disclosures electronically.  At the time of registration, individuals or authorized institutional agents must provide their name, address and an email address.  After responding to an email verification, registrants must agree to the terms and conditions (including the applicable registration agreement) for the specific role for which they are registering.

Borrower Members

A borrower member may be any natural person at least 18 years of age who is a U.S. resident in a state where loans through the platform are available, with a bank account and a social security number.  After passing the anti-fraud and identity verification process, borrower members can request unsecured borrower loans at interest rates set by PMI.  PMI sets minimum credit and other credit guidelines for borrowers, as discussed in the risk grading section.

When an applicant requests a loan, PMI first evaluates whether the applicant meets the underwriting criteria established in conjunction with WebBank.  WebBank makes loans to borrowers and then sells and assigns the promissory notes evidencing those loans to Prosper Funding.  The underwriting criteria apply for all borrower loans originated through the platform and may not be changed without WebBank’s consent.  The underwriting criteria require that borrowers have a minimum credit score of a specified threshold amount (currently 640, except that the minimum is 600 for borrower members who (1) previously obtained a borrower loan and paid off the loan in full, or (2) are seeking a second loan and are otherwise eligible for a second loan), have no prior charge-offs on loans originated through the platform not have filed for bankruptcy within the last 12 months, and have at least one open trade reporting on their credit report.  In connection with the identity and anti-fraud verification process for applicants, PMI verifies the deposit account into which the loan proceeds will be deposited, to determine that the applicant is a holder of record of the account.  Even if a listing receives bids that equal or exceed the minimum amount required to fund, PMI will cancel the listing if it is unable to verify the applicant’s account.  While PMI attempts to authenticate each platform participant’s identity, its fraud checks could fail to detect identity theft, fraud and inaccuracies.  See “Risk Factors—Risks Related to Borrower Default” for more information.

Lender Members

Lender members are individuals and institutions that have the opportunity to buy Notes.  Lender members must register on the platform.  During lender registration, potential lender members must authorize Prosper Funding, or its agent, to obtain their credit report for identification purposes.  Lender members also must consent to any applicable tax withholding statement and must agree to the terms and conditions of Prosper Funding’s website.  Lender members must also enter into a lender registration agreement with Prosper Funding and PMI, which agreement governs all sales of Notes to lender members.  Lender members are not required to give credit information to the same extent as borrower members.  Both individuals and institutions may register as lender members.  An individual lender member must be a natural person at least 18 years of age and a U.S. resident, must provide his or her social security number and may be required to provide his or her state driver’s license or state identification card number.  Institutions must provide their taxpayer identification number.  At the time a lender member registers with Prosper Funding, the lender member must satisfy any minimum financial suitability standards and maximum investment limits established for the platform or the Note Trader platform by the state in which the lender member resides.  Prior to bidding on a listing, lender members must transfer funds to an account maintained on the platform (a “funding account”).  The funding account holds all funds supporting a lender member’s bids and all Note payments payable to the lender member are deposited in the funding account.

Relationship with WebBank

WebBank is a FDIC-insured, Utah-chartered industrial bank that originates all loans made through the platform.  WebBank and PMI are parties to a Loan Account Program Agreement, under which PMI manages the operations of the platform that relate to the submission of loan applications by potential borrowers, the making of related loans by WebBank and the funding of such loans by WebBank in exchange for a fee equal to the origination fee charged by WebBank.  In connection with this offering, WebBank, Prosper Funding and PMI will enter into a Loan Sale Agreement, under which WebBank will sell and assign the promissory notes evidencing the borrower loans to Prosper Funding.  As consideration for WebBank’s agreement to sell and assign the promissory notes, Prosper Funding will pay WebBank a monthly fee in addition to the purchase price of the promissory notes themselves.  Under the Loan Account Program Agreement, PMI will indemnify WebBank with respect to any damages arising from WebBank’s participation in the origination of borrower loans as contemplated in the Loan Account Program Agreement.

Risk Management

PMI’s risk management has evolved from its inception.  PMI has consistently worked to improve the information provided to lenders in order to help them make sound investment decisions.  A major source of improvement has been to progressively incorporate the historical performance of loans originated by PMI into the Prosper Ratings as more loan outcome data becomes available over time.  PMI intends to continuously refine the proprietary rating system by regularly reassessing the system and notifying Prosper Funding of any changes PMI believes should be made to the Prosper Ratings system.  For more information about how the Prosper Ratings and estimated loss rates are calculated and reassessed, see the following sections.  For more information about PMI’s obligation to regularly reassess the Prosper Ratings systems, including the reasonableness of the implied loss rates, see “About the Platform—Risk Management—Comparing Estimated Loss Rates to Actual Losses.”  PMI intends to transfer to Prosper Funding the software and intellectual property associated with the Prosper Ratings system.

Prosper Rating Assigned to Listings

Each listing is assigned a Prosper Rating.  The Prosper Rating is a letter that indicates the expected level of risk associated with the listing.  Each letter grade corresponds to an estimated average annualized loss rate range.  The rating associated with a listing reflects the loss expectations for that listing as of the time the rating is given.  This means that otherwise similar borrowers may have different Prosper Ratings at different points in time as the Prosper Rating is updated to incorporate more recent information.  There are currently seven Prosper Ratings, but this, as well as the loss ranges associated with each, may change over time as the marketplace dictates.  PMI intends to regularly update the loss rates associated with the Prosper Ratings to reflect the ongoing actual performance of historical borrower loans.  The updates will occur at least annually.

The current Prosper Ratings and the estimated loss ranges associated with them are as follows:

Prosper Rating	Est. Avg. Annual Loss Rate
AA	0.00% - 1.99%
A	2.00% - 3.99%
B	4.00% - 5.99%
C	6.00% - 8.99%
D	9.00% - 11.99%
E	12.00% - 14.99%
HR	>=15.00%

The estimated loss rate for each listing is based primarily on the historical performance of borrower loans with similar characteristics and is primarily determined by two scores: (1) a custom Prosper Score, and (2) a credit score obtained from a credit reporting agency.  The custom Prosper Score is updated periodically to include new information that is predictive of borrower risk as it becomes available or as the evidence supporting a particular datum becomes strong enough to merit its inclusion in the custom Prosper Score.

If a particular piece of information is found to be highly predictive of a borrower’s risk prior to a custom Prosper Score re-development, then it may be added to the rating process as an overlay until its impact on borrower risk is sufficiently captured by the combination of the custom Prosper Score and the credit bureau score.  Throughout 2011, for instance, increasingly strong evidence continued to emerge that successful performance on a previous loan through the platform was a strong predictor of borrower risk (borrowers having successfully performed on a previous loan through the platform were much less likely to default on a new loan than comparable borrowers who had not successfully repaid a loan through the platform).  Once this evidence was sufficiently robust, the presence of a second loan became an integral determinant of a borrower’s Prosper Rating.

Prosper Score

The Prosper Score predicts the probability of a borrower loan going “bad,” where “bad” is the probability of going more than 60 days past due within twelve months of the application date.  To create the Prosper Score, PMI developed a custom risk model using its historical data as well as a data archive from a consumer credit bureau.  PMI built the model on its applicant population so that it would incorporate behavior that is unique and inherent to that population.  In contrast, a credit score obtained from a credit reporting agency is based on a much broader population, of which applicants through the platform are just a small subset.  PMI uses both the Prosper Score and a credit score to assess the level of risk associated with a listing.

To build and validate the custom risk model, PMI used applicants from April 2008 through April 2011 and measured their performance for the twelve months following their date of application.  PMI analyzed variables available at the time of listing for potential inclusion in the final model.  Potential variables included those from the credit report and also those provided by the borrower.  PMI dropped or kept variables in the final model based on their contribution and stability over time, and went through a number of iterations before finalizing the model in its current form.  The final model includes variables such as Inquiries last six months and Debt-to-Income Ratio.

The model assigns weights to all of its variables based on their value in predicting the likelihood of a loan going bad.  For a given listing, the model estimates the probability of the related loan becoming bad, which is called the listing’s “probability of bad.”  The probability of bad for a listing is then mapped to a Prosper Score, which is displayed as part of that listing.  Prosper Scores range from 1 to 10, with 10 being the best, or lowest risk value.  The probability of bad ranges and the corresponding Prosper Scores are as follows.

Probability Bad	Prosper Score
> 9.50%	1
8.00 < x <= 9.50%	2
7.00 < x <= 8.00%	3
6.10 < x <= 7.00%	4
5.30 < x <= 6.10%	5
4.50 < x <= 5.30%	6
3.80 < x <= 4.50%	7
3.20 < x <= 3.80%	8
2.50 < x <= 3.20%	9
0.00 < x <= 2.50%	10

For example, a probability of bad of 3.29% equates to a Prosper Score of 8 and a probability of bad of 12.00% equates to a Prosper Score of 1.  The probability of bad ranges may change over time as additional performance data is acquired.

Credit Score

In addition to the Prosper Score, another major element used to determine the Prosper Rating for a listing is a credit score from a consumer reporting agency.  PMI currently uses Experian’s Scorex PLUS score, although it may use one or more different scores in the future.  The minimum credit score required for a borrower to post a listing is 640, except for borrower members who (i) previously obtained a loan through the platform and paid off the loan in full, or (ii) are seeking a second loan while their first loan is still outstanding and are otherwise eligible for such second loan, for whom the minimum score required is 600.

PMI obtains a borrower’s credit score at the time his listing is created, unless it already has a credit score on file that is not more than thirty days old.  This credit score is used to determine the Prosper Rating for the listing, and the range that credit score falls within is also included in the listing.  If available, PMI obtains updated credit scores on a monthly basis for borrowers with outstanding loans, and it includes the applicable score ranges by month in listings on the Note Trader platform.  Neither Prosper Funding nor PMI discloses the borrower’s exact credit score to any of Prosper Funding’s members, except for the borrower himself.

Assigning Estimated Loss Rates

Estimated loss rates are based on the historical performance of loans originated through the platform with similar characteristics and are primarily determined by Prosper Scores and credit scores.  The starting point for this determination is the base loss rate table, shown below, which PMI created by dividing the range of Prosper Scores and credit scores into multiple segments and combining them into a single grid.  A base loss rate is estimated for each cell in the table, based on the historical performance of loans originated on the platform that occupied the same cell ( i.e., that had the same point of intersection for their Prosper Score and credit score).  Cells may be given the same loss rate due to small volume, similar behavior or both.  PMI reviews loan performance on a monthly basis to see how the loss estimates compare to the actual performance of borrower loans, and makes any adjustments to those estimates it deems necessary based on such reviews.  Please refer to the website for the estimated base loss rate table currently in use.  Estimated base loss rates for the cells in the table below correspond to those in effect for PMI applicants as of December 18, 2012.

	Experian Scorex Plus Score
Prosper Score	600-619	620-639	640-649	650-664	665-689	690-701	702-723	724-747	748-777	778+
1	22.00%	22.00%	22.00%	22.00%	22.00%	22.00%	22.00%	22.00%	22.00%	22.00%
2	22.00%	22.00%	22.00%	22.00%	12.75%	12.75%	12.25%	12.25%	12.25%	12.25%
3	22.00%	22.00%	13.25%	12.25%	11.75%	11.25%	10.75%	10.25%	9.75%	9.25%
4	22.00%	22.00%	12.75%	10.75%	10.25%	9.25%	8.24%	7.99%	7.24%	6.24%
5	22.00%	22.00%	12.25%	10.75%	9.75%	8.74%	7.99%	7.49%	6.24%	5.99%
6	22.00%	22.00%	11.75%	10.25%	9.25%	8.49%	7.24%	6.24%	5.74%	5.49%
7	22.00%	22.00%	11.25%	9.75%	9.25%	7.99%	6.99%	5.49%	4.99%	4.49%
8	22.00%	22.00%	10.75%	9.25%	7.99%	5.99%	5.49%	3.24%	2.99%	2.74%
9	22.00%	22.00%	9.25%	8.99%	7.49%	4.99%	4.74%	2.74%	2.74%	2.49%
10	22.00%	22.00%	8.99%	8.49%	7.24%	4.74%	3.99%	1.99%	1.49%	0.99%

The table above applies to borrowers seeking their first loan through the platform.  Although borrowers with credit scores below 640 are depicted in the table above, borrowers seeking a first loan whose credit score is below 640 are not currently eligible for a loan on the platform.  PMI can make adjustments to the base loss rate to determine the final loss rate.  The final loss rate determines the Prosper Rating.  PMI currently makes adjustments if the applicant has already been a borrower on the platform and based on loan term.  The value of the adjustments are based on historical PMI data, where available, as well as observed industry performance and behavior.  An example of a potential adjustment is shown below:

Here is an example of how the final loss rate and Prosper Rating for a loan listing would be calculated:
- Applicant credit bureau score = 730 and Prosper score = 7
- Applicant has a previous Prosper loan

Base Loss Rate:		5.49%
Adjustments:
	-Previous Loan:	-1.75%
Final Loss Rate:		3.74%
Prosper Rating:		A

Calculating Loss Estimates

Loss rates for a particular group of loans will be a function of the group’s delinquency and loss behavior over time, pre-payment behavior over time, and responsiveness to collections activity.  For loans originated through the platform, the largest driver of the loss rate is the rate at which a group of loans becomes delinquent and charges off. A loan becomes “charged off” and is considered a loss when it becomes 121+ days past due.

Modeling Loss Rates.  The loss rate is the balance-weighted average of the monthly loss rates for the group of loans over the term of the loans.  The gross loss rate is adjusted for principal recovery net of collection expenses to arrive at a net loss rate.

Estimating Losses.  PMI determines the loss component of the loss rate calculation by analyzing losses for historical PMI loans and adjusting to reflect anticipated deviations from historical performance that may exist due to the current macro-economic or competitive environment.  Changes in delinquency and losses have the largest impact on the expected loss rate of a group of loans, and so changes in loan performance are monitored on at least a monthly basis.

Calculating Average Balance.  To calculate the average balance for each period, PMI used the amount of loan principal on loans that are still open and have not been charged-off or paid off. As loan payments are made, the principal balance of each loan declines over time.

When a loan pays faster than its amortization schedule (pre-payment), the portion of the principal that is pre-paid is no longer included in the outstanding balance for subsequent periods. Once a loan has been charged-off, the principal associated with this loan is considered a credit loss and is no longer included in the outstanding periodic balance.

Collection Expense and Recovery Adjustments.  When an account becomes more than 30 days past due, it is referred to a collection agency.  Collection agencies are compensated by keeping a portion of the payments they collect based on a predetermined schedule.  Once an account has been charged-off, any subsequent payments received or proceeds from the sale of the loan in a debt sale are considered recoveries and reduce the amount of principal lost.

Comparing Estimated Loss Rates to Actual Losses

Loan performance is reviewed on a monthly basis to determine how loss estimates compare to the actual performance of loans.  As part of this monthly review, the processes for calculating and assigning estimated loss rates and Prosper Ratings described in the preceding sections are reassessed to ensure continued accuracy.  Actual performance relative to expectations is a major factor when deciding on adjustments to loss expectations going forward.  The graphs below show the expected versus actual cumulative dollar loss rates by Prosper Rating for PMI Borrower Loans booked from July 13, 2009 through September 30, 2011.  Performance is as of September 30, 2012.   Loss performance is tracked by vintage and the rating segments shown are those that appeared on the note at the time it was funded.  The graphs include only quarterly vintages where all PMI Borrower Loans originated during that period have been outstanding at least 10 months.

The plot below shows the vintage cumulative losses of all loans originated during the period of interest and compares those losses to an origination-dollar weighted average expectation.  Aside from the 2011Q2 and 2011Q3 vintages of originated loans, all vintages are tracking at or below the average cumulative loss expectation.

Note: Expectation line reflects the weighted average expected loss rate across all vintages at the time of origination

The remaining plots show the actual vintage performance within each Prosper Rating grade.  The rating segments are divided according to the rating that the loan was given at the point it was originated.  All loans underwritten on the platform for the period of interest are shown.

Note: Expectation lines represent the high end of the estimated loss rate range for each Prosper Rating, except for HR, where the high end of the range is 100% and we have set the expectation curve at 24.75%, which equates to a 17% annualized loss rate.

In aggregate, actual losses for each maximum loss rate on the vintage and Prosper Rating have been well-calibrated relative to our expectations.  Some vintages came in slightly higher than expectations and some slightly lower, but there have not been any instances of losses systemically or materially deviating from expectations.  We track loan performance relative to our estimates regularly and adjust those estimates to the extent we deem appropriate to more accurately reflect anticipated deviations from historical performance that may arise due to changes in the macro-economic or competitive environment. But we have not made any fundamental changes to our methodology for estimating loss rates or calculating Prosper Ratings based on any such review. Please note that the historical performance of PMI Borrower Loans may not be indicative of the future performance of Prosper Funding borrower loans.  See “Risk Factors—Risks Related to Prosper Funding and PMI, the Platform and Prosper Funding and PMI’s Ability to Service the Notes” for more information.

Criteria for Applying for a Second Loan

Borrowers may have up to two loans outstanding at any one time, provided that the aggregate outstanding principal balance of both borrower loans does not exceed the then-current maximum allowable loan amount for borrower loans (currently $25,000, but which may increase to $35,000 in the future).  Any outstanding loan made through the platform is treated as a “loan” for purposes of this two loan limit.  Currently, to be eligible to obtain a second borrower loan while an existing loan is outstanding:

•
Borrowers must be current on their existing borrower loan, and must not have been more than 30 days past due in making their most recent monthly borrower loan payments for a specified number of months (between six and twelve, depending on the borrower’s credit score range at time the existing loan was obtained);

•
Borrowers may not post a listing for a second borrower loan within six to twelve months (depending on the borrower’s credit score range at time the existing loan was obtained) following the date of origination of their existing borrower loan; and

•	Borrower’s credit score must be 600 or more.

Underwriting requirements for borrower loans, including eligibility requirements for second loans, are subject to change from time to time.

Maximum Loan Amount

The maximum loan amount for a listing is determined by the applicant’s Prosper Rating.  The table below shows the maximum loan amount for each Prosper Rating:

Prosper Rating	Maximum Loan Amount (In Dollars)
AA	25,000
A	25,000
B	15,000
C	15,000
D	15,000
E	4,000
HR	4,000

Borrower Identity and Financial Information Verification

Prosper Funding reserves the right in its member agreements to verify the accuracy of all statements and information provided by borrower members and lender members in connection with listings, commitments and borrower loans.  It may conduct its review at any time before, during or after the posting of a listing, or before or after the funding of a borrower loan.  If it is unable to verify material information with respect to an applicant or listing, Prosper Funding will cancel or refuse to post the listing or cancel any or all commitments against the listing.  Prosper Funding may also delay funding of a borrower loan in order to verify the accuracy of information provided by an applicant in connection with the listing, or to determine whether there are any irregularities with respect to the listing.  If Prosper Funding identifies material misstatements or inaccuracies in the listing or in other information provided by the applicant, it will cancel the listing or related loan.

PMI verifies the identity of every borrower who obtains a loan through the platform using a combination of documentary and non-documentary methods.  It asks each applicant to submit a copy of her current driver’s license, passport or other government-issued, photo identification card, which are authenticated using third-party reference materials.  In addition, the information contained in the applicant’s credit report is compared with the information contained in the application, and the application information is run through a fraud database.  Finally, PMI requires the applicant to submit bank statements, cancelled checks or other documentary evidence to verify the accuracy of her bank account information.  To the extent any of these processes identify inconsistencies between the information submitted by the applicant and the information contained in another data source, the applicant must submit documentation to resolve the discrepancy to PMI’s satisfaction.  For example, the applicant might be required to submit a recent utility bill to reconcile a discrepancy between the current address listed in her application and the one listed in her credit report.  For the small number of applicants who do not have a current, government-issued photo identification card, PMI may rely on the other screening processes described above to verify their identity.  But PMI obtains and authenticates photo identification from the great majority of applicants, and performs the other processes described above for all borrowers.  If it is unable to verify the identity of an applicant in the manner described above, PMI will cancel the applicant’s listing or pending loan.

In addition to the identity verification processes just described, PMI verifies income and employment information for a subset of applicants based on a proprietary algorithm.  The intention of this algorithm is to identify instances where the applicant’s self-reported income is highly determinative of the applicant’s Prosper Rating.  The algorithm gives greatest weight to the following factors:

•	Prosper Rating;

•	loan amount;

•	stated income; and

•	debt-to-income ratio.

To verify an applicant’s income, PMI requires the applicant to submit a paystub from within the last thirty days and a W-2 or Form 1099 from the prior calendar year.  To verify an applicant’s employment, PMI obtains confirmation from the human resources department of the applicant’s employer, verbally or by email, or phones the main phone number of the applicant’s employer and confirms that it can be connected directly to the applicant’s work number from that main number.

Between July 14, 2009 and September 30, 2012  (based on start time of the applicable bidding period), PMI verified employment and/or income on approximately 42% of the PMI Borrower Loans originated on the platform on a unit basis (14,369 out of 34,042) and approximately 65% of originations on a dollar basis ($147,598,201 out of $228,420,210).  Breaking these numbers down by Prosper Rating:

●
for PMI Borrower Loans with a Prosper Rating of AA, A or B, PMI verified income and/or employment information on approximately 60% of the loans originated on a unit basis (7,249 out of 12,007) and approximately 80% of originations on a dollar basis ($86,019,552 out of $106,872,571);

●
for PMI Borrower Loans with a Prosper Rating of C or D, PMI verified income and/or employment information on approximately 48% of the loans originated on a unit basis (5,928 out of 12,265) and approximately 65% of originations on a dollar basis ($54,282,569 out of $83,650,459); and

●
for PMI Borrower Loans with a Prosper Rating of E or HR, PMI verified income and/or employment information on approximately 12% of the loans originated on a unit basis (1,192 of 9,770) and approximately 19% of originations on a dollar basis ($7,296,081 out of $37,897,210).

Between July 14, 2009 and December 31, 2011, PMI canceled 10.8% of the loan listings for which it verified employment and/or income information because the listings contained inaccurate or insufficient employment or income information.  PMI will continue to use the same criteria for selecting listings for employment or income verification that it used for PMI Borrower Loans.  In addition, under the Administration Agreement, PMI is required to perform borrower identity and financial information verification services in the manner and to the extent contemplated in this section.  Please note, however, that historical data regarding PMI Borrower Loans may not be indicative of the future characteristics of Prosper Funding’s borrower loans.  See “Risk Factors—Risks Related to Prosper Funding and PMI, the Platform and Prosper Funding’s Ability to Service the Notes” for more information.

If an applicant fails to provide satisfactory information in response to an income or employment verification inquiry, PMI will (a) request additional information from the applicant, (b) cancel the applicant’s listing or (c) refuse to proceed with the funding of the loan.  Where PMI chooses to verify an applicant’s income or employment information, the verification is normally done after the applicant’s listing has already been posted.  This allows PMI to focus its verification efforts on the listings most likely to fund, and increases the percentage of funded loans that are subject to verification.

When PMI identifies inaccurate employment or income information in an  application or listing that has resulted in the applicant obtaining a different Prosper Rating or interest rate for her listing than she would have obtained if she had provided the correct information, PMI cancels the listing. If PMI identifies inaccurate information in a listing that does not trigger cancellation of the listing, it does not update the listing to include the corrected information. Cancellation automatically triggers a notice to the applicant and any lender members who made commitments that the listing has been cancelled, and PMI sends an adverse action notice to the applicant indicating the reasons for cancellation.  PMI makes the funds committed by the lender members on the cancelled listing immediately available to them for bidding on other listings.

PMI generally does not verify information included by applicants in their listings other than identity, income and employment information.  Similarly, it does not verify the information in any recommendations from an applicant’s Prosper friends or putative friends and family.  PMI derives the applicant’s debt-to-income ratio, or “DTI,” from a combination of the applicant’s self-reported income and information from the applicant’s credit report.  The credit data that appears in listings is taken directly from the applicant’s credit report.  Although applicants may provide proof of homeownership to establish homeownership status, in most instances, homeownership status is derived from the credit report as well.  For example, if the credit report reflects an active mortgage loan, the applicant is presumed to be a homeowner.  Lender members should not rely on unverified information provided by applicants.

Prosper Funding or PMI’s participation in funding loans on the platform from time to time has had, and will continue to have, no effect on the income and employment verification process, the selection of loan requests verified or the frequency of income and employment verification.

PMI is continuously looking for ways to improve the verification procedures in a cost-effective manner in order to increase the repayment performance of loans.  See “Risk Factors—Risks Related to Borrower Default—Information supplied by applicants may be inaccurate or intentionally false. Information regarding income and employment is not verified in many cases” for more information.

Note Repurchase and Indemnification Obligations

The Indenture

Under the Indenture, if a “Repurchase Event” occurs with respect to a Note, Prosper Funding will, at its sole option, either repurchase the Note from the holder or indemnify the holder of the Note for any losses resulting from nonpayment of the Note or from any claim, demand or defense arising as a result of such Repurchase Event.  A “Repurchase Event” with respect to a Note means (i) a Prosper Rating different from the Prosper Rating actually calculated by Prosper Funding was included in the listing for the corresponding borrower loan, as a result of which the interest of the holder in the Note is materially and adversely affected, (ii) a Prosper Rating different from the Prosper Rating that should have appeared was included in the listing for the corresponding borrower loan because either Prosper Funding inaccurately input data into the formula for determining the Prosper Rating or inaccurately applied the formula for determining the Prosper Rating and, as a result, the interest of the holder in the Note is materially and adversely affected, or (iii) the corresponding borrower loan was obtained as a result of verifiable identify theft on the part of the purported borrower member and a material payment default under the corresponding borrower loan has occurred.

The determination of whether verifiable identify theft has occurred is in Prosper Funding’s sole discretion, and Prosper Funding has the exclusive right to investigate such claims.  Prosper Funding may, in its reasonable discretion, require proof of the identify theft, such as a copy of a police report filed by the person whose identify was wrongfully used to obtain the corresponding borrower loan, an identity theft affidavit, a bank verification letter or all of the above.  Because Prosper Funding is the sole entity with the ability to investigate and determine verifiable identify theft, which in turn triggers its repurchase and indemnification obligations, a conflict of interest exists.  We believe the risk created by this conflict of interest is mitigated by three factors that incent Prosper Funding to vigorously investigate claims of identity theft. First, without the protection offered by its repurchase and indemnification obligations, fewer potential lender members will have the confidence to participate in the platform, limiting the growth and long term profitability of Prosper Funding.  Second, the agreements with WebBank include a requirement—and accompanying audit function—to insure that claims of identity theft are thoroughly investigated and accurately reported. Third, California statutes provide severe penalties to victims of identity theft if it is shown that a claim of identity theft was not adequately investigated or was frivolously dismissed.  See “Risk Factors—Risks Related to Borrower Default—The fact that Prosper Funding has the exclusive right and ability to investigate claims of identity theft in the origination of loans creates a significant conflict of interest between Prosper Funding and the lender members.”

Prosper Funding is under no obligation to repurchase a series of Notes or indemnify any holder of Notes under the indenture if a correctly determined Prosper Rating fails to accurately predict the actual losses on a borrower loan.   In addition, the remedy described above for identity theft only provides protection against identity theft; in no way is it a guarantee of a borrower’s self-reported information (beyond identity) or a borrower’s creditworthiness.  See “Risk Factors-- Risks Inherent in Investing in the Notes—Prosper Funding is not obligated to indemnify a Note holder or repurchase any Notes except in limited circumstances.” Prosper Funding expects the incidence of identity fraud on the platform to be low because of its identity verification process. From inception until September 30, 2012, PMI experienced identity fraud cases affecting 38 PMI Borrower Loans. In the cases of identity theft PMI has experienced, it received a police report and identity theft affidavit from the victim evidencing that identity theft had occurred. Please note that historical data regarding PMI Borrower Loans may not be indicative of the future characteristics of Prosper Funding’s borrower loans. See “Risk Factors—Risks Relating to Prosper Funding and PMI, the Platform and Prosper Funding’s Ability to Service the Notes” for more information.

The Lender Member Registration Agreements

Under Prosper Funding’s lender member registration agreements, Prosper Funding represents and warrants that (i) if a lender member uses an automated bidding tool or order execution service offered by Prosper Funding, such as Quick Invest, Auto Quick Invest or Premier, to identify Notes for purchase, each Note purchased will conform to the investment criteria provided by the lender member through such tool or service, and (ii) each Note that a lender member purchases from Prosper Funding will be in the principal amount of the bid such lender member placed and will correspond to the borrower loan on which such lender member bid.  If Prosper Funding breaches either of these representations and warranties and, as a result, the Note sold to a lender member is materially different from the Note that would have been sold had the breach not occurred or if the lender member would not have purchased the Note at all absent such breach, Prosper Funding will, at its sole option, either indemnify the lender member from any losses resulting from such breach, repurchase the Note or cure the breach, if the breach is susceptible to cure.  If Prosper Funding breaches any of its other representations and warranties in the lender member registration agreement and such breach materially and adversely affects a lender member’s interest in a Note, Prosper Funding will, at its sole option, either indemnify the lender member, repurchase the affected Note from such lender member or cure the breach.  The determination of whether a breach is susceptible to cure is in Prosper Funding’s sole discretion.

Calculation of Repurchase Price and Indemnification Payments

If Prosper Funding elects to repurchase a Note in connection with a Repurchase Event or the breach of a representation or warranty under a lender member registration agreement, the repurchase price will be equal to the principal amount outstanding on the Note as of the date of repurchase and will not include accrued and unpaid interest.  If Prosper Funding elects to provide indemnification in connection with a Repurchase Event or the breach of a representation or warranty under a lender member registration agreement, Prosper Funding will not be required to take any action with respect to any losses suffered until the effected Note is at least one hundred twenty (120) days past due.  For purposes of indemnification, Prosper Funding will calculate the losses resulting from nonpayment of a Note based on the principal amount outstanding on the Note.  If Prosper Funding makes an indemnification payment, Prosper Funding will be entitled to retain any subsequent recoveries that it receives on the effected Note.

Effect on PMI Management Rights

If Prosper Funding repurchases any Notes, PMI will concurrently repurchase the related PMI Management Right for zero consideration.

Historical Performance of PMI Borrower Loans

The performance of borrower loans is a function of the credit quality of borrowers and the risk and return preferences of lender members.  Lender members can choose to pursue a variety of bidding strategies, including strategies that may or may not maximize the return on their investment.  When making commitment decisions, lender members consider applicants’ Prosper Ratings, credit scores, debt-to-income ratios and other credit data and information displayed with listings.    See “Risk Factors—Risks Related to Borrower Default.”

The graph below displays the overall level of delinquency for the PMI Borrower Loan portfolio on a calendar basis.  Loss estimates for the portfolio on a vintage basis may be found in the section “Comparing Estimated Loss Rates to Actual Losses”.  Loans that are more than 30 days past due are considered to be severely delinquent due to the significant decrease in the likelihood of receiving future payment once a loan has missed two payments.

The following table presents aggregated information as of September 30, 2012, grouped by Prosper Rating, for all PMI Borrower Loans originated on the platform from July 13, 2009 through September 30, 2012.  With respect to delinquent PMI Borrower Loans, the table shows the entire amount of the principal remaining due (not just that particular payment) as of September 30, 2012.

From July 13, 2009 through  September 30, 2012, 34,042 PMI Borrower Loans were originated on the platform with an average original principal amount of $6,672 and an aggregate original principal amount of $227,112,997.  As of September 30, 2012, 69.1% of these loans were current or had not reached their first billing cycle and 20.7% were paid in full, 2.0% were 1 to 30 days past due, 2.1% were more than 30 days past due, and 6.1% had defaulted.  A PMI Borrower Loan is considered to have defaulted when it is more than 120 days past due or has been discharged in bankruptcy.  Of these 34,042 loans, 4,037 loans, or 11.9%, have been greater than 15 days past due at any time, 3,256 loans, or 9.6%, have been more than 30 days past due at any time, and 2,654 or 7.8%, have been more than 60 days past due at any time.

Of PMI Borrower Loans originated after July 13, 2009, 2,082 have defaulted as of September 30, 2012, equaling a total net defaulted amount of $10,552,181.  Of these 2,082 defaulted loans, the borrowers of 239 loans have filed for bankruptcy, resulting in a net defaulted amount of $970,324.

The data in the preceding tables regarding PMI Borrower Loans may not be representative of the loss experience that will develop for Prosper Funding’s borrower loans.  In addition, the data in the preceding tables regarding prepayments may not be representative of the prepayments Prosper Funding expects over time.

The following table presents aggregate information, as of September 30, 2012, regarding the results of PMI’s collection efforts for PMI Borrower Loans originated after July 13, 2009 that became more than 30 days past due at any time, grouped by Prosper Rating.

PMI may alter the terms or make principal reductions on some loans, which may include cases where a reduction in the initial interest rate is required by law.  The Servicemembers’ Civil Relief Act requires interest rates to be reduced to 6% while a borrower in the armed forces is on active duty.

PMI Borrower Loans

The following table presents aggregated information about borrowers for PMI Borrower Loans originated over the period from July 13, 2009 to September 30, 2012, grouped by Prosper Rating.

The following table presents aggregated information about borrowers for PMI Borrower Loans originated over the period from July 13, 2009 to September 30, 2012, grouped by Prosper Rating.  The information for each borrower was obtained from a credit reporting agency at the time the borrower’s loan application was submitted.  PMI has not independently verified this information:

Prosper Rating	Average Experian ScoreExPlus Score	Average Number of Current Delinquencies	Average Number of Open Credit Lines	Average Number of Total Credit Lines
AA	801	0.04	8.89	26.39
A	753	0.16	8.89	26.13
B	718	0.28	8.34	25.17
C	706	0.35	8.62	26.88
D	693	0.44	8.11	25.70
E	671	0.70	8.27	27.55
HR	687	0.64	7.96	26.65

Please note that historical data regarding PMI Borrower Loans may not be indicative of the future characteristics of Prosper Funding’s borrower loans.  See “Risk Factors—Risks Related to Prosper Funding and PMI, the Platform and Prosper Funding’s Ability to Service the Notes” for more information.

Posted Borrower Loan Listings

Once a loan listing is completed by an applicant, the listing is posted on the website and then becomes available for bidding by lender members. A loan listing is a request by the applicant for a borrower loan in a specified amount.

When creating a listing, the applicant may opt for partial funding.  Partial funding means the applicant’s loan does not have to receive bids for 100% of the amount requested to fund, but can be funded if it receives bids for 70% or more of the amount requested.  Each listing indicates whether the applicant has elected partial funding and, if so, the minimum amount of bids required for the loan to fund.  Prosper Funding may change the percentage threshold for partial funding, which is currently set at 70%, from time to time.  Any such change will be disclosed on the website, and will only affect listings created after such change is implemented.

Borrower loans are unsecured obligations of individual borrowers with an interest rate determined by Prosper Funding and with a specified loan term, currently set at one, three or five years, but which Prosper Funding may in the future extend to between three months to seven years. Applicants may currently request loans within specified minimum and maximum principal amounts (currently, between $2,000 and $25,000, but which may expand to between $500 and $35,000 in the future), which are subject to change from time to time. Borrower loans may be repaid at any time by borrowers without prepayment penalty.  A borrower loan will be made to an applicant only if the applicant’s listing has received bids equal to or exceeding the minimum amount required for the listing to fund.

In addition to the applicant’s requested loan amount, listings include:

•	the interest rate, annual percentage rate and monthly payment amount on the requested loan;

•	the servicing fee lenders must pay;

•	the lender yield percentage (interest rate on the loan, net of the servicing fee);

•	the Prosper Rating and estimated loss rate;

•	the Prosper Score and credit score range;

•	the minimum amount required for the loan to fund and whether the applicant has opted for partial funding;

•	the number of accounts on which the applicant is currently late on a payment, including unpaid derogatory accounts;

•	the total past-due amount the applicant owes on all delinquent and derogatory accounts;

•	the number of 90+ days past due delinquencies on the applicant’s credit report;

•	the number of public records (e.g., bankruptcies, liens, and judgments) on the applicant’s credit report over the last 12 months, and over the last 10 years;

•	the number of inquiries made by creditors to the applicant’s credit report in the last six months;

•	the month and year the applicant’s oldest recorded credit line (e.g., revolving, installment, or mortgage credit) was opened;

•	the total number of credit lines appearing on the applicant’s credit report, along with the number that are open and current;

•	the total balance on all of the applicant’s open revolving credit lines;

•	the applicant’s bankcard utilization ratio, expressed as a percentage, reflecting the ratio of the total balance used, to the aggregate credit limit on, all of the applicant’s open bankcards;

•	whether the applicant owns a home;

•	DTI percentage;

•	the applicant’s self-reported income range, occupation, employment status, and intended use of funds;

•	the amounts and dates of all lender member bids;

•	the applicant’s Prosper friends who have bid on the listing, together with any narrative recommendation from a bidding Prosper friend;

•	the applicant’s group affiliations, if any; and

•
if the applicant previously obtained one or more loans through the platform, a description of such loan activity, including the number and aggregate principal borrowed on such loans, the current outstanding principal balance of any existing loan, the payment history on such loans, and the applicant’s credit score ranges as of the four most recent dates credit reports were obtained on the applicant in connection with the applicant’s listings, with an arrow indicator denoting whether the applicant’s credit score has improved, declined or remained unchanged since the applicant’s most recent Prosper loan.

Part of an applicant’s credit profile displayed in listings is a DTI ratio.  DTI is one measure of the applicant’s ability to take on additional debt.  This number takes into consideration how much debt the applicant has or will have, including the requested loan amount.  DTI is expressed as a percentage and is calculated by dividing the applicant’s monthly debt payments, including the debt resulting from the borrower loan being requested, by the applicant’s monthly income.  Such debt amounts are taken from the applicant’s credit report without verification and exclude monthly housing payments, and the applicant’s income is self-reported and may not be verified by Prosper Funding or PMI.

Listings may include the applicant’s narrative description of why the loan is being requested, and of the applicant’s financial situation.

For PMI Borrower Loans funded between July 13, 2009 and September 30, 2012, borrowers identified their intended use of loan proceeds by unit distribution as follows:

•	debt consolidation (approximately 47%);

•	business use, such as financing their home-based or small businesses (approximately 10%);

•	home improvement (approximately 11%);

•	financing the purchase of an automobile (approximately 5%); and

•	other (approximately 27%).

Applicants typically state the use of funds in a short sentence or clause, such as “Consolidate my credit card debt and be rid of it.”  Please note that historical data regarding PMI Borrower Loans may not be indicative of the future characteristics of Prosper Funding’s borrower loans.  See “Risk Factors—Risks Related to Prosper Funding and PMI, the Platform and Prosper Funding’s Ability to Service the Notes” for more information.

Loan listings and other borrower information available on the platform or in the sales and listing reports are statements made in connection with the purchase and sale of securities, and are therefore subject to Rule 10b-5 of the Exchange Act as well as the antifraud provisions of the Securities Act.  In general, Section 10b-5 and the antifraud provisions of the Securities Act provide the purchaser of securities with a right to bring a claim against the issuer for damages arising from any untrue statement of material fact or failure to state a material fact necessary to make any statements made by the issuer not misleading.  In this prospectus, Prosper Funding and PMI advise you of the limitations on the reliability of the information provided by applicants with respect to loan listings.  Accordingly, a court could determine that Prosper Funding and PMI have advised you of all material facts regarding the information supplied by applicants and your recourse in the event this information is false or misleading may be extremely limited under the securities laws because you have been so advised.  Alternatively, the SEC or a court could determine that Prosper Funding and PMI have not advised you of all of the material facts regarding an investment in the Securities, which could give you the right to rescind your investment and obtain damages, and could subject Prosper Funding and PMI to civil fines or criminal penalties in addition to any such rescission rights or damages.

How to Bid to Purchase Notes

A bid on a listing is a lender member’s binding commitment to purchase a Note in the principal amount of the lender member’s bid, should the listing receive bids equaling or exceeding the amount required for the listing to fund.  Lender members bid the amount they are willing to commit to purchase a Note dependent for payment on payments Prosper Funding receives on the borrower loan described in the listing.

The bidding period for a listing begins when the listing is posted on the platform and ends either 14 days after posting or on the first date on which the listing has received bids totaling the loan amount requested, whichever is earlier.  Lender members cannot place bids on a listing once its bidding period has ended.  If the applicant opts for partial funding, the bidding period still will not end prior to the end of the 14 day listing period unless the listing has received bids totaling the full amount of the loan requested.

If the listing does not receive bids equal to or exceeding the minimum amount required for the loan to fund by the end of the bidding period, the listing will terminate and will not be funded.  Applicants whose listings expire due to an insufficient amount of bids may post a new listing on the platform, although Prosper Funding has the right under the borrower registration agreement to limit the number of listings a borrower member may post on the platform.

In order to bid on a listing, a lender member must have funds on deposit in his lender member account in at least the amount of the bid.  Once bids are placed, they are irrevocable.  Lender members may not cancel their bids or withdraw the amount of their bids from their accounts unless the bidding period expires without the listing having received bids in the required minimum amount, or unless the listing is withdrawn or cancelled.    See “About the Platform—Structure of Lender Member Accounts and Treatment of Lender Member Balances” for more information.

Currently, the minimum amount a lender member may bid is $25, and the maximum amount a lender member may bid is the amount of the requested borrower loan.  The maximum aggregate amount a single lender member may bid on the platform is currently $5,000,000 for individuals and $50,000,000 for institutions.  Prosper Funding may change the minimum bid amount or the maximum aggregate bid amounts from time to time.  Depending on the amount of the winning bids at the end of the bidding period, there may be a winning bidder on a listing with a winning bid of less than $25.  But there cannot be more than one partial winning bid on a listing.

A listing that gets funded typically receives bids from many different lender members.  For example, from July 2009 through September 30, 2012, the average aggregate size of a PMI Borrower Loan was approximately $6,672 and the average bid was approximately $70.  Please note that historical data regarding PMI Borrower Loans may not be indicative of the future characteristics of Prosper Funding’s borrower loans.  See “Risk Factors—Risks Related to Prosper Funding and PMI, the Platform and Prosper Funding’s Ability to Service the Notes” for more information.

Lender members may browse online through available listings displayed on the platform by desired borrower loan amount, yield percentage, Prosper Rating, estimated loss rate, debt-to-income ratio, group or other applicant characteristics.  Alternatively, lender members can use Quick Invest, a loan search tool, to identify loan listings that meet their investment criteria.  A lender member can bid on as many listings as the lender member desires, subject to the aggregate bidding limit.  A lender member can diversify her risk of default if she elects to do so.  It is solely up to the individual lender members to select their bidding method and the credit characteristics that are acceptable to the lender member and to determine a diversification strategy.

Quick Invest

Quick Invest is a loan search tool that allows lender members to identify listings that meet their investment criteria.  A lender member using Quick Invest is asked to indicate (i) the Prosper Rating or Ratings she wishes to use as search criteria, (ii) the total amount she wishes to invest and (iii) the amount she wishes to invest per Note.  If she wishes to search for Notes using criteria other than, or in addition to, Prosper Rating, she can use one or more of several dozen additional search criteria, such as loan amount, debt-to-income ratio and credit score.  The only criteria a lender member cannot specify in Quick Invest are the listing description and the monthly payment amount.

Quick Invest then compiles a basket of Notes for the lender member’s consideration that meet her search criteria.  If the pool of Notes that meet her criteria exceeds the total amount she wishes to invest, Quick Invest selects Notes from the pool based on how far the listings corresponding to the Notes have progressed through the loan verification process,   i.e.  , Notes from the pool that correspond to listings for which the loan verification process has been completed will be selected first.  If the pool of Notes that meet the lender member’s criteria and for which the loan verification process has been completed still exceeds the amount she wishes to invest, Quick Invest selects Notes from that pool based on the principle of first in, first out, i.e.  ,  the Notes from the pool with the corresponding listings that were posted on the platform earliest will be selected first.  If the pool of Notes that meet the lender member’s specified criteria exceeds the amount she wishes to invest, but the subset of that pool for which the loan verification process has been completed does not equal the amount she wishes to invest, Quick Invest selects all of the Notes that correspond to listings for which the loan verification has been completed and makes up the difference by selecting Notes from the remaining pool on a first in, first out basis.  To the extent available Notes that meet the lender member’s criteria are insufficient to fill her order, the lender member is advised of this shortfall and given an opportunity either to reduce the size of her order or modify her search criteria to make her search more expansive.

If the lender member’s search criteria included multiple Prosper Ratings, Quick Invest divides her basket into equal portions, one portion representing each Prosper Rating selected, and then attempts to fill each portion in the manner just described.  To the extent there are insufficient Notes available with a particular Prosper Rating to fill that portion of the lender member’s basket, Quick Invest attempts to make up the deficit by including additional Notes with the other Prosper Ratings selected in equal proportions. To the extent available Notes with these other Prosper Ratings are still insufficient to fill the lender member’s order, the lender member is advised of this shortfall and given an opportunity either to reduce the size of her order or to modify her search criteria to make her search more expansive.

For example, if a lender member using Quick Invest indicated that she wished to invest a total of $600 in Notes with a Prosper Rating of B, C or D, Quick Invest would first attempt to fill her order with equal portions of B, C and D Notes ($200 – B; $200 – C; $200 – D).  If there were only $100 of D Notes available, the search tool would attempt to increase the allocation of B and C Notes from $200 to $250 ($250 – B; $250 – C; $100 – D).  If there were $250 of B Notes available but only $200 of C Notes available, the search tool would then attempt to make up the remaining gap by increasing the allocation of B Notes from $250 to $300 ($300 – B; $200 – C; $100 – D). But if there were only $275 worth of B Notes available, the lender member would be given the choice of expanding her search criteria or reducing the total size of her order from $600 to $575.  If she elected to reduce the size of her order, her final order would consist of $575 of Notes: $275 of B Notes, $200 of C Notes and $100 of D Notes.

The Auto Quick Invest feature allows lender members (i) to have Quick Invest searches run on their designated criteria automatically each time new listings are posted on the platform and (ii) to have bids placed automatically on any Notes identified by each such search.  As with a lender making manual bids, a lender member using Quick Invest is not permitted to place a bid unless the funds in her account are sufficient to cover the bid, and funds will only be debited from her account if and when her bid is successful.

Since it was first implemented in July 2011, the Quick Invest tool has experienced errors that affected 5,793 Notes out of the 750,021 Notes purchased through the Quick Invest tool since its inception.  Of the affected lenders and Notes, 596 lenders and 1,971 Notes were affected by the erroneous selection by Quick Invest of all possible search criteria; 28 lenders and 2,517 Notes were affected by the erroneous use of inactive searches to purchase Notes; 23 lenders and 96 Notes were affected by an error that resulted in a search identifying every listing’s Prosper Score as a 10 (the best rating), regardless of the actual Prosper Score; and 160 lenders and 1,209 Notes were affected by an error that resulted in lenders who had multiple searches with overlapping criteria bidding on the same listing more than once even though the lender had also selected an option that was supposed to preclude them from investing in the same listing more than once.

In the event of any errors in Quick Invest that cause a lender to purchase a Note from Prosper Funding that he would not otherwise have purchased or that differs materially from the Note he would have purchased had there been no error, Prosper Funding will either repurchase the Note, indemnify the lender against losses suffered on that Note or cure the breach.

Setting Interest Rates

PMI has an interest rate committee, consisting of its Chief Executive Officer, Chief Operating Officer, Chief Risk Officer, and General Counsel, which meets regularly to set interest rates for all borrower loans.  These rates are set forth in a rate table, which is posted at  www.prosper.com .  The table specifies a range of interest rates for all borrower loans, based on Prosper Rating, loan term and the number of prior loans a borrower has obtained through the platform.  Additional factors, such as group affiliations, competitive conditions and the general economic environment affect the specific interest rate within a specified range that a borrower receives.  The yield percentage on each series of Notes is equal to the interest rate on the related borrower loan, minus a servicing fee, currently set at 1% per annum of the outstanding principal balance of the corresponding borrower loan prior to applying the current payment.  Prosper Funding may increase the servicing fee to no more than 3% per annum if its servicing costs increase or to reflect changes to the market rate for servicing similar assets.  Any change to the servicing fee will only apply to Notes offered and sold after the date of the change.

The interest rate committee meets on at least a monthly basis, but may meet more frequently as changes in market conditions and the general economic environment dictate.  At each meeting, the committee reviews the interest rate table and makes adjustments to it the extent the committee deems necessary.  The factors besides Prosper Rating that the committee takes into consideration in updating the table, as well as the weight the committee accords each such factor, may change from time to time.

The interest rate table currently in effect is set forth below.  In addition, the interest rate for each loan listing, as well as the yield percentage for the corresponding Notes, is included in the listing report filed for that listing.  This information is also included in the listing itself when it is posted on www.prosper.com.  In addition, the current interest rate table is posted on www.prosper.com.

Prosper	Loan	Borrower Rate
Rating	Term (yrs)	Min	Max
AA	1	5.65%	7.04%
AA	3	6.74%	8.64%
AA	5	8.80%	11.01%

A	1	7.35%	9.81%
A	3	9.24%	12.99%
A	5	11.73%	16.28%

B	1	10.33%	12.79%
B	3	13.59%	16.79%
B	5	16.94%	20.24%

C	1	13.23%	16.94%
C	3	17.34%	21.59%
C	5	20.81%	24.48%

D	1	17.30%	20.64%
D	3	21.99%	25.66%
D	5	24.89%	28.27%

E	1	21.27%	24.43%
E	3	26.39%	30.06%
E	5	28.95%	32.32%

HR	3	30.79%	31.77%

Purchase of Notes by Prosper Funding, PMI or Related Parties

From time to time, Prosper Funding or PMI may bid on listings and each may hold any Notes purchased as a result of such bids for its own account.  Any bid on a loan by Prosper Funding or PMI will be made public in the same manner in which bids by other bidders on a particular listing are made public.  In addition, loans upon which Prosper Funding or PMI bid will be identified to other bidders through the use of a special symbol and a user profile that are intended to make it clear that Prosper Funding or PMI is bidding on a particular listing.

Prosper Funding and PMI will participate in bidding on the listings under the same terms and conditions and through the use of the same information that is made available to other lender members on the platform.  In some cases, Prosper Funding’s or PMI’s bidding on a listing may cause it to fund, and in some cases, fund faster, than it would fund in the absence of such bid.  The amount that Prosper Funding or PMI may choose to bid on any particular listing may vary significantly and Prosper Funding and PMI each reserve the right to bid up to the entire amount of a listing.

Some of Prosper Funding’s or PMI’s executive officers, directors and 5% shareholders have bid on listings and purchased PMI Notes from time to time in the past, and may purchase Notes in the future.  As of September 30, 2012, these individuals had purchased $5,144,981 in PMI Notes or loans.  These loans and PMI Notes were obtained on the same terms and conditions as those obtained by other lender members.  However, as certain of these executive officers and directors, by virtue of their duties as employees, officers or directors of Prosper Funding and PMI, have access to information not available to the general population of lender members, Prosper Funding and PMI have adopted the following procedures to prevent or detect the improper use of non-public information in bidding activities by any of their respective officers and directors:

•	PMI’s corporate policies, distributed to all employees, prohibit an employee’s use of non-public information and any violation of this policy is grounds for immediate termination.

•
Security features that limit access to data only to that needed to perform particular employee job functions. These limitations are defined by “security group,” which corresponds to both job title and function and the number of PMI’s employees that have access to such non-public information on a “bulk” or “query” basis is extremely limited.

•	In addition to prevention efforts, Prosper Funding and PMI have developed an audit process that identifies and investigates bidding and funds transfer activities that are classified as “suspicious.”

Structure of Lender Member Accounts and Treatment of Lender Member Balances

Prosper Funding maintains a pooled account at Wells Fargo Bank, N.A. to hold the funds of lender members.  This account is titled “Prosper Funding LLC for the benefit of its lender members” and is referred to as the “FBO account.”  In order to bid on listings, a lender member must have sufficient funds in the FBO account.  A lender member can transfer funds into the FBO account by authorizing an electronic transfer using the Automated Clearing House, or ACH, network from the lender member’s designated and verified bank account to the FBO account.  All payments to fund purchases of Notes are made by deposit into the FBO account.  Upon request by the lender member, Prosper Funding will transfer lender member funds in the FBO account to the lender member’s designated and verified bank account by ACH transfer, provided such funds are not already committed to the future purchase of Notes.

Prosper Funding divides the FBO account into sub-accounts for each lender member.  These sub-accounts allow Prosper Funding to track and report for each lender member the funds the lender member has transferred into and out of the FBO account, the funds the lender member has committed to purchase Notes, and the payments the lender member has received on outstanding Notes.  Each lender member’s sub-account is referred to as his or her “lender member account.”  Lender members have no direct relationship with Wells Fargo Bank by virtue of having a lender member account or participating on the platform.

The FBO account is FDIC-insured on a “pass through” basis to the individual lender members, subject to applicable limits. This means that each lender member’s balance is protected by FDIC insurance up to the aggregate per person limit established by the FDIC.  Other funds the lender member has on deposit with the same institution where the FBO account is maintained may count against the FDIC insurance limits for that member.  Prosper Funding will always maintain the FBO account with an FDIC member financial institution.  Funds of a lender member may stay in the FBO account indefinitely and do not earn interest.  Prosper Funding never commingles its assets or any assets of PMI with the assets in the FBO account.

Borrower Loan Funding and Purchases; Sale of Notes

Once the bidding period for a listing ends, if the listing has received bids from lender members equal to or exceeding the minimum amount required to fund, the funding of the corresponding borrower loan and the sale of the Notes to the lender members who bid on the listing will proceed.

Applicants execute an electronic borrower registration agreement at the time they post a listing on the platform.  After expiration of the bidding period for the listing and satisfactory completion of the pre-funding verification process, the applicant executes an electronic promissory note in favor of WebBank in an amount equal to the total amount of winning bids.  WebBank then electronically endorses the promissory note to Prosper Funding and sells and assigns the promissory note to Prosper Funding without recourse. The promissory note and the borrower registration agreement contain customary agreements and covenants requiring the applicants to repay their loans and describing the process of posting listings and obtaining loans through the platform.

WebBank funds all loans originated on the platform, and PMI disburses the loan proceeds on WebBank’s behalf to the borrower.  Each borrower authorizes the loan proceeds to be disbursed by ACH transfer into the borrower’s designated bank account.

Borrowers pay an origination fee out of the proceeds of the loan at the time of funding.  As of September 30, 2012, origination fees were as follows:

Prosper Rating	Origination Fee Percentage (1 year)	Origination Fee Percentage (3 year)	Origination Fee Percentage (5 year)
AA	0.50%	1.95%	4.95%
A	1.95%	3.95%	4.95%
B	2.95%	4.95%	4.95%
C-HR	3.95%	4.95%	4.95%

The origination fees are charged by WebBank, and PMI receives payments from WebBank equal to the origination fees as compensation for its loan origination activities on WebBank’s behalf.

Lender members know only the screen names, and do not know the actual names, of applicants.  The actual names and mailing addresses of the applicants are known only to Prosper Funding, PMI and WebBank.  Prosper Funding maintains custody of the electronically-executed promissory notes evidencing borrower loans as well as the Securities in electronic form on the platform.

When Prosper Funding issues and sells a Note to a lender member, PMI registers the Note in the name of the lender member on Prosper Funding’s books and records.  For each loan originated on the platform, PMI transfers the principal amount of the Notes corresponding to that loan from the FBO account to WebBank.  This transfer represents the payment (i) by the lender members who have agreed to purchase the Notes to Prosper Funding of the purchase price for the Notes and (ii) by Prosper Funding to WebBank of the purchase price for the corresponding loan.  WebBank is the lender for all borrower loans, which allows the platform to be available on a uniform basis to borrowers throughout the United States.

Borrower members are able to use the loan proceeds for any purpose other than (i) buying, carrying or trading in securities or buying or carrying any part of an investment contract security or (ii) paying for postsecondary educational expenses (  i.e.  , tuition, fees, required equipment or supplies, or room and board) at a college/university/vocational school, as the term “postsecondary educational expenses is defined in Bureau of Consumer Finance Protection Regulation Z, 12 C.F.R. § 1026.46(b)(3), and they warrant and represent that they will not use the proceeds for any such purposes.

Loan Servicing and Collection

Following Prosper Funding’s purchase of borrower loans and sale of Notes corresponding to the borrower loans, it begins servicing the borrower loans and Notes.  Prosper Funding expects to enter into an Administration Agreement with PMI, pursuant to which Prosper Funding will engage PMI to assist it in performing these duties and to perform various other tasks on Prosper Funding’s behalf relating to the corporate administration of Prosper Funding and the operation of the platform.  In general, any actions described below that Prosper Funding takes in servicing the borrower loans or Notes may be taken on Prosper Funding’s behalf by PMI acting as its agent.  See “Summary of Indenture, Form of Notes and Administration Agreement—Administration Agreement.”

Under the Administration Agreement, PMI undertakes to cause borrowers to make payments  on borrower loans into a specific account and/or to deliver collections of such payments into such account (called the “Deposit Account”) maintained by Prosper Funding but held by the Indenture Trustee under the Indenture.  Under the Indenture, Prosper Funding, or PMI on its behalf, will remove from the Deposit Account (or instruct the Indenture Trustee to remove from the Deposit Account) the servicing fees described herein and deposit the same in a separate Prosper Funding account from which, in accordance with the Administration Agreement, PMI will be paid certain fees due to it on a monthly basis under the Administration Agreement.  Also under the Indenture, after removal from the Deposit Account of the servicing fees described herein, Prosper Funding (or PMI on its behalf) will move funds from the Deposit Account to the FBO Account in order to make payments on the Notes.  On Notes, the payment dates will fall on the sixth business day after the due date for each monthly installment of principal and interest on the corresponding borrower loan, but interest will accrue on the Notes only through the relevant payment date for the related borrower loan.

To the extent Prosper Funding does not receive the anticipated payments on a borrower loan on or before any loan payment date, it will not make any payments on the Notes related to that borrower loan on the corresponding Note payment date, and a holder of a Note will not have any rights against Prosper Funding or the borrower in respect of the Note or the corresponding borrower loan in relation to any delay in collections and Note payments or for shortfalls in accrued Note interest that result then or in relation to the final maturity of the Note.  Each holder’s right to receive principal and interest payments and other amounts in respect of that Note is limited in all cases to the holder’s pro rata portion of the amounts Prosper Funding timely receives on the corresponding borrower loan, including without limitation, all payments or prepayments of principal and interest, subject to servicing fees and other charges and other fees retained by Prosper Funding or by a third party, as set forth in the following chart.  Prosper Funding’s current collection agencies charge collection fees from 17.0% to 40.0% of the amount recovered, in addition to any legal fees incurred in the collection effort, up to the “total amount delinquent.”  To the extent that Prosper Funding places loans with another collection agency, it will disclose the collection fees percentages on its website.

On average, through September 30, 2012, Note holders have received $327, net of collection fees, on loans that were both funded through the platform since July 13, 2009 and sent to a collection agency.  A total of 1,757 loans funded through the platform from July 13, 2009 through September 30, 2012 have been charged off with no recovery.  Of those 1,757 loans, 75% had been referred to a collection agency.

Description of Fee Charged by Prosper Funding	Fee Amount	When Fee is Charged	Effect on Lender Member

Prosper Funding Borrower Payment Dependent Notes

Servicing fee
Annualized rate currently set at 1% per annum of outstanding principal balance, but which Prosper Funding may increase in the future to an amount greater than 1% but less than or equal to 3% per annum.  Any change to the servicing fee will only apply to Notes offered and sold after the date of the change. The servicing fee percentage is disclosed in all loan listings and is posted in the Help pages section at   www.prosper.com  .
		The servicing fee is payable on all payments received by Prosper Funding on borrower loans, including, without limitation, partial payments.	The servicing fee will reduce the effective yield below the interest rate on the borrower loan. This reduction is reflected in the yield percentage included in each listing.

Non-sufficient funds fee	$15, unless a lesser amount is required by applicable law.	First failed payment for each billing period.	Prosper Funding retains 100% of the non-sufficient funds fees to cover its administrative expenses.

Late payment fee	Equal to greater of 5% of the unpaid installment amount or $15, unless a lesser amount is required by applicable law.	After 15-day grace period, Prosper Funding assesses a late fee. The late payment fee is charged only once per payment period.	Any late payment fees Prosper Funding receives are paid to the lender members, subject to deductions for Collection Charges and Servicing Fees.

Collection Charges
Prosper Funding’s current collection agencies charge collection fees from 17.0% to 40.0% of the amount recovered up to the “total amount delinquent,” plus any legal fees incurred in the event legal action is taken to collect a loan.  The collection fees vary depending upon the collection agency used.  These fees are posted in the Help pages    section of the website.

After a borrower loan becomes more than 30 days past due, the loan may be referred to a collection agency. Collection charges and any related legal fees are only charged if delinquent amounts are collected.

Prosper Funding’s servicing fee is also deducted from the net payments it receives as a result of any collection efforts on a delinquent borrower loan.

Lender members will not receive any collection fees  a third-party collection agency charges, which fees will be retained by the party charging the fees as additional servicing compensation.

The collection fees and any related legal fees will be deducted from any borrower loan payments Prosper Funding receives. These fees will reduce the lender member’s effective yield, and are   not  reflected in the yield percentage shown on the  listing.

Loan modification fees	Prosper Funding will not charge a fee for restructuring a borrower loan.
PMI may work with the borrower to structure a new payment plan in respect of the borrower loan without the consent of any holder of the Notes corresponding to the borrower loan. This generally would only occur in lieu of bankruptcy or a similar proceeding.
Not applicable.

Prosper Funding’s procedures for collecting borrower loan payments generally involve the automatic debiting of borrower bank accounts by ACH transfer.  Such funds are transferred to a deposit account (the “Deposit Account”) in Prosper Funding’s name that Prosper Funding maintains with Wells Fargo Bank, N.A.  Thereafter, Prosper Funding makes payments on the Notes by transferring the appropriate funds from the Deposit Account to the FBO account and allocating amounts received on specific borrower loans to the appropriate lender member accounts.  Prosper Funding transfers amounts due to it for servicing from the Deposit Account to another operating account of Prosper Funding’s (called the Fee Account under the Administration Agreement) as often as daily, and transfers collections on Borrower Loans net of such servicing fees from the Deposit Account to the FBO Account before each Note Payment Date.  A lender member may transfer uncommitted funds out of the FBO account by ACH transfer to the lender member’s designated bank account at any time, subject to normal execution times for such transfers (generally 2-3 days), provided such funds are not already committed to the future purchase of Notes.

Prosper Funding will make payments on the Notes upon receiving payments under the corresponding borrower loan, in accordance with the payment schedule for each Note.  Each Note will have a payment schedule providing for monthly payments over a term equal to the corresponding borrower loan maturity.  The payment date for Notes will fall on the sixth business day after the due date for each monthly installment of principal and interest on the corresponding borrower loan, but interest will accrue on the Notes only through the corresponding payment dates for the related borrower loan.  The stated interest rate on each Note will be the lender yield percentage set forth in the loan listing.  The yield percentage is the loan interest rate net of the servicing fee.

Prosper Funding discloses borrowers’ payment performance on loans to the relevant lender members on its website and also reports such information to consumer reporting agencies.

Prosper Funding subtracts a servicing fee from every loan payment it receives.  The amount of the servicing fee with respect to a particular payment is calculated by (a) multiplying the applicable annual servicing fee rate by a fraction, the numerator of which is equal to the number of days since the borrower’s last payment (or, in the case of the borrower’s first payment, since the date on which the relevant loan was funded) and the denominator of which is 365, and (b) multiplying the product obtained by the outstanding principal balance of the loan prior to applying the current payment.  The rate of Prosper Funding’s annual servicing fee is currently set at 1.0% per annum of the outstanding principal balance, but Prosper Funding may increase that in the future to a rate greater than 1% but less than or equal to 3% per annum,.  Any change to Prosper Funding’s servicing fee will only apply to Notes offered and sold after the date of the change.  Prosper Funding’s servicing fees are posted in the Help pages section at   www.prosper.com.

PMI keeps lender members apprised of the delinquency status of borrower loans by identifying delinquent loans on its website as “1 month late,” “2 months late,” “3 months late,” or “current.”  Borrower loans that become more than 120 days overdue are charged off and designated as such on the website.  Through their online Prosper Funding account, lender members are able to monitor the borrower loans corresponding to their Notes, but cannot participate in or otherwise intervene in the collection process.

Historically, PMI referred PMI Borrower Loans that became more than 30 days past due to a third party collection agency for collection proceedings.  As of September 30, 2012, 11,826 PMI Borrower Loans funded between November 2005 and July 12, 2009, or 40.7% of all PMI Borrower Loans funded during that period, have been referred to a collection agency for collection proceedings, 42.6% have been greater than 30 days past due at any time and 40.4% have been greater than 60 days past due at any time.  As of September 30, 2012, 3,246 PMI Borrower Loans funded between July 13, 2009 and September 30, 2012, or 9.5% of all PMI Borrower Loans funded during that period, have been referred to a collection agency for collection proceedings, 9.6% have been greater than 30 days past due at any time and 7.8% have been greater than 60 days past due at any time.

If a borrower dies while a borrower loan is in repayment, Prosper Funding requires the executor or administrator of the estate to send a death certificate to Prosper Funding.  Depending on the size of the estate and the other liabilities thereof, Prosper Funding may not be able to recover the outstanding amount of the loan.  If the estate does not include sufficient assets to repay the outstanding borrower loan in full, or allocates its assets to other liabilities, Prosper Funding will treat the unsatisfied portion of that borrower loan as charged off with zero value.  In addition, if a borrower dies near the end of the term of a borrower loan, it is unlikely that any further payments will be made on the Notes corresponding to such borrower loan, because the time required for the probate of the estate may extend beyond the final maturity date of the Notes.

When Prosper Funding receives notice of a borrower bankruptcy filing, it ceases all automatic monthly payments on the borrower loan and defers any other collection activity, as required by law.  The status of the borrower loan, which the relevant lender members may view through their online Prosper Funding accounts, switches to “bankruptcy.”  Prosper Funding then determines whether it has a basis to object to the inclusion of the debt in any bankruptcy action (e.g., based on the time between loan origination and bankruptcy filing).  If the proceeding is a Chapter 7 bankruptcy filing seeking liquidation, Prosper Funding attempts to determine if the proceeding is a “no asset” proceeding, based on instructions it receives from the bankruptcy court.  If the proceeding is a “no asset” proceeding, Prosper Funding takes no further action and assumes that no recovery will be made on the borrower loan.

In all other cases, PMI files a proof of claim involving the borrower.  The decision to pursue additional relief beyond the proof of claim in any specific matter involving a borrower will be entirely within Prosper Funding’s discretion and will depend upon certain factors including:

•	if the borrower used the proceeds of the loan in a way other than that which was described in the listing;

•	if the bankruptcy is a Chapter 13 proceeding, whether the proceeding was filed in good faith and if the proposed plan reflects a “best effort” on the borrower’s behalf; and

•	Prosper Funding’s view of the costs and benefits to it of any proposed action.

Note Trader Platform

Lender members may not transfer the Notes except through the Note Trader platform operated and maintained by FOLIOfn Investments, Inc., a registered broker-dealer.  The Note Trader platform is an internet-based trading platform on which lender members may offer the Notes for sale or bid on and purchase Notes offered for sale by other lender members.  Lender members must first establish a brokerage relationship with FOLIOfn Investments, Inc. before using the Note Trader platform.  In this section, lender members who have established such brokerage relationships are referred to as “subscribers.”  Only transactions involving the sale of previously-issued Notes will be effected through the Note Trader platform; the Note Trader platform will not handle any aspect of transactions involving the initial offer and sale of Notes by Prosper Funding.

Subscribers who sell Notes on the Note Trader platform will be subject to transaction fees charged by FOLIOfn Investments, Inc.  The transaction fee is currently equal to one percent of the sale price of the Note sold.

Neither Prosper Funding nor PMI is a registered national securities exchange, securities information processor, clearing agency, broker, dealer or investment adviser.  All securities services relating to the Note Trader platform are provided by FOLIOfn Investments, Inc.  Neither Prosper Funding, nor PMI nor FOLIOfn Investments, Inc. will make any recommendations with respect to transactions on the Note Trader platform.  There is no assurance that lender members will be able to establish a brokerage relationship with FOLIOfn Investments, Inc.  Furthermore, Prosper Funding cannot assure subscribers that they will be able to sell Notes they offer for sale through the Note Trader platform at the offered price or any other price, nor can Prosper Funding offer any assurance that the Note Trader platform will continue to be available to subscribers.

Sale of the Notes

Notes Subject to Sale by Subscribers.  All Notes, including Notes for which the corresponding borrower loans have become delinquent, will be eligible for sale on the Note Trader platform.  There is no limit on the number of times a Note may be sold on the Note Trader platform, so long as the Note is outstanding.

Lender Members Eligible to Bid on Note Listings.  Lender members must first establish a brokerage relationship with FOLIOfn Investments, Inc. before using the Note Trader platform.  To open an account, FOLIOfn Investments, Inc. may require lender members to confirm that they satisfy certain minimum financial suitability standards and maximum investment limits, if any, that may be imposed by the state in which the lender member resides.  If the lender member does not satisfy these suitability requirements he or she will not be able to participate on the Note Trader platform.

Creation of Note Listings.  Subscribers may offer one or more of their Notes for sale on the Note Trader platform by creating and posting a “Note listing.”  Subscribers may offer to sell any or all of the Notes they own and may offer to sell more than one Note at the same time.  When posting a Note listing, the subscriber will designate a minimum sale price the subscriber is willing to receive for the Note.

Note listings will have a seven-day auction bidding period, but selling subscribers may elect to end the listing early at any time after a winning bid is made.  Selling subscribers may also add an “automatic sale” feature to their Note listing, which would end the bidding period on a Note listing immediately after the listing receives an initial bid equal to an automatic sale price set by the selling subscriber.  In such instances the Note would be immediately sold to the subscriber who placed the bid.

The selling subscriber may withdraw Note listings without charge at any time prior to expiration of the auction bidding period, before any bids are received.  Note listings with at least one bid cannot be withdrawn by the selling subscriber.

Display of Note Listings.  Note listings will be displayed for auction on the Note Trader platform, and include the selling subscriber’s screen name, the offered sale price of the Note, the interest rate on the Note, the remaining term of the Note, and the yield to maturity that corresponds to the offered sale price.  Note listings will also include the repayment status of the borrower loan corresponding to the Note (  i.e., current or delinquent), the payment history on the borrower loan and the next scheduled payment on the Note.  In addition, Note listings will include the remaining duration of the Note listing, the number of bids, and whether the Note listing has an automatic sale feature.

Note listings will include a link to the original listing (including the listing title, description, credit data, recommendations and original bidding history) for the borrower loan that corresponds to the Note being offered for sale.  Although Note listings will be displayed publicly on the Note Trader platform, the borrower’s payment history and corresponding listings will be viewable only by registered subscribers.

Bidding on Note Listings.  Only registered subscribers are eligible to bid for and purchase Notes listed for sale on the Note Trader platform.  Subscribers may bid for and purchase one or more Notes from selling subscribers.  As with bidding on loan listings, subscribers who bid on Note listings must have funds on deposit in the subscriber’s funding account in at least the aggregate amount of the subscriber’s bids. Subscribers are prohibited from withdrawing amounts from the subscriber’s funding account to the extent any such withdrawal would reduce the balance below the aggregate amount of the subscriber’s pending bids on loan listings and Note listings.  Subscribers are not eligible to bid on their own Note listings.

Subscribers bidding on Note listings must bid for the full amount of the Note being sold, and there may be only one winning bidder for a Note offered for sale by a selling subscriber.

Bids may be made by subscribers until the end of the auction bidding period specified in the Note listing.  The selling subscriber may, however, end the auction bidding period early at any time after a winning bid is made.  The winning bidder is the subscriber who has bid the highest price as of the end of the auction bidding period (or the automatic sale price with respect to a Note listing with such a feature).

Proxy Bidding.  The Note Trader platform  employs an automated proxy bidding system that enables bidding subscribers to place a bid higher than the then current minimum bid, and have bids continually applied against a Note listing, up to a specified maximum bid amount.  The maximum bid amount is hidden from view until competing bids push the current sale price higher than the bidder’s maximum bid.

Close of Bidding and Sale of Notes.  When a Note listing ends with a winning bidder, upon settlement of the sale of the Note to the winning bidder, which will normally occur on the business day following expiration of the Note listing, the final sale price is withdrawn from the winning subscriber’s funding account to pay the selling subscriber.  The transaction fee is deducted from the sale price and retained by FOLIOfn Investments, Inc.

Upon the selling subscriber’s receipt of the final net sale proceeds, the Note is sold, transferred and assigned by the selling subscriber to the winning bidder without recourse.  All further payments made on the Note following settlement of the sale will be credited to the account of the purchasing subscriber.  The purchasing subscriber may retain ownership of the Note for the remainder of its term, or list the Note for sale on the Note Trader platform.  The electronic original Note is retained by Prosper Funding, as servicer of the Note, for the remaining term of the Note.

SUMMARY OF INDENTURE, FORM OF NOTES, PMI MANAGEMENT RIGHTS AND ADMINISTRATION AGREEMENT

Indenture and Form of Notes

Shortly before or after effectiveness of this Registration Statement, Prosper Funding, PMI and Wells Fargo Bank, National Association, as trustee, expect to enter into a supplemental indenture to PMI’s existing indenture pursuant to which (i) Prosper Funding will succeed to and be substituted for PMI, and PMI will be discharged from all of its obligations, under the indenture and under all notes previously issued by PMI under the indenture (collectively, the “PMI Notes”), and (ii) the indenture will be amended and restated to reflect such succession, substitution and discharge and to make certain other amendments to the indenture.  See “Transactions with Related Parties” for more information about the supplemental indenture.  Prosper Funding has filed a copy of the supplemental indenture and the amended and restated indenture (which includes the form of Note) as an exhibit to the registration statement of which this prospectus forms a part.  For purposes of this section, we refer to the PMI indenture, as amended, restated and assumed by Prosper Funding, as the “indenture” and to the form of note attached thereto as the “form of Note.”  The indenture contains provisions that define your rights under the Notes.  In addition, the indenture governs the obligations of Prosper Funding under the Notes.  The terms of the Notes include those stated in the indenture (including the form of Note) and those made part of the indenture by reference to the Trust Indenture Act of 1939.

General

Borrower Payment Dependent Notes or “Prosper Borrower Notes,” or “Notes” will be issued in series under the indenture. Each series of Notes will correspond to one borrower loan.  Each series of Notes are dependent for payment on payments Prosper Funding receives on such borrower loan.

All Notes will be U.S. dollar denominated, fully amortizing and have a fixed rate of interest.  The Notes will have a stated interest rate that is the same as the yield percentage for the corresponding borrower loan and an aggregate stated principal amount equal to the principal amount of the corresponding borrower loan.  Notwithstanding the foregoing, Prosper Funding has no obligation to make any payments on the Notes unless, and then only to the extent that, it has received payments on the corresponding borrower loan.  The Notes will also be subject to full or partial prepayment without penalty.

The indenture will not limit the aggregate principal amount of Notes that Prosper Funding can issue under the indenture, but each series of Notes will be effectively limited to the maximum allowable principal amount (currently $25,000, but which may increase to $35,000 in the future) of a borrower loan.  If in the future Prosper Funding changes the maximum allowable borrower loan amount, then the maximum aggregate principal amount of Notes per series would also increase.  Prosper Funding will use all proceeds it receives from sales of the Notes to purchase the corresponding borrower loans from WebBank.

Maturity Dates

PMI Notes currently have a term of one, three or five years. Prosper Funding currently expects the Notes to have similar terms but may in the future extend the range of available maturity dates to between three months and seven years.   If there are amounts owing to Prosper Funding in respect of the corresponding borrower loan at the initial maturity of a Note, the term of the Note will be automatically extended by one year, which this prospectus refers to as the “final maturity,” to allow the Note holder to receive any payments that Prosper Funding receives during such period on the corresponding borrower loan after the maturity of the corresponding borrower loan.   Following the final maturity of a Note, the holder of that Note will have no right to receive any further payments from Prosper Funding even if the borrower under the corresponding borrower loan, or a bankruptcy trustee or estate of such borrower, subsequently remits payments to Prosper Funding or the servicer of the borrower loan.

Ranking; Security Interest

The Notes will be special, limited obligations of Prosper Funding.  The Notes are not guaranteed or insured by PMI, any governmental agency or instrumentality or any third party.  Prosper Funding will be obligated to make payments on each Note in a series only if and to the extent that the borrower makes principal or interest payments on the corresponding borrower loan purchased by Prosper Funding with the proceeds of that series, and such borrower loan payments will be shared ratably among all owners of Notes of the series, subject to Prosper Funding’s servicing fees and the fees and charges retained by Prosper Funding or paid to third parties as described above.  In the event of a bankruptcy or similar proceeding of Prosper Funding, the relative rights of the holder of a Note as compared to the holders of other indebtedness of Prosper Funding with respect to payment from the proceeds of the borrower loan corresponding to that Note or other assets of Prosper Funding is uncertain.

To limit the risks to holder of Notes of its insolvency, Prosper Funding has granted the trustee under the indenture for the Notes, referred to as the “indenture trustee,” for the benefit of the Note holders, a security interest in all of the borrower loans and all payments and proceeds received by Prosper Funding on the borrower loans, in the deposit account into which the borrower loan payments are deposited and the in the FBO account.  Prosper Funding will perfect the security interest of the indenture trustee in such collateral by maintaining this bank account with the indenture trustee (thus providing the indenture trustee with “control” of the account under applicable law governing the perfection of security interests) and by filing a Uniform Commercial Code financing statement with the Delaware Secretary of State.  The indenture trustee may exercise its legal rights to the collateral only if an event of default has occurred under the indenture.  Any borrower loans that PMI, performing loan servicing as Prosper Funding’s agent pursuant to the Administration Agreement, sells or otherwise transfers on Prosper Funding’s behalf for the purpose of realizing the value thereof (though not the proceeds of any such sale or transfer) will automatically be released from the security interest as will any borrower loan that remains unpaid on its final maturity date.

The indenture does not contain any provisions that limit Prosper Funding’s ability to incur indebtedness in addition to the Notes; however, Prosper Funding’s organizational documents do impose such limitations.  See “Information About Prosper Funding LLC-Overview.”

Payments

Subject to the limitations described below under “Limitations on Payments,” Prosper Funding will make payments of principal and interest on the Notes upon receiving borrower loan payments in respect of the corresponding borrower loan, in accordance with the payment schedule for each Note.  Each Note will have a payment schedule providing for monthly payments over a term equal to the maturity of the corresponding borrower loan.  The payment dates will fall on the sixth business day after the due date for each monthly installment of principal and interest on the corresponding borrower loan, but interest on the Notes will accrue only through the corresponding payment dates for the related borrower loan.

Prosper Funding requests an ACH payment from a borrower on the business day prior to the payment due date, and normally receives payment the following business day.  A borrower’s loan payment is initially deposited in the deposit account upon receipt and is not distributed to the lender member’s funding account until the sixth business day after the ACH payment was requested and the short return window for ACH funds has expired.  Lender members can review their account statements online and see if they received payment on the Notes on such following sixth business day.  Upon maturity of the Note, the same process occurs.  Although payment to lender members under the Notes is made six business days after the applicable loan payment and loan maturity date, Prosper Funding treats the payment date and maturity date of the Note to be the same as the dates set forth in the corresponding borrower loan.

The stated interest rate on each Note will be the lender yield percentage set forth in the loan listing. The lender yield percentage is equal to the interest rate on the corresponding borrower loan net of the servicing fee.  The stated interest rate on each Note will not be the same as the interest rate on the corresponding borrower loan because the interest rate on the corresponding borrower loan takes into account the servicing fee.  Interest will be computed on the Notes in the same manner as the interest on the corresponding borrower loans is computed.

“Business day” means each Monday, Tuesday, Wednesday, Thursday and Friday that is (1) not a day on which the Automated Clearing House system operated by the U.S. Federal Reserve Bank (the “ACH System”) is closed and (2) not a day on which banking institutions in San Francisco, California or New York, New York are authorized or obligated to close.

Limitations on Payments

Subject to the servicing fees described below and Prosper Funding’s retention or payment to third parties of the other fees and charges described below, any amounts received from borrowers on borrower loans will be forwarded by Prosper Funding to the holder of the Notes corresponding to the borrower loan.  Each Note holder’s right to receive principal and interest payments and other amounts in respect of that Note is limited in all cases to the holder’s pro rata portion of the amounts received by Prosper Funding in connection with the corresponding borrower loan, including without limitation, all payments or prepayments of principal and interest, subject to servicing fees charged by Prosper Funding and Prosper Funding’s retention or payment to third parties of the other fees and charges described below.

Prosper Funding retains a servicing fee from every loan payment it receives as compensation for servicing the borrower loans and Notes. The amount of the servicing fee with respect to a particular payment on a particular borrower loan is equal to (a) the product obtained by multiplying the applicable annual servicing fee rate by a fraction, the numerator of which is equal to the number of days since the borrower’s last payment (or, in the case of the borrower’s first payment, since the date on which the relevant loan was funded) and the denominator of which is 365, multiplied by (b) the outstanding principal balance of the loan prior to applying the current payment.  Prosper Funding currently charges lenders a servicing fee of 1.0% per annum, but it may increase that fee in the future to a rate greater than 1% but less than or equal to 3% per annum.  Any change to the servicing fee will only apply to Notes offered and sold after the date of the change.  Prosper Funding’s servicing fees are posted in the Help pages section at www.prosper.com. Servicing fees will reduce the effective yield on borrower loans below the borrower interest rate.  The servicing fee rate will be disclosed in all loan listings.  The servicing fee is payable on all payments received on borrower loans corresponding to the Notes, including without limitation partial payments, prepayments and late payment fees paid by the related borrower.  Prosper Funding will not pay Note holders any non-sufficient funds fees it receives, but will retain such fees as additional servicing compensation.  In addition, any attorneys’ fees or collection fees that a third party servicer or collection agency imposes in connection with collection efforts related to any corresponding borrower loan will be retained by the party earning such fees and will reduce the amount of collections available for payment on the Notes.  Prosper Funding will pay Note holders any late fees it receives on corresponding borrower loans.

The “non-sufficient funds fee” is a fee charged by Prosper Funding or a third-party servicer or collection agency when a payment request is denied or a check is returned unpaid for any reason, including but not limited to, insufficient funds in the borrower member’s bank account or the closing of that bank account.  The non-sufficient funds fee currently charged by Prosper Funding on borrower loans is $15 or such lesser amount permitted by law.  To the extent it does not receive the anticipated payments on a borrower loan, Prosper Funding will not make any payments on the Notes related to that borrower loan, and a holder of a Note will not have any rights against Prosper Funding or the borrower member in respect of the Note or the corresponding borrower loan.

Prepayments

To the extent that a borrower member prepays a borrower loan, such prepayment amount will be a borrower loan payment, and holders of Notes corresponding to that borrower loan will be entitled to receive their pro rata shares of the prepayment, net of applicable servicing fees and Prosper Funding’s retention or payment to third parties of the other fees and charges described above.

Repurchase and Indemnification

Under the Indenture, if a “Repurchase Event” occurs with respect to a Note, Prosper Funding will, at its sole option, either repurchase the Note from the holder or indemnify the holder of the Note for any losses resulting from nonpayment of the Note or from any claim, demand or defense arising as a result of such Repurchase Event.  A “Repurchase Event” with respect to a Note means (i) a Prosper Rating different from the Prosper Rating actually calculated by Prosper Funding was included in the listing for the corresponding borrower loan, as a result of which the interest of the holder in the Note is materially and adversely affected, (ii) a Prosper Rating different from the Prosper Rating that should have appeared was included in the listing for the corresponding borrower loan because either Prosper Funding inaccurately input data into the formula for determining the Prosper Rating or inaccurately applied the formula for determining the Prosper Rating and, as a result, the interest of the holder in the Note is materially and adversely affected, or (iii) the corresponding borrower loan was obtained as a result of verifiable identify theft on the part of the purported borrower member and a material payment default under the corresponding borrower loan has occurred.

The determination of whether verifiable identify theft has occurred is in Prosper Funding’s sole discretion.  Prosper Funding may, in its reasonable discretion, require proof of the identify theft, such as a copy of a police report filed by the person whose identify was wrongfully used to obtain the corresponding borrower loan, an identity theft affidavit, a bank verification letter or all of the above.

If Prosper Funding elects to repurchase a Note in connection with a Repurchase Event, the repurchase price will be equal to the principal amount outstanding on the Note as of the date of repurchase and will not include accrued and unpaid interest.  If Prosper Funding elects to provide indemnification in connection with a Repurchase Event, Prosper Funding will not be required to take any action with respect to any losses suffered until the effected Note is at least one hundred twenty (120) days past due.  For purposes of indemnification, Prosper Funding will calculate the losses resulting from nonpayment of a Note based on the principal amount outstanding on the Note.  If Prosper Funding makes an indemnification payment, Prosper Funding will be entitled to retain any subsequent recoveries that it receives on the effected Note.

If Prosper Funding repurchases any Notes, PMI will concurrently repurchase the related PMI Management Right for zero consideration.

Servicing Covenant

Prosper Funding is obligated to use commercially reasonable efforts to service and collect borrower loans, in good faith, accurately and in accordance with industry standards customary for servicing loans such as the borrower loans.  If Prosper Funding refers a delinquent borrower loan to a collection agency within five (5) business days after it becomes 30 days past-due, that referral shall be deemed to constitute commercially reasonable servicing and collection efforts.  Prosper Funding may, in its sole discretion and subject to its servicing standard, refer a borrower loan to a collection agency, elect to initiate legal action to collect a borrower loan or sell a borrower loan to a third party debt buyer at any time.  Prosper Funding may also work with the borrower member to structure a new payment plan for the borrower loan without the consent of any of the corresponding Note holders.  Prosper Funding is obligated to use commercially reasonable efforts to maintain back-up servicing arrangements for the borrower loans.  It has entered into a back-up servicing arrangement with CSC Logic, Inc., a subsidiary of Computer Sciences Corporation.  CSC Logic, Inc. is a financial services company that has entered into numerous successor loan servicing agreements and has operated in the back-up servicing market for more than twenty years.  It is unlikely that CSC Logic, Inc. would be able to perform functions other than servicing the existing borrower loans and Notes.  For instance, CSC Logic likely would not be able to facilitate the creation of new loans through the platform or manage Prosper Funding’s marketing efforts.  Prosper Funding believes that it could find one or more other parties who could perform these and any other functions necessary to fully operate the platform in the absence of PMI.  However, it could take some time to find another such party or parties who could perform the necessary functions and it could take such party or parties additional time to become comfortable with the operation of the platform.  Any such delay should not affect existing Note holders, because the back-up servicer should be able to continue servicing existing loans and Notes, but it could delay Prosper Funding’s ability to facilitate the creation of new loans and issue new Notes through the platform, which could adversely affect Prosper Funding’s finances and customer relationships.

In servicing borrower loans, Prosper Funding may, in its discretion, utilize affiliated or unaffiliated third party loan servicers, collection agencies or other agents or contractors.  Any modification or restructuring of borrower payment terms that Prosper Funding approves must be done in compliance with the servicing standard described above, which means that the servicer must make a reasonable and prudent determination that any such modification is not materially adverse to the interests of the Note holders. The modifications contemplated by this servicing provision would be made in situations, common to loan servicing industry practices, where a reasonable forbearance or extension of time for payment to be received would prevent a borrower from defaulting entirely on the loan or filing for bankruptcy.  From the Note holder’s perspective, such modifications would only be employed in situations where a greater loss would be avoided.

In the event the terms of any borrower loan are modified, PMI will notify the corresponding Note holders via email of the material terms of the borrower loan modifications and the effect such changes will have on their Notes, including changes to payments they will receive under the Notes.

Administration Covenants

Prosper Funding is obligated to use, or to cause a third party administrator to use (which may include, for example, PMI as the Corporate Administrator), commercially reasonable efforts to administer its day-to-day business and operations and provide the other administrative services described under the heading “Corporate Administration Services” in this prospectus  in accordance with industry standards customary for administrative services of the same general type and character.

In addition, Prosper Funding is obligated to use, or to cause a third party administrator to use (which may include, for example, PMI as the Loan Platform Administrator), commercially reasonable efforts to manage the platform and provide certain other platform-related services in accordance with industry standards customary for online credit platforms of the same general type and character as the platform.

Notification Requirements

Prosper Funding keeps lender members apprised of the delinquency status of borrower loans by identifying delinquent loans on its website as “1 month late,” “2 months late,” “3 months late,” or “current.”  Borrower loans that become more than 120 days overdue are charged off and designated as such on Prosper Funding’s website.  Lender members are able to monitor the borrower loans corresponding to their Notes, but cannot participate in or otherwise intervene in the collection process.

If a default with respect to the Notes of any series occurs and is continuing, and if it is known to the indenture trustee, the trustee is required to notify each holder of the Notes within 90 days after it occurs.  The trustee may withhold the notice if and so long as a committee of its trust officers in good faith determines that withholding the notice is in the interests of the Note holders, except for defaults caused by Prosper Funding’s failure to make principal and interest payments when required.

In addition, if required by Section 313(a) of the Trust Indenture Act of 1939, within 60 days after each May 15, the Trustee shall mail or transmit electronically to each Note holder a brief report dated as of such May 15 that complies with Trust Indenture Act Section 313(a).

Consolidation, Merger, Sale of Assets

The indenture prohibits Prosper Funding from consolidating with or merging into another business entity or conveying, transferring or leasing its properties and assets substantially as an entirety to any business entity, unless:

•	Prosper Funding is the continuing corporation or limited liability company after such consolidation, merger or sale of assets;

•
the surviving or acquiring entity is a U.S. corporation, limited liability company, partnership or trust and it expressly assumes Prosper Funding’s obligations with respect to the outstanding Notes by executing a supplemental indenture;

•	immediately after giving effect to the transaction, no default shall have occurred or be continuing; and

•
Prosper Funding has delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that the transaction, and if a supplemental indenture is required in connection with such transaction, such supplemental indenture, complies with the indenture and all conditions precedent relating to such transaction have been complied with.

Denominations, Form and Registration

Prosper Funding will issue the Notes only in registered form and only in electronic form.  This means that each Note will be stored on Prosper Funding’s website.  You can view a record of the Notes you own and the form of your Notes online and print copies for your records, by visiting your secure, password-protected webpage in the “My Account” section of Prosper Funding’s website.  Prosper Funding will not issue certificates for the Notes.  Lender members will be required to hold their Notes through Prosper Funding’s electronic Note register.

The laws of some states in the United States may require that certain persons take physical delivery in definitive, certificated form, of securities that they own.  This may limit or curtail the ability of such persons to purchase Notes.  Prosper Funding reserves the right to issue certificated Notes only if it determines not to have the Notes held solely in electronic form.

Prosper Funding and the indenture trustee will treat the lender members in whose names the Notes are registered as the owners thereof for the purpose of receiving payments and for any and all other purposes whatsoever with respect to the Notes.

Restrictions on Transfer

The Notes will not be listed on any securities exchange.  All Notes must be held by Prosper Funding’s lender members.  The Notes will not be transferable except through the Note Trader platform operated and maintained by FOLIOfn Investments, Inc., a registered broker-dealer.  Under the terms of the Notes, any transfer of a Note will be wrongful unless (1) the transfer is effected on a trading system that Prosper Funding approves as a Note trading system and (2) the Note has been presented by the registered holder to Prosper Funding or its agent for registration of transfer.  The registrar for the Notes, which initially will be Prosper Funding, will not be obligated to recognize any purported transfer of a Note, except a transfer through the trading system or except as required by applicable law or court order.  There can be no assurance, however, that a market for Notes will develop on the Note Trader platform, or that the platform will continue to operate.  Therefore, lender members must be prepared to hold their Notes to maturity.  See “About the Platform—Note Trader Platform” for more information.

Note Repurchase and Indemnification Obligations

Under the Notes, in the event of a material default under a series of Notes due to verifiable identity theft of the named borrower’s identity, Prosper Funding will in its discretion either repurchase the Note or indemnify the Note holder.  Prosper Funding’s indemnification obligation will apply only if the relevant Note is at least 120 days past-due; provided, that Prosper Funding may in its sole discretion elect to take action at an earlier time.  The determination of whether verifiable identity theft has occurred is in Prosper Funding’s sole discretion and Prosper Funding may require proof of identity theft, such as a copy of a police report filed by the person whose identity was wrongfully used to obtain the fraudulently-induced borrower loan, an identity affidavit or a bank verification letter (or all of the above) in order to determine that verifiable identity theft has occurred.

In the event Prosper Funding inserts a Prosper Rating in a borrower loan listing that is different from the Prosper Rating calculated by Prosper Funding for listing such borrower loan on the platform, or if Prosper Funding incorrectly inputs data into its formula or incorrectly applies its formula to determine the Prosper Rating, resulting in a Prosper Rating different from the Prosper Rating that should have appeared in a borrower loan listing, then, if such breach materially and adversely affects the interest of the holder of the Note corresponding to such borrower loan, Prosper Funding will in its discretion either repurchase such Note holder or indemnify the Note holder.

No Sinking Fund

The Notes are fully amortizing and will not have the benefit of a sinking fund.

Events of Default

Under the terms of the indenture, any of the following events will constitute an event of default for a series of Notes:

•	Prosper Funding’s failure to make required payments on the Notes for thirty days past the applicable due date;

•
Prosper Funding’s failure to perform, or the breach of, any other covenant for the benefit of the holders of the Notes which continues for 90 days after written notice from the indenture trustee or holders of 25% of the outstanding principal amount of the Notes for which such default exists, subject to an additional 90 day cure period; or

•	specified events relating to Prosper Funding’s bankruptcy, insolvency or reorganization.

It is not a default or event of default under the terms of the indenture if Prosper Funding does not make payments on a series of Notes when a borrower does not make payments on the corresponding borrower loan.  In that case, Prosper Funding is not required to make payments on the Notes, so no default occurs.  See “Risk Factors—Risks Related to Borrower Default,” for more information.  An event of default with respect to one series of Notes is not automatically an event of default for any other series, even where the same borrower member is the loan borrower on both loans.

As described above under “Summary of Indenture, Form of Notes and Administration Agreement—Indenture and Form of Notes—Ranking; Security Interest,” to limit the risk of Prosper Funding’s insolvency, Prosper Funding has granted the indenture trustee a security interest in all of the borrower loans, in the deposit account into which the borrower loan payments are deposited and in the FBO account.  The indenture trustee may exercise its legal rights to the collateral only if an event of default has occurred under the indenture.  Only the indenture trustee, not the holders of the Notes, will have a secured claim to the above collateral.

If an event of default occurs due to bankruptcy, insolvency or reorganization as provided in the indenture, then the stated principal amount of all outstanding Notes shall become due and payable immediately without any act by the trustee or any holder of Notes.

The holders of a majority in aggregate principal amount of the outstanding Notes of any series, by notice to the trustee (and without notice to any other holder of Notes), may on behalf of the holders of all Notes of the series waive an existing default with respect to such Notes, except (1) a default in the payment of amounts due in respect of such Notes or (2) a default in respect of a provision of the indenture that cannot be amended without the consent of each holder affected by such waiver.  When a default is permanently and irrevocably waived, it is deemed cured, but no such waiver shall extend to any subsequent or other default or impair any consequent right.

In addition, pursuant to the indenture, and subject to the conditions set forth therein, (1) the holders of at least 25% in aggregate principal amount of the outstanding Notes offered hereby and the PMI Notes collectively, will have the right to cause the indenture trustee to enforce its rights with respect to PMI’s obligations as Loan and Note Servicer under the Administration Agreement and (2) the holders of at least 25% in aggregate principal amount of the outstanding Notes offered hereby will have the right to cause the indenture trustee to enforce its rights with respect to all other provisions of the Administration Agreement. The conditions to the holders’ rights to cause the indenture trustee to enforce its rights under the Administration Agreement include, among others, that the holders indemnify the indenture trustee for taking such action.

A Note holder may not institute a suit against Prosper Funding for enforcement of such holder’s rights under the indenture or pursue any other remedy with respect to the indenture or the Notes unless:

•	the holder gives the trustee written notice stating that an event of default with respect to the Notes is continuing;

•
the holders of at least 25% in aggregate principal amount of the outstanding Notes of that series make a written request to the trustee to pursue a remedy available under the indenture with respect to such default;

•	such holder or holders offer the trustee security or indemnity satisfactory to it against any loss, liability or expense;

•	the trustee does not comply with the request within 60 days after receipt of the notice, request and offer of security or indemnity; and

•	the holders of a majority in aggregate principal amount of the outstanding Notes of that series do not give the trustee a direction inconsistent with such request during such 60-day period.

The indenture will require Prosper Funding every year to deliver to the indenture trustee a statement as to performance of its obligations under the indenture and as to any defaults.

Satisfaction and Discharge of the Indenture

The indenture will generally cease to be of any further effect with respect to a series of Notes if:

•	all of the Notes of that series (with certain limited exceptions) have been delivered for cancellation; or

•
allNotes of that series not previously delivered for cancellation have become due and payable or will become due and payable within one year and Prosper Funding has deposited with the trustee as trust funds the entire amount sufficient to pay at maturity all of the amounts due with respect to those Notes.

In either case, Prosper Funding must also pay or cause to be paid all other sums payable under the indenture by it and deliver to the trustee an officers’ certificate and opinion of counsel stating that all conditions precedent to the satisfaction and discharge of the indenture have been complied with.

The indenture does not contain any provisions for legal or covenant defeasance of the Notes.

No Recourse Against Others

The Notes are solely limited recourse obligations of Prosper Funding, payable from collections on the corresponding borrower loans as described herein, and are not the obligations of any other person.  Neither PMI, in its capacity as servicer, as issuer of the related PMI Management Rights or otherwise, nor any of Prosper Funding’s directors, officers or affiliates, has any liability for any amounts due on the Notes or the corresponding borrower loans.  Each purchaser of a Note, by accepting the same, is deemed to waive and release all such liability.

Governing Law

The indenture and the Notes are governed by the laws of the State of New York without regard to any principle of conflict of laws that would require or permit the application of the laws of any other jurisdiction.

Information Concerning the Trustee

Prosper Funding has selected Wells Fargo Bank, National Association, to serve as the trustee under the indenture.  From time to time, Prosper Funding maintains deposit accounts and conducts other banking transactions with the trustee and its affiliates in the ordinary course of business.  If and when the trustee becomes a creditor of Prosper Funding, the trustee will be subject to the provisions of the Trust Indenture Act regarding the collection of claims against Prosper Funding.  The trustee and its affiliates will be permitted to engage in other transactions; however, if they acquire any conflicting interest, the conflict must be eliminated or the trustee must resign.

PMI Management Rights

Each Note will come attached with a PMI Management Right issued by PMI.  Prosper Funding will be the sole issuer of the Notes and PMI will be the sole issuer of the PMI Management Rights.  The PMI Management Rights will not be separable from the Notes offered on the platform and will not be assigned a value separate from the Notes.   The PMI Management Rights are “investment contracts” issued by PMI directly to Note holders.  The phrase “investment contract” is a concept under federal securities law that refers to an arrangement where investors invest money in a common enterprise with the expectation of profits, primarily from the efforts of others.  Here, the “investment contracts” that PMI is registering as PMI Management Rights arise from the services that PMI has provided and will provide, as described in the Administration Agreement, the Indenture, the Lender Registration Agreement, and in this prospectus, which services include, but are not limited to:

●	the existence and operation of the platform;
●	verification of borrower information;
●	evaluation and validation of the Prosper Score and Prosper Rating;
●	remitting borrower payments; and
●	collecting on delinquent accounts.

Investors who purchase PMI Management Rights will have rights under the federal securities laws as a purchaser of a registered security. Investors will have limited contractual rights, collectively through the indenture trustee, to enforce PMI’s contractual obligations under the Administration Agreement.  Such contractual rights exist under state law and will not, in any way, affect the rights of investors under the federal securities laws.
There are no payment obligations on the part of PMI or any third party under or in relation to the PMI Management Rights that are in any way related to borrower obligations in relation to the borrower loans or in any way related to Prosper Funding’s payment obligations in relation to the Notes.  The PMI Management Rights attached to the Notes will not comprise collateral therefor nor guarantees of any borrower loans or Notes, nor generate any funds or proceeds that will be payable to Prosper Funding, the indenture trustee or holders of Notes in relation to any borrower loans or Notes.  Holders of Notes will have no recourse to PMI or its assets in relation to payments on borrower loans or Notes.  If Prosper Funding repurchases any Notes, PMI will concurrently repurchase the related PMI Management Right for zero consideration.
The indenture trustee will be a third-party beneficiary of the Administration Agreement on behalf of holders of Notes and PMI Management Rights.  Holders of Notes and PMI Management Rights will not have the contractual right individually to enforce PMI’s obligations under the Administration Agreement, but the holders of at least 25% of the outstanding Notes will have the contractual right, subject to the conditions set forth in the Indenture, collectively to cause the indenture trustee to enforce its rights as a third-party beneficiary under the Administration Agreement.  In addition, holders of PMI Management Rights will have rights under the federal securities laws that are not limited, contractually or otherwise. PMI's obligations to provide services under the Administration Agreement may be terminated by PMI or by Prosper Funding under certain circumstances described in this prospectus.  For more information, see “Summary of Indenture, Form of Notes, PMI Management Rights and Administration Agreement—Administration Agreement—Indenture Trustee as Third-Party Beneficiary.”

Termination of the Administration Agreement would not affect the rights of holders of previously issued PMI Management Rights under the federal securities laws.  If Prosper Funding or PMI were to terminate PMI’s obligations to provide services under the Administration Agreement, PMI would cease to issue new PMI Management Rights.  Prosper Funding has entered into a back-up servicing agreement with a loan servicing company who is willing and able to transition loan and Note servicing responsibilities from PMI, but it is unlikely that the back-up servicer would be able to perform functions other than servicing the outstanding borrower loans and Notes.  Therefore, Prosper Funding might have to suspend the facilitation of new borrower loans and the issuance of new Notes until it could find another party or parties that could perform the services PMI had been performing under the Administration Agreement.  Prosper Funding believes it could find another party or parties to perform such services, but the search could take time.  For more information, see “Risk Factors—Risks Related to Prosper Funding and PMI, the Platform and Prosper Funding and PMI’s Ability to Service the Notes.”

Administration Agreement

Prosper Funding and PMI plan to execute an Administration Agreement pursuant to which PMI will provide certain corporate administration services and platform administration services and will service all borrower loans and Notes, as well as all PMI Borrower Loans and PMI Notes.  This prospectus refers to PMI in its separate capacities under the Administration Agreement as follows: (i) in its capacity as the party providing the corporate administration services, as the “Corporate Administrator,” (ii) in its capacity as the party providing the platform administration services, as the “Loan Platform Administrator,” and (iii) in its capacity as the party servicing all borrower loans, Notes, PMI Borrower Loans and PMI Notes, as the “Loan and Note Servicer.”

The following summary of the Administration Agreement does not purport to be complete and is qualified in its entirety by the complete terms and conditions of the Administration Agreement.  A copy of the Administration Agreement is filed as an exhibit to the registration statement of which this prospectus forms a part.

Corporate Administration Services

The Corporate Administrator will oversee the daily business operations of Prosper Funding and provide a number of related administrative services.  Among other matters, the Corporate Administrator’s duties shall include:

•	administering Prosper Funding’s day-to-day operations, including paying (solely from Prosper Funding’s funds) Prosper Funding’s fees and expenses,

•	giving notices and communications in Prosper Funding’s behalf as Prosper Funding may be required to give from time to time under its various agreements,

•	maintaining Prosper Funding’s general accounting records and preparing monthly, quarterly and annual financial statements as may be necessary or appropriate,

•	retaining in Prosper Funding’s behalf an accounting firm to audit Prosper Funding’s year-end financial statements,

•	preparing and filing Prosper Funding’s income, franchise or other tax returns,

•	causing to be paid (solely from Prosper Funding’s funds) any taxes required to be paid by Prosper Funding,

•
not knowingly causing Prosper Funding to engage in any activity that would cause Prosper Funding to be subject to income or franchise tax on a net income basis by any taxing jurisdiction outside of the United States,

•	retaining on Prosper Funding’s behalf outside counsel,

•
reviewing and analyzing any agreements entered into by Prosper Funding and establishing, in consultation with Prosper Funding, operating procedures to enable Prosper Funding to comply with the terms of such agreements,

•	providing recordkeeping and maintenance to maintain Prosper Funding’s limited liability company existence,

•	preparing resolutions for consideration by Prosper Funding’s board of directors in accordance with its limited liability company agreement,

•	preparing and having executed and filed all documents necessary to qualify Prosper Funding to do business in any jurisdiction in which such qualification is necessary or appropriate,

•	in conjunction with Prosper Funding’s counsel, monitoring compliance with licensing requirements and applicable laws,

•	receiving notices on Prosper Funding’s behalf,

•	notifying Prosper Funding of the institution of any action, suit or proceeding against, or regulatory investigation of, Prosper Funding,

•	establishing and maintaining all necessary bank accounts for Prosper Funding and managing Prosper Funding’s cash in accordance with the terms and provisions of Prosper Funding’s material contracts,

•
notifying Prosper Funding, to the extent the Corporate Administrator has actual knowledge thereof, of any failure of a party to a material agreement to perform any of its obligations with respect to Prosper Funding, and

•	from time to time taking at Prosper Funding’s expense such actions as Prosper Funding may reasonably request, or as the Corporate Administrator deems appropriate.

The Corporate Administrator has agreed to provide Prosper Funding with an annual service provider compliance statement confirming that the Corporate Administrator has reviewed its activities and performance under the Administration Agreement during the preceding calendar year and, based upon such review, has determined that it materially fulfilled all of its obligations under the Administration Agreement during that year or, if there has been a failure to perform any such obligation in any material respect, specifically identifying each such failure and the nature and the status thereof.  Prosper Funding and PMI will provide a summary of the Corporate Administrator’s service provider compliance statement in their annual reports on Form 10-K.

Loan Platform Administration Services

The Loan Platform Administrator will manage the platform and provide a number of related services.  Among other matters, the Loan Platform Administrator’s duties shall include supervision with respect to:

•	managing, maintaining and operating the platform,

•	the issuance, sale and payment of the Notes,

•	Prosper Funding’s purchase of borrower loans,

•	the operation of www.prosper.com, and

•	the payment (solely from Prosper Funding’s funds) of related fees and expenses.

Among other things, the Loan Platform Administrator will assist Prosper Funding with the issuance and sale of the Notes and the posting and funding of borrower loans (including reviewing the eligibility of applicants to participate on the platform and performing the applicant verification processes described herein), and will manage the posting of listings on the website.  The Loan Platform Administrator will also assign a Prosper Rating and an interest rate to each listing.  See “About the Platform” for more information.

The Loan Platform Administrator has agreed to provide Prosper Funding with an annual service provider compliance statement confirming that the Loan Platform Administrator has reviewed its activities and performance under the Administration Agreement during the preceding calendar year and, based upon such review, has determined that it materially fulfilled all of its obligations under the Administration Agreement during that year or, if there has been a failure to perform any such obligation in any material respect, specifically identifying each such failure and the nature and the status thereof.  Prosper Funding and PMI will provide a summary of the Loan Platform Administrator’s service provider compliance statement in their annual reports on Form 10-K.

Servicing of Borrower Loans and Notes

The Loan and Note Servicer has agreed to service each borrower loan and the corresponding Notes, as well as each PMI Borrower Loan and PMI Note.  The Loan and Note Servicer is required at all times to use commercially reasonable efforts to service and collect the borrower loans in accordance with industry standards customary for loans of the same general type and character, in each case:

•
as long as PMI is the Loan and Note Servicer, in accordance with the provisions of Prosper Funding’s Amended and Restated Limited Liability Company Agreement (in particular the sections governing the limitations on Prosper Funding’s activities),

•
as long as PMI is the Loan and Note Servicer, in accordance with the provisions of the Unanimous Written Consent of the Board of Directors of Prosper Marketplace, Inc. with respect to the separateness principles to be observed by PMI in dealing with Prosper Funding,

•	in accordance with all applicable laws, and

•	without regard to:

•	any relationship that the Loan and Note Servicer or its affiliates may have with the applicable borrower or Note holder, or

•	the Loan and Note Servicer’s right to receive compensation for its services.

This standard of care applicable to the Loan and Note Servicer is called the “Servicing Standard.”  Subject to the Servicing Standard, the Loan and Note Servicer has full power and authority to take any actions in connection with the servicing and administration of the borrower loans that it deems to be necessary or desirable.  The Loan and Note Servicer may act alone or through agents, but will remain responsible for the proper performance of its duties by any agents it appoints.  Prosper Funding’s ability to collect payments on the borrower loans, and therefore the amount of payments received by the holders of Notes, will be dependent upon the Loan and Note Servicer's performance of its duties under the Administration Agreement.

Subject to the Servicing Standard, the Loan and Note Servicer is responsible for protecting the interest of Prosper Funding in the borrower loans by dealing effectively with borrowers who are delinquent or in default.  The Loan and Note Servicer is required to maintain an adequate accounting system that will immediately identify delinquent loans and to maintain procedures for sending delinquent notices, assessing late charges and preparing individual analyses of distressed or chronically delinquent borrower loans.  The Loan and Note Servicer has sole discretion to determine (i) the timing and content of communications sent to delinquent borrowers, and (ii) when and whether to refer a delinquent loan for collection, initiate legal action to collect a delinquent loan, sell a delinquent loan to a third party, accelerate the maturity of a delinquent loan that is at least thirty days past due or write off a delinquent loan in whole or in part.  The Loan and Note Servicer is authorized to select and engage on Prosper Funding’s behalf  any collection agency to which any delinquent loan is referred for collection and to determine the amount of its compensation (which shall not, however, exceed 40% of the amount of any recoveries obtained, in addition to any legal fees incurred in the collection effort).  The Loan and Note Servicer will be deemed to have undertaken commercially reasonable servicing and collection efforts if it refers a delinquent loan to a collection agency within five business days after such loan first became thirty days past due.  The Loan and Note Servicer will charge off borrower loans that are 120 days past due and also may charge off delinquent loans that are less than 120 (but at least 31) days past due if the Loan and Note Servicer deems such action appropriate under the Servicing Standard.  Notwithstanding any decision by the Loan and Note Servicer to charge off a delinquent loan, holders of the Notes related to such loan will continue to receive their   pro rata   shares (net of servicing fees and other fees and charges, if applicable) of any payments that Prosper Funding receives on such loan on or prior to its Final Maturity Date.

Subject to the Servicing Standard, the Loan and Note Servicer may waive, modify or vary any non-material terms of any borrower loan, consent to the postponement of strict compliance with any such term or grant a non-material indulgence to any borrower.  Notwithstanding the foregoing, in the event that any borrower loan is in default, or in the judgment of the Loan and Note Servicer, such default is reasonably foreseeable, or the Loan and Note Servicer otherwise determines that such action would be consistent with the Servicing Standard, and provided that the Loan and Note Servicer has reasonably and prudently determined that such action will not be materially adverse to the interests of the relevant Note holders, the Loan and Note Servicer may also waive, modify or vary any term of any borrower loan (including material modifications that would change the interest rate, defer or forgive the payment of principal or interest, change the payment dates or change the place and manner of making payments on such borrower loan), accept payment from the related borrower of an amount less than the principal balance in final satisfaction of such borrower loan or consent to the postponement of strict compliance with any term or otherwise grant any indulgence to any borrower.  The modifications contemplated by this servicing provision would be in situations, common to loan servicing industry practices, where a reasonable forbearance or extension of time for payment to be received would prevent a borrower from defaulting entirely on the loan or filing for bankruptcy.  From the Note holder’s perspective, such modifications would only be employed in situations where a greater loss would be avoided.

Any such actions taken by the Loan and Note Servicer in relation to any borrower loan will be binding on the holders of the related Notes and may reduce the amount of payments to be made on such Notes or result in no further payments being made.  If the Loan and Note Servicer approves modifications to the terms of any borrower loan, it will promptly, on behalf of Prosper Funding, notify the corresponding lender members by email of the material terms of such modifications and the effect such modifications will have on their Notes, including any changes to the payments they will receive under the Notes.

The Loan and Note Servicer has agreed to provide Prosper Funding with an annual servicer compliance statement confirming that the Loan and Note Servicer has reviewed its activities and performance under the Administration Agreement during the preceding calendar year and, based upon such review, has determined that it materially fulfilled all of its obligations under the Administration Agreement during that year or, if there has been a failure to perform any such obligation in any material respect, specifically identifying each such failure and the nature and the status thereof.  Prosper Funding and PMI will provide a summary of the servicer compliance statement in their annual reports on Form 10-K.

PMI Fees

Prosper Funding has agreed to compensate PMI with three fees for its various roles and related services under the Administration Agreement.

First, Prosper Funding will pay the Corporate Administrator a monthly corporate administration fee for its administrative services in overseeing the daily business operations of Prosper Funding (the “PMI Corporate Administration Fee”) commencing on December 28, 2012, or such later date as agreed among the parties to the Administration Agreement.  This monthly fee will be in an amount equal to one-twelfth (1/12) of the following specified amounts:

•	2012 — $800,000

•	2013 — $865,000

provided that, in the case of the first such payment date, the amount due shall be pro-rated by the number of days since the date on which the Corporate Administrator started to provide the corporate administration services specified in the Administration Agreement and the first such payment date; provided further that, in the case of the last payment of the PMI Corporate Administration Fee due under the Administration Agreement, the amount due shall be pro-rated by the number of days from the last monthly fee payment date and the date on which the Corporate Administrator stopped providing the corporate administrative services specified in the Administration Agreement.

Second, Prosper Funding will pay the Loan Platform Administrator a monthly platform administration fee for its services in managing the platform (the “PMI Loan Platform Servicing Fee”) commencing on December 28, 2012 or such later date as of which at least 12,000 borrower loans have funded through the platform after the effective date of the Administration Agreement.  This fee will be in an amount equal to the product of $112.50 and the number of borrower loans funded since the last monthly fee payment date (or, in the case of the first such payment date, since the date of the Administration Agreement).

Third, Prosper Funding will pay the Loan and Note Servicer a monthly fee for its services in servicing the borrower loans (such fee, together with the PMI Corporate Administration Fee and the PMI Loan Platform Servicing Fee, the “PMI Fees”) commencing on December 28, 2012, or such later date as agreed among the parties to the Administration Agreement.  This fee will be in an amount equal to 90% of all servicing fees collected from Note holders by or on behalf of Prosper Funding and all non-sufficient funds fees collected from Note holders by or on behalf of Prosper Funding since the last monthly fee payment date (or, in the case of the first such payment date, since the date of the Administration Agreement).

Exculpation and Indemnity

PMI, in its capacity as Loan and Note Servicer under the Administration Agreement, will not be liable under the Administration Agreement to Prosper Funding, any Note holder, any borrower or any other person for any actions it takes or fails to take in connection with the servicing of the borrower loans or Notes or for any errors in judgment, except as described below.

PMI, in its various capacities under the Administration Agreement, and any of its directors, officers, employees or agents may rely in good faith on any document of any kind that appears to be properly executed and submitted by any person respecting any matters arising in connection with the Administration Agreement, except to the extent that PMI knows that such document is false, misleading, inaccurate or incomplete.

PMI, in its various capacities under the Administration Agreement, has agreed to indemnify Prosper Funding and Prosper Funding’s officers, directors, employees and agents against any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable counsel fees and disbursements), joint or several (collectively, “Damages”), directly or indirectly resulting from:

•	the failure of PMI to perform its duties under the Administration Agreement,

•	the material breach of any of PMI’s representations, warranties, covenants or agreements contained in the Administration Agreement,

•
the acts or omissions of any permitted subservicer or service provider engaged by PMI, in its capacity as Loan and Note Servicer, to service the borrower loans or Notes in accordance with the Administration Agreement, and

•	any infringement or misappropriation by PMI of any patent, copyright, trademark, servicemark, trade secret or other proprietary right of any other person;

provided, however, that PMI will not be responsible for any Damages resulting from:

•	the failure of Prosper Funding to perform its duties under the Administration Agreement (unless such failure resulted from the actions or omissions of PMI),

•
the material breach of any of Prosper Funding’s representations, warranties, covenants or agreements contained in the Administration Agreement (unless such breach resulted from the actions or omissions of PMI),

•	the origination, making, funding, sale or servicing of any borrower loans or Notes following the termination of the Administration Agreement,

•	the absence or unavailability of any books, records, data, files or other documents relating to a borrower loan, unless resulting from PMI's actions or omissions, or

•	compliance with any instructions of Prosper Funding if such instructions did not comply with applicable law.

Assignment and Subservicing

PMI may not assign its various roles under the Administration Agreement or its duties thereunder without the prior written consent of Prosper Funding (excluding any assignment to an entity into which PMI is merged or consolidated or that succeeds to PMI's business).  PMI may in its discretion engage service providers to assist it in performing specific obligations under the Administration Agreement, provided that, in its capacity as Loan and Note Servicer, it may not engage a subservicer or other service provider to perform a substantial portion of the primary day-to-day servicing obligations of the Loan and Note Servicer without the prior written consent of Prosper Funding.  PMI, in its capacity as Loan and Note Servicer, will be solely responsible for the fees and expenses of any subservicer or service provider it engages.  PMI will be liable for the acts and omissions of any such subservicer or service provider to the same extent as if the Loan and Note Servicer had performed the servicing directly.

Termination and Replacement of Servicer

The Administration Agreement will terminate on May 31, 2023, unless Prosper Funding or PMI declares an earlier termination pursuant to the termination rights described below or unless the parties agree to extend the term of the Administration Agreement.

Prosper Funding may terminate the Administration Agreement partially or in its entirety at its discretion upon 180 calendar days’ notice to PMI in any of its capacities under the Administration Agreement.  In addition, Prosper Funding may terminate the Administration Agreement partially or in its entirety at any time without 180 calendar days’ notice if PMI, in any of its capacities under the Administration Agreement, breaches any of its duties under the Administration Agreement and does not cure such breach within thirty days from the date that Prosper Funding provides notice of such breach.  Notwithstanding the foregoing, Prosper Funding may not terminate PMI in any of its capacities under the Administration Agreement unless (i) Prosper Funding determines that it, either directly or through a successor service provider, is able to act in such capacity in accordance with the indenture governing the Notes and (ii) Prosper Funding’s Board of Directors (including its independent directors) approve such determination and termination. If Prosper Funding partially terminates the Administration Agreement with respect to PMI in any of its capacities thereunder, PMI will continue to provide services under its other capacities pursuant to the terms of the Administration Agreement.

PMI may terminate the Administration Agreement if Prosper Funding breaches any of its obligations under the Administration Agreement and such breach is not cured by Prosper Funding within thirty days of the date PMI provides notice of such breach.

PMI is required in connection with any termination of the Administration Agreement under any of its capacities thereunder to transfer the administrative services, platform management services or servicing of all borrower loans and Notes that remain outstanding to Prosper Funding or a successor servicer designated by Prosper Funding as soon as reasonably practicable.  Until such transfer is completed, PMI’s obligation to service the borrower loans and otherwise provide services in accordance with the Administration Agreement will remain in effect.  All costs and fees incurred in connection with any termination of the Administration Agreement will be payable by the party whose breach of obligation, or whose exercise of its voluntary termination right, resulted in the termination.   Any such amounts due from Prosper Funding will be payable only from funds not allocated to the payment of Notes under the indenture.  See “Summary of Indenture, Form of Notes and Administration Agreement—Indenture and Form of Notes.”  Prosper Funding also will be required upon any termination to pay PMI all accrued but unpaid PMI Fees.  No termination fees will be payable by either party upon any termination of the Administration Agreement.

Prosper Funding and PMI have entered into back-up servicing agreements with CSC Logic, Inc., a third-party loan administrator, pursuant to which CSC Logic, Inc. would become the successor servicer to PMI.  The back-up servicing agreements will facilitate the transfer of servicing responsibilities to CSC Logic, Inc. if the Administration Agreement terminates.  See “Summary of Indenture, Form of Notes and Administration Agreement—Indenture and Form of Notes—Servicing Covenant.”  CSC Logic, Inc. is a financial services company that has entered into numerous successor loan servicing agreements and has operated in the back-up servicing market for more than twenty years.  In the event that Prosper Funding must designate an additional or different successor servicer, it will seek to designate a servicer with experience and reputation comparable to CSC Logic, Inc.

Indenture Trustee as Third-Party Beneficiary

The indenture trustee will be a third-party beneficiary of (i) PMI’s obligations as Loan and Note Servicer under the Administration Agreement (the “Servicing Obligations”) for the benefit of the holders of the Notes offered hereby and the PMI Notes and (ii) all of PMI’s other obligations under the Administration Agreement for the benefit of holders of the Notes offered hereby.

Pursuant to the Indenture, and subject to the conditions set forth therein, (i) holders of at least 25% in aggregate principal amount of the outstanding Notes offered hereby and the PMI Notes will have the right to cause the indenture trustee to enforce its rights under the Servicing Provisions of the Administration Agreement and (ii) holders of at least 25% in aggregate principal amount of the outstanding Notes offered hereby will have the right to cause the indenture trustee to enforce its rights under any other provisions of the Administration Agreement, in each case whether or not there is a default under the Indenture. PMI's obligations to provide services under the Administration Agreement may be terminated by PMI or by Prosper Funding under certain circumstances described in this prospectus.

PMI’s obligations under the Administration Agreement may not be amended, waived or otherwise modified in a manner that would adversely affect the holders of the Notes without the consent of the indenture trustee. In order to cause the Trustee to enforce either of the rights discussed above, the holders of the Notes offered hereby (and the PMI Notes if the action relates to the Servicing Provisions of the Administration Agreement) must indemnify the indenture trustee against the costs, expenses and liabilities that it might incur as a result of taking such action.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion constitutes the full opinion of our tax counsel, Covington & Burling LLP, regarding the material U.S. federal income tax considerations generally applicable to lender members who purchase Notes.  This discussion is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated thereunder (“Treasury Regulations”), administrative pronouncements of the U.S. Internal Revenue Service (“IRS”) and judicial decisions, all as currently in effect and all of which are subject to change and to different interpretations.  Changes to any of the foregoing authorities could apply on a retroactive basis, and could affect the U.S. federal income tax consequences described below.

This discussion does not address all of the U.S. federal income tax considerations that may be relevant to a particular lender member’s circumstances, and does not discuss any aspect of U.S. federal tax law other than income taxation or any state, local or non-U.S. tax consequences of the purchase, ownership and disposition of the Notes.  This discussion applies only to lender members who hold the Notes as capital assets within the meaning of the Code (generally, property held for investment).  This discussion does not address U.S. federal income tax considerations applicable to lender members that may be subject to special tax rules, such as:

•	securities dealers or brokers, or traders in securities electing mark-to-market treatment;

•	banks, thrifts or other financial institutions;

•	insurance companies;

•	regulated investment companies or real estate investment trusts;

•	tax-exempt organizations;

•	persons holding Notes as part of a “straddle,” “hedge,” “synthetic security” or “conversion transaction” for U.S. federal income tax purposes, or as part of some other integrated investment;

•	partnerships or other pass-through entities;

•	persons subject to the alternative minimum tax;

•	certain former citizens or residents of the United States;

•	non-U.S. Holders (as defined below); or

•	“U.S. Holders” (as defined below) whose functional currency is not the U.S. dollar.

Asused herein, a “U.S. Holder” is a beneficial owner of Notes that is, for U.S. federal income tax purposes, (i) an individual citizen or resident of the United States, (ii) a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, (iii) an estate whose income is subject to U.S. federal income tax regardless of its source, or (iv) a trust if (A) a United States court has the authority to exercise primary supervision over the administration of the trust and one or more U.S. persons (as defined under the Code) are authorized to control all substantial decisions of the trust or (B) it has a valid election in place to be treated as a U.S. person.  A “Non-U.S. Holder” is any beneficial owner of a Note that, for U.S. federal income tax purposes, is not a U.S. Holder and that is not a partnership (or other entity treated as a partnership for U.S. federal income tax purposes).

If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) holds Notes, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership.  A partnership holding Notes, and partners in such a partnership, should consult their own tax advisors with regard to the U.S. federal income tax consequences of the purchase, ownership and disposition of the Notes by the partnership.

THIS DISCUSSION OF THE MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE NOTES IS NOT INTENDED TO BE, NOR SHOULD IT BE CONSTRUED TO BE, LEGAL OR TAX ADVICE TO ANY PARTICULAR PERSON.  ACCORDINGLY, ALL PROSPECTIVE LENDER MEMBERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE U.S. FEDERAL, STATE, LOCAL AND NON-U.S. TAX CONSEQUENCES RELATING TO THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE NOTES BASED ON THEIR PARTICULAR CIRCUMSTANCES.

Taxation of the Notes

In General

There are no statutory provisions, regulations, published rulings, or judicial decisions that directly address the characterization of the Notes or instruments similar to the Notes for U.S. federal income tax purposes.  However, although the matter is not free from doubt, Prosper Funding intends to treat the Notes as its debt instruments that have original issue discount (“OID”) for U.S. federal income tax purposes.  Where required, Prosper Funding intends to file information returns with the IRS in accordance with such treatment unless there is a change or clarification in the law, by regulation or otherwise, that would require a different characterization of the Notes.

You should be aware, however, that the U.S. Internal Revenue Service (“IRS”) is not bound by Prosper Funding’s characterization of the Notes and the IRS or a court may take a different position with respect to the Notes’ proper characterization.  Any different characterization could significantly affect the amount, timing, and character of income, gain or loss recognized in respect of a Note.    For example, because each series of Notes will correspond to a loan, and Prosper Funding has no obligation to make any payments on the Notes unless, and then only to the extent that, it has received payments on the corresponding loan, the IRS could determine that, in substance, each lender member owns a proportionate interest in the corresponding loan for U.S. federal income tax purposes.  If the IRS took such a position, the tax treatment of the Notes may differ materially, including, but not limited to, the fact that the Notes would no longer be considered to have OID.  Alternatively, the IRS could instead treat the Notes as a different financial instrument (including an equity interest or a derivative financial instrument).  If the Notes are treated as Prosper Funding’s equity, (i) Prosper Funding would be subject to U.S. federal income tax on income, including interest, accrued on the corresponding loans but would not be entitled to deduct interest or OID on the Notes, and (ii) payments on the Notes would be treated by the holder for U.S. federal income tax purposes as dividends (that may be ineligible for reduced rates of U.S. federal income taxation or the dividends-received deduction) to the extent of Prosper Funding’s earnings and profits as computed for U.S. federal income tax purposes.

A different characterization may significantly reduce the amount available to pay interest on the Notes  You are strongly advised to consult your own tax advisor regarding the U.S. federal, state, local and non-U.S. tax consequences of the purchase, ownership, and disposition of the Notes (including any possible differing treatments of the Notes).

The following discussion assumes that the Notes will be treated as Prosper Funding’s debt instruments that have OID for U.S. federal income tax purposes.  Unless otherwise specified, the following discussion assumes that the Notes will not be subject to the rules governing contingent payment debt instruments.

Taxation of Payments on the Notes

You will generally be required to accrue OID in income as ordinary interest income for U.S. federal income tax purposes, regardless of your regular method of tax accounting.  If you hold a Note that has a maturity date of more than one year, you will be required to accrue OID income as ordinary interest income under a “constant yield method.”  Under this treatment, if a payment on a Note is not made in accordance with the payment schedule in respect of the corresponding loan (for example, because of a late payment on the corresponding loan), you will be required to include an amount of OID in taxable income as interest even if you have not received the actual payment from the corresponding loan.

The Treasury Regulations governing OID provide special rules for determining the amount and accrual of OID for debt instruments that provide for one or more alternative payment schedules applicable upon the occurrence of contingencies.  If the timing and amounts of the payments that comprise each payment schedule are known as of the issue date, and based on all the facts and circumstances as of the issue date, a single payment schedule for a debt instrument, including the stated payment schedule, is significantly more likely than not to occur, the amount and accrual of OID is determined based on that payment schedule.  In addition, under the applicable Treasury Regulations, remote and/or incidental contingencies may generally be ignored.  A contingency relating to the amount of a payment is incidental if, under all reasonably expected market conditions, the potential amount of the payment is insignificant relative to the total expected amount of the remaining payments on the debt instrument.  A contingency relating to the timing of a payment is incidental if, under all reasonably expected market conditions, the potential difference in the timing of the payment is insignificant.  The determination of whether a single payment schedule is significantly more likely than not to occur, or whether a contingency is remote or incidental, is made for each Note.

Each Note provides for one or more alternative payment schedules because Prosper Funding is obligated to make payments on a Note only to the extent that it receives payments on the corresponding loan, less the service charge and less any charges it incurs in connection with collection on the corresponding loan.    The payment schedule for each Note provides for payments of principal and interest on the Note in accordance with the payment schedule for the corresponding loan.  In addition to scheduled payments, Prosper Funding will prepay a Note to the extent that a borrower prepays the loan corresponding to the Note, and Prosper Funding will pay late fees collected on a corresponding borrower loan to the holders of the corresponding Note.  Notwithstanding such contingencies, Prosper Funding intends to use the payment schedule of a Note to determine the amount and accrual of OID on the Note because it believes that a Note is significantly more likely than not to be paid in accordance with such payment schedule and/or the likelihood of nonpayment, prepayment or late payment on the loan corresponding to such Note will be remote or incidental.  If in the future, based on Prosper Funding’s experience or for any other reason, Prosper Funding determines that the previous sentence does not apply to a Note, Prosper Funding anticipates that it will be required to determine the amount and accrual of OID for such Note pursuant to the rules applicable to contingent payment debt instruments, which are described below, and Prosper Funding shall so notify you.

OID on a Note will equal the excess of the Note’s “stated redemption price at maturity” over its “issue price.” The stated redemption price at maturity of a Note includes all payments of principal and stated interest on the Note under the payment schedule of the Note.  The issue price of a Note will generally equal the principal amount of a Note.

The amount of OID includible in income for a taxable year is the sum of the “daily portions” of OID with respect to the Note for each day during the taxable year in which the holder held the Note.  The daily portion of OID is determined by allocating to each day of any accrual period within a taxable year a pro rata portion of an amount equal to the product of such Note’s adjusted issue price at the beginning of the accrual period and its yield to maturity (properly adjusted for the length of the period).  Prosper Funding intends to use 30-day accrual periods.  The adjusted issue price of a Note at the beginning of any accrual period should be its issue price, increased by the aggregate amount of OID previously accrued with respect to the Note, and decreased by any payments of principal and interest previously made on the Note.  A Note’s yield to maturity should be the discount rate that, when used to compute the present value of all payments of principal and interest to be made on the Note under the payment schedule of the Note, produces an amount equal to the issue price of such Note.

If a Note is paid in accordance with its payment schedule, the amount of OID includible in income is anticipated to be based on the stated interest rate of the Note.  As a result, you will generally be required to include an amount of OID in income that is equal to the amount of stated interest paid on the Note.

Cash payments of interest and principal under the payment schedule on the Notes will not be separately included in income, but rather will be treated first as payments of previously accrued but unpaid OID and then as payments of principal.

Sale, Retirement or Other Taxable Disposition of Notes

Upon the sale, retirement or other taxable disposition of a Note, you generally will recognize gain or loss equal to the difference, if any, between the amount realized upon the sale, retirement or other taxable disposition and your adjusted tax basis in the Note.  In general, your adjusted tax basis in the Note will equal your cost for the Note, increased by any OID and market discount previously included in gross income by you, as discussed below, and reduced by any payments previously received by you in respect of the Note.

Except as discussed below with respect to a Note subject to rules governing market discount, contingent payment debt instruments, or the special rules applicable to short-term obligations, your gain or loss on the taxable disposition of the Note generally will be long-term capital gain or loss if the Note has been held for more than one year and short-term otherwise.  The deductibility of capital losses is subject to limitations.
Prepayments

If Prosper Funding prepays a note in full, the Note will be treated as retired and, as described above, you will generally have gain or loss equal to the difference, if any, between the amount realized upon the retirement and your adjusted tax basis in the Note.  If Prosper Funding prepays a Note in part, a portion of the Note will be treated as retired.  Generally, for purposes of determining (i) your gain or loss attributable to the portion of the Note retired and (ii) your OID accruals on the portion of the Note remaining outstanding, the adjusted issue price, your adjusted tax basis, and the accrued but unpaid OID of the Note, determined immediately before the prepayment, will be allocated between the two portions of the Note based on the portion of the Note that is treated as retired.  The yield to maturity of a Note is not affected by a partial prepayment.

Market Discount

If you purchase a Note on the Note Trader platform for an amount that is less than the adjusted issue price of the Note at the time of purchase, the amount of the difference will be treated as “market discount” for U.S. federal income tax purposes, unless that difference is less than a specified   de minimis   amount.  The amount of any market discount will generally be treated as   de minimis   and disregarded if it is less than ¼ of 1 percent of the revised issue price (calculated as the sum of the issue price of the Note and the aggregate amount of OID previously includible in the gross income of any holder without regard to any acquisition premium), multiplied by the number of complete years to maturity. If you hold a Note that has   de minimis  market discount, the rules described below do not apply to you.

Under the market discount rules, you generally will be required to treat any principal payments received in respect of the Note, and any gain derived from the sale, retirement or other disposition of the Note, as ordinary income to the extent of the market discount that has accrued on the Note but that has not previously been included in gross income by you.  Such market discount will accrue on the Note on a ratable basis over the remaining term of the Note unless you elect to accrue market discount on a constant yield basis.  In addition, you may be required to defer until the maturity of the Note, or its earlier disposition in a taxable transaction, the deduction of all or a portion of any interest expense attributable to (i) any indebtedness incurred to purchase or carry such Note or (ii) any indebtedness continued to purchase or carry such Note.  If you dispose of a Note in a nontaxable transaction (other than certain specified nonrecognition transactions), you will be required to include any accrued market discount as ordinary income as if you had sold the Note at its then fair market value.

You may elect to currently include market discount in gross income as it accrues, under either a ratable or constant yield method, in which case the rules described in the prior paragraph regarding characterization of payments and gain as ordinary income and the deferral of interest deductions will not apply.  If you make an election to include market discount in income currently, your adjusted basis in a Note will be increased by any market discount that you include in income.  An election to currently include market discount in gross income, once made, applies to all market discount obligations acquired by you on or after the first taxable year to which the election applies and may not be revoked without the consent of the IRS.  You should consult your own tax advisor before making this election.

Acquisition Premium

If you purchase a Note on the Note Trader platform for an amount greater than the Note’s adjusted issue price but less than the sum of all amounts payable on the Note after the purchase date, the Note will be treated as acquired at an acquisition premium.  For a Note acquired with an acquisition premium, the amount of OID that you must include in gross income with respect to the Note for any taxable year will be reduced by the portion of the acquisition premium properly allocable to such taxable year.

If you purchase a Note on the Note Trader platform for an amount in excess of the sum of all amounts payable on the Note after the purchase date, you will not be required to include OID in income with respect to the Note.

Late Payments

As discussed above, late fees collected on borrower loans corresponding to the Notes will generally be paid to you.  Prosper Funding anticipates that any late fees paid will be insignificant relative to the total expected amount of the remaining payments on the Note.  In such case, any late fees paid to you should be taxable as ordinary income at the time such fees are paid or accrued in accordance with your regular method of accounting for U.S. federal income tax purposes.

Nonpayment of Loans Corresponding to Note — Automatic Extension

In the event that Prosper Funding does not make scheduled payments on a Note as a result of nonpayment by a borrower on the loan corresponding to the Note, you must continue to accrue and include OID on a Note in taxable income until the initial maturity date or, in the case of an automatic extension, the final maturity date, except as described below.  Solely for purposes of the OID rules, the Note may be treated as retired and reissued on the scheduled payment date for an amount equal to the Note’s adjusted issue price on that date.  As a result of such reissuance, the amount and accrual of OID on the Note may change.  At the time of the deemed reissuance, due to nonpayment by the borrower, Prosper Funding may not be able to conclude that it is significantly more likely than not that the Note will be paid in accordance with one payment schedule and/or that the likelihood of future nonpayment, prepayment, or late payment by the borrower on the loan corresponding to such Note will be remote or incidental.  Accordingly, the Note may become subject to the contingent payment debt instrument rules (which are discussed in more detail below) even if not subject to these rules at the time of original issue.   In addition, in the event that a Note’s maturity date is automatically extended because amounts remain due and payable on the initial maturity date by the borrower on the loan corresponding to the Note, the Note likely will be treated as reissued and become subject to the contingent payment debt instrument rules.  If Prosper Funding determines that a Note is subject to the contingent payment debt instrument rules as a result of such a reissuance, it will notify you and provide the projected payment schedule and comparable yield.

If collection on a Note becomes doubtful, you may be able to stop accruing OID on the Note.  Under current IRS guidance, it is not clear whether you may stop accruing OID if scheduled payments on a Note are not made.  You should consult your own tax advisor regarding the accrual and inclusion of OID in income when collection on a Note becomes doubtful.

Losses as a Result of Worthlessness

In the event that a Note becomes wholly worthless, if you are an individual, and you did not acquire the Note as part of your trade or business, you should generally be entitled to deduct your loss on the Note as a short-term capital loss in the taxable year the Note becomes wholly worthless.  The portion of your loss attributable to accrued but unpaid OID may be deductible as an ordinary loss, although such treatment is not entirely free from doubt.  Under Section 166 of the Code, if you are a corporation, or if you are an individual and you acquired your Notes as part of a trade or business, you should generally be entitled to deduct any loss sustained during the taxable year on account of a Note becoming wholly or partially worthless as an ordinary loss.  You should consult your own tax advisor regarding the character and timing of losses attributable to Notes that become worthless in whole or in part.

Potential Characterization as Contingent Payment Debt Instruments

To the extent Prosper Funding determines that a Note is not subject to the contingent payment debt instrument rules, its position is not binding on the IRS or a court of competent jurisdiction and it cannot predict what the IRS or a court would ultimately decide with respect to the proper U.S. federal income tax treatment of the Note. Accordingly, there exists a risk that the IRS or a court could determine that the Notes are “contingent payment debt instruments” because payments on the Notes are linked to performance on the corresponding loan.

To the extent a Note is characterized as a contingent payment debt instrument, or in the future, Prosper Funding concludes that a Note is subject to the contingent payment debt instrument rules, the Note would be subject to special rules applicable to contingent payment debt instruments.  If these rules were to apply, you would generally be required to accrue interest income under the noncontingent bond method.  Under this method, interest would be taken into account whether or not the amount of any payment is fixed or determinable in the taxable year. The amount of interest that would be taken into account would generally be determined by constructing a hypothetical noncontingent bond, which is based on a “comparable yield” (generally, a hypothetical yield to be applied to determine interest accruals with respect to the Note, and which can be no less than the applicable federal rate) and a “projected payment schedule” (generally, a series of projected payments, the amount and timing of which would produce a yield to maturity on that Note equal to the comparable yield).  Based on the comparable yield and the projected payment schedule, you will generally be required to accrue as OID the sum of the daily portions of interest for each day in the taxable year that you held the Note, adjusted to reflect the difference, if any, between the actual and projected amount of any contingent payments on the Note.  The daily portions of interest are determined by allocating to each day in an accrual period the ratable portion of interest that accrues in such accrual period.  The amount of interest you may accrue under this method could be higher or lower than the stated interest rate on the Note.  In addition, any gain recognized on the sale, exchange or retirement of your Note will generally be treated as ordinary interest income, and any loss will be treated as ordinary loss to the extent of prior OID inclusions, and then as capital loss thereafter.

Short-Term Notes

The following discussion applies to Notes that have a maturity of one year or less from the date of issue (“Short-Term Notes”).  There are special rules that address the U.S. federal income taxation of Short-Term Notes that you should be aware of.  These rules are not entirely clear in all situations.  Accordingly, you are strongly advised to consult your own tax advisor with regard to the U.S. federal income tax consequences of the purchase, ownership and disposition of Short-Term Notes.

In general, the Treasury Regulations provide that, in the case of a debt instrument with a maturity date of one year or less, no payments of interest are considered qualified stated interest.  This means that a Short-Term Note is treated as having OID equal to the excess of the total payments on the obligation over its issue price.  In general, if you are a cash method taxpayer, you should not be required to recognize interest income until actual or constructive receipt of payment, unless you elect to accrue OID in income on a current basis under either a straight-line or a constant yield method.  If you do not elect to currently include accrued OID in income, you will not be allowed to deduct any of the interest paid or accrued on any indebtedness incurred or maintained to purchase or carry the Note (in an amount not exceeding the deferred income), and instead you will be required to defer deductions for such interest until the deferred income is realized upon the maturity of the Note or its earlier disposition in a taxable transaction.  Notwithstanding the foregoing, if you elect to include accrued OID in income on a current basis, the limitation on the deductibility of interest will not apply.  Upon disposition of a Short-Term Note, you will be required to characterize some or all of the gain realized on a sale, exchange or retirement of the Note as ordinary income.  The amount characterized as ordinary income upon such disposition will generally equal an amount of OID that would have accrued under a straight-line basis or, if you so elect, an amount of OID that would have accrued under a constant yield method.  If you are an accrual method taxpayer, you will generally be required to accrue OID in income on a current basis on either a straight-line basis or, at your election, under the constant yield method based on daily compounding.  It should also be noted that the market discount rules (discussed above) generally do not apply to short-term obligations.  In addition, while there are special rules that address the U.S. federal income taxation of notes that have a maturity date of more than one year and that provide for one or more contingent payments, those rules generally do not apply to short-term obligations.  Accordingly, the U.S. federal income taxation of short-term obligations that provide for contingent payments is not entirely clear.  You should consult your own tax advisor regarding the U.S. federal income tax consequences if Short-Term Notes are considered short-term obligations that provide for contingent payments.

Backup Withholding and Reporting

Prosper Funding will be required to report information to the IRS on certain payments on a Note (including interest and discount) and on proceeds of the sale of a Note if you are not an exempt recipient (such as a corporation). In addition, backup withholding (currently at a 28% rate) may apply to payments made to you if (a) you do not furnish or you have failed to provide your correct taxpayer identification number, (b) Prosper Funding has been instructed by the IRS to backup withhold because of underreporting (generally meaning that the IRS has determined and notified you that you have failed to report any reportable dividend and interest payments required to be shown on a tax return for a taxable year), or (c) in certain circumstances, you have failed to comply with applicable certification requirements or otherwise establish an exemption from backup withholding.

Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against your U.S. federal income tax liability provided the required information is furnished to the IRS on a timely basis. You should consult your tax advisor regarding the application of information reporting and backup withholding rules in your particular situation, the availability of an exemption, and the procedure for obtaining such an exemption, if applicable.

INFORMATION ABOUT PROSPER FUNDING LLC

Overview

Prosper Funding operates a peer-to-peer online credit platform, which this prospectus refers to as the “platform,” that enables its borrower members to borrow money and its lender members to purchase Borrower Payment Dependent Notes, or Notes, issued by Prosper Funding, the proceeds of which facilitate the funding of the loans made to borrower members.  Prosper Funding is a wholly-owned subsidiary of PMI.

PMI developed the platform and owned the proprietary technology that makes operation of the platform possible.  PMI will transfer the platform to Prosper Funding, giving Prosper Funding the right to operate the peer-to-peer online credit platform to originate and service borrower loans and Notes.  PMI owns and is not transferring to Prosper Funding ownership of the computer hardware that PMI currently uses to develop, update, maintain and operate the platform (including the website), produce and record or register loans and Notes, process and record the origination of loans, the acquisition thereof by Prosper Funding, funds transfers in relation to loans and collections on loans, the issuance and transfer of Notes, funds transfers in relation to purchases of and payments on Notes, and which PMI uses to store, backup and manage the information and data used and generated by the platform (such as in relation to the preparation of reports).  PMI is a party to agreements with third parties relating to (i) the hosting and maintenance of servers and other computer and communications equipment used by PMI in relation to all of the foregoing aspects of the development, updating of, maintenance and operation of the platform and the provision of related customer support services, (ii) the backup, offsite storage and protection of all information and data produced and used by PMI in relation to all of the foregoing aspects of the development, updating of, maintenance and operation of the platform and the performance by it of all related services, and (iii) maintenance of the integrity, functionality and security of the platform from cyber-attacks and similar threats, which agreements PMI is not assigning to Prosper Funding such that Prosper Funding will not be a party to or third party beneficiary of such agreements.

Prosper Funding also expects to enter into the Administration Agreement, pursuant to which PMI has agreed to provide certain administrative services relating to the platform.  The Administration Agreement between Prosper Funding and PMI contains a license granted by Prosper Funding to PMI that entitles PMI to use the platform for and in relation to: (i) PMI’s performance of its duties and obligations under the Administration Agreement relating to corporate administration, loan platform services, loan and note servicing and marketing, and (ii) PMI’s performance of its duties and obligations to WebBank in relation to loan origination and funding.  The license is terminable in whole or in part in relation to failure by PMI to pay the licensing fee or the termination of PMI as the provider of some or all of the aforementioned services.

Prosper Funding has been organized and will be operated in a manner that is intended (i) to minimize the likelihood that it will become subject to a voluntary or involuntary bankruptcy or similar proceeding, and (ii) to minimize the likelihood that it would be substantively consolidated with PMI in the event of PMI’s bankruptcy and thus have its assets subjected to claims of PMI’s creditors.  Prosper Funding and PMI believe they have achieved this by imposing through Prosper Funding’s organizational documents and covenants in the indenture certain restrictions on Prosper Funding’s activities and certain formalities designed to reinforce Prosper Funding’s status as a distinct entity from PMI.  In addition, in the Administration Agreement PMI has agreed, in its dealings with Prosper Funding and with third parties, to observe the “separateness covenants” described below as they relate to Prosper Funding.

Restrictions that Prosper Funding and PMI believe minimize the likelihood that Prosper Funding will become subject to a voluntary or involuntary bankruptcy or similar proceeding include the following:

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Prosper Funding’s permissible activities are limited to operating the platform, including entering into the related registration agreements with its members; purchasing, owning, financing and pledging the borrower loans; issuing and selling the Notes; entering into the Administration Agreement (or, if applicable, one or more similar agreements with another entity or entities providing similar services); entering into agreements with third parties (such as WebBank, FOLIOfn Investments, Inc. and a back-up servicer) regarding the purchase and servicing of the borrower loans and the Notes and transfers of Notes between members, its own management and operations, and the issuing, paying, sale and administration of the Notes and other obligations; making requisite filings with the SEC and other authorities, and issuing and furnishing prospectuses and other offering materials; and certain related activities.  So long as any Note is outstanding, Prosper Funding is not permitted to engage in any other business.

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So long as any Note is outstanding, Prosper Funding is prohibited from incurring any debt; guarantying the obligations of any other person, including PMI and Prosper Funding’s other affiliates; acquiring any assets except in connection with the permitted activities described above; engaging, directly or indirectly, in any business other than the permitted activities described above; engaging in any dissolution, liquidation, consolidation, merger, asset sale or transfer of ownership interests; or forming, acquiring or holding any subsidiary.

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So long as any Note is outstanding, Prosper Funding is required to have at all times two independent directors whose consent is required for it to take certain extraordinary actions, including filing for bankruptcy.

Because Prosper Funding’s activities are essentially limited to operating the platform, dealing with borrower loans and issuing Notes, and Prosper Funding is prohibited from incurring any debt for borrowed money other than the Notes, or liabilities to third parties other than those arising under the agreements it is permitted to enter into, as described above, it should not be subject to the claims of any creditors unrelated to its permissible activities.  With the exception of its limited indemnification and repurchase obligations, the Note holders do not have recourse to Prosper Funding for payment of their Notes and must rely on the corresponding borrower loans for payment.  Prosper Funding expects to be adequately capitalized, and that its capitalization, together with the fee income that it earns, will be sufficient to meet all of its monetary obligations to affiliates and the third parties with whom it contracts in order to operate the platform and conduct its permitted business activities.  Accordingly, Prosper Funding does not expect to have creditors holding unsatisfied claims against it who could seek to place it into bankruptcy involuntarily.  For the same reason, Prosper Funding believes it is unlikely that it would become insolvent.  Prosper Funding does not believe that its independent directors would approve a voluntary bankruptcy filing, even if such a filing might be advantageous to PMI or Prosper Funding’s other affiliates, if Prosper Funding is not insolvent in its own right, unless another basis for such a filing exists at the time consistent with their fiduciary duties.

Restrictions that Prosper Funding and PMI believe minimize the likelihood that Prosper Funding would be substantively consolidated with PMI in the event of PMI’s bankruptcy and thus have its assets subjected to claims of PMI’s creditors include the following (“separateness covenants”):

•	Prosper Funding is required to maintain its own books and records and bank accounts separate from those of PMI or any other person;

•	Prosper Funding is required at all times to hold itself out to the public and all other persons as a legal entity separate from PMI and any other person;

•	Prosper Funding is required to have a board of directors separate from that of PMI and any other person;

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Prosper Funding is required to file its own tax returns, if any, as may be required under applicable law, to the extent it is (1) not part of a consolidated group filing a consolidated return or returns or (2) not treated as a division for tax purposes of another taxpayer, and it must pay any taxes so required to be paid under applicable law;

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Except as contemplated by the agreements it enters into in connection with its permissible activities, Prosper Funding may not commingle its assets with assets of PMI or any other person and maintain its funds and other assets such that they shall be separately identified and segregated from those of PMI and any other person;

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Prosper Funding is required to conduct its business in its own name so as not to mislead third parties as to the identity of the entity with which such third parties are dealing and to strictly comply with all organizational formalities to maintain its separate existence;

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Prosper Funding is required to maintain separate financial statements and ensure that such financial statements indicate (in the notes thereto or otherwise) the separate existence of Prosper Funding and PMI and their respective assets and liabilities and, to the extent the assets and liabilities of Prosper Funding are represented on the financial statements of PMI, ensure that such financial statements indicate (in the notes thereto or otherwise) the separate existence of Prosper Funding and PMI and their separate assets and liabilities;

•	Prosper Funding is required to pay its operating expenses and its own liabilities only out of its own funds and not from the funds of any other person;

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Prosper Funding is required to maintain an arm’s length relationship with PMI and its other affiliates and to ensure that all transactions between Prosper Funding and its affiliates are on terms and conditions that are not materially more favorable to the affiliate than the terms and conditions that would be expected to have been obtained under similar circumstances from a non-affiliate;

•	Prosper Funding is required to pay the salaries of its own employees, if any;

•	Prosper Funding is prohibited from holding out its credit or assets as being available to satisfy the obligations of others;

•	Prosper Funding is required to allocate fairly and reasonably any overhead for shared office space and pay for its share of such overhead;

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Prosper Funding is required, so as not to mislead third parties as to the identity of the entity with which such third parties are dealing, to maintain and utilize separate stationery, invoices and checks;

•	Except as contemplated by the agreements it enters into in connection with its permissible activities, Prosper Funding is prohibited from pledging its assets for the benefit of any other person;

•	Prosper Funding is required to correct any known misunderstanding regarding its separate identity;

•	rosper Funding is required to maintain adequate capital in light of its contemplated business purpose, transactions and liabilities;

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Prosper Funding is required to ensure that it does not enter into any agreement to be named, directly or indirectly, as a direct or contingent beneficiary or loss payee on any insurance policy covering the property of any other person;

•	Prosper Funding is required to ensure that it will not conceal from creditors any of its assets or participate in concealing the assets of any other person or entity;

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Prosper Funding’s board of directors is required to meet at least annually or act pursuant to written consent and keep minutes of such meetings and actions, and Prosper Funding is required to observe all other Delaware limited liability company formalities;

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Prosper Funding is prohibited from acquiring any securities of PMI (other than the purchase or other acquisition of certain borrower payment dependent notes issued by PMI and the related borrower loans); and

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Prosper Funding’s directors, officers, agents and other representatives are required to act at all times with respect to Prosper Funding consistently and in furtherance of the foregoing and in Prosper Funding’s best interests.

In addition, as described below under “Information About Prosper Marketplace, Inc.—Relationship with Prosper Funding,” PMI has adopted resolutions limiting its own activities and interactions with Prosper Funding in order further to minimize the likelihood that Prosper Funding would be substantively consolidated with PMI in the event of PMI’s bankruptcy.

Substantive consolidation is a judicially developed equitable doctrine that permits a bankruptcy court, in appropriate circumstances, to disregard the legal separateness of a debtor and a related entity, which may or may not itself be a debtor in bankruptcy, and merge their respective assets and liabilities for bankruptcy purposes.  Substantive consolidation typically results in the pooling of all assets and liabilities of the entities to be consolidated, the satisfaction of liabilities from the resulting common fund of assets, and the elimination of all duplicate and inter-entity claims. While the formulation for the standard to apply in determining whether two or more entities should be substantively consolidated in bankruptcy has varied somewhat as among the different courts that have considered such cases, the three most commonly cited tests are as follows:

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The proponent seeking substantive consolidation must establish either (1) the entities pre-petition disregarded their separateness so significantly that their creditors relied on the breakdown of entity borders and treated them as one legal entity, or (2) post-petition that the assets and liabilities of the entities are so entangled that separating them is prohibitive and hurts all creditors.

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The court must determine (1) whether all creditors dealt with the entities as a single economic unit and did not rely on their separate identity in extending credit or (2) whether the affairs of the two entities are so entangled that consolidation will benefit all creditors.

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The proponent of consolidation must make a prima facie case demonstrating that (1) there is substantial identity between the entities to be consolidated and (2) consolidation is necessary to avoid some harm or to realize some benefit.  Once the proponent for consolidation has made this showing, the burden shifts to an objecting creditor to show that (1) it has relied on the separate credit of one of the entities to be consolidated and (2) it will be prejudiced by substantive consolidation.

Adherence to the separateness covenants by both Prosper Funding and PMI should negate any argument that the respective assets of Prosper Funding and PMI are impermissibly entangled or impossible to separate.  It should be neither difficult nor costly to ascertain the respective assets and liabilities of Prosper Funding and PMI.

Similarly, creditors of PMI should not be able to demonstrate that they dealt with PMI and Prosper Funding as a single economic unit, and creditors of Prosper Funding are not relying on PMI for either the payment of Prosper Funding’s Notes or the performance of Prosper Funding’s obligations under the agreements Prosper Funding enters into in connection with its permissible activities (other than PMI’s performance, for Prosper Funding’s benefit, of PMI’s obligations under the Administration Agreement, and PMI’s own indemnification obligations referred to below).  Once Prosper Funding commences its offering of the Notes, (1) the website through which PMI previously operated the platform will have been modified to clearly indicate that borrower members and lender members are dealing with Prosper Funding and not PMI, (2) all new borrower registration agreements and lender registration agreements will be entered into with Prosper Funding and not PMI and will clearly indicate that Prosper Funding is the party with whom borrower and lender members are transacting, and (3) all agreements with third parties (such as WebBank, FOLIOfn Investments, Inc. and a back-up servicer) will have been modified such that the rights and obligations of PMI under such agreements, formerly applicable to the period when PMI operated the platform, will have been assigned to and assumed by Prosper Funding (other than certain indemnification obligations in favor of third parties that will be retained by PMI, and certain other miscellaneous provisions which should not expose PMI to financial liability).

Accordingly, all of Prosper Funding’s creditors should clearly understand that they are looking to Prosper Funding for the payment and performance of Prosper Funding’s obligations to them, and that PMI is not liable to them for Prosper Funding’s obligations.  Prosper Funding and PMI believe the purchasers of Notes will clearly be relying on Prosper Funding being a legal entity separate and distinct from PMI in making their investment decisions and would be materially prejudiced if Prosper Funding were substantively consolidated with PMI.  Once Prosper Funding commences its offering of the Notes, PMI will no longer be obligated to third parties under the agreements related to operating the platform except as noted above.  There should not be creditors of PMI who would be successful in arguing that they relied on Prosper Funding’s assets and creditworthiness in extending credit to PMI.  Finally, all relevant legal formalities required to support Prosper Funding’s legal existence as a Delaware limited liability company separate and distinct from PMI will be strictly observed.  Certain hardware and agreements relevant to the development, maintenance and use of the platform, including in relation to the origination, funding and servicing of borrower loans, and the issuance, funding and payment of the Notes, will not be transferred or assigned to Prosper Funding by PMI as described above under “Information About Prosper Funding LLC—Overview.”  Although such retention of hardware and agreements should not bear on a bankruptcy court’s analysis of the legal separateness of PMI and Prosper Funding (or their respective assets and liabilities), the cessation of or substantial reduction of the day-to-day operations of PMI (because of or during its bankruptcy or otherwise) would materially impair and delay the ability of Prosper Funding or a back-up servicer to retrieve data and information in the possession of PMI and to operate the platform or elements thereof relevant to loan and Note servicing.

Potential Business Strengths

Prosper Funding believes that the following business strengths differentiate Prosper Funding from competitors and are key to its success:

Scalable Operating Infrastructure: The platform allows Prosper Funding to economically acquire and service borrower loans and Notes, and allows WebBank to efficiently originate and fund such loans.  The platform is both flexible and highly scalable;

Proprietary Risk Management Capabilities:  PMI is the only company that has developed a proprietary risk model based on P2P specific performance data, which allows PMI to accurately gauge the riskiness of applicants and will allow lender members to earn attractive risk adjusted returns;

Management Team:  Prosper Funding has a management team with experience in a broad set of areas that are essential to the operation of a P2P business.  These areas include but are not limited to risk management, fraud detection, loan servicing operations, technology development, data management, financial controls, securities regulation, compliance, customer management and website development;

Open access:  Prosper Funding allows individuals with a wide range of credit characteristics to apply for loans; and

Transparency and data availability:  By making all transactions on the platform visible and available electronically for analysis, Prosper Funding allows its members to better understand its marketplace and make better decisions about their activity.

The platform provides a number of benefits to borrower members.  Prosper Funding and PMI believe the key features of the platform are the following:

•	better interest rates than those available from traditional banks;

•	24-hour online availability to initiate a loan listing;

•	convenient, electronic payment processing; and

•	amortizing, fixed rate loans, which represent a more responsible way for consumers to borrow than revolving credit facilities.

Corporate History

Prosper Funding was formed in the State of Delaware in February 2012. Its principal executive offices are located at 111 Sutter Street, 22nd Floor, San Francisco, California 94104.  Its telephone number at that location is (415) 593-5479.  Its website address is   www.prosper.com.    The information contained on its website is not incorporated by reference into this prospectus.
Marketing

PMI’s marketing efforts are designed to attract individuals and institutions to the platform, to enroll them as members and to have them understand and utilize the services for borrowing or investing in Notes on the platform.  Prosper Funding and PMI believe there are significant opportunities to increase the number of members who use the platform through additional marketing initiatives.  For example, such marketing initiatives may, but will not necessarily, include e-mail campaigns, presentations and paid search advertisements.  PMI employs a combination of paid and unpaid sources to market the platform.  PMI also invests in public relations to build its brand and visibility.  PMI is constantly seeking new methods to reach more potential members.

PMI attracts members to the platform in a variety of ways, including advertising, search engine results and word-of-mouth referrals.  In addition, PMI and the platform have been featured in a variety of media outlets, including television and print media.

PMI continuously measures website visitor-to-member conversion.  It tests graphics and layout alternatives in order to improve website conversion.  It also seeks to customize the website to its members’ needs whenever possible.  PMI carefully analyzes visitor website usage to understand and overcome barriers to conversion.

From time to time, Prosper Funding may conduct special promotions to increase the participation of existing members on the platform or to attract new members.  These promotions could include offering special incentives for registering as a lender or a borrower, posting a loan listing, moving money onto the platform, placing bids on loan listings or successfully bidding on a loan listing.  The incentives could include cash bonuses or rebates or fee discounts or waivers.  These promotions may be offered to all customers for all products or could be restricted to particular products or types of customers.  For example, Prosper Funding could conduct a special promotion to attract customers who come to its website through a marketing partnership it has with another company.

For the nine months ended September 30, 2012 and 2011, PMI spent approximately $4.0 million and $1.2 million, respectively, on marketing.  Prosper Funding expects to spend similar amounts in the future.  Each marketing effort is measured, analyzed and optimized to improve scale and efficiency in each channel.  Through optimization of targeting efforts we will shift marketing costs to efficient channels to balance the mix of growth and efficiency in our marketing activities in subsequent quarters.

Technology

The system hardware for the platform, which is owned by PMI, is located in a hosting facility in San Francisco, California, owned and operated by Rincon 365 Borrower, LLC under an agreement that expires in August 2014.  Generally, unless PMI or Rincon 365 Borrower, LLC delivers a termination notice, the agreement is automatically renewable for three year terms.  The facility provides around-the-clock security personnel, video surveillance and biometric access screening and is serviced by onsite electrical generators and fire detection and suppression systems.  The facility has multiple interconnects to the Internet, and Internap Network Services Corporation is the Internet service provider for the platform.  It also maintains off-site backups at a secure, Tier 1 data center in Las Vegas, Nevada.  It backs up all customer data daily and replicates this data offsite via an encrypted connection.

PMI owns all of the hardware deployed in support of the platform.  PMI continuously monitors the performance and availability of the platform.  The infrastructure is scalable and utilizes standard techniques such as load-balancing and redundancies.

The platform utilizes proprietary accounting software to process electronic cash movements, record book entries and calculate cash balances in members’ funding accounts.  PMI processes electronic deposits and payments by originating ACH transactions.  This software puts these transactions in the correct ACH transaction data formats and makes book entries between individual members’ accounts using a Write-Once-Read-Many (WORM) ledger system.

Prosper Funding and PMI have entered into back-up servicing agreements with CSC Logic, Inc., a loan servicing company that is willing and able to transition servicing responsibilities in the event that Prosper Funding and/or PMI are no longer able to service the borrower loans.  CSC Logic, Inc. is a financial services company that has entered into numerous successor loan servicing agreements and has operated in the back-up servicing market for more than twenty years.  It is unlikely that CSC Logic, Inc. would be able to perform functions other than servicing the existing borrower loans and Notes.  See “Risk Factors—Arrangements for back-up servicing are limited.  If PMI fails to maintain operations, you may experience a delay and increased cost in respect of your expected principal and interest payments on your Notes, and Prosper Funding may be unable to collect and process repayments from borrowers.  ”

Scalability

The platform is designed and built as a highly scalable, multi-tier, redundant system.  It incorporates technologies designed to prevent any single point of failure within the data center from taking the entire system offline.  This is achieved by utilizing load-balancing technologies at the front end and business layer tiers and clustering technologies in the back-end tiers to allow scaling both horizontally and vertically depending on platform utilization.  In addition, the core network load-balancing, routing and switching infrastructure is built with fully redundant hardware and sub-second failover between those devices.

Data integrity and security

Prosper Funding and PMI transmit all sensitive data to and from customers and service providers using a secure transport proocol.  Communication of sensitive data via the web site to customers is secured utilizing SSL 128-bit enabled encryption certificates provided by VeriSign and Thawte, Inc.  Communication of sensitive data with service providers is secured utilizing authenticated VPN, SSL 128-bit encryption and SSH protocols depending on the service providers’ requirements.  Storage of sensitive data is encrypted utilizing AES 256-bit and 3DES 168-bit cryptographic ciphers, depending upon the service providers’ requirements and internal storage policies.  Access to the data by Prosper Funding or PMI personnel is restricted based upon a least-privilege principle such that employees have access only to the information and systems needed to perform their function.  In the event of disaster, data is repeatedly stored securely at an offsite data center.

Prosper Funding protects the security of the platform using a multilayered defense strategy incorporating several different security technologies and points of monitoring.  At the perimeter of the network, multi-function security technologies implement firewall, intrusion prevention, anti-virus and anti-spam threat management techniques.  Internally, the network and hosts are segmented by function with another layer of firewalls and traffic inspection devices.  At the host level, the platform utilizes host based intrusion prevention, anti-virus, anti-spyware, and application control systems.  Logging and monitoring for network security devices is done in real-time with notifications to the appropriate staff upon any suspicious event or action that requires attention.  Logging and monitoring of host systems is done in real-time to a centralized database with web based reporting and additional notification to the appropriate staff for any remediation.

Fraud detection

Prosper Funding considers fraud detection to be of utmost importance to the successful operation of the platform.  It employs a combination of proprietary technologies and commercially available licensed technologies and solutions to prevent and detect fraud.  Prosper Funding employs techniques such as knowledge based authentication, or KBA, out-of-band authentication and notification, behavioral analytics and digital fingerprinting to prevent identity fraud.  Prosper Funding uses services from third-party vendors for user identification, credit checks and for checking customer names against the list of Specially Designated Nationals maintained by the Office of Foreign Assets Control (OFAC).  In addition, Prosper Funding uses specialized third-party software to augment its identity fraud detection systems.  In addition, PMI has a dedicated team which conducts, on Prosper Funding’s behalf, additional investigations of cases flagged for high fraud risk.  See “About the Platform—Borrower Identity and Financial Information Verification” for more information.  Prosper Funding also enables its lender members to report suspicious activity, which Prosper Funding may then evaluate further.

Engineering

PMI has made substantial investment in software and website development and Prosper Funding and PMI expect to continue to make significant investments in software and website development.  In addition to developing new products and maintaining an active online deployment, PMI’s technology team also performs technical competitive analysis as well as systematic product usability testing.  As of September 30 30, 2012, PMI’s technology group consisted of nineteen employees.  Those resources will be made available to Prosper Funding pursuant to the Administration Agreement.

Competition

The market for peer-to-peer lending is competitive and rapidly evolving.  Prosper Funding believes the following are the principal competitive factors in the peer-to-peer lending market:

•	fee structure;

•	website attractiveness;

•	member experience, including borrower loan funding rates and lender returns;

•	acceptance as a social network;

•	branding; and

•	ase of use.

Prosper Funding’s primary competitors are major credit card issuers, such as JPMorgan Chase Bank, Bank of America and Citibank, other commercial banks, savings banks and consumer finance companies.  Prosper Funding also faces competition from other peer-to-peer platforms such as LendingClub.

Prosper Funding may also face future competition from new companies entering the market, which may include large, established companies, such as eBay Inc., Google Inc. or Yahoo! Inc. These companies may have significantly greater financial, technical, marketing and other resources and may be able to devote greater resources to the development, promotion, sale and support of their consumer platforms.  These potential competitors may be in a stronger position to respond quickly to new technologies and may be able to undertake more extensive marketing campaigns.  These potential competitors may have more extensive potential borrower bases.  In addition, these potential competitors may have longer operating histories and greater name recognition.  Moreover, if one or more of these competitors were to merge or partner with another competitor or a new market entrant, the change in competitive landscape could adversely affect Prosper Funding’s ability to compete effectively.

Intellectual Property

Prosper Funding’s intellectual property rights are important to its business.  Prosper Funding relies on a combination of copyright, trade secret, trademark, and other rights, as well as confidentiality procedures and contractual provisions to protect its proprietary technology, processes and other intellectual property.

Although the protection afforded by copyright, trade secret, trademark, written agreements and common law may provide some advantages, Prosper Funding believes that the following factors help it to maintain a competitive advantage:

•	the technological skills of the software and website development personnel who developed the platform;

•	frequent enhancements to the platform and

•	high levels of member satisfaction.

Competitors may develop products that are similar to Prosper Funding’s technology.  For example, Prosper Funding’s legal agreements may be copied directly from its website by others.  As Loan and Note Servicer under the Administration Agreement, PMI will have access to confidential information regarding Prosper Funding’s intellectual property.  PMI enters into confidentiality and other written agreements with its employees, consultants and service providers, and through these and other written agreements, attempts to control access to and distribution of the software, documentation and other proprietary technology and information.  Despite these efforts to protect Prosper Funding’s proprietary rights, third parties may, in an authorized or unauthorized manner, attempt to use, copy or otherwise obtain and market or distribute Prosper Funding’s intellectual property rights or technology or otherwise develop a product with the same functionality.  Policing all unauthorized use of intellectual property rights is nearly impossible.  Therefore, Prosper Funding cannot be certain that the steps it has taken or will take in the future will prevent misappropriations of its technology or intellectual property rights.

Prosper Funding and PMI use software developed by PMI.  Neither Prosper Funding nor PMI use software licensed by third parties for processing electronic cash movements, recording book entries or calculating cash balances in lender members’ accounts.

Employees

Prosper Funding does not have any employees.  As of September 30, 2012, PMI employed 68 full-time employees.  Of these employees:

•	19 were in engineering;

•	19 were in operations;

•	17 were in sales and marketing; and

•	13 were in general and administrative.

None of PMI’s employees are represented by labor unions.  PMI has not experienced any work stoppages and Prosper Funding and PMI believe that PMI’s relations with its employees are good.

PMI expects to improve its operating efficiency going forward, but it also intends to increase its employee headcount as the platform’s lender and borrower bases expand.
Facilities

Prosper Funding does not lease or own any real property or equipment.  Its headquarters is located in San Francisco, California, where PMI leases workstations and conference rooms under a lease that will expire on July 31, 2013.  Prosper Funding believes that its existing facilities are adequate to meet its current needs, and that suitable additional alternative spaces will be available in the future on commercially reasonable terms.

Legal Proceedings

Prosper Funding is not currently subject to any material legal proceedings.  Prosper Funding is not aware of any litigation matters which have had, or are expected to have, a material adverse effect on it.    PMI is the defendant in a class action lawsuit relating to its sale of loan notes prior to October 16, 2008.  For more information see    “Risk Factors—Risks Related to Prosper Funding and PMI, the Platform and Prosper Funding’s Ability to Service the Notes—  PMI faces a contingent liability for securities law violations in respect of PMI Borrower Loans sold to its lender members from inception until October 16, 2008.  This contingent liability may impair its ability to perform its obligations under the Administration Agreement  ” on page 23.

INFORMATION ABOUT PROSPER MARKETPLACE, INC.

See “Item 1. Business” beginning on page 1 of PMI’s Annual Report on Form 10-K/A for the fiscal year ended December 31, 2011, which is incorporated by reference into this prospectus.

PMI’s Duties Under the Administration Agreement

PMI is a Delaware corporation whose principal office is located at 111 Sutter Street, 22nd Floor, San Francisco, CA 94104.   Prosper Funding expects to enter into an Administration Agreement with PMI, pursuant to which Prosper Funding has engaged PMI to provide certain corporate administration services, platform administration services and to service all borrower loans and Notes.  This prospectus refers to PMI in its separate capacities under the Administration Agreement as follows: (i) in its capacity as the party providing the corporate administration services, as the “Corporate Administrator,” (ii) in its capacity as the party providing the platform administration services, as the “Loan Platform Administrator” and (iii)  in its capacity as the party providing the servicing to all borrower loans and Notes, as the “Loan and Note Servicer.”

In its capacity as Corporate Administrator, PMI will oversee the daily business operations of Prosper Funding and provide a number of related administrative services.  Among other matters, the Corporate Administrator’s duties shall include:

•	administering Prosper Funding’s day-to-day operations, including paying (solely from Prosper Funding’s funds) Prosper Funding’s fees and expenses,

•	giving notices and communications in Prosper Funding’s behalf as Prosper Funding may be required to give from time to time under its various agreements,

•	maintaining Prosper Funding’s general accounting records and preparing monthly, quarterly and annual financial statements as may be necessary or appropriate,

•	retaining in Prosper Funding’s behalf an accounting firm to audit Prosper Funding’s year-end financial statements,

•	preparing and filing Prosper Funding’s income, franchise or other tax returns,

•	causing to be paid (solely from Prosper Funding’s funds) any taxes required to be paid by Prosper Funding,

•
not knowingly causing Prosper Funding to engage in any activity that would cause Prosper Funding to be subject to income or franchise tax on a net income basis by any taxing jurisdiction outside of the United States,

•	retaining on Prosper Funding’s behalf outside counsel,

•
eviewing and analyzing any agreements entered into by Prosper Funding and establishing, in consultation with Prosper Funding, operating procedures to enable Prosper Funding to comply with the terms of such agreements,

•	providing recordkeeping and maintenance to maintain Prosper Funding’s limited liability company existence,

•	preparing resolutions for consideration by Prosper Funding’s board of directors in accordance with its limited liability company agreement,

•	preparing and having executed and filed all documents necessary to qualify Prosper Funding to do business in any jurisdiction in which such qualification is necessary or appropriate,

•	in conjunction with Prosper Funding’s counsel, monitoring compliance with licensing requirements and applicable laws,

•	receiving notices on Prosper Funding’s behalf,

•	notifying Prosper Funding of the institution of any action, suit or proceeding against, or regulatory investigation of, Prosper Funding,

•	establishing and maintaining all necessary bank accounts of Prosper Funding and managing Prosper Funding’s cash in accordance with the terms and provisions of Prosper Funding’s material contracts,

•
notifying Prosper Funding, to the extent the Corporate Administrator has actual knowledge thereof, of any failure of a party to a material agreement to perform any of its obligations with respect to Prosper Funding, and

•	from time to time taking at Prosper Funding’s expense such actions as Prosper Funding may reasonably request, or as the Corporate Administrator deems appropriate.

In its capacity as Loan Platform Administrator, PMI will manage the platform and provide a number of related services.  Among other matters, the Loan Platform Administrator’s duties shall include:

•	managing, maintaining and operating the platform,

•	the issuance, sale and payment of the Notes,

•	Prosper Funding’s purchase of borrower loans,

•	the operation of www.prosper.com, and

•	the payment (solely from Prosper Funding’s funds) of related fees and expenses.

Among other things, the Loan Platform Administrator will assist Prosper Funding with the issuance and sale of the Notes, the posting and funding of borrower loans (including reviewing the eligibility of applicants to participate on the platform and performing the applicant verification processes described herein) and manage the posting of listings on the website.  The Loan Platform Administrator will also assign a Prosper Rating and an interest rate to each listing.  See “About the Platform” for more information.

In its capacity as Loan and Note Servicer, PMI has agreed to service each borrower loan and the corresponding Notes.  The Loan and Note Servicer is required at all times to use commercially reasonable efforts to service and collect the borrower loans in accordance with industry standards customary for loans of the same general type and character, in each case (i) in accordance with all applicable laws, and (ii) without regard to (A) any relationship that the Loan and Note Servicer or its affiliates may have with the applicable borrower or Note holder, or (B) the Loan and Note Servicer’s right to receive compensation for its services.  This standard of care applicable to the Loan and Note Servicer is called the “Servicing Standard.”  Subject to the Servicing Standard, the Loan and Note Servicer has full power and authority to take any actions in connection with the servicing and administration of the borrower loans that the Loan and Note Servicer deems to be necessary or desirable.  The Loan and Note Servicer may act alone or through agents, but will remain responsible for the proper performance of its duties by any agents it appoints.  Prosper Funding’s ability to collect payments on the borrower loans, and therefore the amount of payments received by the holders of Notes, will be dependent upon the Loan and Note Servicer's performance of its duties under the Administration Agreement.

PMI will in no event be responsible to make payments from its own funds on any Notes or other obligations of the Company.  See “Summary of Indenture, Form of Notes and Administration Agreement—Administration Agreement” for more information.

Relationship with PMI

Prosper Funding is a wholly-owned subsidiary of PMI.  As Prosper Funding’s sole member, PMI selects all of Prosper Funding’s directors, subject to the requirement that Prosper Funding have two independent directors as long as any Note is outstanding.  Three of Prosper Funding’s directors—Joseph L . Toms, Sachin D. Adarkar and Kirk T. Inglis—are officers of PMI.  All of Prosper Funding’s officers are also officers of PMI.

Prosper Funding is required by the LLC Agreement to indemnify PMI and any employee, representative, agent or affiliate of PMI (collectively, the “Covered Persons”), for any Covered Loss incurred by such Covered Person by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of Prosper Funding and in a manner reasonably believed to be within the scope of the authority conferred on such Covered Person, except for any act or omission that constitutes gross negligence or willful misconduct.  The term “Covered Loss” includes any loss, damage or claim incurred by (i) PMI solely in its capacity as Prosper Funding’s sole member (and not in its capacity as Loan and Note Servicer or otherwise pursuant to the Administration Agreement) or (ii) any other Covered Person when acting on behalf of PMI in its capacity as Prosper Funding’s sole member.  Covered Losses do not include any loss, damage or claim for which PMI separately would be required to indemnify Prosper Funding under the Administration Agreement or any other contract.  Prosper Funding is required to make indemnification payments only from funds that are not required to be applied to payments on the Notes and that are not needed to make current payments to third parties.

Moreover, PMI has adopted resolutions to govern its relationship with Prosper Funding.  According to its resolutions, PMI shall:

•	Maintain and utilize separate stationery or letterhead, invoices and checks from Prosper Funding;

•	Maintain its own books, records and bank accounts separate from those of Prosper Funding;

•
Pay its operating expenses and own liabilities only out of its own funds, and not from the funds of Prosper Funding (other than those distributed to PMI as member thereof in a manner consistent with the limited liability company agreement of Prosper Funding and Prosper Funding's other material contracts) and not fund the operating expenses or liabilities of Prosper Funding out of the funds of PMI;

•
Not guarantee, hold itself out as being liable for or pledge or commit its assets or credit to secure or fund payment of the obligations or liabilities of Prosper Funding, and not cause Prosper Funding to guarantee, hold itself out as being liable for or pledge or commit its assets or credit to secure or fund payment of the obligations or liabilities of PMI;

•
Not commingle its assets with assets of Prosper Funding, and not utilize the assets of Prosper Funding as if they were assets of PMI, but instead maintain its funds and other assets separately identified and segregated from those of Prosper Funding;

•
File its own tax returns and pay its own taxes, if any, as may be required under applicable law, except to the extent that applicable law requires PMI to file tax returns that include Prosper Funding in the consolidated tax returns of PMI;

•
Produce and maintain separate financial statements and reports and ensure that such financial statements and reports appropriately indicate (in the notes thereto or otherwise) the separate existence of PMI and Prosper Funding and their respective assets and liabilities, and to the extent the assets and liabilities of Prosper Funding are represented in the consolidated financial statements of PMI, ensure that such financial statements appropriately indicate (in the notes or otherwise) the separate existence of PMI and Prosper Funding and their separate assets and liabilities;

•
Ensure that all agreements, contracts and transactions between PMI and Prosper Funding are on terms and conditions that are not materially more favorable to PMI or Prosper Funding than the terms and conditions that would be expected to have been obtained under similar circumstances, from a party not affiliated with PMI or Prosper Funding (particularly including terms and conditions relating to compensation or consideration payable by one to the other, indemnification, exclusivity, rights of first offer, term and termination);

•
Not enter into any agreement to be named, directly or indirectly, as a direct or contingent beneficiary or loss payee on any insurance policy covering the property of Prosper Funding or to cause Prosper Funding to be named, directly or indirectly, as a direct or contingent beneficiary or loss payee on any insurance policy covering the property of Prosper Funding; and

•	Not sell any of its securities to Prosper Funding (other than the transfer of certain direct loans originated through the platform prior to the transfer of the same to Prosper Funding).

The resolutions also provide that to avoid any confusion by third parties with respect to the separate existence, operation, assets and credit and other obligations and liabilities of PMI and Prosper Funding, PMI shall observe the following additional principles:

•
PMI shall, at all times, in its public filings, press releases, websites and otherwise, hold itself out to the public and all other persons and entities as a legal entity separate from Prosper Funding and cause Prosper Funding to hold itself out to the public and all other persons and entities as a legal entity separate from PMI;

•
PMI shall conduct its business in its own name so as not to mislead third parties as to the identity of the entity with which such third parties are dealing and strictly comply with all organizational formalities and the principles listed in these resolutions to maintain its separate existence;

•
To the extent that PMI acts as an agent for or on behalf of Prosper Funding pursuant to any administrative services, servicing or other agreement or arrangement, PMI shall take reasonable steps to ensure that third parties understand that PMI is acting in such capacity for or on behalf of Prosper Funding and not for itself or its own account; and

•
PMI shall take prompt and reasonable action to correct any known misunderstanding regarding the separateness of its legal identity, assets, credit, obligations and liabilities from those of Prosper Funding.

Prosper Funding has been organized and will be operated in a manner that is intended to prevent it from being substantively consolidated with PMI in the event of PMI’s bankruptcy.  However, if Prosper Funding were substantively consolidated in this manner, payments on Notes may be substantially delayed and substantially reduced.  See “Risk Factors—Risks Related to Prosper Funding and PMI, the Platform and Prosper Funding and PMI’s Ability to Service the Notes” for further discussion of the risks attendant to a potential bankruptcy of Prosper Funding or PMI.

PMI Fees

Prosper Funding has agreed to compensate PMI with three fees for its various roles and related services under the Administration Agreement.

First, Prosper Funding will pay the Corporate Administrator a monthly corporate administration fee for its administrative services in overseeing the daily business operations of Prosper Funding (the “PMI Corporate Administration Fee”) commencing on December 28, 2012, or such later date as agreed among the parties to the Administration Agreement.  This monthly fee will be in an amount equal to one-twelfth (1/12) of the following specified amounts:

•	2012 — $800,000

•	2013 — $865,000

provided that, in the case of the first such payment date, the amount due shall be pro-rated by the number of days since the date on which the Corporate Administrator started to provide the corporate administration services specified in the Administration Agreement and the first such payment date; provided further that, in the case of the last payment of the PMI Corporate Administration Fee due under the Administration Agreement, the amount due shall be pro-rated by the number of days from the last monthly fee payment date and the date on which the Corporate Administrator stopped providing the corporate administrative services specified in the Administration Agreement.

Second, Prosper Funding will pay the Loan Platform Administrator a monthly platform administration fee for its services in managing the platform (the “PMI Loan Platform Servicing Fee”) commencing on December 28, 2012 or such later date as of which at least 12,000 borrower loans have funded through the platform after the effective date of the Administration Agreement.  This fee will be in an amount equal to the product of $112.50 and the number of borrower loans funded since the last monthly fee payment date (or, in the case of the first such payment date, since the date of the Administration Agreement).

Third, Prosper Funding will pay the Loan and Note Servicer a monthly fee for its services in servicing the borrower loans (such fee, together with the PMI Corporate Administration Fee and the PMI Loan Platform Servicing Fee, the “PMI Fees”) commencing on December 28, 2012, or such later date as agreed among the parties to the Administration Agreement.  This fee will be in an amount equal to 90% of all servicing fees collected from Note holders by or on behalf of Prosper Funding and all non-sufficient funds fees collected from Note holders by or on behalf of Prosper Funding since the last monthly fee payment date (or, in the case of the first such payment date, since the date of the Administration Agreement).

PMI’s Historical Performance

See “About the Platform—Historical Performance of PMI Borrower Loans” for information regarding PMI’s historical performance.

GOVERNMENT REGULATION

Overview

The consumer loan industry is highly regulated.  Prosper Funding, PMI and the borrower loans made through the platform are subject to extensive and complex rules and regulations.  Prosper Funding and PMI also are subject to licensing and examination by various federal, state and local government authorities.  These authorities impose obligations and restrictions on Prosper Funding and PMI’s activities and the borrower loans made through the platform.  In particular, these rules limit the fees that may be assessed on the borrower loans, require extensive disclosure to, and consents from, applicants and borrowers, prohibit discrimination and impose multiple qualification and licensing obligations on platform activities.  Failure to comply with these requirements may result in, among other things, revocation of required licenses or registration, loss of approved status, voiding of loan contracts, indemnification liability to contract counterparties, class action lawsuits, administrative enforcement actions and civil and criminal liability.  While compliance with such requirements is at times complicated by Prosper Funding and PMI’s novel business model, Prosper Funding and PMI believe they are in substantial compliance with these rules and regulations.  These rules and regulations are subject to continuous change, however, and a material change could have an adverse effect on Prosper Funding and PMI’s compliance efforts and ability to operate.

Regulation and Consumer Protection Laws

State and Federal Laws and Regulations

State Licensing Requirements.  PMI holds consumer lending licenses, collections licenses or similar authorizations in 20 states.  PMI is subject to supervision and examination by the state regulatory authorities that administer the state lending laws.  The licensing statutes vary from state to state and variously prescribe or impose recordkeeping requirements; restrictions on loan origination and servicing practices, including limits on finance charges and the type, amount and manner of charging fees; disclosure requirements; requirements that licensees submit to periodic examination; surety bond and minimum specified net worth requirements; periodic financial reporting requirements; notification requirements for changes in principal officers, stock ownership or corporate control; restrictions on advertising; and requirements that loan forms be submitted for review.

WebBank is a Utah-chartered industrial bank organized under Title 7, Chapter 8 of the Utah Code and has its deposits insured by the Federal Deposit Insurance Corporation, or FDIC.  WebBank is subject to supervision and examination by the Utah Department of Financial Institutions and the FDIC.  Applicable federal law preempts state usury limitations and allows FDIC-insured depository institutions, such as WebBank, to “export” the interest rates permitted under the laws of the state where the bank is located when making loans to borrowers who reside in other states, regardless of the usury limitations imposed by the state law of the borrower’s residence.  WebBank is located in Utah, and Utah law does not limit the amount of interest that may be charged on loans of the type offered through the platform.  A few jurisdictions have elected to opt out of the federal usury preemption available to state-chartered, FDIC-insured banks.  To the extent that a WebBank borrower loan is deemed to be “made” in such a jurisdiction, the loan would be subject to the maximum interest rate limit of such jurisdiction.

Truth-in-Lending Act.  The federal Truth-in-Lending Act (TILA), and the regulation issued by the Federal Reserve Board implementing the TILA, Regulation Z, requires disclosure of, among other things, the annual percentage rate, the finance charge, the amount financed, the number of payments, and the amount of the monthly payment on consumer loans.  WebBank provides borrowers with a TILA disclosure form when borrower loans are originated and seeks to comply with TILA’s disclosure requirements relating to credit advertising.

Equal Credit Opportunity Act.  The federal Equal Credit Opportunity Act (ECOA) and the regulation issued by the Federal Reserve Board implementing the ECOA, Regulation B, prohibit discrimination in any aspect of a credit transaction on the basis of race, color, religion, national origin, sex, marital status, age (with certain limited exceptions), because all or part of the applicant’s income derives from any public assistance program, or because the applicant has in good faith exercised any right under the Consumer Credit Protection Act.  Prosper Funding, PMI and WebBank comply with the ECOA’s nondiscrimination requirements, and the lender registration agreement requires lender members to comply with the ECOA in their bidding practices.  Prosper Funding also requires individual group leaders who form groups to comply with the ECOA in that they are prohibited from excluding individuals from membership in a group on a prohibited basis.

The ECOA also requires creditors to provide consumers with notice of adverse action taken on credit applications, giving the consumer the principal reasons why adverse action was taken.  PMI and WebBank provide prospective borrowers who attempt but fail to obtain a borrower loan through the platform with an adverse action notice in compliance with the ECOA’s requirements.

Fair Credit Reporting Act.  The federal Fair Credit Reporting Act (FCRA), administered by the Federal Trade Commission, promotes the accuracy, fairness and privacy of information in the files of consumer reporting agencies.  In addition to requirements on credit bureaus, the FCRA requires that users of consumer credit reports have a permissible purpose to obtain a credit report on a consumer and that persons who furnish loan payment information to credit bureaus report such information accurately.  The FCRA also has disclosure requirements for creditors who take adverse action on credit applications based on information contained in a credit report.  WebBank, and PMI as its agent in relation to borrower loan originations, have a permissible purpose for obtaining credit reports on borrower members and they report loan payment and delinquency information to the credit bureaus in compliance with the FCRA.  PMI and WebBank’s adverse action notices contain the disclosures required by the FCRA.

Fair Debt Collection Practices Act.  The federal Fair Debt Collection Practices Act (FDCPA) provides guidelines and limitations on the conduct of third party debt collectors in connection with the collection of consumer debts.  The FDCPA limits certain communications with third parties, imposes notice and debt validation requirements, and prohibits threatening, harassing or abusive conduct in the course of debt collection.  While the FDCPA applies to third party debt collectors, debt collection laws of certain states, including California, impose similar requirements on creditors who collect their own debts.  In order to ensure compliance with the FDCPA, Prosper Funding has contracted with professional third party debt collection agencies to engage in debt collection activities.  Prosper Funding’s agreements with lender members and group leaders prohibit registered lender members and group leaders from attempting to directly collect on the Notes, and Prosper Funding  has established procedures to ensure that lender members and group leaders do not attempt to collect on the Notes themselves.

Servicemembers Civil Relief Act.  The federal Servicemembers Civil Relief Act (SCRA) allows military members to suspend or postpone certain civil obligations so that military members can devote their full attention to military duties.  In accordance with the SCRA, PMI must adjust the interest rate of borrowers on active duty and other military personnel who qualify for and request relief.  If a borrower with an outstanding borrower loan is called to active military duty, PMI will reduce the interest rate on the borrower loan to 6% for the duration of the borrower’s active duty.  During this period, the holders of the corresponding Notes will not receive the difference between 6% and the interest rate on the Notes.  For borrowers to obtain an interest rate reduction on a borrower loan due to military service, PMI requires the borrowers to send it a written request and a copy of the borrower’s mobilization orders.  Neither Prosper Funding nor PMI takes military service into account in assigning Prosper Ratings to listings.

Other Lending Regulations.  Prosper Funding and PMI are subject to and seek to comply with other state and federal laws and regulations applicable to consumer lending, including additional requirements relating to loan disclosure, credit discrimination, credit reporting, debt collection and unfair, deceptive or abusive business practices.  These laws and regulations may be enforced by state consumer credit regulatory agencies, state attorneys general, the Federal Trade Commission, and private litigants, among others.  Given Prosper Funding and PMI’s novel business model and the subjective nature of some of these laws and regulations, particularly laws regulating unfair or deceptive business practices, Prosper Funding and PMI may become subject to regulatory scrutiny or legal challenge with respect to their compliance with these requirements.

Electronic Funds Transfer Act.  The federal Electronic Funds Transfer Act (EFTA) and the regulation issued by the Federal Reserve Board implementing the EFTA, Regulation E, place guidelines and restrictions on the electronic transfer of funds from consumers’ bank accounts, including preauthorized electronic fund transfers from consumers’ accounts to make loan payments.  Most transfers of funds in connection with the origination and repayment of Notes and bidding on the platform are done by Automated Clearing House (ACH) electronic transfers of funds subject to detailed timing and notification rules and guidelines administered by the National Automated Clearinghouse Association (NACHA).  Transfers of funds on the platform are done in conformity with the EFTA and its regulations, as well as NACHA guidelines.

Electronic Signatures in Global and National Commerce Act.  The federal Electronic Signatures in Global and National Commerce Act (ESIGN) and similar state laws authorize the creation of legally binding and enforceable agreements, including electronic loan agreements, utilizing electronic records and electronic signatures.  ESIGN imposes special requirements on businesses that want to use electronic records or signatures in consumer transactions, and requires businesses to obtain from consumers electronic consent or confirmation to receive information electronically that a law requires be in writing.  When a platform participant registers on the platform, PMI obtains his or her consent to transact business electronically with Prosper Funding and WebBank and maintains electronic records in compliance with ESIGN requirements.

Privacy and Data Security Laws.  The federal Gramm-Leach-Bliley Act (GLBA) limits the disclosure of nonpublic personal information about a consumer to nonaffiliated third parties and requires financial institutions to disclose certain privacy policies and practices with respect to its information sharing with both affiliates and nonaffiliated third parties.  A number of states have enacted privacy and data security laws requiring safeguards on the privacy and security of consumers’ personally identifiable information.  Prosper Funding and PMI have privacy policies that conform to GLBA requirements.  In addition, both Prosper Funding and PMI have policies and procedures intended to maintain platform participants’ personal information securely, and neither entity sells or rents such information to third parties for marketing purposes.

OFAC and Bank Secrecy Act.  Prosper Funding and PMI check customer names against the list of Specially Designated Nationals maintained by the Office of Foreign Assets Control (OFAC).  Prosper Funding and PMI have also instituted procedures to comply with the anti-money laundering requirements of the USA PATRIOT Act and the Bank Secrecy Act.

State Securities Laws.  Prosper Funding and PMI are subject to the securities laws of each state in which the registration or qualification to offer and sell the Securities has been approved.  Certain of these state laws require Prosper Funding and PMI to renew their registration or qualification on an annual basis.  In August 2010 and October 2011, PMI was inadvertently late in filing applications to renew its registrations or qualifications in several states.  Although all of these renewal applications were approved, PMI agreed to pay the following penalties in connection with the late filings: (i) $300 to the State of Washington; (ii) $25,000 to the State of California; (iii) $45,000 to the State of Connecticut; (iv) $500 to the State of Illinois; and (v) $5,000 to the State of Maine.  In addition, the Florida Office of Financial Regulation required PMI to make a rescission offer to any Florida resident who purchased a note from PMI during the period in which PMI inadvertently allowed its registration in Florida to expire.  PMI made this rescission offer on February 4, 2011.  The offer expired on March 6, 2011, and on March 20, 2011, PMI repurchased $21,900 of Notes from persons who accepted the rescission offer.

Foreign Laws and Regulations

Prosper Funding does not permit non-U.S. residents to register as members on the platform and neither Prosper Funding  nor PMI operate outside the United States.  Therefore, neither Prosper Funding nor PMI are subject to foreign laws or regulations.

States in Which Prosper Funding and PMI Currently Operate

The platform operates online only and is available to borrower members in all states except Iowa, Maine and North Dakota.  Prosper Funding and PMI intend to register or qualify the offer and sale of the Securities in each of the 50 states as well as Washington D.C., and will offer the Securities in each jurisdiction where they obtain such qualification or where such registration is declared effective, subject to any applicable state suitability requirements.

MANAGEMENT

PROSPER FUNDING LLC

The following table sets forth information about Prosper Funding’s executive officers and directors as of the date of this prospectus:

Name	Age	Position(s)

Joseph L. Toms	54	President and Director

Sachin D. Adarkar	46	Secretary and Director

Kirk T. Inglis	46	Vice President and Director

Daniel P. Sanford	56	Treasurer

Bernard J. Angelo	42	Director

Kevin P. Burns	43	Director

Joseph Toms is Prosper Funding’s President and one of Prosper Funding’s directors.  Mr. Toms has served as Chief Investment Officer of PMI since June 2011.  Prior to joining PMI, Mr. Toms served as the Managing Director of LendingClub Advisors from September 2010 to June 2011, where he was responsible for investment, sales and marketing strategies and investment research. Previously, he served as President and CIO of Compass Global Advisors, a $2 billion dollar Fund of Funds from 2008 to 2009, and was a Director for various RAB Capital Funds from 2007 to 2008. Mr. Toms was also the Founder, Chief Investment Officer, President, and Managing Principal of Hilspen Capital Management, LLC from 1996 to 2010. From 1985 to 1996, Mr. Toms served in various capacities at Fisher Investments, which included Director of Research and Senior Vice President, as well as being one of Fisher Investments’ original shareholders and employees. Mr. Toms holds a Bachelor of Arts degree in Political Science from the University of California, Santa Barbara.  Prosper Funding believes that Mr. Toms’ financial and business expertise, including his experience with the consumer credit industry, as well as his general operational and management experience, give him the qualifications and experience to serve as a director.

Sachin D. Adarkar is Prosper Funding’s Secretary and one of Prosper Funding’s directors.  Mr. Adarkar has served as PMI’s General Counsel since August 2009.  Prior to joining PMI, he was at the law firm of Sonnenschein, Nath & Rosenthal LLP in Palo Alto, CA from 2007 until 2009.   Prior to joining Sonnenschein, Mr. Adarkar served as Vice President and Deputy General Counsel of GreenPoint Mortgage Funding, Inc., a wholesale mortgage lender in Novato, CA, from 2003 until 2007.  Prior to joining GreenPoint, Mr. Adarkar spent several years practicing with the law firms of Gibson Dunn & Crutcher LLP and Howard Rice Nemerovski Canady Falk & Rabkin, both in San Francisco, and also served as Vice President and General Counsel of Valley Media, Inc., a music and video distributor.  Mr. Adarkar has a J.D. from UCLA, an M.A. from the University of California at Berkeley and a B.A.,   cum laude  , from Georgetown University.  Mr. Adarkar is a member of the California Bar.  Prosper Funding believes that Mr. Adarkar’s financial and compliance expertise, including his experience with financial service companies and lending companies, as well as his general operational and management experience, give him the qualifications and skills to serve as a director.

Kirk T. Inglis is Prosper Funding’s Vice President and Treasurer and is one of Prosper Funding’s directors.  Mr. Inglis has served as PMI’s Chief Operating Officer since June 2009.  From 2006 to June 2012, he served as PMI’s Chief Financial Officer.  Prior to joining PMI in 2006, he worked as a consultant for Wells Fargo Bank, N.A., consulting on the effectiveness of their online marketing program.  From 1994 to 2003, Mr. Inglis served in various positions with Providian Financial Corporation.  At Providian, Mr. Inglis served as President of First Select Corporation, the largest purchaser of charged-off credit card debt in the United States, from 2000 to 2001.  In addition, he served as Chief Financial Officer of GetSmart.com following its acquisition by Providian in 1999.  Mr. Inglis also developed the financial planning and control infrastructure for Providian Financial Corporation following the spin-off from its parent company in 1996.  Mr. Inglis holds an M.B.A. from Memphis State University and a B.A. from the University of Texas at Austin.  Prosper Funding believes that Mr. Inglis’ financial and business expertise, including his experience with the consumer credit industry, as well as his general operational and management experience, give him the qualifications and skills to serve as a director.

Daniel P. Sanford is Prosper Funding’s Treasurer.  Mr. Sanford has served as PMI’s Senior Vice President, Finance since December 2011.  Prior to joining PMI, Mr. Sanford co-founded and served as the Chief Financial Officer of a consumer home owner financial services company, Home Value Protection, Inc., from 2010 to 2011.  From 2005 to 2010, Mr. Sanford served as Senior Vice President, Controller of Washington Mutual Card Services (“WaMu”), which was subsequently purchased by J.P. Morgan.  While at WaMu and J.P. Morgan, Mr. Sanford was responsible for accounting and financial reporting activities, and was a leader in the structuring of various securitization trust transactions.  From 1992 to 2005, Mr. Sanford served in various financial management leadership positions at Providian Financial Services (“Providian”), including Controller.  While Controller at Providian, Mr. Sanford was responsible for managing all financial reporting and accounting aspects of the business.  Mr. Sanford holds a B.S. degree in Accounting and Finance from the University of California, Berkeley.

Bernard J. Angelo has served on Prosper Funding’s board of directors since March of 2012. Mr. Angelo joined Global Securitization Services, LLC (“Global Securitization”) in April 1997 and has extensive experience in managing commercial paper and medium term note programs.  In addition to his administrative skills, he has over twelve years of experience in both the business and legal side of structured finance. At Global Securitization, Mr. Angelo has been active in assisting clients and their legal counsel during the structuring phase of their transactions as well as assimilating bank sponsored commercial paper programs into the operating matrix at Global Securitization.  Prior to joining Global Securitization, Mr. Angelo was an Assistant Vice President at Bankers Trust Company from January 1993 to April 1997 where he was responsible for oversight of the treasury and accounting functions on the Corporate Trust side of structured transactions managed by the bank.  Mr. Angelo currently also serves on the board of ATAX TEBS I, LLC, Bay View Deposit Corporation, BEC Funding II LLC, Carmax Auto Funding LLC, CEC Funding LLC, CenterPoint Energy Transition Bond Company II, LLC, CenterPoint Energy Transition Bond Company III, LLC, CenterPoint Energy Transition Bond Company LLC, Ford Credit Auto Receivables Two LLC, National City Mortgage Capital LLC, PG&E Energy Recovery Funding LLC, and World Omni Auto Receivables LLC.  He has a B.S. in Finance from Siena College.  Prosper Funding believes that Mr. Angelo’s experience in structured finance as well as his general management experience, give him the qualifications and skills to serve as a director.

Kevin P. Burns has served on Prosper Funding’s board of directors since March of 2012.  Mr. Burns is a co-founder of Global Securitization and has twenty years of direct experience in managing special purpose vehicles.  Mr. Burns’ broad experience in the sophisticated uses of SPV’s is a resource that benefits the firm’s clients and their advisors as they structure and launch finance programs.  Prior to co-founding Global Securitization, Mr. Burns spent over four years with Lord Securities Corporation where he became a Director and Vice President.  He developed his expertise while managing all of the firm’s asset backed commercial paper administration efforts.  Mr. Burns is a graduate of the University of Notre Dame with degrees in Philosophy, Finance and Business Economics.  Mr. Burns currently also serves on the board of Chesapeake Finance Holdings LLC, Deutsche Alt-A Securities, Inc., Deutsche Mortgage Securities, Inc., Ford Credit Auto Receivables Two LLC, Volkswagen Auto Lease/Loan Underwriting Funding, LLC, Volkswagen Dealer Finance, LLC, and Volkswagen Public Auto Loan Securitization LLC.  Prosper Funding believes that Mr. Burns’ experience in structured finance as well as his general management experience, give him the qualifications and skills to serve as a director.

Director Attributes

Prosper Funding’s goal is to assemble a board of directors that operates cohesively and works with management in a constructive way. Prosper Funding believes that its directors possess valuable experience and the knowledge necessary to guide its business. Its current board of directors consists of individuals with proven records of success in their chosen professions. They all have the highest integrity and a keen intellect. They are collegial yet independent in their thinking, and are committed to the hard work necessary to be informed about the lending industry, Prosper Funding, and its key constituents, including borrower members, lender members, stockholders and management.

Director Compensation

Prosper Funding does not compensate its directors for service on the Board.  On March 1, 2012, Prosper Funding, PMI, Global Securitization Services, LLC (“GSS”), and Prosper Funding’s independent directors, Kevin Burns and Bernard Angelo, who are employees of GSS and are described as the “GSS representatives,” entered into a Services and Indemnity Agreement (the “GSS Agreement”), pursuant to which, among other things, (i) GSS and the GSS representatives agreed that the GSS representatives would serve as Prosper Funding’s independent directors, and (ii) Prosper Funding agreed to pay GSS an annual fee of $5,000 as compensation for providing such independent director services.  Prosper Funding does not consider the annual fee it pays to GSS to constitute director compensation, but such payment could be construed to constitute compensation of Bernard Angelo and Kevin Burns and, therefore, is reflected as compensation in the table below.

Name	Fees earned or paid in cash ($)	Stock awards ($)	Option awards ($)	Non-equity incentive plan compensation ($)	Nonqualified deferred compensation earnings ($)	All other compensation ($)	Total ($)
Joseph L. Toms	-	-	-	-	-	-	-
Kirk T. Inglis	-	-	-	-	-	-	-
Sachin D. Adarkar	-	-	-	-	-	-	-
Bernard J. Angelo	2,500	-	-	-	-	-	2,500
Kevin P. Burns	2,500	-	-	-	-	-	2,500

Limitations on Officers’ and Directors’ Liability and Indemnification Agreements

The LLC Agreement provides that, to the fullest extent permitted by applicable law, Prosper Funding’s directors and officers will not be liable to Prosper Funding for, and shall be indemnified by Prosper Funding against, any loss, damage or claim incurred by reason of any act or omission performed or omitted by such officer or director in good faith on Prosper Funding’s behalf and in a manner reasonably believed to be within the scope of the authority conferred on the officer or director by the LLC Agreement, except for any loss, damage or claim incurred by reason of the officer’s or director’s gross negligence or willful misconduct;   provided,  however, that any such indemnity shall be provided out of and to the extent of Prosper Funding’s assets only.  In addition, the LLC Agreement provides that, to the fullest extent permitted by applicable law, Prosper Funding may advance any expenses incurred by an officer or director defending any claim, demand, action, suit or proceeding prior to its final disposition, upon Prosper Funding’s receipt of an undertaking by or on behalf of the officer or director to repay such amount if it is determined that the officer or director is not entitled to be indemnified under the LLC Agreement.  Prosper Funding will not pay any such indemnification from any borrower loan collections that are allocable to the payment of Notes.

Under the GSS Agreement, PMI has agreed to indemnify the GSS Representatives and GSS (collectively, the “Indemnitees”) against any loss, damage or claim incurred by the Indemnitees as a result of the GSS Representatives’ service as independent directors for Prosper Funding or by reason of any act or omission performed or omitted by the GSS Representatives as Prosper Funding’s independent directors, except for any loss, damage or claim incurred by reason of the GSS Representative’s gross negligence or willful misconduct.  If any proceeding is asserted against the Indemnitees for which they may be indemnified under the GSS Agreement, PMI will retain and direct counsel to defend such action and will be responsible for paying all reasonable fees and disbursements of such counsel.  The Indemnitees have the right to approve such counsel, but may not unreasonably withhold approval.  If a court of competent jurisdiction determines that an Indemnitee is not entitled to indemnification under the GSS Agreement, GSS must repay any amounts paid by PMI to or on behalf of such Indemnitee in connection with those matters as to which it has been determined that such Indemnitee is not entitled to indemnification.

Prosper Funding believes that these provisions are necessary to attract and retain qualified persons as directors and officers.  To the extent these provisions permit Prosper Funding to indemnify its officers and directors for liabilities arising under the Securities Act, however, Prosper Funding has been informed by the SEC that such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

PROSPER MARKETPLACE, INC.

The following table sets forth information about PMI’s executive officers and directors as of the date of this prospectus:

Name	Age	Position(s)

Dawn G. Lepore	58	President and Chief Executive Officer

Sachin D. Adarkar	46	General Counsel

Kirk T. Inglis	46	Chief Operating Officer

Daniel P. Sanford	56	Senior Vice President, Finance

Lawrence W. Cheng	37	Director

Court Coursey	40	Director

Timothy C. Draper	54	Director

Jeff Jacobs	62	Director

Christian A. Larsen	51	Chairman, Director

Eric Schwartz	50	Director

David Silverman	41	Director

Nigel W. Morris	54	Director

Dawn G. Lepore has served as PMI’s President and Chief Executive Officer since March 2012.  Prior to joining PMI, Ms. Lepore    served as president, chief executive officer and chairman of the board of drugstore.com, inc., an online provider of health, beauty, vision, and pharmacy products from October 2004 until June 2011. Ms. Lepore served as vice chairman—Active Trader, technology, operations, administration and business strategy of The Charles Schwab Corporation (“  CSC  ”) from August 2003 to October 2004. CSC, through Charles Schwab & Co., Inc. (“  Schwab ”) and its other operating subsidiaries, is a financial services firm. Ms. Lepore served as vice chairman—technology, Active Trader, operations, and administration of CSC and Schwab from May 2003 until August 2003, as vice chairman—technology, operations and administration of CSC and Schwab from July 2002 until May 2003, as vice chairman—technology and administration of CSC and Schwab from 2001 to 2002, as vice chairman and chief information officer of CSC and Schwab from 1999 to 2001, and as executive vice president and chief information officer of CSC and Schwab from 1993 to 1999. She currently serves as a director of eBay Inc., a public company and Coupons.com Incorporated, a privately held company.  Ms. Lepore received a B.A. from Smith College.

Sachin D. Adarkar has served as PMI’s General Counsel since August 2009.  Mr. Adarkar is also Secretary and a director of Prosper Funding.  Prior to joining PMI, Mr. Adarkar was at the law firm of Sonnenschein, Nath & Rosenthal LLP in Palo Alto, CA from 2007 until 2009.   Prior to joining Sonnenschein, Mr. Adarkar served as Vice President and Deputy General Counsel of GreenPoint Mortgage Funding, Inc, a wholesale mortgage lender in Novato, CA, from 2003 until 2007.  Prior to joining GreenPoint, Mr. Adarkar spent several years practicing with the law firms of Gibson Dunn & Crutcher LLP and Howard Rice Nemerovski Canady Falk & Rabkin, both in San Francisco, and also served as Vice President and General Counsel of Valley Media, Inc., a music and video distributor.  Mr. Adarkar has a J.D. from UCLA, an M.A. from the University of California at Berkeley and a B.A., cum laude, from Georgetown University.

Kirk T. Inglis has served as PMI’s Chief Operating Officer since June 2009.  Mr. Inglis is also Vice President, Treasurer and a director of Prosper Funding.  From 2006 to June 2012, Mr. Inglis served as PMI’s Chief Financial Officer.  Prior to joining PMI, in 2006, Mr. Inglis worked as a consultant for Wells Fargo Bank, N.A., consulting on the effectiveness of their online marketing program.  From 1994 to 2003, Mr. Inglis served in various positions with Providian Financial Corporation.  At Providian, Mr. Inglis served as President of First Select Corporation, the largest purchaser of charged-off credit card debt in the United States, from 2000 to 2001.  In addition, he served as Chief Financial Officer of GetSmart.com following its acquisition by Providian in 1999.  Mr. Inglis also developed the financial planning and control infrastructure for Providian Financial Corporation following the spin-off from its parent company in 1996.  Mr. Inglis holds an M.B.A. from Memphis State University and a B.A. from the University of Texas at Austin.

Daniel P. Sanford has served as PMI’s Senior Vice President, Finance since December 2011.  Prior to joining PMI, Mr. Sanford co-founded and served as the Chief Financial Officer of a consumer home owner financial services company, Home Value Protection, Inc., from 2010 to 2011.  From 2005 to 2010, Mr. Sanford served as Senior Vice President, Controller of Washington Mutual Card Services (“  WaMu  ”), which was subsequently purchased by J.P. Morgan.  While at WaMu and J.P. Morgan, Mr. Sanford was responsible for accounting and financial reporting activities, and was a leader in the structuring of various securitization trust transactions.  From 1992 to 2005, Mr. Sanford served in various financial management leadership positions at Providian Financial Services (“  Providian  ”), including Controller.  While Controller at Providian, Mr. Sanford was responsible for managing all financial reporting and accounting aspects of the business.  Mr. Sanford holds a B.S. degree in Accounting and Finance from the University of California, Berkeley.

Lawrence W. Cheng has served as one of PMI’s directors since July 2006.  Mr. Cheng has been a Managing Partner at Volition Capital since 2010.  Prior to helping found Volition, he was a Partner at Fidelity Ventures, a venture capital firm, from 2007 until 2010, and a Principal from 2005 until 2007.  From 2000 to 2005, Mr. Cheng was a senior associate at Battery Ventures and from 1998 to 2000, he was an associate of Bessemer Ventures.  Mr. Cheng currently serves on the boards of several other privately held companies. Mr. Cheng holds a B.A. from Harvard College.    PMI believes that Mr. Cheng’s financial and business expertise, including his diversified background of managing and directing start-up, internet based, software and technology-enabled service companies, give him the qualifications and skills to serve as a director.

Court Coursey has served as one of PMI’s directors since April 2010.  Mr. Coursey has been the Managing Partner at TomorrowVentures, LLC since 2009.  Immediately prior to joining TomorrowVentures, Mr. Coursey was a principal of Rundell, Coursey, & Company, which he co-founded in 1998, which helped incubate, develop and provide strategic planning services for high-growth companies.  In 1996, he founded certifiedemail.com, an online service that allows people to track their emails.  Prior to launching certifedemail.com, he founded TRUOC Aviation, a private aviation services business.  PMI believes that Mr. Coursey’s financial and business expertise, as well as his general operational and management experience in start-up companies, give him the qualifications and skills to serve as a director.

Timothy C. Draper has served as one of PMI’s directors since June 2011.  Mr. Draper founded Draper Fisher Jurvetson in 1985 and has been a Managing Director since its inception.  Mr. Draper currently sits on the board of a number of privately held companies.  Mr. Draper holds a B.S. in Electrical Engineering from Stanford University, and an MBA from Harvard Business School.  PMI believes that Mr. Draper’s financial and business expertise, and his background of managing and directing innovative start-up companies give him the qualifications and skills to serve as a director.

Jeff Jacobs has served as one of PMI’s directors since November 2011. Mr. Jacobs began his career as an entertainment lawyer in Chicago.  He then co-founded the Harpo Entertainment Group, a film and television production company, and served as its President from 1984 until 2002.  During the last five years Mr. Jacobs primary occupation and interests have been as a private investor and philanthropist.  Mr. Jacobs holds a B.A. from Bradley University, and a J.D. from the Loyola University Chicago School of Law.  PMI believes that Mr. Jacob’s business expertise, as well as his general management experience give him the qualifications and skills to serve as a director.

Christian A. Larsen co-founded PMI and served as its Chief Executive Officer and President until March 15, 2012, and has been one of its directors since inception.  Prior to joining PMI, Mr. Larsen co-founded E-LOAN, Inc. in 1996, and served as one of its directors from 1996 until its acquisition in October 2005, and as its Chairman from March 2001 until October 2005.  From 1999 to February 2005, Mr. Larsen served as Chief Executive Officer of E-LOAN, and from 1996 to 1998 and from January 2004 to June 2004, Mr. Larsen served as President of E-LOAN.  From 1992 to 1996, Mr. Larsen was the President of Palo Alto Funding Group, a mortgage brokerage he co-founded in 1992 and E-LOAN’s predecessor company.  Prior to attending business school, Mr. Larsen held positions at Chevron Corporation and NASA Ames Research Center.  Mr. Larsen holds an M.B.A. from Stanford University and a B.S. from San Francisco State University.  PMI believes that Mr. Larsen’s financial and business expertise, including his diversified background of managing and directing public and start-up companies, his experience with financial services companies and lending companies, as well as his general operational and management experience, give him the qualifications and skills to serve as a director.

Eric Schwartz has served as one of PMI’s directors since March 2012.  Mr. Schwartz was formerly co-head of asset management at Goldman Sachs. During his 23-year career at Goldman Sachs from 1984 through 2007, Mr. Schwartz held multiple leadership positions at the company, including serving as a partner in the Equity Capital Markets unit of the Investment Banking Division, and serving as co-head of the Global Equities and Investment Management Divisions.  He joined Goldman Sach’s Management Committee in 2001 and was named co-head of the Partnership Committee in 2005. Since his retirement from Goldman Sachs in 2007, he operates a private company to manage his personal investments.  He currently serves as Chairman of Jefferson National, an insurance company that principally provides low-cost variable annuities to US consumers; as Chairman of Gold Bullion International, a technology-enabled precious metals dealer based in the U.S.; and as a board member at Indostar Capital, a finance company based in India. Mr. Schwartz graduated with a B.S.E (summa cum laude) and M.B.A from the University of Pennsylvania.  PMI believes that Mr. Schwartz’s experience with large institutional investment companies, his financial expertise and strong background in managing and leading a multinational financial company, give him the qualifications and skills to serve as a director.

David Silverman has served as one of PMI’s directors since March 2012.  Mr. Silverman has been a managing partner at Crosslink Capital, a venture capital firm, since July 2011.  Prior to joining Crosslink Capital, Mr. Silverman was the managing director at Piper Jaffray from July 2009 to July 2011 and a partner at 3i Ventures from June 2000 to July 2008.  Mr. Silverman holds B.A. from Dartmouth College and a J.D from Stanford University.  PMI believes that Mr. Silverman’s experience as a venture capital investor with a focus on financial technologies and his overall management experience, give him the qualifications and skills to serve as a director.

Nigel W. Morris has served as one of PMI’s directors since December 2009.  Mr. Morris is the managing partner of QED Investors, an investment firm he founded in 2008.  He was also the co-founder of Capital One Financial Services, where he served as President and Chief Operating Officer and Vice Chairman from 1994 until his retirement in 2004.  Mr. Morris has served on the board of TransUnion Corp., a provider of credit information and credit information management services, since February 2011.  Mr. Morris also serves on the boards of other privately held companies.  Mr. Morris has a BSC in Psychology from East London University and a MBA with distinction from London Business School, where he is also a Fellow.    PMI believes that Mr. Morris’s financial and business expertise, including his diversified background of managing and directing public companies, his extensive experience in the credit and financial services industry give him the qualifications and skills to serve as a director.

Director Attributes

PMI’s goal is to assemble a board of directors that operates cohesively and works with management in a constructive way. PMI believes that its directors possess valuable experience and the knowledge necessary to guide its business.  Its current board of directors consists of individuals with proven records of success in their chosen professions. They all have the highest integrity and a keen intellect. They are collegial yet independent in their thinking, and are committed to the hard work necessary to be informed about the lending industry, PMI, and its key constituents, including borrower members, lender members, stockholders and management.

Director Compensation

As reflected in the table below, PMI occasionally grants options to its directors for their service on the Board but does not otherwise compensate directors for their service on the board.

Name	Fees earned or paid in cash ($)	Stock awards ($)	Option awards ($)	Non-equity incentive plan compensation ($)	Nonqualified deferred compensation earnings ($)	All other compensation ($)	Total ($)
James W. Breyer (1)	-	-	-	-	-	-	-
Lawrence W. Cheng	-	-	-	-	-	-	-
Jerome Contro	-	-	-	-	-	-	-
Court Coursey	-	-	-	-	-	-	-
Timothy C. Draper	-	-	-	-	-	-	-
Nigel W. Morris	-	-	-	-	-	-	-
Jeffrey Jacobs	-	-	37,383.38	-	-	-	37,383.38

(1)	Effective June 19, 2012, Mr. Breyer resigned from the board of directors.

During the year ended December 31, 2011, PMI granted Jeff Jacobs 349,338 options.  Of these options, 25,000 were granted to him while acting in an advisory role to PMI’s board of directors, which were vested immediately, with a total fair value of $1,927 at the grant date.  An additional 324,338 options were granted to Mr. Jacobs upon his appointment to PMI’s board of directors which are subject to the same vesting requirements set forth in PMI’s 2005 Stock Option Plan noted below.  The total aggregate fair value of these grants was $37,383.38 on the grant date.

From time to time, PMI reimburses certain of its non-employee directors for travel and other expenses incurred in connection with attending its board meetings.  PMI has agreed to reimburse certain of its directors for legal expenses incurred by them stemming from the class action lawsuit as described in the “Information About Prosper Marketplace, Inc.—Legal Proceedings” section above, pursuant to its indemnification agreements with its directors as discussed below.

Limitations on Officers’ and Directors’ Liability and Indemnification Agreements

As permitted by Delaware law, PMI’s amended and restated certificate of incorporation and bylaws contain provisions that limit or eliminate the personal liability of PMI’s directors for breaches of duty to PMI.  PMI’s amended and restated certificate of incorporation and bylaws limit the liability of directors to the fullest extent permitted under Delaware law.  Delaware law provides that directors of a corporation will not be personally liable for monetary damages for breaches of their fiduciary duties as directors, except liability for:

•	any breach of the director’s duty of loyalty to PMI or PMI’s stockholders;

•
any act or omission not in good faith, believed to be contrary to the interests of PMI or its shareholders, involving reckless disregard for the director’s duty, for acts that involve an unexcused pattern of inattention that amounts to an abdication of duty, or that involves intentional misconduct or knowing or culpable violation of law;

•	any unlawful payments related to dividends, unlawful stock repurchases, redemptions, loans, guarantees or other distributions; or

•	any transaction from which the director derived an improper personal benefit.

The indemnification provisions contained in PMI’s amended and restated certificate of incorporation and bylaws are not exclusive.

In addition to the indemnification provided for in PMI’s amended and restated certificate of incorporation and bylaws, PMI has entered into indemnification agreements with each of its directors and officers.  The indemnification agreements require PMI, among other things, to indemnify such persons for all expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement (if such settlement is approved in advance by PMI) (collectively, “Expenses”), actually and reasonably incurred by such person in connection with the investigation, defense or appeal of any proceeding to which such person may be made a party, a potential party, a non-party witness, or otherwise by reason of:

•	such person’s service as a director or officer of PMI;

•	any action or inaction taken by such person or on such person’s part while acting as director, officer, employee or agent of PMI; or

•
such person’s actions while serving at the request of PMI as a director, officer, employee, trustee, general partner, managing member, agent or fiduciary of PMI or any other entity, in each case, whether or not serving in any such capacity at the time any liability or expense is or was incurred.

In addition, PMI is required to indemnify against any Expenses actually and reasonably incurred in connection with any action establishing or enforcing a right to indemnification or advancement of expenses under the agreement or under any directors’ and officers’ liability insurance policies maintained by PMI to the extent that such person is successful in such action.

Under the indemnification agreements, PMI is not obligated to provide indemnification on account of any proceeding unless such person acted in good faith and in a manner reasonably believed to be in the best interests of PMI, and with respect to criminal proceedings, such person had no reasonable cause to believe his conduct was unlawful.  The termination of a proceeding by judgment, settlement, conviction or upon a plea of   nolo contendere   or its equivalent does not, by itself, create the presumption that such person did not satisfy the above standards.

In addition, under the indemnification agreements, PMI is not obligated to provide indemnification:

•
for any proceedings or claims initiated or brought voluntarily by such person and not by way of defense, unless such indemnification is authorized by PMI, other than a proceeding to establish such person’s right to indemnification;

•
for any expenses incurred by such person with respect to any proceeding instituted by such person to enforce and interpret the terms of his indemnification agreement, unless such person is successful in such action;

•
for which payment has actually been made to or on behalf of such person under any statute, insurance policy, indemnity provision, vote or otherwise, except with respect to any excess beyond the amount paid;

•
for an accounting or disgorgement of profits pursuant to Section 16(b) of the Exchange Act, as amended, or similar provisions of federal, state or local statutory law or common law, if such person is held liable therefor (including pursuant to any settlement arrangements); and

•
for any reimbursement of PMI by such person of any bonus or other incentive-based or equity-based compensation or of any profits realized by such person from the sale of securities of PMI, as required in each case under the Exchange Act, as amended (including any such reimbursements that arise from an accounting restatement of PMI pursuant to Section 304 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), or the payment to PMI of profits arising from the purchase and sale by such person of securities in violation of Section 306 of the Sarbanes-Oxley Act), if such person is held liable therefor (including pursuant to any settlement arrangements).

The indemnification agreements also provide that PMI agrees to indemnify such persons to the fullest extent permitted by law, even if such indemnification is not specifically authorized by the other provisions of the agreement or PMI’s amended and restated certificate of incorporation or bylaws.  Moreover, the indemnification agreements provide that any future changes under Delaware law that expand the ability of a Delaware corporation to indemnify its officers and directors are automatically incorporated into the agreements.

PMI also maintains a general liability insurance policy that covers certain liabilities of directors and officers of PMI arising out of claims based on acts or omissions in their capacities as directors or officers.

PMI believes that these provisions and agreements are necessary to attract and retain qualified persons as directors and officers.  To the extent these provisions permit PMI to indemnify its officers and directors for liabilities arising under the Securities Act, however, PMI has been informed by the SEC that such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

EXECUTIVE COMPENSATION

PROSPER FUNDING LLC

Prosper Funding does not compensate any of its officers.

PROSPER MARKETPLACE, INC.

See “Executive Compensation - Prosper Marketplace, Inc.” in PMI and Prosper Funding's Current Report on Form 8-K filed on January 28, 2013, which is incorporated by reference into this prospectus.

TRANSACTIONS WITH RELATED PARTIES

PROSPER FUNDING LLC

Prosper Funding expects to enter into the Administration Agreement pursuant to which PMI has agreed to provide certain administrative services relating to the platform.  Prosper Funding and PMI have entered into related back-up servicing agreements with a third-party loan administrator.  See “Summary of Indenture, Form of Notes and Administration Agreement—Indenture and Form of Notes—Servicing Covenant” for more information.

Asset Transfer

PMI developed the platform and owned the proprietary technology that makes operation of the platform possible. After this Registration Statement is declared effective, but before any offering is commenced hereunder, Prosper Funding and PMI will enter into an Asset Transfer Agreement (the “Asset Transfer Agreement”) pursuant to which PMI will (i) transfer the platform and substantially all of PMI’s assets and rights related to the operation of the platform to Prosper Funding and (ii) make a cash contribution to Prosper Funding of between $3 million and $6 million.  Under the Asset Transfer Agreement, PMI will also transfer substantially all of its remaining assets to Prosper Funding, including (i) all outstanding PMI Notes issued by PMI under the Indenture (the “Indenture”) dated June 15, 2009 between PMI and Wells Fargo Bank, as trustee (the “Trustee”), (ii) all borrower loans held by PMI (the “PMI Borrower Loans”), (iii) all lender/borrower/group leader registration agreements related to the PMI Notes or the PMI Borrower Loans, and (iv) all documents and information related to the foregoing.  The transfer of assets under the Asset Transfer Agreement is referred to as the “Asset Transfer.”  Certain hardware and agreements relevant to the development, maintenance and use of the platform, including in relation to the origination, funding and servicing of borrower loans, and the issuance, funding and payment of the Notes, will not be transferred or assigned to Prosper Funding by PMI as described above under “Information About Prosper Funding LLC—Overview.”

In the Asset Transfer Agreement, PMI will agree, among other things, to:

•
fund any repurchase obligation with respect to the PMI Notes, and indemnify Prosper Funding for any other losses that arise out of any lender/borrower/group leader registration agreement related to the PMI Notes or the PMI Borrower Loans, including as a result of a breach by PMI of any of its representations or warranties made therein;

•	fund any arbitration filing or administrative fees or arbitrator fees payable under any lender/borrower/group leader registration agreement related to the PMI Notes or the PMI Borrower Loans; and

•	fund any indemnification obligations that arise under any group leader registration agreement entered into by PMI prior to the date of the Asset Transfer.

PMI will continue to service the PMI Borrower Loans pursuant to the Administration Agreement between PMI and Prosper Funding.  Under the  Administration Agreement, PMI will agree, among other things, to use commercially reasonable efforts to service and collect the PMI Borrower Loans and will indemnify Prosper Funding for any losses as a result of its breach of such obligation.

Holders of the PMI Notes will be third party beneficiaries under the Asset Transfer Agreement and the Administration Agreement.

PMI Note Assumption

Under Section 4.1 of the Indenture, PMI may transfer substantially all of its assets to any person without the consent of the holders of the PMI Notes, provided that the transferee expressly assumes all of PMI’s obligations under the Indenture and the PMI Notes.  In that case, the transferee will succeed to and be substituted for PMI, and PMI will be discharged from all of its obligations and covenants, under the Indenture and the PMI Notes.  Accordingly, concurrently with the Asset Transfer, PMI, Prosper Funding and the Trustee will enter into a supplemental indenture to the Indenture that will (i) effect such assumption, substitution and discharge (the “Note Assumption”), and (ii) amend and restate the Indenture to reflect the Note Assumption and to make certain other amendments to the Indenture as permitted therein (the “Amended and Restated Indenture”).  Following the Note Assumption, Prosper Funding will be the obligor with respect to the PMI Notes and the Indenture, and PMI will no longer have any obligations with respect thereto.

Prosper Funding has not engaged in any other transactions with its directors, executive officers, holders of more than 5% of its voting securities, or immediate family members or other affiliates of its directors, executive officers or 5% stockholders.

Timeline for Asset Transfer and Loan and Note Transfer

Shortly before this Registration Statement is declared effective, PMI will file a pre-effective amendment to its separate shelf registration statement to disclose information regarding the Asset Transfer and Note Assumption.  Prosper Funding and PMI will then post the preliminary prospectus for this Registration Statement on www.prosper.com.  Prior to consummating the Asset Transfer and Note Assumption, Prosper Funding and PMI will prepare various changes to the platform, communications to borrowers and lenders and related communications that are intended to be implemented on consummation of the Asset Transfer and Note Assumption.  Prosper Funding and PMI will execute the Asset Transfer Agreement and Supplemental Indenture at the time they consummate the Asset Transfer and Note Assumption, or prior thereto, and will file Form 8-Ks to disclose their entry into such agreements.  If Prosper Funding enters into any other agreements that were not executed at the time this Registration Statement was declared effective, Prosper Funding will file such agreements with its Form 8-K, which Form 8-K will be incorporated by reference into this Registration Statement pursuant to a post-effective amendment to the Registration Statement.  Finally, PMI will file a post-effective amendment to its separate shelf registration statement to terminate its offering of PMI Notes.

Indemnification Agreements

Under Prosper Funding’s organizational documents, it is required to indemnify its directors and officers in certain instances.   For more information, see “Management—Prosper Funding LLC—Limitations on Officers’ and Directors’ Liability and Indemnification Agreements.”

PROSPER MARKETPLACE, INC.

Transactions with Related Parties

PMI also expects to enter into the Administration Agreement with Prosper Funding pursuant to which PMI has agreed to provide certain administrative services relating to the platform.  Prosper Funding and PMI have entered into related back-up servicing agreements with a third-party loan administrator.  See “Summary of Indenture, Form of Notes and Administration Agreement—Indenture and Form of Notes—Servicing Covenant” for more information.

Since PMI’s inception, it has engaged in various transactions with its directors, executive officers and holders of more than 5% of its voting securities, and immediate family members and other affiliates of its directors, executive officers and 5% stockholders.  Since January 1, 2009, PMI has engaged in the following financial transactions with an aggregate value of greater than $120,000 with its directors, executive officers and holders of more than 5% of its voting securities and other affiliates of its directors and executive officers.  PMI believes that all of the transactions described below were made on terms no less favorable to PMI than could have been obtained from unaffiliated third parties.

Asset Transfer

PMI developed the platform and owned the proprietary technology that makes operation of the platform possible. After this Registration Statement is declared effective, but before any offering is commenced hereunder, Prosper Funding and PMI will enter into an Asset Transfer Agreement (the “Asset Transfer Agreement”) pursuant to which PMI will (i) transfer the platform and substantially all of PMI’s assets and rights related to the operation of the platform to Prosper Funding and (ii) make a cash contribution to Prosper Funding of between $3 million and $6 million.  Under the Asset Transfer Agreement, PMI will also transfer substantially all of its remaining assets to Prosper Funding, including (i) all outstanding PMI Notes issued by PMI under the Indenture (the “Indenture”) dated June 15, 2009 between PMI and Wells Fargo Bank, as trustee (the “Trustee”), (ii) all borrower loans held by PMI (the “PMI Borrower Loans”), (iii) all lender/borrower/group leader registration agreements related to the PMI Notes or the PMI Borrower Loans, and (iv) all documents and information related to the foregoing.  The transfer of assets under the Asset Transfer Agreement is referred to as the “Asset Transfer.”  Certain hardware and agreements relevant to the development, maintenance and use of the platform, including in relation to the origination, funding and servicing of borrower loans, and the issuance, funding and payment of the Notes, will not be transferred or assigned to Prosper Funding by PMI as described above under “Information About Prosper Funding LLC—Overview.”

In the Asset Transfer Agreement, PMI will agree, among other things, to:

•
fund any repurchase obligation with respect to the PMI Notes, and indemnify Prosper Funding for any other losses that arise out of any lender/borrower/group leader registration agreement related to the PMI Notes or the PMI Borrower Loans, including as a result of a breach by PMI of any of its representations or warranties made therein;

•	fund any arbitration filing or administrative fees or arbitrator fees payable under any lender/borrower/group leader registration agreement related to the PMI Notes or the PMI Borrower Loans; and

•	fund any indemnification obligations that arise under any group leader registration agreement entered into by PMI prior to the date of the Asset Transfer.

PMI will continue to service the PMI Borrower Loans pursuant to the Administration Agreement between PMI and Prosper Funding.  Under the  Administration Agreement, PMI will agree, among other things, to use commercially reasonable efforts to service and collect the PMI Borrower Loans and will indemnify Prosper Funding for any losses as a result of its breach of such obligation.

Holders of the PMI Notes will be third party beneficiaries under the Asset Transfer Agreement and the Administration Agreement.

PMI Note Assumption

Under Section 4.1 of the Indenture, PMI may transfer substantially all of its assets to any person without the consent of the holders of the PMI Notes, provided that the transferee expressly assumes all of PMI’s obligations under the Indenture and the PMI Notes.  In that case, the transferee will succeed to and be substituted for PMI, and PMI will be discharged from all of its obligations and covenants, under the Indenture and the PMI Notes.  Accordingly, concurrently with the Asset Transfer, PMI, Prosper Funding and the Trustee will enter into a supplemental indenture to the Indenture that will (i) effect such assumption, substitution and discharge (the “Note Assumption”), and (ii) amend and restate the Indenture to reflect the Note Assumption and to make certain other amendments to the Indenture as permitted therein (the “Amended and Restated Indenture”).  Following the Note Assumption, Prosper Funding will be the obligor with respect to the PMI Notes and the Indenture, and PMI will no longer have any obligations with respect thereto.

Timeline for Asset Transfer and Loan and Note Transfer

Shortly before this Registration Statement is declared effective, PMI will file a pre-effective amendment to its separate shelf registration statement to disclose information regarding the Asset Transfer and Note Assumption.  Prosper Funding and PMI will then post the preliminary prospectus for this Registration Statement on www.prosper.com.  Prior to consummating the Asset Transfer and Note Assumption, Prosper Funding and PMI will prepare various changes to the platform, communications to borrowers and lenders and related communications that are intended to be implemented on consummation of the Asset Transfer and Note Assumption.  Prosper Funding and PMI will execute the Asset Transfer Agreement and Supplemental Indenture at the time they consummate the Asset Transfer and Note Assumption, or prior thereto, and will file Form 8-Ks to disclose their entry into such agreements.  If Prosper Funding enters into any other agreements that were not executed at the time this Registration Statement was declared effective, Prosper Funding will file such agreements with its Form 8-K, which Form 8-K will be incorporated by reference into this Registration Statement pursuant to a post-effective amendment to the Registration Statement.  Finally, PMI will file a post-effective amendment to its separate shelf registration statement to terminate its offering of PMI Notes.

Purchase of PMI Notes

PMI’s executive officers, directors and 5% shareholders have bid on and purchased PMI Notes originated through the platform from time to time in the past, and may do so in the future.  As of September 30, 2012, these parties had purchased $5,144,981 of PMI Notes through the platform.  Christian Larsen has purchased PMI Notes in an aggregate amount of approximately $1,635,761; Larry Cheng has purchased PMI Notes in an aggregate amount of $33,772; Nigel Morris has purchased PMI Notes in an aggregate amount of $71,566; Eric Schwartz has purchased PMI Notes in an aggregate amount of $652,245; Tim Draper has purchased PMI Notes in an aggregate amount of $733,783; and management, other affiliates and 5% shareholders have purchased PMI Notes in an aggregate amount of $2,017,854.  Of the total aggregate amount of PMI Notes purchased by executive officers, directors, and affiliates since inception through September 30, 2012, approximately $254,947 or 5.0% of principal has been charged off, as compared to approximately $55.2 million or 14% of principal charged off for all loans originated since inception through September 30, 2012.  The PMI Notes were obtained on terms and conditions that were not more favorable than those obtained by other lenders.  In addition, from time to time, PMI may fund portions of qualified loan requests and hold any PMI Notes it purchases as a result of such funding for its own account.  As of September 30, 2012, PMI has purchased PMI Notes in the aggregate amount of approximately $147,000.

Financing Arrangements with Significant Shareholders, Directors and Officers

In June 2011, PMI issued and sold to investors an aggregate of 23,222,747 shares of its Series E convertible preferred stock (“Series E”) at a purchase price of $0.74 per Series E share for an aggregate consideration of $17,150,000 net of issuance costs of approximately $441,000.   In connection with that sale, PMI issued 10,000,000 shares of the Company’s Series E-1 (“Series E-1”) Preferred Stock to certain holders of its Series A, B and C Preferred Stock who participated in the Series E financing.  The Series E-1 shares were allocated among these stockholders in proportion to their relative participation in the Series E financing.

In November 2011, PMI entered into a stock purchase agreement with certain new investors (the “Share Purchasers”), pursuant to which PMI issued and sold to such Share Purchasers 8,996,739 shares of PMI’s Series F Preferred Stock (the “Series F”) for an aggregate purchase price of $9.0 million.  The Share Purchasers included certain investment funds that are affiliated with IDG Capital Partners and Accel Partners.  James W. Breyer, who was a member of PMI’s Board of Directors, is a partner of Accel Partners.

The participants in these convertible preferred stock financings included (i) the entities set forth in the following table (either directly or through one or more affiliates), each of which held, directly or indirectly, more than 5% of any class of PMI’s voting securities at the time the transactions indicated in the table were consummated, as well as (ii) the directors set forth in the table.

Participant	Series E	Series F

James W. Breyer Trust dated March 25, 2005	658,829

Accel Partners	4,283,622

Agilus Ventures	1,624,915

Meritech Capital Partners	2,031,144

DAG Ventures	2,031,144

Draper Fisher Jurvetson Fund	7,109,005

Crosslink Capital	4,265,403

IDG Capital Partners		6,997,538

Eric & Erica Schwartz Investments LLC		1,999,201

For further information regarding stock ownership for officers, directors and individuals owning greater than 5% ownership of all PMI classes of voting securities please see “Principal Securityholders—Prosper Marketplace, Inc.”

As of the date of this prospectus, five of PMI’s directors—Lawrence W. Cheng, David Silverman, Court Coursey, Timothy Draper, and Eric Schwartz—are affiliated with Agilus Ventures, Crosslink Capital, TomorrowVentures, Draper Fisher Jurvetson and Eric & Erica Schwartz Investments LLC, respectively.  The notes to PMI’s beneficial ownership table describe these affiliations in greater detail in “Principal Securityholders—Prosper Marketplace, Inc.”

Indemnification Agreements

PMI’s amended and restated certificate of incorporation provides that it will indemnify its directors and officers to the fullest extent permitted by Delaware law.  In addition, PMI has entered into separate indemnification agreements with each of its directors and executive officers.

PRINCIPAL SECURITYHOLDERS

PROSPER FUNDING LLC

PMI is the sole member of, and holds a 100% equity interest in, Prosper Funding.

PROSPER MARKETPLACE, INC.

The following table sets forth information regarding the beneficial ownership of PMI’s common stock as of November 15, 2012, by:

•	each of PMI’s directors;

•	each of PMI’s named executive officers;

•	each person, or group of affiliated persons, who is known by PMI to beneficially own more than 5% of PMI’s common stock; and

•	all of PMI’s directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC.  These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities and include shares of common stock issuable upon the exercise of stock options or warrants that are immediately exercisable or exercisable within 60 days after November 15, 2012.  Except as otherwise indicated in the footnotes to the table below, all of the shares reflected in the table are shares of common stock and all persons listed below have sole voting and investment power with respect to the shares beneficially owned by them, subject to applicable community property laws.  The information is not necessarily indicative of beneficial ownership for any other purpose.

Percentage ownership calculations are based on 3,006,745 shares of common stock outstanding as of November 15, 2012.  Each share of PMI’s preferred stock is convertible at any time at the discretion of the holder.  All shares of PMI’s preferred stock convert into shares of common stock at a ratio of 1 to 1, except for shares of PMI’s Series E-1 Preferred Stock, which convert into shares of common stock at a ratio of 1,000,000 to 1.

In computing the number of shares of common stock beneficially owned by a person or entity and the percentage ownership of that person or entity, PMI deemed outstanding all shares of common stock subject to options and warrants held by that person or entity that are currently exercisable or exercisable within 60 days of November 15, 2012.  PMI did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.  Beneficial ownership representing less than 1.0% is denoted with an asterisk (*). Except as otherwise indicated in the footnotes to the table below, addresses of named beneficial owners and officers are in care of Prosper Marketplace, Inc., 111 Sutter Street, 22nd Floor, San Francisco, CA 94104.

	Total Beneficial Ownership
Name of Beneficial Owner	Number of Shares	Beneficial Ownership
		Percentage (1)
	2012	2012
Officer and Directors
Dawn Lepore (2)	224,063	6.94%

Lawrence W. Cheng (3)	7,160,528	70.43%

David Silverman (4)	4,265,402	58.65%

Court Coursey (5)	2,234,256	42.63%

Timothy C. Draper (6)	7,109,006	70.28%

Jeff Jacobs (7)	25,000	*

Nigel W. Morris (8)	2,450,169	44.90%

Christian A. Larsen (9)	3,951,485	79.70%

Kirk T. Inglis (10)	665,467	18.12%

Jim Catlin (11)	579,372	16.16%

Eric Schwartz (12)	2,569,917	46.08%

All directors and named executive officers as a group (13)*	31,234,665	96.95%

5% Shareholders
Accel Partners (14)	18,404,545	85.96%

Agilus Ventures (15)	7,160,528	70.43%

Benchmark Capital Partners (16)	3,807,720	55.88%

Crosslink Capital (17)	4,265,402	58.65%

DAG Ventures (18)	4,420,902	59.52%

Draper Fisher Jurvetson (19)	7,109,006	70.28%

IDG Capital Partners (20)	18,404,545	85.96%

Meritech Capital Partners (21)	4,420,902	59.52%

(1)
As of November 15, 2012, there were 3,006,745 shares of common stock outstanding.  If all preferred stock, warrants and options were converted into shares of common stock, there would be 80,488,950 shares of common stock outstanding as of November 15, 2012.  On a fully diluted as-converted basis, the Company’s officers, directors and 5% shareholders would own the following percentages of the Company’s stock, as of November 15, 2012:

•	Dawn Lepore: 0.28%
•	Lawrence W. Cheng: 8.90%
•	David Silverman: 5.30%
•	Court Coursey: 2.78%
•	Timothy C. Draper: 8.83%
•	Jeff Jacobs: 0.03%
•	Nigel W. Morris: 3.04%
•	Christian A. Larsen: 4.91%
•	Kirk T. Inglis: 0.83%
•	Jim Catlin: 0.72%
•	Eric Schwartz: 3.19%
•	All directors and named executive officers as a group: 38.81%
•	Accel Partners: 22.87%
•	Agilus Ventures: 8.90%
•	Benchmark Capital Partners: 4.73%
•	Crosslink Capital: 5.30%
•	DAG Ventures: 5.49%
•	Draper Fisher Jurvetson: 8.83%
•	IDG Capital Partners: 22.87%
•	Meritech Capital Partners: 5.49%

(2)	Consists of 224,063 shares of common stock issuable upon the exercise of stock options held by Dawn Lepore, Chief Executive Officer of the Company.

(3)
Consists of 7,085,235 shares of common stock issuable upon the conversion of preferred stock held by Agilus Ventures through certain of its affiliates and 75,293 shares of common stock issuable upon the exercise of warrants held by Agilus Ventures through certain of its affiliates (the “Agilus Shares”). Volition Capital, LLC, manages the US portfolio of Agilus Ventures under a sub-advisory agreement and has voting and investment power over the Agilus Shares. Mr. Cheng is a managing partner of Volition Capital and therefore may be deemed to share voting and investment power over the Agilus Shares. Mr. Cheng disclaims beneficial ownership of the Agilus Shares except to the extent of his pecuniary interest therein.

(4)
Consists of 4,265,402 shares of common stock issuable upon the conversion of preferred stock held by Crosslink Capital through certain of its affiliates. Mr. Silverman is a general partner of Crosslink Capital and therefore may be deemed to share voting and investment power over these shares. Mr. Silverman disclaims beneficial ownership with respect to the shares except to the extent of his pecuniary interest therein.

(5)
Consists of 2,234,256 shares of common stock issuable upon the conversion of preferred stock held by TomorrowVentures through certain of its affiliates. Mr. Coursey is the managing partner of TomorrowVentures and therefore may be deemed to share voting and investment power over these shares. Mr. Coursey disclaims beneficial ownership of the shares except to the extent of his pecuniary interest therein.

(6)
Consists of 7,109,006 shares of common stock issuable upon the conversion of preferred stock held by Draper Fisher Jurvetson through certain of its affiliates. Mr. Draper. is a managing director of Draper Fisher Jurvetson and therefore may be deemed to share voting and investment power over these shares. Mr. Draper disclaims beneficial ownership of the shares except to the extent of his pecuniary interest therein.

(7)	Consists of 25,000 shares of common stock issuable upon the exercise of stock options held by Mr. Jacobs.

(8)
Consists of 1,847,690 shares of common stock issuable upon the conversion of preferred stock held by QED Investors through certain of its affiliates and 602,479 shares of common stock issuable upon the exercise of warrants held by QED Investors through certain of its affiliates. Mr. Morris is the managing partner of QED Investors and therefore may be deemed to share voting and investment power over these shares. Mr. Morris disclaims beneficial ownership of the shares except to the extent of his pecuniary interest therein.

(9)
Consists of 6,621 shares of common stock issuable upon the conversion of preferred stock held by Mr. Larsen, 2,000,000 shares of common stock held by the Larsen-Lam Family Trust, of which Mr. Larsen is a trustee, and 1,944,864 shares of common stock issuable upon the exercise of stock options held by Mr. Larsen. Mr. Larsen has voting and investment power over the shares held by the Larsen Lam Family Trust. On March 15, 2012, Christian A. Larsen resigned as President and Chief Executive Officer of  the Company. Mr. Larsen will continue to serve as Chairman of  the Company’s Board of Directors.

(10)	Consists of 665,467 shares of common stock issuable upon the exercise of stock options held by Mr. Inglis.

(11)	Consists of 579,372 shares of common stock issuable upon the exercise of stock options held by Mr. Catlin.

(12)
Eric Schwartz was named a Director of  the Company on March 15, 2012. As of that date, Mr. Schwartz held individually or through certain of his affiliates, 2,131,616 shares of common stock issuable upon the conversion of preferred stock and 438,301 shares of common stock issuable upon the exercise of warrants.

(13)
Consists of 26,704,826 shares of common stock and common stock issuable upon the conversion of preferred stock, 3,413,766 shares of common stock issuable upon the exercise of stock options and 1,116,073 shares of common stock issuable upon the exercise of warrants.

(14)
Consists of 11,330,636 shares of common stock issuable upon the conversion of preferred stock held by Accel Partners through certain of its affiliates and 76,371 shares of common stock issuable upon exercise of warrants held by Accel Partners through certain of its affiliates (collectively, the “Accel Shares”); and 6,997,538 shares of common stock issuable upon the conversion of preferred stock held by IDG Capital Partners through certain of its affiliates (the “IDG Shares”). Accel Partners is deemed to have voting and investment power over the Accel Shares. Accel Partners is an affiliate of IDG Capital Partners and may also therefore be deemed to share voting and investment power over the IDG Shares. Accel Partners disclaims beneficial ownership of the IDG Shares except to the extent of its pecuniary interest therein. The address of Accel Partners is 428 University Avenue, Palo Alto, California 94301.  James W. Breyer is a partner of Accel Partners.  Therefore, Mr. Breyer may be deemed to share voting and investment power over the Accel Shares and IDG Shares.  Mr. Breyer disclaims beneficial ownership of the Accel Shares and the IDG Shares except to the extent of his pecuniary interest therein.

(15)
Represents 7,085,235 shares of common stock issuable upon the conversion of preferred stock held by Agilus Ventures and 75,293 shares of common stock issuable upon exercise of warrants held by Agilus Ventures through certain of its affiliates. Volition Capital, LLC, manages the US portfolio of Agilus Ventures under a sub-advisory agreement and has voting and investment power over the shares held by Agilus Ventures. The address of Agilus Ventures is 82 Devonshire Street, E16B, Boston, Massachusetts 02109.

(16)
Represents 3,724,035 shares of common stock issuable upon the conversion of preferred stock held by Benchmark Capital Partners through certain of its affiliates and 83,685 shares of common stock issuable upon exercise of warrants held by Benchmark Capital Partners through certain of its affiliates. Benchmark Capital Partners is deemed to have voting and investment power over these shares. The address of Benchmark Capital Partners V, L.P. is 2480 Sand Hill Road, Suite 200, Menlo Park, California 94025.

(17)
Represents 4,265,402 shares of common stock issuable upon the conversion of preferred stock held by Crosslink Capital through certain of its affiliates. Crosslink Capital is deemed to have voting and investment power over these shares. The address for Crosslink Capital is Two Embarcadero Center, Suite 2200, San Francisco, CA 94111.

(18)
Represents 4,393,362 shares of common stock issuable upon the conversion of preferred stock held by DAG Ventures through certain of its affiliates and 27,540 shares of common stock issuable upon the exercise of warrants held by DAG Ventures through certain of its affiliates. DAG Ventures is deemed to have voting and investment power over these shares. The address of DAG Ventures is 251 Lytton Avenue, Suite 200, Palo Alto, California 94301.

(19)
Represents 7,109,006 shares of common stock issuable upon the conversion of preferred stock held by Draper Fisher Jurvetson through certain of its affiliates. Draper Fisher Jurvetson is deemed to have voting and investment power over these shares. The address for Draper Fisher Jurvetson is 2882 Sand Hill Road, Suite 150, Menlo Park, California 94025.

20)
Represents 6,997,538 shares of common stock issuable upon the conversion of preferred stock held by IDG Capital Partners through certain of its affiliates (“IDG Shares”), 11,330,636 shares of common stock issuable upon the conversion of preferred stock held by Accel Partners through certain of its affiliates and 76,371 shares of common stock issuable upon exercise of warrants held by Accel Partners through certain of its affiliates (collectively, the “Accel Shares”). IDG Capital Partners is deemed to have voting and investment power over the IDG shares, and maybe deemed to control the Accel Shares, but disclaims control of the Accel Shares. The address for IDG Capital Partners is 99 Queen’s Road Central, Unit 1509, The Center, Hong Kong, China. James W. Breyer is a partner of Accel Partners, and Accel Partners is an affiliate of IDG Capital Partners.  Therefore, Mr. Breyer may be deemed to share voting and investment power over the Accel Shares and the IDG Shares.  Mr. Breyer disclaims beneficial ownership of the Accel Shares and the IDG Shares except to the extent of his pecuniary interest therein.

21)
Represents 4,393,362 shares of common stock issuable upon the conversion of preferred stock held by Meritech Capital Partners through certain of its affiliates and 27,540 shares of common stock issuable upon the exercise of warrants held by Meritech Capital Partners through certain of its affiliates. Meritech Capital Partners is deemed to have voting and investment power over these shares. The address for Meritech Capital Partners is 245 Lytton Avenue, Suite 350, Palo Alto, California 94301.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

PROSPER FUNDING LLC

This management’s discussion and analysis of financial condition or MD&A, contains forward-looking statements that involve risks and uncertainties.  Please see “Forward-Looking Statements” for a discussion of the uncertainties, risks and assumptions associated with these statements.  The following discussion and analysis of Prosper Funding’s unaudited pro forma combined financial condition and results of operations should be read in conjunction with the historical combined financial statements of PMI derived from the audited combined financial data of Prosper Funding’s Predecessor in PMI’s Annual Report on Form 10-K/A for the year ended December 31, 2011 and Quarterly Report on Form 10-Q for the nine months ended September 30, 2012, which are incorporated by reference into this prospectus and the audited financial statements of Prosper Funding included elsewhere in this prospectus.

Overview

Prosper Funding plans to operate a peer-to-peer online credit platform (the “platform”) that will enable its borrower members to borrow money and its lender members to purchase Borrower Payment Dependent Notes (“Notes”), issued by Prosper Funding, the proceeds of which facilitate the funding of borrower loans made to borrower members.

Prosper Funding was formed in the state of Delaware in February 2012 as a limited liability company with its sole equity member being PMI.  Prosper Funding was formed by PMI to hold the borrower loans and issue the Notes.  Although Prosper Funding will be consolidated with PMI for accounting and tax purposes, Prosper Funding has been organized and will be operated in a manner that is intended to minimize the likelihood that it would be substantively consolidated with PMI in a bankruptcy proceeding.  Prosper Funding’s intention is to minimize the likelihood that its assets would be subject to claims by PMI’s creditors if PMI were to file for bankruptcy, as well as to minimize the likelihood that Prosper Funding will become subject to bankruptcy proceedings directly.  Prosper Funding seeks to achieve this by placing certain restrictions on its activities and implementing certain formal procedures designed to expressly reinforce its status as a distinct corporate entity from PMI.

PMI developed the platform and owned the proprietary technology that makes operation of the platform possible.  PMI will transfer the platform to Prosper Funding, giving Prosper Funding the right to operate the peer-to-peer online credit platform to originate and service borrower loans and Notes.  Prosper Funding also expects to enter into an Administration Agreement pursuant to which PMI has agreed to provide certain administrative services relating to the platform.  The Administration Agreement contains a license granted by Prosper Funding to PMI that entitles PMI to use the platform for and in relation to: (i) PMI’s performance of its duties and obligations under the Administration Agreement relating to corporate administration, loan platform services, loan and note servicing and marketing, and (ii) PMI’s performance of its duties and obligations to WebBank in relation to loan origination and funding.  The license is terminable in whole or in part in relation to failure by PMI to pay the licensing fee or the termination of PMI as the provider of some or all of the aforementioned services.

Prosper Funding has not commenced operations as of the date of the financial statements included in this prospectus.  It has prepared unaudited pro forma financial statements for the year ended December 31, 2011 and the nine months ended September 30, 2012 to reflect the change in the form of the business organization, which statements are included below under the heading “Unaudited Pro Forma Financial and Operating Data.”  Currently, PMI operates the platform facilitating the origination of loans by WebBank through the platform.  Subsequently, these loans are purchased and held by PMI which issues and sells PMI Notes corresponding to those loans.  Prosper Funding refers to borrower loans originated and notes issued and sold through the platform prior to the commencement of this offering as “PMI Borrower Loans” and “PMI Notes,” respectively.  Upon commencement of Prosper Funding’s operations it will facilitate the lending activities and act as an agent to the lender members by maintaining the online marketplace to be transferred to Prosper Funding by PMI and holding those borrower loans and Notes.

Although Prosper Funding is newly formed and has no operating history, the platform will be operated in a manner that is substantially identical to how it was operated by PMI, and the Notes will be substantially identical to PMI Notes resulting in minimal impact to borrower and lender members.  Shortly after this registration statement is declared effective, Prosper Funding will operate the platform and will begin issuing the Notes and PMI will suspend the offering of PMI Notes.

In addition to a cash contribution of between $3 million and $6 million, PMI expects to transfer substantially all of PMI’s assets, including all borrower loans held by PMI (the “PMI Borrower Loans”), the platform and the website, to Prosper Funding (the “Asset Transfer”).  Prosper Funding and PMI will file the agreements relating to the Asset Transfer—an Asset Transfer Agreement and a Supplemental Indenture—as exhibits when such agreements are finalized.  In addition, Prosper Funding and PMI will provide disclosure regarding the proposed transaction in their offering documents and periodic reports.

Trends and Uncertainties

The performance of loans may not be consistent with the historical trends demonstrated by PMI Borrower Loans.  During 2011, PMI increased its origination volume consistently month over month in terms of both units and total dollar amounts.  Prosper Funding hopes to continue a similar trend of growth into the future.  Over time, Prosper Funding expects its lender base to grow as it gains more exposure to potential lenders and establishes its Notes as a viable investment alternative, and PMI and Prosper Funding expect that growth of Prosper Funding’s lender base will contribute to increased origination volume.

Prosper Funding’s operating plan calls for a strategy of increasing transaction volume to increase revenue. Prosper Funding will generate revenue through license fees earned under the Administration Agreement and servicing fees from lender members which are described more fully in the Notes to the Financial Statement included elsewhere in this prospectus.

The peer-to-peer lending industry remains a very innovative and unique industry, and the application of federal and state laws in areas such as securities and consumer finance to Prosper Funding’s business is still evolving. Prosper Funding will continue to monitor this evolution actively in order to identify and respond quickly to any legislative or regulatory developments that may impact the platform.

Results of Operations

Prosper Funding is newly formed and has not commenced operations and has no operating history.  It has not begun issuing Notes and has not collected any servicing fees or any other fees.

Unaudited Pro Forma Financial and Operating Data

The following table shows summary historical combined financial and operating data of PMI, Prosper Funding’s Predecessor for accounting purposes (as used in this section, the “Predecessor”), as of the date and for the periods indicated and summary pro forma financial and operating data for Prosper Funding as of the date and for the periods indicated.  The Predecessor consists of a 100.0% interest in all of the assets and operations of PMI that would have been contributed to Prosper Funding as well as certain assets and liabilities of the Predecessor that will not be contributed.  In connection with the closing of this offering, the Predecessor will transfer certain assets and liabilities to Prosper Funding, and the Predecessor will retain a 100.0% indirect ownership interest in Prosper Funding.  However, as required by United States generally accepted accounting principles (“GAAP”), the Predecessor will continue to consolidate 100.0% of the assets and operations of Prosper Funding in the Predecessor’s financial statements.  In addition, Prosper Funding will record the contribution at historical cost, as the contribution will be considered a reorganization of entities under common control.

The summary historical combined financial and operating data of the Predecessor as of and for the year ended December 31, 2011 and nine months ended September 30, 2012 are derived from the audited combined financial data of the Predecessor in PMI’s Annual Report on Form 10-K/A for the year ended December 31, 2011 and Quarterly Report on Form 10-Q for the nine months ended September 30, 2012, which are incorporated by reference into this prospectus.  The following table should be read together with, and is qualified in its entirety by reference to, the historical audited and unaudited interim combined financial statements and the accompanying notes included elsewhere in this prospectus or incorporated by reference.

The following table should also be read together with “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”  The pro forma financial information is not necessarily indicative of the results (such as financial position and results of operations) that would have been attained had the transaction actually taken place on January 1, 2011.

The pro forma balance sheet assumes that the offering and the related asset and liability transfer occurred as of January 1, 2011, and the pro forma statements of income for the year ended December 31, 2011 and the nine months ended September 30, 2012 assume that the offering and the related transfer occurred as of January 1, 2011. These transactions primarily include, and the pro forma financial data give effect to, the following:

•	the transfer of certain cash and restricted cash accounts, borrower loans and related assets from the Predecessor to Prosper Funding;

•	the transfer of proprietary technology and the peer-to-peer online credit platform, including all of the rights related to the operation of the platform, to Prosper Funding;

•	the transfer of lender Borrower Payment Dependent Notes and related liabilities from the Predecessor to Prosper Funding;

•	the collection of payments from borrowers and subsequent distribution of those payments to Note holders by Prosper Funding rather than the Predecessor; and

•	Prosper Funding’s execution of a long-term Administration Agreement with the Predecessor and recognition of costs by Prosper Funding and revenues by the Predecessor under those agreements.

Predecessor Unaudited Pro Forma Condensed Combined Balance Sheet
As of December 31, 2011

	Predecessor	Pro Forma Adjustments		Pro Forma PMI	Pro Forma PFL
ASSETS
Cash and cash equivalents	$9,216,133	$(450,798)	A	$8,765,335	$450,798
Restricted cash	4,364,102	(4,233,807)	B	130,295	4,233,807
Short term investments	9,997,420	-		9,997,420	-
Receivables	12,941	-		12,941	-
Loans held for investment at fair value	137,314	(137,314)	C	-	137,314
Borrower Loans Receivable at fair value	75,762,894	(75,762,894)	D	-	75,762,894
Property and equipment, net	1,337,572	(597,286)	E	740,286	597,286
Prepaid and other assets	234,539	-		234,539	-
Investment in wholly owned subsidiary	-	3,099,893	F	3,099,893	-
Total assets	$101,062,915	$(78,082,206)		$22,980,707	$81,182,099

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable	$1,123,732	$(148,467)	G	$975,265	$148,467
Accrued liabilities	2,027,313	(749,965)	H	1,277,348	749,965
Borrower Payment Dependent Notes at fair value	76,159,501	(76,159,501)	I	-	76,159,501
Repurchase obligation	22,168	(22,168)	J	-	22,168
Total liabilities	79,332,714	(77,080,100)		2,252,613	77,080,100

Stockholders' Equity
Convertible preferred stock	71,959	-		71,959	-
Common stock ($0.001 par value; 81,414,566 shares authorized; 2,872,859 and 4,478,667 shares issued and outstanding as of December 31, 2011 and December 31, 2010, respectively)	4,696	-		4,696	-
Additional paid-in capital	82,733,624			82,733,624	-
Members' Equity		3,099,893	K	-	3,099,893
Less Treasury Stock	(291,046)	-		(291,046)	-
Retained earnings (accumulated deficit)	(60,789,032)	(1,002,106)	L	(61,791,138)	1,002,106
Total stockholders' equity	21,730,201	2,097,788		20,728,095	4,101,999

Total liabilities and stockholders' equity	$101,062,915	$(74,982,313)		$22,980,707	$81,182,099

Predecessor Unaudited Pro Forma Condensed Combined Balance Sheet
As of September 30, 2012

	Predecessor	Pro Forma Adjustments		Pro Forma PMI	Pro Forma PFL
ASSETS
Cash and cash equivalents	$4,033,981	$(2,366,389)	A	$1,667,592	$2,366,389
Restricted cash	5,364,159	(5,264,160)	B	100,000	5,264,160
Short term investments	3,999,402	-		3,999,402	-
Receivables	76,909	-		76,909	-
Loans held for investment at fair value	193,403	(193,403)	C	-	193,403
Borrower Loans Receivable at fair value	148,546,530	(148,546,530)	D	-	148,546,530
Property and equipment, net	1,397,505	(647,999)	E	749,506	647,999
Prepaid and other assets	422,451	-		422,451	-
Investment in wholly owned subsidiary	-	3,099,893	F	3,099,893	-
Total assets	$164,034,340	$(153,918,588)		$10,115,754	$157,018,480

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable	$1,527,026	$(66,899)	G	$1,460,126	$66,899
Accrued liabilities	2,839,218	(1,287,501)	H	1,551,717	1,287,501
Borrower Payment Dependent Notes at fair value	149,177,364	(149,177,364)	I	-	149,177,364
Repurchase obligation	35,500	(35,500)	J	-	35,500
Total liabilities	153,579,108	(150,567,264)		3,011,843	150,567,264

Stockholders' Equity
Convertible preferred stock	71,959	-		71,959	-
Common stock ($0.001 par value; 82,630,003 shares authorized; 3,006,745 and 2,872,859 shares issued and outstanding as of September 30, 2012 and December 31, 2011, respectively)	4,830	-		4,830	-
Additional paid-in capital	83,066,775	-		83,066,775	-
Members' Equity		3,099,893	K	-	3,099,893
Less Treasury Stock	(291,046)	-		(291,046)	-
Retained earnings (accumulated deficit)	(72,397,286)	(3,351,322)	L	(75,748,608)	3,351,322
Total stockholders' equity	10,455,232	(251,429)		7,103,910	6,451,215

Total liabilities and stockholders' equity	$164,034,340	$(150,818,693)		$10,115,754	$157,018,480

Pro Forma Balance Sheet Adjustments

The following adjustments to the pro forma condensed combined balance sheet assume the following transactions occurred on January 1, 2011:

A. Reflects the cash accounts associated with the borrower loans and borrower payment dependent notes.

B. Reflects the restricted cash associated with bank collateral requirements for origination and payment activity, as well as cash received for borrower payments payable to lender members.

C. Reflects the borrower loans held for investment which have been repurchased from lenders or funded by the predecessor.

D. Reflects the fair value of borrower member loans to Prosper Funding.

E. Reflects the historical cost of platform assets to Prosper Funding.

F. Reflects the investment in Prosper Funding.

G. Reflects the payables incurred for services directly related to lending and borrowing activities that will be paid by Prosper Funding.

H. Reflects the accrued liabilities incurred for services and accrued interest directly related to lending and borrowing activities that will be paid by Prosper Funding.

I. Reflects the fair value of borrower payment dependent notes to Prosper Funding.

J. Reflects the repurchase provision which is estimated based on historical repurchase experience and on planned lender indemnifications.

K: Reflects the Members' Equity associated with Prosper Funding.

L: Reflects the retained earnings associated with Prosper Funding operations.

Predecessor Unaudited Pro Forma Condensed Combined Statements of Operations

	12 months ended December 31, 2011					9 months ended September 30, 2012
	Historical	Adjustments		Pro Forma PMI	Pro Forma PFL	Historical	Adjustments		Pro Forma PMI	Pro Forma PFL
Revenues
Origination fees	$2,836,917	-		$2,836,917	$-	$5,222,542	-		$5,222,542	$-
Loan servicing fees	23,389	-		23,389	-	442	-		442	-
Interest Income	9,691,735	(9,691,735)	A	-	9,691,735	15,437,216	(15,437,216)	A	-	15,437,216
Interest Expense	(9,195,721)	9,195,721	B	-	(9,195,721)	(14,618,105)	14,618,105	B	-	(14,618,105)
Rebates and promotions	(1,169,278)			(1,169,278)	-	(1,004,265)	-		(1,004,265)	-
Administration agreement fee revenue	-	4,216,157	C	1,199,057	3,017,100	-	5,409,167	C	1,659,917	3,749,250
Revenues	2,187,042	3,720,143		2,890,085	3,513,114	5,037,830	4,590,056		5,878,636	4,568,361

Cost of revenues
Cost of services	(1,244,240)	872,636	D	(371,604)	(872,636)	(1,055,932)	640,809	D	(415,123)	(640,809)
Reversal of (Provision for) loan and Note repurchases	32,340	(32,340)	E	-	32,340	(16,845)	16,845	E	-	(16,845)
Net revenues	975,142	4,560,439		2,518,481	2,672,818	3,965,053	5,247,711		5,463,513	3,910,707

Operating expenses
Compensation and benefits	6,824,295	-		6,824,295	-	7,584,541	-		7,584,541	-
Marketing and advertising	2,017,981	-		2,017,981	-	3,979,980	-		3,979,980	-
Depreciation and amortization	482,457	-		482,457	-	492,948	-		492,948	-
Administration agreement fees	-	4,216,157	F	3,017,100	1,199,057	-	5,409,167	F	3,749,250	1,659,917

General and administrative
Professional services	2,149,749	(584,607)	G	1,565,142	584,607	2,495,822	(508,056)	G	1,987,766	508,056
Facilities and maintenance	730,606	-		730,606	-	926,960	-		926,960	-
Other	1,061,218	(167,612)	H	893,606	167,612	1,169,666	(229,316)	H	940,351	229,316
Total expenses	13,266,306	3,463,938		15,531,187	1,951,277	16,649,917	4,671,796		19,661,795	2,397,289
Loss before other income and expenses	(12,291,164)	1,096,501		(13,012,706)	721,542	(12,684,864)	575,915		(14,198,281)	1,513,418

Other income and expenses
Interest income	5,657	-		5,657	-	5,606	-		5,606	-
Change in fair value on Borrower Loans, Loans Held for Investment and Payment Dependent Notes, net	280,564	280,564	I	-	280,564	835,799	835,799	I	-	835,799
Insurance recoveries	1,999,999	-		1,999,999	-	-	-		-	-
Loss on impairment of fixed assets	(124,387)	-		(124,387)	-	-	-		-	-
Other Income	108,282	-		108,282	-	235,205	-		235,205	-
Total other income and expenses, net	2,270,115	280,564		1,989,551	280,564	1,076,610	835,799		240,811	835,799

Loss before income taxes	(10,021,049)	1,377,065		(11,023,155)	1,002,106	(11,608,254)	1,411,714		(13,957,470)	2,349,216
Provision for income taxes	-	-		-	-	-	-		-	-
Net income (loss)	$(10,021,049)	$1,377,065		$(11,023,155)	$1,002,106	$(11,608,254)	$1,411,714		$(13,957,470)	$2,349,216

Pro Forma Statements of Operations Adjustments

The following adjustments to the pro forma condensed combined statement of income assume the following transactions occurred on January 1, 2011:

A. Reflects the interest income associated with borrower member loans to Prosper Funding.

B. Reflects the interest expense associated with borrower payment dependent notes to Prosper Funding.

C. Reflects the fee revenue received under the terms of the Administration Agreement.

D.  Reflects the services directly related to lending and borrowing activities that will be paid by Prosper Funding.

E. Reflects the increase in the provision for loan and note repurchases by Prosper Funding.

F. Reflects the fees received under the terms of the Administration Agreement.

G. Reflects the professional services directly related to lending and borrowing activities that will be paid by Prosper Funding.

H. Reflects the banking and licensing expenses directly related to lending and borrowing activities that will be paid by Prosper Funding.

I. Reflects the change in fair value on the borrower loans and notes and the loans held for investment.

Future Critical Accounting Policies and Estimates

Prosper Funding has not commenced operations as of the date of the balance sheet included herein.  In preparing its financial statements, it is required to make estimates, judgments and assumptions that affect the reported amounts of assets and liabilities, revenues and expenses and the related disclosures.  Prosper Funding has based these estimates on the historical experience of PMI and on various other assumptions that it believes to be reasonable under the circumstances.  Actual results could differ from those estimates.  Prosper Funding’s significant accounting policies which may include revenue recognition and fair value measurement for borrower loans and Notes are more fully described in the notes to its balance sheet included elsewhere in this prospectus.

Critical accounting policies are those policies that Prosper Funding believes present the most complex or subjective measurements and have the most potential to impact its financial position and operating results.  While all decisions regarding accounting policies are important, Prosper Funding believes that the following policies could be considered critical.

Prosper Funding qualifies as an “emerging growth company” under the JOBS Act.  As a result, it is permitted to rely on exemptions from certain disclosure requirements. For so long as it is an emerging growth company, it will not be required to:

•	have an auditor report on its internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

•
comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis); and

•	disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO’s compensation to median employee compensation.

In addition, Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. However, Prosper Funding is choosing to opt out of such extended transition period, and as a result, it will comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. Section 107 of the JOBS Act provides that Prosper Funding’s decision to opt out of the extended transition period for complying with new or revised accounting standards is irrevocable.

Prosper Funding will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which its total annual gross revenues exceed $1 billion, (ii) the date that it becomes a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of its ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of its most recently completed second fiscal quarter or (iii) the date on which it has issued more than $1 billion in non-convertible debt during the preceding three-year period.

Revenue Recognition

Upon commencement of operations, Prosper Funding’s revenue recognition policy will be in accordance with ASC Topic 605, Revenue Recognition. Under ASC Topic 605, revenue is recognized when persuasive evidence of an arrangement exists, delivery has occurred or services have been rendered, the price of the services is fixed and determinable and collectability is reasonably assured.

Loan servicing fees

Loan servicing revenue includes monthly loan servicing fees and non-sufficient funds (“NSF”) fees on loans.  Loan servicing fees are accrued daily based on the current outstanding loan principal balance of the borrower loan but are not recognized until payment is received due to the uncertainty of collection of borrower loan payments.  Prosper Funding’s servicing fee is currently equal to 1.0% of the outstanding principal balance of the corresponding borrower loan.  Prosper Funding charges a NSF fee to borrowers for the first failed payment of each billing period.  NSF fees are charged to the borrower and collected and recognized immediately.

Interest income (expense) on Borrower Loans receivable and Payment Dependent Notes

Prosper Funding recognizes interest income on its borrower loans receivable using the accrual method based on the stated interest rate to the extent that it believes it to be collectable.  It records interest expense on the corresponding Note based on the contractual interest rate.

Fair Value Measurement

Under Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 820 Fair Value Measurements and Disclosures, Prosper Funding determines the fair values of its financial instruments based on the fair value hierarchy established in that standard, which requires an entity to maximize the use of quoted prices and observable inputs and to minimize the use of unobservable inputs when measuring fair value. Prosper Funding uses various valuation techniques depending on the nature of the financial instrument, including the use of market prices for identical or similar instruments, or discounted cash flow models.  When possible, active and observable market data for identical or similar financial instruments are utilized. Alternatively, Prosper Funding may determine fair value using assumptions that it believes a market participant would use in pricing the asset or liability.

After Prosper Funding commences operations, its financial instruments will consist principally of cash and cash equivalents, restricted cash, borrower loans, accounts payable and accrued liabilities and Notes.  The estimated fair values of cash and cash equivalents, restricted cash, accounts payable and accrued liabilities approximate their carrying values because of their short term nature.

Upon commencement of Prosper Funding’s operations, it will begin to purchase borrower loans originated through the platform and issue Notes, and it will account for borrower loans and Notes on a fair value basis.

Borrower Loans and Notes

Once Prosper Funding begins operations, it will purchase borrower loans from WebBank and, except as may otherwise be determined in connection with the servicing of any borrower loan, will hold the borrower loans until maturity.  Prosper Funding will also issue Notes to the lender members to fund its purchase of borrower loans.  Prosper Funding’s obligation to repay the Notes is conditioned upon the repayment of the associated borrower loan owned by Prosper Funding.  Prosper Funding will carry the borrower loans and Notes on its balance sheet as assets and liabilities, respectively.

In conjunction with Prosper Funding’s commencement of operations, it will adopt the provisions of ASC Topic 825, Financial Instruments.    ASC Topic 825 permits companies to choose to measure certain financial instruments and certain other items at fair value.  The standard requires that unrealized gains and losses on items for which the fair value option has been elected be reported in earnings.  Prosper Funding applies the provisions of ASC Topic 825 to the borrower loans and Notes issued on an instrument by instrument basis.   The aggregate fair value of the borrower loans and Notes will be reported as separate line items in the assets and liabilities sections of the balance sheet using the methods described in ASC Topic 820.

Prosper Funding will determine the fair value of the borrower loans and Notes in accordance with the fair value hierarchy established in ASC Topic 820, which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value.  As observable market prices will not be available for the borrower loans and Notes Prosper Funding will hold or for similar assets and liabilities, Prosper Funding believes that the borrower loans and Notes will be considered Level 3 financial instruments under ASC Topic 820.  ASC Topic 820 defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date.

In a hypothetical transaction as of the measurement date, Prosper Funding believes that differences in the principal marketplace in which the borrower loans are originated and the principal marketplace in which it might offer those borrower loans may result in differences between the originated amount of the borrower loans and their fair value as of the transaction date. Changes in the fair value of borrower loans and Notes subject to the provisions of ASC Topic 820 are recognized in earnings; fees and costs associated with the acquisition of borrower loans are recognized as incurred.  Prosper Funding will estimate the fair value of the borrower loans and Notes using a discounted cash flow methodology based upon a set of valuation assumptions it believes market participants would use for similar assets and liabilities. The main assumptions used to value the borrower loans and Notes include default rates, discount rates applied to each credit tranche/grade, prepayment rates, and recovery rates based upon historical data for PMI Loans and PMI Notes originated in prior periods.

Overall, if the fair value of the borrower loans decrease or increase due to any changes in Prosper Funding’s assumptions, there will also be a corresponding decrease or increase in the fair value of the linked Notes. As a result, the effect on Prosper Funding’s earnings of adverse changes in key assumptions is mitigated. However, the impact of these changes in fair value could have a material adverse impact on lender members’ investments in the Notes.

As Prosper Funding receives scheduled payments of principal and interest on the borrower loans it will in turn make principal and interest payments on the Notes.  These principal payments will reduce the carrying value of the borrower loans and Notes.  If Prosper Funding does not receive payments on the borrower loans, it is not obligated to and will not make payments on the Notes.  The fair value of a Note is approximately equal to the fair value of the corresponding borrower loan, less a 1.0% per annum servicing fee charged to Note holders.  If the fair value of the borrower loan decreases due to Prosper Funding’s expectation regarding both the likelihood of default of the loan and the amount of loss in the event of default, there will also be a corresponding decrease in the fair value of the Note (an unrealized gain related to the Note and an unrealized loss related to the borrower loan).

Repurchase Obligation

Prosper Funding is obligated to cure the breach, indemnify lender members or repurchase certain Notes sold to lender members in the event of its violation of applicable federal, state, or local lending laws; verifiable identify theft; certain material breaches of representations and warranties; errors in assigning Prosper Ratings; or errors in the Quick Invest tool.  Prosper Funding will estimate a provision for the repurchase obligation when operations commence and the borrower loans are funded.  Repurchased Notes and borrower loans associated with violations of federal, state, or local lending laws, or verifiable identity thefts are written off at the time of repurchase.

Liquidity and Capital Resources

Prosper Funding will incur certain fees relating to registering or qualifying its offering and sale of Notes with federal and state securities regulators, as well as additional fees relating to obtaining any other licenses and permits that are necessary to the operation of its business.  In addition, upon commencement of the offering, Prosper Funding will incur certain ongoing expenses related to collateral requirements under its agreements with WebBank and Wells Fargo Bank.  Prior to the commencement of the offering, PMI will make one or more additional capital contributions to Prosper Funding in an aggregate amount that is sufficient to ensure that Prosper Funding is able to meet these expenses.  Prosper Funding expects the aggregate amount of these additional capital contributions to be between $3 million and $6 million.  Upon commencement of the offering, Prosper Funding will also incur certain recurring expenses relating to fees under the Administration Agreement with PMI, as well as its agreements with WebBank, Wells Fargo and FOLIOfn Investments, Inc.  Prosper Funding will also incur additional expense to the extent it is required to repurchase any Notes or indemnify Note holders in regard to any Notes.  It will pay these recurring expenses from license fees and servicing fees that it earns in connection with the license contained in the Administration Agreement and the servicing of borrower loans and Notes.  Prosper Funding expects that the combination of the initial capital contributions described above and ongoing fee revenue will be sufficient for it to meet ongoing cash requirements and sustain its operations.

Off-Balance Sheet Arrangements

As of September 30, 2012, Prosper Funding has not engaged in any off-balance sheet financing activities.

Tabular Disclosure of Contractual Obligations

As of September 30, 2012, Prosper Funding does not have any material amounts due under contractual obligation.

PROSPER MARKETPLACE, INC.

See “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations” beginning on page 73 of PMI’s Annual Report on Form 10-K/A for the fiscal year ended December 31, 2011, which is incorporated by reference into this prospectus.

See “Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations” beginning on page 24 of PMI’s Quarterly Report for the period ended September 30, 2012, which is incorporated by reference into this prospectus.

LEGAL MATTERS

The validity of the Securities offered in this offering will be passed upon for us by Sachin Adarkar, the General Counsel of PMI and the Secretary of Prosper Funding.

EXPERTS

The balance sheet of Prosper Funding as of March 1, 2012 included in this Registration Statement has been audited by OUM & Co. LLP, independent registered public accounting firm, as set forth in their report herein.  The balance sheet is included in reliance upon such report given on the authority of such firm as an expert in accounting and auditing.  The financial statements as of and for the period ended September 30, 2012 have been reviewed by OUM & Co. LLP.

The financial statements of PMI at December 31, 2011 and December 31, 2010, and for the years then ended, incorporated by reference in this prospectus and registration statement have been audited by OUM & Co. LLP, independent registered public accounting firm, as set forth in their report incorporated by reference elsewhere herein.  The financial statements referred to above are included in reliance upon such reports given on the authority of such firm as an expert in accounting and auditing.

Prosper Funding LLC

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Member of
Prosper Funding LLC

We have audited the accompanying balance sheet of Prosper Funding LLC as of March 1, 2012. This financial statement is the responsibility of the Company’s management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit of the balance sheet provides a reasonable basis for our opinion.

In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of Prosper Funding LLC at March 1, 2012, in conformity with accounting principles generally accepted in the United States of America.

The Company was incorporated in the state of Delaware on February 17, 2012 and has not commenced operations.

/s/ OUM & Co. LLP

San Francisco, California
March 5, 2012

Prosper Funding LLC
(A Development Stage Company)
Balance Sheets

	September 30, 2012 (Unaudited)	March 1, 2012 (Audited)
ASSETS
Cash and cash equivalents	$5,000	$100
Total assets	5,000	100

LIABILITIES AND STOCKHOLDERS' EQUITY
Total liabilities	-	-

Stockholders' Equity
Members Equity	172,785	100
Accumulated deficit	(167,785)	-
Total stockholders' equity	5,000	-

Total liabilities and stockholders' equity	$5,000	$100

The accompanying notes are an integral part of these financial statements.

Prosper Funding LLC
(A Development Stage Company)
Statement of Operations
(Unaudited)

Period From February 17, 2012 (Inception) to September 30, 2012
Operating expenses
Professional services	$89,720
Other	78,065
Total expenses	167,785

Net loss	$(167,785)

The accompanying notes are an integral part of these financial statements.

Prosper Funding LLC
(A Development Stage Company)
Statement of Cash Flows
(Unaudited)

Period From February 17, 2012 (Inception) to September 30, 2012
Cash flows from operating activities:
Net loss	$(167,785)
Net cash used in operating activities	(167,785)

Cash flows from financing activities:
Members' Equity capital infusion from Parent	172,785
Net cash provided by financing activities	172,785

Net increase in cash and cash equivalents	5,000
Cash and cash equivalents at beginning of the period	–
Cash and cash equivalents at end of the period	$5,000

The accompanying notes are an integral part of these consolidated financial statements.

Notes to Prosper Funding LLC Financial Statements

1.	Organization and Business

Prosper Funding LLC (“Prosper Funding”), a development stage company, was formed in the state of Delaware in February 2012 as a limited liability company with the sole equity member being Prosper Marketplace, Inc. (“PMI”).  To date, Prosper Funding has not commenced operations and is considered to be in the development stage.

Prosper Funding was formed by PMI to hold the borrower loans and issue the Notes.  Although Prosper Funding will be consolidated with PMI for accounting and tax purposes, Prosper Funding has been organized and will be operated in a manner that is intended to minimize the likelihood that it would be substantively consolidated with PMI in a bankruptcy proceeding.  Prosper Funding’s intention is to minimize the likelihood that its assets would be subject to claims by PMI’s creditors if PMI were to file for bankruptcy, as well as to minimize the likelihood that Prosper Funding will become subject to bankruptcy proceedings directly.  Prosper Funding seeks to achieve this by placing certain restrictions on its activities and implementing certain formal procedures designed to expressly reinforce its status as a distinct corporate entity from PMI.

Prosper Funding will operate a peer-to-peer online credit platform, which it refers to as the “platform,” that will enable Prosper Funding’s borrower members to borrow money and lender members to purchase Borrower Payment Dependent Notes (“Notes”), issued by Prosper Funding, the proceeds of which facilitate the funding of the loans (“Borrower Loans”) made to borrower members.  PMI developed the platform and owned the proprietary technology that makes operation of the platform possible.  PMI will transfer the platform to Prosper Funding, giving Prosper Funding the right to operate the peer-to-peer online credit platform to originate and service borrower loans and Notes.  Prosper Funding also expects to enter into an Administration Agreement, pursuant to which PMI has agreed to provide certain administrative services relating to the platform.

Prosper Funding has not commenced operations as of the date of this balance sheet.  Currently PMI operates the platform facilitating the origination of loans by WebBank through the platform and issues and sells notes corresponding to those loans which are held by PMI.  Upon commencement of Prosper Funding’s operations, PMI will facilitate the lending and borrowing activities of applicants and borrowers as agent of WebBank, and Prosper Funding will act as an agent to the lender members by maintaining the online marketplace to be transferred to Prosper Funding by PMI.

2.	Summary of Significant Accounting Policies

Basis of Presentation

The preparation of the balance sheet was in conformity with accounting principles generally accepted in the United States.  From inception to September 30, 2012, member’s equity was $172,785 from a capital infusion from the Parent.  The historical net loss through September 30, 2012 resulted in an accumulated deficit of $167,785.  A statement of stockholder’s equity has not been presented since this financial information is already included in the balance sheet.

Federal Income Taxes

As a limited liability company, Prosper Funding will be classified as a disregarded pass through entity for U.S. federal income tax purposes.  Accordingly, Prosper Funding will not incur federal or state tax liabilities; rather, interest, gains and losses are “passed through” to the consolidated United States and applicable state information tax returns of PMI.

Cash

Prosper Funding maintains cash deposits in a bank which may exceed the amount of deposit insurance available.  Management periodically assesses the financial condition of the bank and believes that any potential credit loss is minimal.

3.	Related Party

Prosper Funding is a wholly-owned subsidiary of PMI.  PMI developed the platform and owned the proprietary technology that makes operation of the platform possible.  As noted above, PMI will transfer ownership of the platform, including all of the rights related to the operation of the platform, to Prosper Funding.

Prosper Funding expects to enter into the Administration Agreement with PMI pursuant to which PMI has agreed to provide certain administrative services including: (i) managing the operation of the platform itself (credit policy revisions, systems maintenance, etc.); (ii) providing back-office services to Prosper Funding (maintaining  books and records, making periodic regulatory filings, performing limited cash management functions, etc.); and (iii) servicing the loans and notes originated through the platform.

4.	Commitments and Contingencies

In the normal course of business, Prosper Funding enters into contracts and agreements that contain a variety of representations and warranties which provide general indemnifications.  Prosper Funding’s maximum exposure under these arrangements is unknown, as this would involve future claims that may be made against Prosper Funding that have not yet occurred.  Prosper Funding expects the risk of any future obligation under these indemnifications to be remote.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM AND FINANCIAL STATEMENTS OF PMI

See the following information included in PMI’s Annual Report on Form 10-K/A for the fiscal year ended December 31, 2011, pages F-1 to F-29, which is incorporated by reference into this prospectus:

•	Report of Independent Registered Public Accounting Firm,
•	Balance Sheets as of December 31, 2011 and 2010, and the related Statements of Operations, Changes in Stockholders’ Equity and Cash Flows for the years then ended; and
•	Notes to the Financial Statements.

See the following financial information included in PMI’s Quarterly Report as of September 30, 2012 and for the nine month periods ended September 30, 2012 and 2011, respectively, pages 1-23, which are incorporated by reference into this prospectus:

•	Balance Sheets as of September 30, 2012 (unaudited) and December 31, 2011,
•	Statements of Operations for the three and nine month periods ended September 30, 2012 and 2011 (unaudited),
•	Statements of Changes in Stockholders’ Equity for the nine month periods ended September 30, 2012 and 2011 (unaudited),
•	Statement of Cash Flows for the nine month periods ended September 30, 2012 and 2011 (unaudited); and
•	Notes to financial statements (unaudited).

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution

The following table indicates the expenses to be incurred in connection with the offering described in this Registration Statement, all of which will be paid by PMI.  All amounts are estimated except the Securities and Exchange Commission registration fee.

Securities and Exchange Commission registration fee	$57,400
Accountants’ fees and expenses	25,000
Legal fees and expenses	900,000
Blue Sky fees and expenses	60,000
Miscellaneous	-
Total Expenses	$1,042,400

Item 14.	Indemnification of Directors and Officers

Prosper Funding LLC

The LLC Agreement provides that, to the fullest extent permitted by applicable law, Prosper Funding’s directors and officers will be indemnified by Prosper Funding against, any loss, damage or claim incurred by reason of any act or omission performed or omitted by such officer or director in good faith on Prosper Funding’s behalf and in a manner reasonably believed to be within the scope of the authority conferred on the officer or director by the LLC Agreement, except for any loss, damage or claim incurred by reason of the officer’s or director’s gross negligence or willful misconduct;   provided, however, that any such indemnity shall be provided out of and to the extent of Prosper Funding’s assets only.  In addition, the LLC Agreement provides that, to the fullest extent permitted by applicable law, Prosper Funding may advance any expenses incurred by an officer or director defending any claim, demand, action, suit or proceeding prior to its final disposition, upon Prosper Funding’s receipt of an undertaking by or on behalf of the officer or director to repay such amount if it is determined that the officer or director is not entitled to be indemnified under the LLC Agreement.  Prosper Funding will not pay any such indemnification from any borrower loan collections that are allocable to the payment of Notes.

Prosper Funding and PMI have entered into a Services and Indemnity Agreement with Global Securitization Services, LLC and Prosper Funding’s independent directors, Kevin Burns and Bernard Angelo (the “GSS representatives”).  Under this agreement, PMI has agreed to indemnify each of the GSS representatives against any loss, damage or claim incurred by him as a result of serving as an independent director for Prosper Funding or by reason of any act or omission performed or omitted by him as one of Prosper Funding’s independent directors, except for any loss, damage or claim incurred by reason of the GSS representative’s gross negligence or willful misconduct.  Prosper Funding will not pay any such indemnification from any borrower loan collections that are allocable to the payment of Notes.

Prosper Funding believes these provisions and agreements are necessary to attract and retain qualified persons as directors and officers.  To the extent these provisions permit Prosper Funding to indemnify its officers and directors for liabilities arising under the Securities Act of 1933, as amended, however, Prosper Funding has been informed by the SEC that such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Prosper Marketplace, Inc.

PMI’s amended and restated certificate of incorporation and bylaws limit the liability of its directors to the fullest extent permitted under Delaware law.  Delaware law provides that directors of a corporation will not be personally liable for monetary damages for breaches of their fiduciary duties as directors, except liability for:

•	any breach of the director’s duty of loyalty to PMI or PMI’s stockholders;

•	any act or omission not in good faith, believed to be contrary to the interests of PMI or its stockholders, involving reckless disregard for the director’s duty, for acts that involve an unexcused pattern of inattention that amounts to an abdication of duty, or that involves intentional misconduct or knowing or culpable violation of law;

•	any unlawful payments related to dividends, unlawful stock repurchases, redemptions, loans, guarantees or other distributions; or

•	any transaction from which the director derived an improper personal benefit.

These limitations do not affect the availability of equitable remedies, including injunctive relief or rescission. As permitted by Delaware law, PMI’s amended and restated certificate of incorporation and bylaws also provide that:

•	PMI will indemnify its directors and officers to the fullest extent permitted by law;

•	PMI may indemnify its other employees and other agents to the same extent that it indemnifies its officers and directors; and

•	PMI will advance expenses to its directors and officers in connection with a legal proceeding, and may advance expenses to any employee or agent; provided, however, that such advancement of expenses shall be made only upon receipt of an undertaking by the person to repay all amounts advanced if it should be ultimately determined that the person was not entitled to be indemnified.

The indemnification provisions contained in PMI’s amended and restated certificate of incorporation and bylaws are not exclusive.

In addition to the indemnification provided for in PMI’s amended and restated certificate of incorporation and bylaws, PMI has entered into indemnification agreements with each of its directors. The indemnification agreements require PMI, among other things, to indemnify such persons for all expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement (if such settlement is approved in advance by PMI) (collectively, “Expenses”) actually and reasonably incurred by such person in connection with the investigation, defense or appeal of any proceeding to which such person may be made a party by reason of:

•	such person’s service as a director or officer of PMI,

•	any action taken by such person while acting as director, officer, employee or agent of PMI, or

•	such person’s actions while serving at the request of PMI as a director, officer, employee, trustee, general partner, managing member, agent or fiduciary of PMI or any other entity in each case, whether or not serving in any such capacity at the time such Expense is or was incurred.

In addition, PMI is required to indemnify against any Expenses actually and reasonably incurred in connection with any action establishing or enforcing a right to indemnification or advancement of expenses under the agreement or under any directors’ and officers’ liability insurance policies maintained by PMI to the extent that such person is successful in such action.

Under the indemnification agreements, PMI is not obligated to provide indemnification on account of any proceeding unless such person acted in good faith and in a manner reasonably believed to be in the best interests of PMI, and with respect to criminal proceedings, such person had no reasonable cause to believe his conduct was unlawful. The termination of a proceeding by judgment, settlement, conviction or upon a plea of   nolo contendere   or its equivalent does not, by itself, create the presumption that such person did not satisfy the above standards

In addition, under the indemnification agreements, PMI is not obligated to provide indemnification:

•	for any proceedings or claims initiated or brought voluntarily by such person and not by way of defense, unless such indemnification is authorized by PMI, other than a proceeding to establish such person’s right to indemnification;

•	for any expenses incurred by such person with respect to any proceeding instituted by such person to enforce and interpret the terms of his indemnification agreement, unless such person is successful in such action;

•	for which payment has actually been made to or on behalf of such person under any statute, insurance policy, indemnity provision, vote or otherwise, except with respect to any excess beyond the amount paid;

•	for an accounting or disgorgement of profits pursuant to Section 16(b) of the Exchange Act, or similar provisions of federal, state or local statutory law or common law, if such person is held liable therefor (including pursuant to any settlement arrangements); and.

•	for any reimbursement of PMI by such person of any bonus or other incentive-based or equity-based compensation or of any profits realized by such person from the sale of securities of PMI, as required in each case under the Exchange Act (including any such reimbursements that arise from an accounting restatement of PMI pursuant to Section 304 of the Sarbanes-Oxley Act, or the payment to PMI of profits arising from the purchase and sale by such person of securities in violation of Section 306 of the Sarbanes-Oxley Act), if such person is held liable therefor (including pursuant to any settlement arrangements).

The indemnification agreements also provide that PMI agrees to indemnify such persons to the fullest extent permitted by law, even if such indemnification is not specifically authorized by the other provisions of the agreement or PMI’s amended and restated certificate of incorporation or bylaws. Moreover, the indemnification agreements provide that any future changes under Delaware law that expand the ability of a Delaware corporation to indemnify its officers and directors are automatically incorporated into the agreements and that, to the extent permitted by law, any future changes under Delaware law that would limit the ability of a Delaware corporation to indemnify its officers and directors shall have no effect on PMI’s indemnification obligations as set forth in such agreements.

PMI also maintains a general liability insurance policy that covers certain liabilities of directors and officers of PMI arising out of claims based on acts or omissions in their capacities as directors or officers.

PMI believes that these provisions and agreements are necessary to attract and retain qualified persons as directors and officers.

Item 15.	Recent Sales of Unregistered Securities

PROSPER FUNDING LLC

Issuances of Equity Interest

Set forth below is information regarding equity interests issued by Prosper Funding since its inception.  Also included is the consideration, if any, received by Prosper Funding for such securities and information relating to the section of the Securities Act, or rule of the SEC, under which exemption from registration was claimed.  No underwriters were involved in the sale of any of the securities set forth below.

On March 1, 2012, Prosper Funding issued and sold to PMI a 100% equity interest for consideration of $100.  These securities were sold in reliance on the exemption from the registration requirements of the Securities Act as set forth in Section 4(2) of the Securities Act relative to sales by an issuer not involving a public offering.

PROSPER MARKETPLACE, INC.

Issuances of Capital Stock, Warrants and Promissory Notes

Set forth below is information regarding shares of common and preferred stock issued, warrants exercisable for common and preferred stock issued, convertible notes issued and options granted by PMI since its inception. Also included is the consideration, if any, received by PMI for such securities and information relating to the section of the Securities Act, or rule of the Securities and Exchange Commission, under which exemption from registration was claimed. No underwriters were involved in the sale of any of the securities set forth below.

In November 2009, PMI issued and sold a promissory note and related warrants to purchase an aggregate of 164,178 shares of PMI’s Common Stock to an accredited investor, for an aggregate purchase price of $1,000,000. In connection with the consummation of PMI’s Series D financing, the note and all outstanding principal and accrued interest thereunder was converted into shares of PMI’s Series D preferred stock. See “Transactions with Related Parties—Prosper Marketplace, Inc.—Financing Arrangements with Significant Shareholders, Directors and Officers” located elsewhere in this prospectus for further details. These securities were sold in reliance on the exemption from the registration requirements of the Securities Act set forth in Section 4(2) under the Securities Act and Regulation D promulgated thereunder regarding sales by an issuer not involving any public offering.

In February 2010, PMI sold promissory notes and issued warrants to acquire 328,356 shares of its common stock to accredited investors, all of which were existing investors, for an aggregate purchase price of $2,000,000. In connection with the consummation of PMI’s Series D financing, these notes and all outstanding principal and accrued interest thereunder were converted into shares of PMI’s Series D preferred stock. See “Transactions with Related Parties—Prosper Marketplace, Inc.—Financing Arrangements with Significant Shareholders, Directors and Officers” located elsewhere in this prospectus for further details. These securities were sold in reliance on the exemption from the registration requirements of the Securities Act set forth in Section 4(2) under the Securities Act and Regulation D promulgated thereunder regarding sales by an issuer not involving any public offering.

In March 2010, PMI entered into a Note Option Agreement with an individual accredited investor, who was also an existing investor, pursuant to which the investor granted PMI an option to sell him an aggregate principal amount of up to $300,000 of convertible promissory notes. PMI exercised the option in full on March 22, 2010. PMI paid off the notes in full in a single payment on April 19, 2010. See “Transactions with Related Parties—Prosper Marketplace, Inc.—Financing Arrangements with Significant Shareholders, Directors and Officers” located elsewhere in this prospectus for further details. These securities were sold in reliance on the exemption from the registration requirements of the Securities Act set forth in Section 4(2) under the Securities Act and Regulation D promulgated thereunder regarding sales by an issuer not involving any public offering.

In April 2010, PMI sold promissory notes to accredited investors, all of which were existing investors, for an aggregate purchase price of $250,000. In connection with the consummation of PMI’s Series D financing, these notes and all outstanding principal and accrued interest thereunder were converted into shares of PMI’s Series D preferred stock. See “Transactions with Related Parties—Prosper Marketplace, Inc.—Financing Arrangements with Significant Shareholders, Directors and Officers” located elsewhere in this prospectus for further details. These securities were sold in reliance on the exemption from the registration requirements of the Securities Act set forth in Section 4(2) under the Securities Act and Regulation D promulgated thereunder regarding sales by an issuer not involving any public offering.

In April 2010, Prosper issued and sold 20,340,705 shares at $0.7385 per share of Series D convertible preferred stock (Series D Preferred Stock) in a private placement for $14,595,709, net of issuance costs of $125,903. In connection with that sale, we issued 4,978,854 Series D shares pursuant to the conversion of $3,676,884 in promissory notes payable, including $300,000 that represented consideration for a note holder’s agreement to convert its note prior to maturity. Also, in connection with the Series D transaction, we issued 3,110,188 shares of Series D-1 convertible preferred stock (Series D-1 Preferred Stock). We issued the Series D-1 Preferred Stock as additional consideration for certain holders of Series A, B or C Preferred Stock that participated in the Series D transaction at significant levels but did not receive any cash consideration for those shares.  As part of the Series D transaction, the aggregate liquidation preferences of the Series A, B and C Preferred Stock were reduced from $40 million to $20 million. The Series D-1 Preferred Stock established aggregate liquidation preferences of $3.1 million which offset, for the recipients of Series D-1 Preferred Stock, some of the reduction in liquidation preference they experienced with respect to their Series A, B and C Preferred Stock. The Series D-1 Preferred Stock was convertible into Common Stock at a ratio of 1,000,000:1.  Holders of Series D-1 Preferred Stock that held less than 1 million Series D-1 shares were entitled on conversion of those shares to receive a cash payment equal to a pro rata fraction of the par value of a single share of Common Stock.  The Series D-1 Preferred Stock had no voting rights and limited preference and conversion rights. As a result, we allocated the fair value of Series D-1 Preferred Stock at the par value of $.001 per share from the proceeds of Series D.

In June 2011, Prosper issued and sold 23,222,747 shares at $0.7385 per share of Series E convertible preferred stock (Series E Preferred Stock) in a private placement for $16,708,524, net of issuance costs of $441,476.  In connection with that sale, we issued and recorded 10,000,000 shares at the par value $0.001 per share of Series E-1 convertible preferred stock (Series E-1 Preferred Stock) to certain holders of Series A, Series B and Series C Preferred Stock who participated in the sale. The Series E-1 shares established certain liquidation rights, as described below, have no voting rights and are convertible into one share of common stock (Common Stock) for every one million shares of Series E-1. We allocated the fair value of the shares of Series E-1 Preferred Stock at the par value of $.001 per share from the proceeds of Series E. Upon issuance of our Series E and Series E-1 Preferred Stock, the Series D-1 Preferred Stock was converted into a single share of Common Stock.

In November 2011, PMI issued and sold to investors an aggregate of 8,996,739 shares of Series F convertible preferred stock in a private placement at a purchase price of $1.00 per share for$8,941,602 net of issuance costs of $58,735. Purchasers of the securities included certain investment funds that are affiliated with IDG Capital Partners and Accel Partners. James W. Breyer, who was a member of PMI's board of directors at the time, is a partner of Accel Partners. These securities were sold in reliance on the exemption from the registration requirements of the Securities Act set forth in Section 4(2) of the Securities Act and Regulation D promulgated thereunder regarding sales by an issuer not involving a public offering.

Stock Grants

During the years ended December 31, 2011, 2010 and 2009 and through September 30, 2012, PMI did not grant any fully vested common shares to employees.

During the year ended December 31, 2009 PMI granted 6,500 fully vested common shares to non-employees. Of the 6,500 shares granted in 2009, 2,000 shares were granted at $0.56 per share, and the remaining 4,500 shares were granted at $1.94 per share. During the years ended December 31, 2011 and 2010 and through June 30, 2012, PMI did not grant any fully vested common shares to non-employees.

In 2006, PMI also issued 26,483 shares of common stock granted at $0.50 per share as partial payment to acquire the Prosper.com domain name.

These securities were sold or granted in reliance on the exemption from the registration requirements of the Securities Act set forth in Section 4(2) of the Securities Act regarding sales by an issuer not involving a public offering.

Warrants

Excluding the warrants noted above granted in connection with PMI’s funding rounds in November 2009 and February 2010, PMI granted warrants to acquire 237,506 shares of its common stock at an exercise price of $0.20 per share, and granted warrants to acquire 703,714 shares of its common stock at an exercise price of $0.12 per share, during the year ended December 31, 2011. From January 1, 2012 through September 30, 2012, PMI granted warrants to acquire 1,266,281 shares of its common stock at an exercise price of $0.17. These securities were sold in reliance on the exemption from the registration requirements of the Securities Act as set forth in Section 4(2) of the Securities Act and Regulation D promulgated thereunder relative to sales by an issuer not involving a public offering.

Item 16.	Exhibits and Financial Statements Schedules

(a)
Exhibits

See the Index to Exhibits attached to this registration statement, which is incorporated by reference herein.

(b)
Financial Statement Schedules

Schedules not listed above have been omitted because the information required to be set forth therein is not applicable or is shown in the financial statements or the notes thereto.

Item 17.	Undertakings

The undersigned registrants hereby undertake:

1.  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.  To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii.  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

2.  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.  That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, if the Registrants are subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

5.  That, for the purpose of determining liability of the Registrants under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned Registrants undertake that in a primary offering of securities of the undersigned Registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.  Any preliminary prospectus or prospectus of the undersigned Registrants relating to the offering required to be filed pursuant to Rule 424;

ii.  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrants or used or referred to by the undersigned Registrants;

iii.  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrants or their securities provided by or on behalf of the undersigned Registrants; and

iv.  Any other communication that is an offer in the offering made by the undersigned Registrants to the purchaser.

6.  Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the Registrants pursuant to the foregoing provisions, or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, Prosper Funding LLC has duly caused this Post-Effective Amendment No.1 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in San Francisco, California, on the 28th day of January, 2013.

PROSPER FUNDING LLC.

By:	/s/ Joseph L. Toms
Joseph L. Toms
President (principal executive officer)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below, constitutes and appoints Kirk T. Inglis and Sachin D. Adarkar and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for her and in her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and any subsequent registration statements pursuant to Rule 462 of the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as she might or could do in person, hereby ratifying and confirming all that each of said attorney-in-fact or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

Name	Title	Date

/s/ Daniel P. Sanford	Treasurer (principal financial and accounting officer)	January 28, 2013
Daniel P. Sanford

*	Vice President; Director	January 28, 2013
Kirk T. Inglis

/s/ Sachin D. Adarkar	Secretary; Director	January 28, 2013
Sachin D. Adarkar

*	Director	January 28, 2013
Bernard J. Angelo

*	Director	January 28, 2013
Kevin P. Burns

* By: Sachin D. Adarkar
Sachin D. Adarkar
Attorney-in-Fact

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SIGNATURES

Pursuant to the requirements of the Securities Act, Prosper Marketplace, Inc. has duly caused this Post-Effective Amendment No.1 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in San Francisco, California, on the 28th day of January, 2013.

PROSPER MARKETPLACE, INC.

By:	/s/ Stephan Vermut
Stephan Vermut
Chief Executive Officer
Director

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below, constitutes and appoints Kirk T. Inglis and Sachin D. Adarkar and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for her and in her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and any subsequent registration statements pursuant to Rule 462 of the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as she might or could do in person, hereby ratifying and confirming all that each of said attorney-in-fact or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

Name	Title	Date

/s/ Daniel P. Sanford	Senior Vice President, Finance (principal financial	January 28, 2013
Daniel P. Sanford	and accounting officer)

/s/ Pat Grady	Director	January 28, 2013
Pat Grady

S-2

EXHIBIT INDEX

Exhibit Number	Description

2.1
Asset Transfer Agreement, dated January 22, 2013, between Prosper Marketplace, Inc. and Prosper Funding LLC (incorporated by reference to Exhibit 2.1 of PMI and Prosper Funding’s Current Report on Form 8-K, filed on January 28, 2013)

3.1
Amended and Restated Limited Liability Company Agreement of Prosper Funding LLC, dated January 10, 2013 (incorporated by reference to Exhibit 3.1 of PMI and Prosper Funding’s Current Report on Form 8-K, filed on January 28, 2013)

3.2	Amended and Restated Certificate of Incorporation of Prosper Marketplace, Inc. (incorporated by reference to Exhibit 3.1 of PMI’s Annual Report on Form 10-K, filed March 30, 2012)

3.3	Prosper Funding LLC Certificate of Formation (3)

3.4	Bylaws of PMI, dated March 22, 2005 (incorporated by reference to Exhibit 3.2 of PMI’s Registration Statement on Form S-1, filed October 30, 2007)

4.1	Form of Prosper Funding Borrower Payment Dependent Note (included as Exhibit A in Exhibit 4.3)

4.2	Form of PMI Borrower Payment Dependent Note (included as Exhibit A in Exhibit 4.4)

4.3
Supplemental Indenture, dated January 22, 2013, between Prosper Marketplace, Inc., Prosper Funding LLC and Wells Fargo Bank, National Association (incorporated by reference to Exhibit 4.1 of PMI and Prosper Funding’s Current Report on Form 8-K, filed on January 28, 2013)

4.4
Indenture, dated June 15, 2009, between Prosper Marketplace, Inc. and Wells Fargo Bank, National Association (incorporated by reference to Exhibit 4.2 of PMI’s Registration Statement on Form S-1/A, filed June 26, 2009)

4.5
Amended and Restated Indenture, dated January 22, 2013, between Prosper Funding LLC and Wells Fargo Bank, National Association (incorporated by reference to Exhibit 4.2 of PMI and Prosper Funding’s Current Report on Form 8-K filed on January 28, 2013)

5.1	Opinion of Sachin Adarkar, General Counsel of Prosper Marketplace, Inc., dated December 20, 2012 (3)

8.1	Opinion of Covington & Burling LLP dated November 26, 2012 (3)

10.1	Form of Prosper Funding Borrower Registration Agreement (3)

10.2	Form of Lender Registration Agreement (3)

10.3	Form of PMI Borrower Registration Agreement (incorporated by reference to Exhibit 10.1 of PMI’s Registration Statement on Form S-1 filed on November 19, 2012, SEC file number 333-182599)

10.4
Form of PMI Lender Registration Agreement (Note Commitment, Purchase and Sale Agreement) (incorporated by reference to Exhibit 10.2 of PMI’s Registration Statement on Form S-1 filed on November 19, 2012, SEC file number 333-182599)

10.5	Amended and Restated Processing Agreement, dated November 21, 2012, between CSC Logic and Prosper Marketplace, Inc. (2) (3)

10.6	Back-up Processing Agreement, dated November 21, 2012, between CSC Logic, Inc. and Prosper Funding LLC (2) (3)

10.7
Administration Agreement between Prosper Funding LLC and Prosper Marketplace, Inc. (incorporated by reference to Exhibit 10.1 of PMI and Prosper Funding’s Current Report on Form 8-K, filed on January 28, 2013)

E-1

10.8	Form of Services and Indemnity Agreement, dated March 1, 2012, between Global Securitization Services, LLC, Kevin Burns, Bernard Angelo, Prosper Marketplace, Inc. (3)

10.9
Second Amended and Restated Loan Sale Agreement, dated January 25, 2013, between WebBank, Prosper Marketplace, Inc. and Prosper Funding LLC (incorporated by reference to Exhibit 10.5 of PMI’s Current Report on Form 8-K, filed on January 28, 2013)(2)

10.10
Second Amended and Restated Loan Account Program Agreement, dated January 25, 2013, between WebBank and Prosper Marketplace, Inc. (incorporated by reference to Exhibit 10.6 of PMI’s Current Report on Form 8-K, filed on January 28, 2013)(2)

10.11
Stand By Loan Purchase Agreement, dated January 25, 2013, between WebBank and Prosper Marketplace, Inc. (incorporated by reference to Exhibit 10.7 of PMI’s Current Report on Form 8-K, filed on January 28, 2013)(2)

10.12
Amended and Restated Loan Sale Agreement, dated September 14, 2010, between WebBank and Prosper Marketplace, Inc. (incorporated by reference to Exhibit 10.4 of PMI’s Quarterly Report on Form 10-Q, filed November 12, 2010)

10.13
Amended and Restated Loan Account Program Agreement, dated September 14, 2010, between WebBank and Prosper Marketplace, Inc. (incorporated by reference to Exhibit 10.3 of PMI’s Quarterly Report on Form 10-Q, filed November 12, 2010)

10.14
Amended and Restated Hosting Services Agreement, between FOLIOfn Investments, Inc., Prosper Marketplace, Inc. and Prosper Funding LLC (incorporated by reference to Exhibit 10.3 of PMI and Prosper Funding’s Current Report on Form 8-K, filed on January 28, 2013)

10.15
Amended and Restated Services Agreement, between FOLIOfn Investments, Inc., Prosper Marketplace, Inc. and Prosper Funding LLC (incorporated by reference to Exhibit 10.2 of PMI and Prosper Funding’s Current Report on Form 8-K, filed on January 28, 2013)

10.16
Amended and Restated License Agreement, between FOLIOfn Investments, Inc., Prosper Marketplace, Inc. and Prosper Funding LLC (incorporated by reference to Exhibit 10.4 of PMI and Prosper Funding’s Current Report on Form 8-K, filed on January 28, 2013)

10.17
Hosting Services Agreement, dated March 3, 2009, between FOLIOfn Investments, Inc. and Prosper Marketplace, Inc. (incorporated by reference to Exhibit 10.5 of PMI’s Registration Statement on Form S-1/A, filed April 14, 2009)

10.18
Prosper-Folio Services Agreement, dated March 3, 2009, between FOLIOfn Investments, Inc. and Prosper Marketplace, Inc. (incorporated by reference to Exhibit 10.6 of PMI’s Registration Statement on Form S-1/A, filed April 14, 2009)

10.19
Prosper-Folio Software License Agreement, dated March 3, 2009, between FOLIOfn Investments, Inc. and Prosper Marketplace, Inc. (incorporated by reference to Exhibit 10.7 of PMI’s Registration Statement on Form S-1/A, filed April 14, 2009)

10.20
Indemnification Agreement, dated November 2, 2011, between Prosper Marketplace, Inc. and Jeffrey Jacobs  (incorporated by reference to Exhibit 10.9 of PMI’s Registration Statement on Form S-1 filed on November 19, 2012, SEC file number 333-182599)

10.21	Schedule of Prosper Marketplace, Inc. Officer and Director Indemnification Agreements (included as Exhibit A in Exhibit 10.20)

10.22	Form of PMI interim Borrower Registration Agreement (incorporated by reference to Exhibit 10.12 to Post-Effective Amendment No. 1 to PMI’s Registration Statement on Form S-1 filed on January 7, 2013)

10.23	Form of PMI interim Lender Registration Agreement (incorporated by reference to Exhibit 10.13 to Post-Effective Amendment No. 1 to PMI’s Registration Statement on Form S-1 filed on January 7, 2013)

23.1	Consent of OUM & Co. LLP, an independent registered public accounting firm

23.2	Consent of Sachin Adarkar, General Counsel at Prosper Marketplace, Inc., dated December 20, 2012 (included in Exhibit 5.1)

23.3	Consent of Covington & Burling LLP (included in Exhibit 8.1)

24.1	Power of Attorney (see page S-1 of this prospectus)

25.1	Form T-1 Statement of Eligibility under Trust Indenture Act of 1939 of Trustee under the Indenture (3)

(2)	Certain portions of this exhibit have been omitted and filed separately with the Commission pursuant to a request for confidential treatment under Rule 406 of the Securities Act.
(3)	Previously filed.

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